Exhibit 4.7

EXECUTION COPY

INDENTURE

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST,

as Issuer

and

WELLS FARGO BANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

NATIONSTAR MORTGAGE LLC,

as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates)

and

ADVANCE PURCHASER LLC,

as Administrator and as Servicer (on and after the respective MSR Transfer Dates)

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as Administrative Agent

BARCLAYS BANK PLC,

as Administrative Agent

MORGAN STANLEY BANK, N.A.,

as Administrative Agent

NATIXIS, NEW YORK BRANCH,

as Administrative Agent

Dated as of March 18, 2014

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

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Section 4.6.	Series Reserve Account	98
Section 4.7.	Collection and Funding Account, Interest Accumulation Account, Fee Accumulation Account, Target Amortization Principal Accumulation Account and Sinking Fund Accounts	100
Section 4.8.	Note Payment Account	101
Section 4.9.	Securities Accounts	102
Section 4.10.	Notice of Adverse Claims	104
Section 4.11.	No Gross Up	104
Section 4.12.	Facility Early Amortization Events; Target Amortization Events	105

Article V	Note Forms	105

Section 5.1.	Forms Generally	105
Section 5.2.	Forms of Notes	106
Section 5.3.	Form of Indenture Trustee’s Certificate of Authentication	107
Section 5.4.	Book-Entry Notes	107
Section 5.5.	Beneficial Ownership of Global Notes	109
Section 5.6.	Notices to Depository	110

Article VI	The Notes	110

Section 6.1.	General Provisions; Notes Issuable in Series; Terms of a Series or Class Specified in an Indenture Supplement	110
Section 6.2.	Denominations	112
Section 6.3.	Execution, Authentication and Delivery and Dating	112
Section 6.4.	Temporary Notes	113
Section 6.5.	Registration, Transfer and Exchange	114
Section 6.6.	Mutilated, Destroyed, Lost and Stolen Notes	122
Section 6.7.	Payment of Interest; Interest Rights Preserved; Withholding Taxes	122
Section 6.8.	Persons Deemed Owners	123
Section 6.9.	Cancellation	123
Section 6.10.	New Issuances of Notes	124

Article VII	Satisfaction and Discharge; Cancellation of Notes Held by the Issuer or Depositor or the Receivables Seller	127

Section 7.1.	Satisfaction and Discharge of Indenture	127
Section 7.2.	Application of Trust Money	127
Section 7.3.	Cancellation of Notes Held by the Issuer, the Depositor or the Receivables Seller	128

Article VIII	Events of Default and Remedies	128

Section 8.1.	Events of Default	128
Section 8.2.	Acceleration of Maturity; Rescission and Annulment	130
Section 8.3.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee	131
Section 8.4.	Indenture Trustee May File Proofs of Claim	131

SCHEDULES AND EXHIBITS

Schedule 1	Designated Servicing Agreement Schedule

Schedule 2	Designated Servicing Agreements that may be subserviced by subservicers on behalf of Nationstar in accordance with clause (ix) of the definition of “Facility Eligible Receivable”

Schedule 3	Designated Servicing Agreements under which the Servicer (or servicers) is required to consent to or initiate termination

Schedule 4	Designated Servicing Agreements under which (i) certain Receivables are not required to be reimbursed or paid upon the exercise of any termination and (ii) the consent of the Servicer or servicers is not required to consent to or initiate termination

Schedule 5	Wire Instructions

Schedule 6	Ineligible Designated Servicing Agreements

Exhibit A-1	Form of Global Rule 144A Note

Exhibit A-2	Form of Definitive Rule 144A Note

Exhibit A-3	Form of Global Regulation S Note

Exhibit A-4	Form of Definitive Regulation S Note

Exhibit B-1	Form of Transferee Certificate for Transfers of Notes pursuant to Rule 144A

Exhibit B-2	Form of Transferee Certificate for Transfer of Notes pursuant to Regulation S

Exhibit C	Form of Notice to MBS Trustee/Notice of Assignment of Receivables

Exhibit D	Agreed Upon Procedures

Exhibit E	Form of Additional Transferee Certification required under Section 6.5(m) of the Indenture

Exhibit F	Form of Additional Transferee Certification required under Section 6.5(n) of the Indenture

Exhibit G-1	Authorized Representatives of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

Exhibit G-2	Authorized Representatives of Nationstar

Exhibit G-3(A) – (D) Authorized Representatives of the Administrative Agent

Exhibit G-4	Authorized Representatives of the Issuer

Exhibit G-5	Authorized Representatives of Advance Purchaser

Exhibit H	Disclaimer of Excess Spread Purchasers

Exhibit I	Notice of Transfer of Mortgage Servicing Rights

v

EXECUTION COPY

This INDENTURE (as amended, supplemented, restated, or otherwise modified from time to time, the “Indenture”), is made and entered into as of March 18, 2014 (the “Closing Date”), by and among NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A., a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), and as Calculation Agent, Paying Agent and Securities Intermediary (in each case, as defined below), ADVANCE PURCHASER LLC, a limited liability company under the laws of the State of Delaware (“Advance Purchaser”), as Administrator (as defined below) on behalf of the Issuer, as owner of the rights to the servicing rights associated with the servicing under the Designated Servicing Agreements (as defined below), and from and after the respective MSR Transfer Dates (as defined below), as Servicer (as defined below) under the Designated Servicing Agreements, NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as a Subservicer from and after the respective MSR Transfer Dates, and as Servicer prior to the respective MSR Transfer Dates, and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as an Administrative Agent (as defined below, BARCLAYS BANK PLC (“Barclays”), as an Administrative Agent, MORGAN STANLEY BANK, N.A. (“Morgan Stanley”), as an Administrative Agent, and NATIXIS, NEW YORK BRANCH (“Natixis”), as an Administrative Agent.

RECITALS OF THE ISSUER

Nationstar has sold (and will sell from time to time) certain rights to the servicing rights and fees under the Designated Servicing Agreements to Advance Purchaser pursuant to the Master Servicing Rights Purchase Agreement dated as of December 17, 2013 and any applicable related Sale Supplement entered into from time to time, in each case, by and between Nationstar and Advance Purchaser (in each case, as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”). When all required consents and ratings agency letters required for a formal change of the named servicer under a Designated Servicing Agreement from Nationstar to Advance Purchaser shall have been obtained, Nationstar shall transfer to Advance Purchaser certain servicing rights and obligations under such Designated Servicing Agreement (the related “MSR Transfer Date”) pursuant to the Purchase Agreement. Until the MSR Transfer Date with respect to any Designated Servicing Agreement, Nationstar (i) shall continue to be the “Servicer” and to make all required Advances under such Designated Servicing Agreement, and (ii) shall sell the related Nationstar Initial Advance Receivables and Nationstar Additional Advance Receivables to Advance Purchaser for cash purchase prices equal to 100% of their respective Receivable Balances, immediately upon their creation, pursuant to the Receivables Sale Agreement. Following the MSR Transfer Date for any Designated Servicing Agreement, Advance Purchaser shall be the “Servicer” under such Designated Servicing Agreement, and Advance Purchaser shall thereafter make all required Advances under such Designated Servicing Agreement.

All defined terms used herein but not otherwise defined shall have the meaning assigned to such term in the Transaction Documents.

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Variable Funding and Term Notes to be issued in one or more Series and/or Classes.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee for the benefit and security of (a) the Noteholders, (b) each Derivative Counterparty, if any, and/or each Supplemental Credit Enhancement Provider, if any, and/or each Liquidity Provider, if any, that is a party to any Derivative Agreement, Supplemental Credit Enhancement Agreement or Liquidity Facility, as applicable, entered into in connection with the issuance of a Series of Notes, and (c) the Indenture Trustee, in its individual capacity (clauses (a), (b) and (c), each, a “Secured Party” and collectively, the “Secured Parties”), a security interest in all its right, title and interest in and to the following, whether now owned or hereafter acquired and wheresoever located (collectively, the “Collateral”), and all monies, “securities,” “instruments,” “accounts,” “general intangibles,” “payment intangibles,” “goods,” “letter of credit rights,” “chattel paper,” “financial assets,” “investment property” (the terms in quotations are defined in the UCC) and other property consisting of, arising from or relating to any of the following:

(i) all right, title and interest of the Issuer (A) existing as of the Cut-off Date in, to and under the Initial Receivables, and (B) in, to and under any and all Additional Receivables created after the Cut-off Date, and (C) in the case of both Initial Receivables and Additional Receivables, all monies due or to become due thereon, and all amounts received or receivable with respect thereto, and all proceeds thereof (including “proceeds” as defined in the UCC in effect in all relevant jurisdictions (including, without limitation, any proceeds of any Sales)), together with all rights of the Issuer, as the assignee of the Receivables Seller, to enforce such Receivables (and including any Indemnity Payments made with respect to the Receivables for which a payment is made by the Issuer, the Depositor or the Receivables Seller as described in Section 2.3);

(ii) all rights of the Issuer as Purchaser under the Receivables Pooling Agreement, including, without limitation, the Issuer’s rights as assignee of the Depositor’s rights under the Receivables Sale Agreement and of the Receivables Seller’s rights under the Receivables Sale Agreement, including, without limitation, the right to enforce the obligations of the Receivables Seller and the Servicer under the Receivables Sale Agreement with respect to the Receivables and the obligations of Nationstar under the Receivables Sale Agreement and any rights of Advance Purchaser against Nationstar with respect to any Nationstar Advance Receivables sold by Nationstar to Advance Purchaser and Advance Purchaser’s rights under the Purchase Agreement with respect to the Deferred Servicing Fee Receivables, including, without limitation, the right to enforce the obligations of Nationstar under the Purchase Agreement with respect to remitting collections of Deferred Servicing Fees;

(iii) all rights of the Issuer as Purchaser under each Assignment and Recognition Agreement, including, without limitation, the Issuer’s rights to enforce the obligations of Nationstar and Advance Purchaser under each Assignment and Recognition Agreement with respect to the Receivables;

(iv) the Trust Accounts and the Initial Collection Account, and all amounts and property on deposit or credited to the Trust Accounts and the Initial Collection Account (excluding investment earnings thereon) from time to time (whether or not constituting or derived from payments, collections or recoveries received, made or realized in respect of the Receivables);

(v) all rights of the Issuer under any Derivative Agreement or Supplemental Credit Enhancement Agreement;

(vi) all right, title and interest of the Issuer as assignee of the Depositor, the Receivables Seller and the Servicer to rights to payment on the Receivables under each related Designated Servicing Agreement on the related Sale Dates of the Receivables, and under all related documents, instruments and agreements pursuant to which the Receivables Seller acquired, or acquired an interest in, any of the Receivables;

(vii) all other monies, securities, reserves and other property now or at any time in the possession of the Indenture Trustee or its bailee, agent or custodian and relating to any of the foregoing; and

(viii) all present and future claims, demands, causes and choses in action in respect of any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The Security Interest in the Trust Estate is Granted to secure the Notes issued pursuant to this Indenture (and the obligations under this Indenture, any Indenture Supplement and any applicable Derivative Agreement, Supplemental Credit Enhancement Agreement and/or Liquidity Facility) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in any Indenture Supplement, and to secure (1) the payment of all amounts due on such Notes and the obligations under any applicable Derivative Agreement, Supplemental Credit Enhancement Agreement and/or Liquidity Facility in accordance with their terms, (2) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement and (3) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement. This Indenture, as it may be supplemented, including by each Indenture Supplement, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the Grant of such Security Interest, and agrees to perform the duties herein in accordance with the terms hereof. The Indenture Trustee also acknowledges that the Grant of any Security Interest in a Derivative Agreement or Derivative Collateral Account is solely for the purpose of securing the related Series of Notes (and the related obligations under this Indenture, any related Indenture Supplement, such Derivative Agreement and any related Supplemental Credit Enhancement Agreement). Although such Derivative Agreement, the Derivative Collateral Account and the amounts and property on deposit or credited to the Derivative Collateral Account may, in the exercise of remedies under this Indenture and any related Indenture Supplement, be disposed of as provided in this Indenture, any related Indenture Supplement and such Derivative Agreement, the exercise of remedies under such Derivative Agreement against any such amounts and property in the Derivative Collateral Account shall be strictly in accordance with the terms set forth in such Derivative Agreement.

The Issuer hereby authorizes the Administrator, on behalf of the Issuer and the Indenture Trustee, and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interest Granted above. In addition, the Issuer hereby consents to the filing of a financing statement describing the Collateral covered thereby as “all assets of the Debtor, now owned or hereafter acquired,” or such similar language as the Administrator, on behalf of the Indenture Trustee, and its assignees, successors and designees may deem appropriate.

The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, effective upon the occurrence and continuation of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer, for the purpose of carrying out the terms of this Indenture and each Indenture Supplement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, each Indenture Supplement, the Receivables Sale Agreement, the Receivables Pooling Agreement and each Assignment and Recognition Agreement, and, without limiting the generality of the foregoing, the Issuer hereby gives the Indenture Trustee the power and right (1) to take possession of and endorse and collect any wired funds, checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable Granted by the Issuer to the Indenture Trustee from the related Mortgage Pool, the Obligors on underlying Mortgage Loans, the Receivables Seller or the Servicer, as the case may be, (2) to file any claim or proceeding in any court of law or equity or take any other action otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due from the related Mortgage Pool, the Obligors on underlying Mortgage Loans, the Receivables Seller or the Servicer or the related Subservicer under such Receivable whenever payable and to enforce any other right in respect of any Receivable Granted by the Issuer or related to the Trust Estate, (3) to direct the related MBS Trustee or the Servicer or Subservicer to make payment of any and all moneys due or to become due under the Receivable Granted by the Issuer directly to the Indenture Trustee or as the Indenture Trustee shall direct, (4) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due from the related Mortgage Pool or the Servicer or Subservicer at any time in respect of or arising out of any Receivable Granted by the Issuer, (5) to sign and endorse any assignments, notices and other documents in connection with the Receivables Granted by the Issuer or the Trust Estate, and (6) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Receivables Granted by the Issuer and the Trust Estate as fully and completely as though the Indenture Trustee were the absolute owner thereof for all purposes, and do, at the Indenture Trustee’s option and at the expense of the Issuer, at any time, or from time to time, all acts and things which the Indenture Trustee deems necessary to protect, preserve or realize upon the Receivable Granted by the Issuer or the Trust Estate and the Indenture Trustee’s and the Issuer’s

respective security interests and ownership interests therein and to effect the intent of this Indenture, all as fully and effectively as the Issuer might do. Nothing contained herein shall in any way be deemed to be a grant of power or authority to the Indenture Trustee or any officer or agent thereof to take any of the actions described in this paragraph with respect to any underlying Obligor under any Mortgage Loan, for which an Advance was made or Deferred Servicing Fee was accrued.

The parties hereto intend that the Security Interest Granted under this Indenture shall give the Indenture Trustee on behalf of the Secured Parties a first priority perfected security interest in, to and under the Collateral, and all other property described in this Indenture as a part of the Trust Estate and all proceeds of any of the foregoing in order to secure the obligations of the Issuer to the Indenture Trustee, the Noteholders under the Notes, and to any Derivative Agreement, Supplement Credit Enhancement Provider and/or any Liquidity Provider under this Indenture, the related Indenture Supplement and all of the other Transaction Documents. The Indenture Trustee on behalf of the Secured Parties shall have all the rights, powers and privileges of a secured party under the UCC. The Issuer agrees to execute and file all filings (including filings under the UCC) and take all other actions reasonably necessary in any jurisdiction to provide third parties with notice of the Security Interest Granted pursuant to this Indenture and to perfect such Security Interest under the UCC.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Noteholders thereof, it is mutually covenanted and agreed as set forth in this Indenture, for the equal and proportionate benefit of all Noteholders of the Notes or of a Series or Class thereof, as the case may be.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments in respect of any Derivative Agreements, Supplemental Credit Enhancement Agreements or Liquidity Facilities is limited in recourse as set forth in Section 8.10.

Article I

Definitions and Other Provisions of General Application

Section 1.1. Definitions.

Act: When used with respect to any Noteholder, is defined in Section 1.5.

Accumulation Account: Any of the Fee Accumulation Account, Interest Accumulation Account or Target Amortization Principal Accumulation Account, as applicable.

Accumulation Amount: Any of the Fee Accumulation Amount, Interest Accumulation Amount or Target Amortization Principal Accumulation Amount, as applicable.

Action: When used with respect to any Noteholder, is defined in Section 1.5.

Additional Receivables: All Receivables created or acquired on or after the Cut-off Date which are (i) the Nationstar Additional Advance Receivables sold by Nationstar to Advance Purchaser under the Receivables Sale Agreement, any other Advance Receivables, and the Deferred Servicing Fee Receivables that (x) arise when servicing fees that were sold by Nationstar to Advance Purchaser under the Purchase Agreement and become Deferred Servicing Fee Receivables free and clear of Adverse Claims (other than any Permitted Liens) or (y) are otherwise sold to Advance Purchaser under the Purchase Agreement free and clear of any Adverse Claims (other than any Permitted Liens) which are sold and/or contributed by (A) Advance Purchaser to the Depositor pursuant to the Receivables Sale Agreement, as described in Section 2(a) of the Receivables Sale Agreement and (B) the Depositor to the Issuer pursuant to the Receivables Pooling Agreement or (ii) sold to the Issuer pursuant to an Assignment and Recognition Agreement or a Closing Agreement. Any Receivables (x) created at any time with respect to a Mortgage Pool or a Mortgage Loan with respect to which Nationstar no longer acts at such time as Servicer prior to the related MSR Transfer Date, or as to which Advance Purchaser no longer acts as Servicer from and after the related MSR Transfer Date or (y) sold and/or contributed to the Depositor or the Issuer on or after a Stop Date pursuant to Section 2(d) of the Receivables Sale Agreement or Section 2(d) the Receivables Pooling Agreement shall not constitute Additional Receivables.

Administration Agreement: The Administration Agreement, dated as of the Closing Date, by and between the Issuer and the Administrator, as amended, supplemented, restated, or otherwise modified from time to time.

Administrative Agent: (a) initially, each of Credit Suisse, Barclays, Morgan Stanley and Natixis or any Affiliate of the foregoing or any successor thereto in respect of the Series of Notes for which it is designated as an Administrative Agent therefor in the related Indenture Supplement, and (b) in respect of any Series, the Person(s) specified in the related Indenture Supplement. Unless the context indicates otherwise in any Indenture Supplement for such Indenture Supplement, each reference to the “Administrative Agent” herein or in any other Transaction Document shall be deemed to constitute a collective reference to each Person that is an Administrative Agent. If (x) any Person that is an Administrative Agent resigns as an Administrative Agent in respect of all Series for which it was designated as the Administrative Agent or (y) all of the Notes in respect of each Series for which any Person was designated as the Administrative Agent are repaid or redeemed in full, such Person shall cease to be an “Administrative Agent” for purposes hereof and each other Transaction Document.

Administrative Expenses: Any amounts due from or accrued for the account of the Issuer with respect to any period for any administrative expenses incurred by the Issuer, including without limitation (i) to any accountants, agents, counsel and other advisors of the Issuer (other than the Owner Trustee) for fees and expenses; (ii) to the rating agencies for fees and expenses in connection with any rating of the Notes; (iii) to any other person in respect of any governmental fee, charge or tax; (iv) to any other Person (other than the Owner Trustee) in respect of any other fees or expenses permitted under this Indenture (including indemnities) and the documents delivered pursuant to or in connection with this Indenture and the Notes; (v) any and all fees and expenses of the Issuer incurred in connection with its entry into and the performance of its obligations under any of the agreements contemplated by this Indenture; (vi) the orderly winding up of the Issuer following the cessation of the transactions contemplated by this Indenture; and (vii) any and all other fees and expenses properly incurred by the Issuer in connection with the transactions contemplated by this Indenture, but not in duplication of any amounts specifically provided for in respect of the Indenture Trustee, the Owner Trustee, the Administrator or any VFN Noteholder.

Administrator: Advance Purchaser in its capacity as the Administrator on behalf of the Issuer and any successor to Advance Purchaser in such capacity.

Advance: Any P&I Advance, Escrow Advance or Corporate Advance.

Advance Collection Period: (i) For the first Interim Payment Date or Payment Date, the period beginning on the Cut-off Date and ending at the end of the day before the Determination Date for such Interim Payment Date or Payment Date, and (ii) for each other Interim Payment Date and Payment Date, the period beginning at the opening of business on the most recent preceding Determination Date and ending as of the close of business on the day before the Determination Date for such Interim Payment Date or Payment Date.

Advance Purchaser: Has the meaning set forth in the Preamble.

Advance Rate: With respect to any Series of Notes, and for any Class within such Series, if applicable, and with respect to any Receivables related to any particular Advance Type (and attributable to any particular Designated Servicing Agreement, if so specified in the related Indenture Supplement), the percentage specified for such Advance Type (and attributable to such Designated Servicing Agreement, if applicable) as its “Advance Rate” in the Indenture Supplement for such Series, as reduced by any applicable Advance Rate Reduction Factor.

Advance Rate Reduction Factor: For any Series or Class of Notes, as defined in the related Indenture Supplement, if applicable.

Advance Receivable: Any of a Corporate Advance Receivable, Escrow Advance Receivable or P&I Advance Receivable.

Advance Reimbursement Amount: (i) With respect to any Advance, any amount which the Servicer or the Indenture Trustee as the Servicer’s assignee, collects on a Mortgage Loan, withdraws from a Custodial Account or receives from an MBS Trustee or any successor servicer, to reimburse an Advance made by the Servicer or any predecessor servicer (including reimbursement of P&I Advances which were advanced using Amounts Held for Future Distribution) pursuant to a Designated Servicing Agreement; or (ii) with respect to any Deferred Servicing Fee Receivable, any amounts paid to (or retained by) the Servicer on account of the related Deferred Servicing Fees pursuant to a Designated Servicing Agreement.

Advance Type: (i) Judicial P&I Advances (loan level), Judicial P&I Advances (non-loan level), Non-Judicial P&I Advances (loan level), Non-Judicial P&I Advances (non-loan level), Judicial Escrow Advances (loan level), Judicial Escrow Advances (non- loan level), Non-Judicial Escrow Advances (loan level), Non-Judicial Escrow Advances (non-loan level), Judicial Corporate Advances (loan level), Judicial Corporate Advances (non-loan level), Non-Judicial Corporate

Advances (loan level), Non-Judicial Corporate Advances (non-loan level), Judicial Deferred Servicing Fees (loan level), Judicial Deferred Servicing Fees (non-loan level), Non-Judicial Deferred Servicing Fees (loan level) and Non-Judicial Deferred Servicing Fees (non-loan level), in each case, that are not attributable to Second-Lien Receivables; and (ii) each of the foregoing categories of Advances and Deferred Servicing Fees that are attributable to Second-Lien Receivables.

Advance Type Allocation Percentage: For any Series, in respect of any Advance Type of Receivables with a non-zero Advance Rate for such Series, a percentage equal to: (i) the Series Invested Amount for such Series divided by (ii) the aggregate of the Series Invested Amounts for all Outstanding Series that provide a non-zero Advance Rate for Receivables of such Advance Type.

Advance Type Amount: For any Advance Type of Receivables for any Series that has a non-zero Advance Rate, an amount equal to the product of (a) the Advance Type Allocation Percentage for such Series for such Advance Type of Receivables and (b) the aggregate Receivable Balances of all Receivables of such Advance Type.

Adverse Claim: A lien, security interest, charge, encumbrance or other right or claim of any Person (other than the liens created in favor of the Secured Parties or assigned to the Secured Parties by (i) this Indenture, (ii) the Receivables Pooling Agreement, (iii) the Receivables Sale Agreement, (iv) the Purchase Agreement or (v) any other Transaction Document).

Adverse Effect: Whenever used in this Indenture with respect to any Series or Class of Notes and any event, means that such event is reasonably likely, at the time of its occurrence, to (i) result in the occurrence of a Facility Early Amortization Event or a Target Amortization Event relating to such Series or Class of Notes, (ii) adversely affect (A) the amount of funds available to be paid to the Noteholders of such Series or Class of Notes or any Derivative Counterparty pursuant to this Indenture, (B) the timing of such payments or (C) the rights or interests of the Noteholders of such Series or Class, any related Derivative Counterparty, any related Supplemental Credit Enhancement Provider or any related Liquidity Provider, (iii) adversely affect the Security Interest of the Indenture Trustee for the benefit of the Secured Parties in the Collateral unless otherwise permitted by this Indenture, or (iv) adversely affect the collectability of the Receivables.

Affiliate: With respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

Aggregate Receivables: As of any date of determination, all Initial Receivables and all Additional Receivables on such date, (a) which Nationstar Initial Advance Receivables were sold to Advance Purchaser and all Initial Receivables were sold and/or contributed by Advance Purchaser to the Depositor under the Receivables Sale Agreement and sold and/or contributed by the Depositor to the Issuer under the Receivables Pooling Agreement, (b) (1) which Nationstar Additional Advance Receivables are sold to Advance Purchaser by Nationstar under the Receivables Sale Agreement and (2) which Deferred Servicing Fee Receivables arise when servicing fees that were sold to Advance Purchaser by Nationstar under the Purchase Agreement become Deferred Servicing Fee Receivables (or, after the related MSR Transfer Date, are earned by Advance Purchaser, as Servicer) and which aggregate Additional Receivables are sold and/or contributed by Advance Purchaser to the Depositor under the Receivables Sale Agreement and which aggregate Additional Receivables are sold and/or contributed by the Depositor to the Issuer under the Receivables Pooling Agreement and (c) which Receivables were sold by any Prior Issuer to the Issuer on the Closing Date or any Funding Date pursuant to an Assignment and Recognition Agreement.

Amounts Held for Future Distribution: As defined in Section 4.2(c).

Applicable Law: As defined in Section 4.1.

Applicable Rating: For each Class of Notes, the rating(s) specified as such for such Class in the related Indenture Supplement, if applicable.

Assignment and Recognition Agreement: An Assignment, Assumption and Recognition Agreement, dated as of the Closing Date or any Funding Date, by and among one or more Prior Issuers, the applicable Prior Trustee or Prior Trustees, as applicable, Nationstar, Advance Purchaser, the Depositor, the Issuer and the Indenture Trustee, as amended, supplemented, restated, or otherwise modified from time to time, and any other assignment, assumption and recognition agreement, approved by the Administrative Agents, pursuant to which Receivables are conveyed to the Issuer.

Authenticating Agent: Any Person authorized by the Indenture Trustee to authenticate Notes under Section 11.12.

Authorized Signatory: With respect to any entity, each Person duly authorized to act as a signatory of such entity at the time such Person signs on behalf of such entity.

Available Funds:

(i) With respect to any Interim Payment Date, all Collections on the Receivables received during the related Advance Collection Period and deposited into the Collection and Funding Account and any other funds of the Issuer that the Issuer (or the Administrator (or a Sub-Administrator on behalf of the Administrator) on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Interim Payment Date, plus any amounts released from the Accumulation Accounts on such Interim Payment Date pursuant to Section 4.7(d);

(ii) with respect to any Payment Date prior to the Full Amortization Period, the sum of (A) all amounts on deposit in the Fee Accumulation Account, the Interest Accumulation Account and any Target Amortization Principal Accumulation Account (provided that the amounts on deposit in the Target Amortization Principal Accumulation Account may only be used to pay the Target Amortization Amounts to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement) at the close of business on the last Interim Payment Date or Limited Funding Date during the related Monthly Advance Collection Period plus (B) all Collections received during the final Advance Collection Period during the immediately preceding Monthly Advance Collection Period and deposited into the Collection and Funding Account (in each case, adjusted to reflect all deposits and payments on any Funding Date that may occur after the end of such Advance Collection Period, but prior to such Payment Date, and not including any such funds required to be returned to a VFN Noteholder pursuant to this Indenture due to any failure to utilize amounts provided by such VFN Noteholder to use amounts drawn hereunder in a manner permitted hereby), plus (C) any proceeds received by the Issuer under any Supplemental Credit Enhancement Agreement for any Class of Notes (provided that such proceeds may only be used to pay amounts due to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement), plus (D) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, plus (E) any proceeds received by the Issuer under any Derivative Agreement for any Class of Notes (provided that such proceeds may only be used to pay amounts due to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement and for so long as such Classes of Notes are not repaid in full or refinanced) plus (F) any other funds of the Issuer that the Issuer (or the Administrator (or a Sub-Administrator on behalf of the Administrator) on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Payment Date; and

(iii) with respect to any Payment Date during the Full Amortization Period, the sum of the Series Available Funds for all Series.

Bankruptcy Code: The Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

Basic Fee Holder: An entity other than Advance Purchaser that holds the basic servicing fees under the related Servicing Agreements.

Book-Entry Notes: A note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be “Book-Entry Notes”.

Borrowing Capacity: For any VFN on any date, the difference between (i) the related Maximum VFN Principal Balance on such date and (ii) the related VFN Principal Balance on such date.

Business Day: For any Class of Notes, any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, Lewisville, Texas, the city and state where the Corporate Trust Office is located or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

Calculation Agent: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as calculation agent pursuant to the terms of this Indenture.

Cease Pre-Funding Notice: As defined in Section 4.3(c).

Certificate of Authentication: The certificate of the Indenture Trustee, the form of which is described in Section 5.3, or the alternative certificate of the Authenticating Agent, the form of which is described in Section 11.12.

Class: With respect to any Notes, the class designation assigned to such Note in the related Indenture Supplement. A Series issued in one class, with no class designation in the related Indenture Supplement, may be referred to herein as a “Class”.

Class 1 Specified Notes: Any Class of Note with respect to which the Issuer does not receive an opinion of nationally recognized tax counsel on the related Issuance Date that such Class of Notes “will” be treated as indebtedness for U.S. federal income tax purposes and that is designated as a Class 1 Specified Note in the related Indenture Supplement.

Class 2 Specified Notes: Any Class of Note with respect to which the Issuer does not receive an opinion of nationally recognized tax counsel on the related Issuance Date that such Class of Notes “will” be treated as indebtedness for U.S. federal income tax purposes and that is not designated as a Class 1 Specified Note in the related Indenture Supplement.

Class Invested Amount: For any Class of Notes on any date, an amount equal to (i) the sum of (A) the outstanding Note Balance of such Class, plus (B) the aggregate outstanding Note Balances of all Classes within the same Series that are senior to or pari passu with such Class on such date, divided by (ii) the Weighted Average CV Adjusted Advance Rate in respect of such Class (after giving effect to amounts collected on the Receivables as of such date).

Clearing Corporation: As defined in Section 8-102(a)(5) of the UCC.

Closing Agreement: Any agreement, dated as of the Closing Date or a Funding Date, by and among the Issuer, Nationstar, Advance Purchaser and the Administrative Agent and such other parties as may be necessary to fund the purchase and transfer of Receivables to the Issuer.

Closing Date: As defined in the Preamble.

Code: The Internal Revenue Code of 1986, as amended.

Collateral: As defined in the Granting Clause.

Collateral Performance Test: A collateral performance benchmark or similar test or “trigger” in a Designated Servicing Agreement, the failure of which results in the occurrence of a Servicer Termination Event pursuant to the terms of such Designated Servicing Agreement.

Collateral Test: A test designed to measure, on any date of determination, whether each Series of Notes is adequately collateralized on such date and the satisfaction of which is achieved on any date of determination if, with respect to each Series the sum of:

(1) the aggregate Advance Type Amounts for each Advance Type of Receivables for such Series that has a non-zero Advance Rate;

(2) the product of the Series Allocation Percentage and all Collections on deposit in the Trust Accounts (other than the Series Reserve Account for such Series and the Sinking Fund Account for such Series, if applicable) on such date (after giving effect to any required payments on such date, if any); and

(3) if such Series has any Sinking Fund Accounts, the aggregate amounts on deposit in such Sinking Fund Accounts,

shall be greater than or equal to the Series Invested Amount for such Series on such date (after giving effect to any required payments on such date, if any).

Collateral Value: For any Receivable and for any Series on any date, the product of (i) the Receivable Balance of such Receivable and (ii) the lesser of (A) the highest Advance Rate applicable to the Advance Type of such Receivable in respect of any Class within such Series, and (B) the highest Trigger Advance Rate (if any) for any Class within such Series; provided, that the Collateral Value shall be zero for any Receivable that is not a Facility Eligible Receivable, unless otherwise provided in the related Indenture Supplement.

Collection and Funding Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee for the New Residential Advance Receivables Trust Advance Receivables Backed Notes, Collection and Funding Account”.

Collections: The amount of Advance Reimbursement Amounts, cash collected in reimbursement or payment of Receivables in the Trust Estate plus the proceeds of any Permitted Refinancing or of any Indemnity Payments.

Control, Controlling or Controlled: The possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Corporate Advance: Collectively, (i) any advance made by the Servicer (including any predecessor servicer) and reimbursable to the Servicer pursuant to a Designated Servicing Agreement, to inspect, protect, preserve or repair properties that secure Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by the Servicer (including any predecessor servicer) in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Obligors on Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (ii) any advance made by the Servicer (including any predecessor servicer) pursuant to a Designated Servicing Agreement to foreclose or undertake similar action with respect to a Mortgage Loan, and (iii) any other out of pocket expenses incurred by the Servicer (including any predecessor servicer) pursuant to a Designated Servicing Agreement (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans).

Corporate Advance Receivable: Any Receivable representing the right to be reimbursed for a Corporate Advance.

Corporate Advance Reimbursement Amount: Any amount collected under any Designated Servicing Agreement from Mortgage Loan Obligors or otherwise, which amount, by the terms of such Designated Servicing Agreement, is payable to the Servicer to reimburse Corporate Advances disbursed by the Servicer (or any predecessor servicer).

Corporate Trust Office: For each Series of Notes, as specified in the related Indenture Supplement.

Cumulative Default Supplemental Fee Shortfall Amount: For each Payment Date and each Class of Notes, any portion of the Default Supplemental Fee or Cumulative Default Supplemental Fee Shortfall Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Default Supplemental Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

Cumulative ERD Supplemental Fee Shortfall Amount: For each Payment Date and each Class of Notes, any portion of the ERD Supplemental Fee or Cumulative ERD Supplemental Fee Shortfall Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Default Supplemental Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

Cumulative Interest Shortfall Amount: For any Payment Date and any Class of Notes, any portion of the Interest Payment Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate plus Cumulative Interest Shortfall Amount Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

Cumulative Interest Shortfall Amount Rate: As defined in the related Indenture Supplement.

Custodial Account: For each Mortgage Pool, the segregated, non-commingled account or accounts, specified in the related Designated Servicing Agreement, into which the Servicer is required to deposit Collections with respect to the Mortgage Loans serviced under that Designated Servicing Agreement, which may be called a “Certificate Account,” a “Custodial Account,” a “Custodial P&I Account,” a “Principal and Interest Account” or be known by another name specified in the related Designated Servicing Agreement.

Custodian: As defined in Section 2.4(a).

Cut-off Date: The close of business on March 7, 2014.

Default Supplemental Fee: As defined in the related Indenture Supplement, if applicable.

Default Supplemental Fee Rate: As defined in the related Indenture Supplement, if applicable.

Defaulting Counterparty Termination Payments: Any Early Termination Amount payable to the Derivative Counterparty under the related Derivative Agreement as the result of the designation of an “Early Termination Date” under such Derivative Agreement due to either (x) the occurrence of an Event of Default with respect to which the related Derivative Counterparty is the Defaulting Party or (y) an Additional Termination Event with respect to which such Derivative Counterparty is the sole Affected Party. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the related Derivative Agreement.

Deferred Servicing Fee: The right to payment for accrued but unpaid servicing fees earned by the Servicer (or any predecessor servicer) that are accrued and unpaid on the related monthly remittance date following the related due date; provided, in the case of servicing fees that accrue under a Servicing Agreement after Advance Purchaser acquired certain rights under such Servicing Agreement from Nationstar, Deferred Servicing Fees shall not exceed the pro rata portion of such servicing fees that have been sold by Nationstar to Advance Purchaser pursuant to the Purchase Agreement.

Deferred Servicing Fee Receivable: Any Receivable representing the right to receive payment for any Deferred Servicing Fee pursuant to the terms and provisions of a Designated Servicing Agreement.

Definitive Note: A Note issued in definitive, fully registered form evidenced by a physical Note.

Depositor: New Residential Advance Depositor LLC, a Delaware limited liability company, wholly owned by Advance Purchaser.

Depository: Initially, the Depository Trust Company, the nominee of which is Cede & Co., and any permitted successor depository. The Depository shall at all times be a Clearing Corporation.

Depository Agreement: For any Series or Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Depository, dated as of the related Issuance Date, relating to such Notes.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Derivative Account: As defined in the related Indenture Supplement, if applicable.

Derivative Agreement: Any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement or hedging instrument entered into by the Issuer or the Indenture Trustee (at the direction of and on behalf of the Issuer) in connection with any Class or Series of Notes and identified in the related Indenture Supplement, if applicable.

Derivative Collateral Account: As defined in the related Indenture Supplement, if applicable.

Derivative Counterparty: Any party to any Derivative Agreement other than the Issuer or the Indenture Trustee, if applicable.

Designated Servicing Agreement: As of any date, any Servicing Agreement as to which the related Nationstar Advance Receivables are being sold by Nationstar to Advance Purchaser pursuant to the Receivables Sale Agreement and as to which the related Advance Receivables and the Deferred Servicing Fee Receivables are being sold and/or contributed by Advance Purchaser to the Depositor pursuant to the Receivables Sale Agreement and sold and/or contributed by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement and pledged by the Issuer hereunder as part of the Trust Estate, which Servicing Agreement is listed on the Designated Servicing Agreement Schedule in accordance with Section 2.1(c) on such date. For the avoidance of doubt, if any Servicing Agreement contemplates that the Servicer is required or permitted to account for the collections on the serviced Mortgage Loans by segregated “groups” or “pools” (or the equivalent of the foregoing), the Servicer may, in its sole discretion, designate that there is a separate “Designated Servicing Agreement” for each such “group” or “pool”.

Designated Servicing Agreement Schedule: As of any date, the list attached hereto as Schedule 1, as it may be amended from time to time in accordance with Section 2.1(c).

Designation Date: The date the Administrator designates a Facility Eligible Servicing Agreement as a Designated Servicing Agreement. Any Designated Servicing Agreement listed on any schedule hereto as of the initial Funding Date shall be deemed to have a “Designation Date” as of the initial Funding Date (or such other date as may be agreed to by the Administrative Agent).

Determination Date: In respect of any Payment Date or Interim Payment Date, the third Business Day before such Payment Date or Interim Payment Date.

Determination Date Report: A report delivered by the Administrator or the Sub-Administrator on behalf of the Administrator as described in Section 3.2(a), which shall be delivered in the form of one or more electronic files.

Disbursement Report: As defined in Section 4.3(e).

Distribution Compliance Period: In respect of any Regulation S Global Note or Regulation S Definitive Note, the forty (40) consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the Issuance Date for such Notes.

Eligible Account: Any of (a) an account or accounts maintained with a depository institution with a short-term rating of at least “A-1” by S&P, (or a long-term rating of at least “A” if the short-term rating is not available), and that is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (ii) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United

States, or (iv) a principal subsidiary of a bank holding company; or (b) a segregated trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, having capital and surplus of not less than $50,000,000, and meeting the rating requirements described in clause (a) above, acting in its fiduciary capacity.

Eligible Subservicer: An established mortgage servicer who (i) meets the criteria to be an eligible successor Servicer under the related Servicing Agreement(s), (ii) meets the minimum financial requirements of Fannie Mae and Freddie Mac approved servicers, (iii) with respect to a Subservicer other than in the case of Nationstar, has a servicer rating of at least “Average” from S&P, (iv) has been approved by the Administrative Agent in writing in its sole discretion (each of SPS, SLS and Nationstar having been so approved so long as it continues to meet the criteria in clauses (i) and (ii)) and (v) in the case of any Subservicer other than Nationstar, SPS or SLS, is subject to such financial tests and control tests and other ongoing tests for eligibility as are required by the Administrative Agent in its sole discretion.

Eligible Subservicing Agreement: A Subservicing Agreement that (i) has been approved by the Administrative Agent by signed instrument, (ii) that has not been assigned or amended in any material respect without the Administrative Agent’s written consent, and (iii) is terminable only for cause. For the avoidance of doubt, any subservicing agreement documenting the division of servicing income, rights and responsibilities between Nationstar and Advance Purchaser before the related MSR Transfer Date shall be considered a Subservicing Agreement that is required to be an Eligible Subservicing Agreement, with Advance Purchaser as Servicer and Nationstar as Subservicer and reported as such, notwithstanding the fact that during such period Nationstar is the Servicer under the Designated Servicing Agreements; provided, that a written subservicing agreement which is an Eligible Subservicing Agreement with Nationstar as Subservicer must be in effect before the first MSR Transfer Date. The provisions in the Purchase Agreement that relate to servicing shall constitute an “Eligible Subservicing Agreement” as they are written as of the date hereof; provided, that for purposes of clause (ii) above, any future Sale Supplements to the Purchase Agreement are not considered amendments to an Eligible Subservicing Agreement. For the avoidance of doubt, Nationstar may terminate, amend or otherwise modify any agreement pursuant to which any Eligible Subservicer is subservicing any Designated Servicing Agreement on behalf of Nationstar in order to terminate the subservicing arrangement with respect to such Designated Servicing Agreement; provided, that Nationstar shall provide notice of any such termination, amendment or modification to the Administrative Agent.

Employee Benefit Plan: As defined in Section 6.5(k).

Entitlement Order: As defined in Section 8-102(a)(8) of the UCC.

ERD Supplemental Fee: As defined in the related Indenture Supplement, if applicable.

ERD Supplemental Fee Rate: As defined in the related Indenture Supplement, if applicable.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Advance: An advance made by the Servicer (including any predecessor servicer) with respect to a Mortgage Loan pursuant to the Servicer’s obligation to do so under the related Designated Servicing Agreement, of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid (but not otherwise paid) by the related Obligor under the terms of the related Mortgage Loan.

Escrow Advance Receivable: Any Receivable representing the right to be reimbursed for an Escrow Advance.

Euroclear: Euroclear Bank S.A./N.V. as operator of the Euroclear System, and any successor thereto.

Event of Default: As defined in Section 8.1.

Excess Cash Amount: On any Payment Date or Interim Payment Date, the amount of Available Funds remaining following the allocation and payments set forth pursuant to Sections 4.4(a) through (h) or Sections 4.5(a)(1)(i) through (x), as applicable.

Excess Receivables Funding Amount: On any Funding Date, the amount that could be drawn on a VFN without violating the Collateral Test, after all the New Receivables Funding Amounts to be drawn on such VFN have been drawn.

Excess Servicing Fees: Any and all excess servicing compensation of Nationstar sold to any Person (other than Advance Purchaser pursuant to the Purchase Agreement).

Excess Spread Purchasers: Collectively, certain affiliates of New Residential Investment Corp.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expected Repayment Date: For each Class of Notes, as specified in the related Indenture Supplement.

Expense Limit: With respect to expenses and indemnification amounts, for the Owner Trustee and the Indenture Trustee (in all its capacities), pro rata, $250,000 in any calendar year and $125,000 for any single Payment Date; and for other Administrative Expenses, $50,000 in any calendar year; provided that the Expense Limit shall only apply to payments made pursuant to Section 4.5(a)(1)(i) and (ii); and provided, further, that any amounts in excess of the Expense Limit that have not been paid pursuant to Section 4.5 may be applied toward and subject to the Expense Limit for the subsequent calendar year and payable in a subsequent calendar year.

Facility Early Amortization Event: Any of the following conditions or events, which is not waived by, together, the Series Required Noteholders of each Series:

(i) the occurrence of any Event of Default;

(ii) following a Payment Date on which a draw is made on a Series Reserve Account, the amount on deposit in such Series Reserve Account is not increased back to the related Series Reserve Required Amount on or prior to the next Payment Date;

(iii) (A) any United States federal income tax is imposed on the Issuer as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes or any U.S. withholding tax is imposed on payments with respect to the Receivables or (B) a tax, ERISA, or other government lien, in any case, other than Permitted Liens, is imposed on the Receivables or any property of the Issuer or the Depositor;

(iv) failure of the Collateral Test at the end of any Advance Collection Period or at the close of business on the Determination Date for any Payment Date, Interim Payment Date or Funding Date (in each case assuming that all payments and fundings described in the reports delivered in respect of the related Determination Date are paid and funded), any date on which Additional Notes are issued, any date on which the VFN Principal Balance of any VFN is increased, any date on which a Designated Servicing Agreement is added to or removed from the Trust Estate, or any date on which a Receivable becomes ineligible by virtue of an Unmatured Default or notice of a threatened termination as described in clause (i)(A) of the definition of “Facility Eligible Servicing Agreement”, such failure shall become a Facility Early Amortization Event only if such failure continues unremedied for a period of two (2) days; provided, however, that if such failure results solely (i) from Receivables no longer being Facility Eligible Receivables because of an Unmatured Default or a threatened termination, such failure shall become a Facility Early Amortization Event only if such failure continues unremedied for a period of thirty (30) days following the Servicer’s Responsible Officer’s receipt of such notice of or obtaining such actual knowledge; (ii) from a reduction in aggregate Collateral Value as a result of the Weighted Average Advance Rate for such Series or Class being higher than the Trigger Advance Rate for such Series or Class, such failure shall become a Facility Early Amortization Event only if such failure continues unremedied for a period of five (5) days; or (iii) from an Other Advance Rate Reduction Event, such failure shall become a Facility Early Amortization Event only if such failure continues unremedied for a number of days greater than or equal to the Other Advance Rate Reduction Event Cure Period following the occurrence of such Other Advance Rate Reduction Event;

(v) the Receivables Seller fails to sell and/or contribute all Additional Receivables related to the Designated Servicing Agreements by the first Funding Date on or after the date that is thirty (30) days after the date upon which such Receivable was created (provided that any Deferred Servicing Fee Receivable shall not be deemed “created” until the related servicing fee is accrued and unpaid on the related monthly remittance date following the related due date) and the Receivables Seller has actual knowledge of such failure;

(vi) the sale and/or contribution by the Servicer of Receivables in respect of any Mortgage Pool to any Person other than the Issuer other than pursuant to the terms and provisions of the Transaction Documents; or

(vii) the Servicer or Subservicer’s status as an approved seller or the Servicer’s or the Subservicer’s status as an approved servicer of residential mortgages is terminated by either Fannie Mae or Freddie Mac; provided, however, that if the Servicer or the Subservicer no longer sells or services mortgage loans, as the case may be, under the Fannie Mae or Freddie Mac loan programs, the Servicer or the Subservicer, as applicable, is not required to maintain its status as an approved seller or approved servicer, respectively, of residential mortgage loans by Fannie Mae or Freddie Mac, as the case may be.

For the avoidance of doubt, the occurrence of any Facility Early Amortization Event shall constitute an Event of Default under Section 8.1.

Facility Eligible Receivable: A Receivable:

(i) which constitutes a “general intangible” or “payment intangible” within the meaning of Section 9-102(a)(42) or Section 9-102(a)(61) or, in the case of a Deferred Servicing Fee Receivable, an “account” within the meaning of Section 9-102(a)(2), as applicable (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made or the related Deferred Servicing Fee accrued, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement or payment under, the related Designated Servicing Agreement and as to which the Servicer has complied with all of the requirements for reimbursement under the related Designated Servicing Agreement, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) as to which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the related MSR Transfer Date, sold by the Servicer to the Receivables Seller, or in the case of certain Receivables sold to the Issuer by any Prior Issuer, right, title and interest to such Receivables validly sold by the related Prior Issuer to the Issuer pursuant to an Assignment and Recognition Agreement;

(v) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vi) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(vii) the Advance related to which either (A) has been fully funded by the Servicer (or any predecessor servicer) using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS Trustees;

(viii) which, if arising under a Whole Loan Servicing Agreement, provides for reimbursement or payment to the Servicer in respect of the related Advance or Deferred Servicing Fee in full at the time the servicing of such Mortgage Loan is transferred out of such Servicing Agreement such that it is no longer subject to such Servicing Agreement;

(ix) which, if the Servicer (including for this purpose Nationstar prior to the MSR Transfer Date) engages a subservicer in connection with the related Designated Servicing Agreement (whether in effect on the initial Issuance Date or arising or entered into thereafter) to perform the collections on the Mortgage Loan related to such Receivable and administer the making and reimbursement of the related Advances and various related tasks, (a) the Servicer (x) continues to fund the Advances under such Designated Servicing Agreement in a manner consistent herewith and the Servicer continues to account for the Advances in the same manner that the Servicer does under Designated Servicing Agreements where there are no subservicers and (y) continues to have the contractual rights to be reimbursed for any such Advances made thereunder pursuant to the terms of such Servicing Agreement, and the subservicer does not have contractual rights to such Receivables but merely remits the related Advance Reimbursement Amounts to the Collection Account within two Business Days of receipt thereof, (b) the Servicer shall have provided notice to the Note Rating Agencies of such subservicing agreement, (c) either (i) such subservicer is an Eligible Subservicer or (ii) no more than one-hundred (180) days have passed since such Subservicer ceased to be an Eligible Subservicer and (d) the Administrative Agent shall have provided prior written consent to the subservicing arrangement (which may be withheld in its sole and absolute discretion) following which consent such Designated Servicing Agreement and such subservicing arrangement will be specified on Schedule 2 hereto (as such schedule may be updated from time to time with the consent of each Administrative Agent); and

(x) which arises under a Facility Eligible Servicing Agreement and does not arise under an Ineligible Designated Servicing Agreement.

For purposes of clause (ix) above, the Administrative Agent has consented to the subservicing arrangements contemplated by each of the SPS Subservicing Agreement and the SLS Subservicing Agreement.

Facility Eligible Servicing Agreement: As of any date of determination, any Designated Servicing Agreement which meets the following criteria (and for the avoidance of doubt, which is not an Ineligible Designated Servicing Agreement):

(i) Nationstar (prior to the related MSR Transfer Date) and Advance Purchaser (from and after the related MSR Transfer Date) is the servicer (or, subject to satisfaction of the criteria below, subservicer) under such Servicing Agreement and has not resigned as Servicer hereunder, and a Responsible Officer of the Servicer has received neither of the following from any security holder or counterparty thereto or any person with, in any case, authority to terminate the Servicer thereunder (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) threatened termination of the Servicer in writing related to any default existing for thirty (30) or more days by the Servicer under such Servicing Agreement;

(ii) pursuant to the terms of such Servicing Agreement:

(A) under such agreement, the Servicer is permitted to reimburse itself for the related Advance or, solely with respect to Deferred Servicing Fee Receivables, pay itself for the related Deferred Servicing Fee out of late collections of the amounts advanced or fees deferred, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made or Deferred Servicing Fee was accrued, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any other owner of or investor in the Mortgage Loan, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related Mortgage Pool or any related trustee, custodian, hedge counterparty or credit enhancer; provided, that reimbursement of any Advance with respect to a Second-Lien Receivable shall be subject to any first lien on the related Mortgaged Property or REO Property, as applicable, under which such Advance arises;

(B) under such agreement, if the Servicer determines that an Advance or a Deferred Servicing Fee will not be recoverable out of late collections of the amounts advanced or, solely with respect to Deferred Servicing Fee Receivables, fees deferred or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made or Deferred Servicing Fee was accrued, the Servicer has the right to reimburse or pay itself for such Advance or Deferred Servicing Fee out of any funds (other than prepayment charges) in the Custodial Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated

Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any other owner of or investor in the Mortgage Loan, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related Mortgage Pool or any related trustee, custodian or credit enhancer (a “General Collections Backstop”), except that this clause (ii)(B) shall not apply to Loan-Level Receivables;

(iii) all Receivables arising under such Servicing Agreement are free and clear of any Adverse Claim in favor of any Person (other than any Permitted Lien) and the related MBS Trustee or other owner or investor and, if required by the related Designated Servicing Agreement, any related monoline insurer or other credit enhancement provider shall have been delivered a notice substantially in the form of Exhibit C attached hereto signed by the Servicer;

(iv) the Designated Servicing Agreement is in full force and effect;

(v) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the related MSR Transfer Date, Nationstar or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for Advance Purchaser under an agreement approved by the Administrative Agent; provided that prior to each MSR Transfer Date for any Designated Servicing Agreement, this requirement is satisfied if Nationstar is the Servicer under such Designated Servicing Agreement and Nationstar meets the criteria of an “Eligible Subservicer” as described herein that are required to be satisfied by Nationstar;

(vi) the Servicing Agreement arises under and is governed by the laws of the United States or a State within the United States; and

(vii) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances or payment mechanics for Deferred Servicing Fees under such Servicing Agreement from a pool-level reimbursement mechanic or payment mechanic to a loan-level reimbursement mechanic or payment mechanic or from a loan-level reimbursement mechanic or payment mechanic to a pool-level reimbursement mechanic or payment mechanic without consent of the Administrative Agent.

In addition, for a subservicing agreement (pursuant to which the Servicer is acting as a subservicer) to be a Facility Eligible Servicing Agreement, the subservicing agreement and the related servicing or master servicing agreement must provide that: (1) the Servicer, as subservicer, under such agreement, is required to make all Advances or accrue Deferred Servicing Fees on Mortgage Loans subserviced by a Servicer; (2) the Servicer, as subservicer under such agreement, is entitled to reimbursement or payment from all permitted sources under the related Servicing Agreement; (3) the related primary or master servicer agrees to remit to the Servicer, as subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of P&I Advances, Corporate Advances and Escrow Advances or payments for Deferred Servicing Fees it receives, without set-off; and (4) the related primary or master servicer agrees to reasonably cooperate with the Servicer, as subservicer, to obtain reimbursement or payment of P&I Advances, Deferred Servicing Fees, Corporate Advances and Escrow Advances including, if either of such primary or master servicer or the Servicer, as subservicer, is terminated, by seeking immediate reimbursement or payment therefor from the successor servicer or, failing that, on a first-in-first-out basis.

Facility Entity: As defined in Section 9.5(i).

Facility Year: A period beginning on the Closing Date or any anniversary of the Closing Date, and ending on the next anniversary of the Closing Date.

Fannie Mae: The Federal National Mortgage Association (commonly known as Fannie Mae), and its successors.

Fee Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the New Residential Advance Receivables Trust Advance Receivables Backed Notes, Fee Accumulation Account”.

Fee Accumulation Amount: With respect to each Interim Payment Date or any Limited Funding Date, the aggregate amount of Fees, plus any Series Fees, up to the Series Fee Limit, plus any Undrawn Fees, due and payable on the next Payment Date plus any expenses (including indemnities) payable on the next Payment Date pursuant to Section 4.5(a)(1)(i) or (ii) or Section 4.5(a)(2)(i) or (ii) that have been invoiced or noticed to the Indenture Trustee and the Administrator prior to the Determination Date for such Interim Payment Date or Limited Funding Date, as applicable, plus any Default Supplemental Fees and Cumulative Default Supplemental Fee Shortfall Amounts, plus any ERD Supplemental Fees and Cumulative ERD Supplemental Fee Shortfall Amounts minus amounts already on deposit in the Fee Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date or Limited Funding Date, as applicable, through the end of the then-current Interest Accrual Period).

Fee Letter: For any Series, as defined in the related Indenture Supplement, if applicable.

Fees: Collectively, with respect to any Interest Accrual Period, the Indenture Trustee Fee, the Owner Trustee Fee and the Verification Agent Fee.

Final Payment Date: For any Class of Notes, the earliest of (i) the Stated Maturity Date for such Class, (ii) after the end of the related Revolving Period, the Payment Date on which the Note Balance of the Notes of such Class has been reduced to zero, and (iii) the Payment Date which follows the Payment Date on which all proceeds of the sale of the Trust Estate are distributed pursuant to Section 8.6.

Financial Asset: As defined in Section 8-102(a)(9) of the UCC.

Fitch: Fitch Ratings, Inc., or any successor thereto.

Freddie Mac: The Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac), and its successors.

Full Amortization Period: For all Series of Notes, the period that begins upon the occurrence of a Facility Early Amortization Event and ends on the date on which the Notes of all Series are paid in full or such Facility Early Amortization Event is waived in accordance with the terms hereof.

Funded Advance Receivable Balance: On any date (i) for Facility Eligible Receivables included in the Trust Estate, the aggregate of the Receivable Balances of such Facility Eligible Receivables minus the portion of aggregate P&I Advances that were funded using Amounts Held for Future Distribution which have not yet been restored by the Servicer to the related Custodial Account and (ii) for any particular Designated Servicing Agreement on any date, the aggregate balance of all Facility Eligible Receivables outstanding under such Servicing Agreement minus the portion thereof that was funded using Amounts Held for Future Distribution which have not yet been restored by the Servicer to the related Custodial Account.

Funding Certification: A report delivered by the Administrator in respect of each Funding Date pursuant to Section 4.3(a).

Funding Conditions: With respect to any proposed Funding Date, the following conditions:

(i) no breach of the Collateral Test shall exist following the proposed funding;

(ii) no breach of representation, warranty or covenant of the Receivables Seller, the Servicer, the Administrator, the Depositor or the Issuer, or with respect to the Receivables, hereunder or under any Transaction Document, shall exist;

(iii) no Funding Interruption Event or Facility Early Amortization Event shall have occurred and be continuing;

(iv) (A) with respect to any Funding Date which will be a VFN Draw Date, the Administrator or the Sub-Administrator on behalf of the Administrator shall have provided the Indenture Trustee, no later than 12:00 p.m. (noon) New York City time on the second (2nd) Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), a Determination Date Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 1:00 p.m. New York City time on the second (2nd) Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), a Funding Certification certifying that all Funding Conditions have been satisfied and (B) with respect to any Funding Date which is not a VFN Draw Date, the Administrator or the Sub-Administrator on behalf of the Administrator shall have provided the Indenture Trustee, no later than 12:00 p.m. (noon) New York City time on the Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), a Determination Date Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 1:00 p.m. New York City time on the Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), a Funding Certification certifying that all Funding Conditions have been satisfied;

(v) the full amount of the Required Expense Reserve shall be on deposit in the Collection and Funding Account, before and after the release of cash from such account to fund the purchase price of Receivables;

(vi) no Servicer Termination Event shall have occurred with respect to the Servicing Agreement related to any Receivable to be funded and no Subservicer Termination Event shall have occurred with respect to any related Subservicing Agreement; provided, that the breach of a Collateral Performance Test as it relates to the performance of the related mortgage loans, shall not be considered a Servicer Termination Event or a Subservicer Termination Event for purposes of this clause (vi) unless the Servicer or Subservicer shall have received a written notice of pending termination; provided, further, that a Servicer Ratings Downgrade shall not be considered a Servicer Termination Event or a Subservicer Termination Event for purposes of this clause (vi) unless the Servicer or Subservicer shall have received a written notice of pending termination; provided, further, that the failure to satisfy this clause (vi) shall only affect the Receivables arising under the related Servicing Agreement and shall not result in a failure of the Funding Conditions generally;

(vii) on any Funding Date that is an Interim Payment Date or Limited Funding Date, after giving effect to the transfers on such Funding Date contemplated by Section 4.3(f), the Interest Accumulation Amount is on deposit in the Interest Accumulation Account, the Fee Accumulation Amount is on deposit in the Fee Accumulation Account, the Target Amortization Principal Accumulation Amount, if any, is on deposit in the Target Amortization Principal Accumulation Account and the Series Reserve Required Amount is on deposit in the Series Reserve Account for each Series;

(viii) the payment of the New Receivables Funding Amount in connection with the related sale of Additional Receivables on such Funding Date or the drawing on any VFNs shall not result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders;

(ix) the related Advances shall have been fully funded out of the Servicer’s own funds and/or Amounts Held for Future Distribution under the related Designated Servicing Agreement (if permitted under the related Designated Servicing Agreement), and, if a P&I Advance subject to same-day pre-funding, shall be on deposit in a disbursement account under the exclusive control and direction of the Indenture Trustee pending remittance to the related MBS Trustee; it being understood that the Indenture Supplement may specify conditions, in addition to the Funding Conditions, that must be met before draws may be made on a VFN issued under such Indenture Supplement;

(x) the Verification Agent is a professional services firm approved by the Administrative Agent to perform the agreed upon procedures pursuant to Section 3.3(d) hereof, or if such professional services firm (x) resigns as Verification Agent and not more than thirty (30) days have passed since such resignation, (y) resigns as Verification Agent and more than thirty (30) days have passed since such resignation and the Servicer is using commercially reasonable efforts to hire a replacement Verification Agent or (z) is terminated by the Receivables Seller, the Depositor or the Issuer, the Administrator has selected a successor verification agent and the Administrative Agent has approved such successor verification agent (such approval not to be unreasonably withheld or delayed) and such successor verification agent has assumed the Verification Agent’s duties;

(xi) in connection with any request for funding of Deferred Servicing Fee Receivables, the Servicer has paid to each Excess Spread Purchaser the amount of all accrued servicing fees under any Designated Servicing Agreements that have been sold to an Excess Spread Purchaser, and that, without duplication, the Servicer has paid all amounts required to be paid to any Excess Spread Purchasers, any assignee or any other party in connection with any Excess Servicing Fees that relate to any Designated Servicing Agreements under this Indenture and that any Deferred Servicing Fee Receivables arising under such Designated Servicing Agreements are not subject to any Adverse Claim other than Permitted Liens; and

(xii) in connection with any request for funding of Deferred Servicing Fee Receivables, the Servicer has provided an updated, executed disclaimer substantially in the form of Exhibit H that has been agreed to and accepted by the related Excess Spread Purchasers or any other party that may have an interest in the Excess Servicing Fees that relate to any Deferred Servicing Fees arising under any Designated Servicing Agreements, which disclaimer shall be dated as of date no more than 30 days prior to the proposed Funding Date. Unless and until the Servicer delivers such a disclaimer to the Administrative Agent, no additional Deferred Servicing Fee Receivables shall be eligible for financing under this Indenture and accordingly, shall not (i) be transferred to the Depositor or (ii) constitute “Receivables” for purposes of the Receivables Sale Agreement and related Transaction Documents.

Funding Date: Any Payment Date, any Interim Payment Date or any Limited Funding Date occurring at a time when no Facility Early Amortization Event shall have occurred and shall be continuing; provided, that the Administrator or the Sub-Administrator on behalf of the Administrator shall have delivered a Funding Certification in accordance with Section 4.3(a) for such date.

Funding Interruption Event: The occurrence of an event which with the giving of notice or the passage of time, or both, would constitute a Facility Early Amortization Event.

GAAP: U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of Nationstar, Advance Purchaser and their respective subsidiaries; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Increased Costs: The amounts described in the related Indenture Supplement, if applicable.

Increased Costs Limit: For any Series or Class of Notes, as defined in the related Indenture Supplement, if applicable.

Indemnity Payment: With respect to any Receivable in respect of which a payment is required to be made by the Issuer, the Depositor or the Receivables Seller under Section 2.3 of this Indenture, the Receivables Pooling Agreement, the Receivables Sale Agreement or any Assignment and Recognition Agreement, and as of the Payment Date on which the “Indemnity Payment” must be made, the Receivable Balance of such Receivable as of such Payment Date.

Indenture: As defined in the Preamble.

Indenture Supplement: With respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 6.1, together with any amendment to the Indenture Supplement executed pursuant to Section 12.1 or 12.2, and, in either case, including all amendments thereof and supplements thereto.

Indenture Trustee: The Person named as the Indenture Trustee in the Preamble until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.

Indenture Trustee Authorized Officer: With respect to the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary, any officer of the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary assigned to its corporate trust services, including any vice president, assistant vice president, assistant treasurer or trust officer customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.

Indenture Trustee Fee: The fee payable to the Indenture Trustee hereunder on each Payment Date for services rendered under this Indenture, which shall be $6,500.00 per month; provided, further, that the Indenture Trustee shall also be entitled to receive payment of separate fees and expenses pursuant to Section 11.7 in connection with tax filings made by the Indenture Trustee. Reimbursement for expenses incurred by the Indenture Trustee in connection with tax filings made by the Indenture Trustee shall be subject to the Expense Limit.

Independent Manager: (i) A natural person and (ii) a Person who (A) shall not have been at the time of such Person’s appointment, and may not have been at any time during the preceding five (5) years and shall not be as long as such Person is an Independent Manager of the Depositor (1) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (2) a member, officer, director, manager, partner, shareholder or employee of the Administrator or any of its managers, members, partners, subsidiaries, shareholders or Affiliates other than the Depositor or any Affiliate thereof that is intended to be structured as a “bankruptcy remote” entity (collectively, the “Independent Parties”), (3) a supplier to any of the Independent Parties, (4) a person controlling or under common control with any director, member, partner, shareholder or supplier of any of the Independent Parties or (5) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, that, notwithstanding the terms and provisions of clause (ii)(A)(1) immediately above, the indirect or beneficial ownership of membership interests of the Administrator through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager.

Ineligible Designated Servicing Agreement: Any Designated Servicing Agreement listed on Schedule 6 hereto.

Intermediate Transferee: Any entity to which Advance Purchaser transfers the Receivables prior to the transfer thereof to the Depositor.

Initial Collection Account: An Eligible Account in the name of the Indenture Trustee, in which no other amounts other than as set forth in Section 4.2(a) may be deposited, which amounts shall be transferred within one (1) Business Day of deposit to the Collection and Funding Account.

Initial Note Balance: For any Note or for any Class of Notes, the Note Balance of such Note upon the related Issuance Date as specified in the related Indenture Supplement.

Initial Receivables: The Nationstar Initial Advance Receivables sold by Nationstar to Advance Purchaser, the Receivables sold and/or contributed by Advance Purchaser to the Depositor on the Closing Date pursuant to the Receivables Sale Agreement, and further sold and/or contributed by the Depositor to the Issuer on the Closing Date pursuant to the Receivables Pooling Agreement, and the Receivables sold by the Prior Issuers to the Issuer on the Closing Date pursuant to an Assignment and Recognition Agreement, and Granted by the Issuer to the Indenture Trustee for inclusion in the Trust Estate, and which consist of Receivables arising from (i) the making by the Servicer of Advances with respect to the Designated Servicing Agreements listed on the Designated Servicing Agreement Schedule or (ii) accrued Deferred Servicing Fees with respect to the Designated Servicing Agreements listed on the Designated Servicing Agreement Schedule as of the Closing Date.

Insolvency Event: With respect to a specified Person, (i) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or any substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (A) such case or proceeding shall continue undismissed and unstayed and in effect for a period of sixty (60) days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (ii) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

Insolvency Proceeding: Any proceeding of the sort described in the definition of Insolvency Event.

Interest Accrual Period: For any Class of Notes and any Payment Date, the period specified in the related Indenture Supplement.

Interest Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the New Residential Advance Receivables Trust Advance Receivables Backed Notes, Interest Accumulation Account”.

Interest Accumulation Amount: With respect to each Interim Payment Date or Limited Funding Date, the sum of the Interest Payment Amount due and payable with respect to all Classes of Notes on the next succeeding Payment Date, plus all Cumulative Interest Shortfall Amounts as of the immediately preceding Payment Date, minus amounts then on deposit in the Interest Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date or Limited Funding Date, as applicable, through the end of its then-current Interest Accrual Period).

Interest Amount: For any Interest Accrual Period and any Class of Notes, interest accrued on such Class during such period, in an amount equal to interest on such Class’s Note Balance at the applicable Note Interest Rate.

Interest Day Count Convention: For any Series or Class of Notes, the fraction specified in the related Indenture Supplement to indicate the number of days counted in an Interest Accrual Period divided by the number of days assumed in a year, for purposes of calculating the Interest Payment Amount for each Interest Accrual Period in respect of such Series or Class.

Interest Payment Amount: For any Series or Class of Notes, as applicable and with respect to any Payment Date:

(i) for any Series or Class of Term Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the Note Balance as of the close of business on the preceding Payment Date;

(B) the related Note Interest Rate for such Series or Class and for the related Interest Accrual Period; and

(C) the Interest Day Count Convention specified in the related Indenture Supplement; and

(ii) for any Series or Class of Variable Funding Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the average daily aggregate VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of the aggregate VFN Principal Balances on each day during the related Interest Accrual Period);

(B) the related Note Interest Rate for such Class during the related Interest Accrual Period; and

(C) the Interest Day Count Convention specified in the related Indenture Supplement.

Interested Noteholders: For any Class, any Noteholder or group of Noteholders holding Notes evidencing not less than 25% of the aggregate Voting Interests of such Class.

Interim Payment Date: With respect to any Series of Notes, as defined in the related Indenture Supplement.

Interim Payment Date Report: As defined in Section 3.2(c).

Intermediate Transferee: An entity to which Advance Purchaser transfers Receivables prior to the transfer thereof to the Depositor.

Invested Amount: For any Series or Class of Notes, the related Series Invested Amount or Class Invested Amount, as applicable.

Investment Company Act: The Investment Company Act of 1940, as amended.

Issuance Date: For any Series of Notes, the date of issuance of such Series, as set forth in the related Indenture Supplement.

Issuer: Has the meaning set forth in the Preamble.

Issuer Affiliate: Any person involved in the organization or operation of the Issuer or an affiliate of such a person within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

Issuer Amount: As defined in Section 4.3(e).

Issuer Authorized Officer: Any Director or any authorized officer of the Owner Trustee or the Administrator who may also be an officer or employee of Advance Purchaser, its managing member or an Affiliate of Advance Purchaser or its managing member.

Issuer Certificate: A certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or signed in the name of the Issuer by an Issuer Authorized Officer. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)) or other expert (except as otherwise expressly provided in this Indenture) may be an employee of Advance Purchaser or an Affiliate.

Issuer Tax Opinion: With respect to any undertaking, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (i) such undertaking will not result in the Issuer or the Trust Estate being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, (ii) except in the case of Specified Notes, if any Notes are issued or deemed issued as a result of such undertaking, any Notes issued or deemed issued on such date that are outstanding for United States federal income tax purposes will be debt, and, if requested by the Administrative Agent, (iii) such undertaking will not cause the Noteholders or beneficial owners of Notes previously issued to be deemed to have sold or exchanged such Notes for federal income tax purposes under Section 1001 of the Code.

Judicial Corporate Advance: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial Corporate Receivable: Any Corporate Advance Receivable in respect of a Judicial Corporate Advance.

Judicial Deferred Servicing Fee: Any Deferred Servicing Fee in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial Deferred Servicing Fee Receivable: Any Deferred Servicing Fee Receivable in respect of a Judicial Deferred Servicing Fee.

Judicial Escrow Advance: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial Escrow Receivable: Any Escrow Advance Receivable in respect of a Judicial Escrow Advance.

Judicial P&I Advance: Any P&I Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial P&I Receivable: Any P&I Advance Receivable in respect of a Judicial P&I Advance.

Judicial State: Each state or territory of the United States that is not a Non-Judicial State.

Limited Funding Date: For any Series or Class of Notes, as defined in the related Indenture Supplement, if applicable.

Liquidity Facility: Any liquidity back-stop facility which may be utilized by a Noteholder of a Class to fund some or all of its disbursements on any such Class of the Notes.

Liquidity Provider: With respect to any Series or Class of VFNs, any “Support Party” or similar entity as further described in the related Indenture Supplement and/or Note Purchase Agreement, as applicable.

Loan-Level Advance: An Advance that arises under a Designated Servicing Agreement that does not provide that the related Advance is reimbursable from general collections and proceeds of the entire related mortgage pool if such Advance is determined to be a Nonrecoverable Advance.

Loan-Level Deferred Servicing Fee: A Deferred Servicing Fee that arises under a Designated Servicing Agreement that does not provide that the related Deferred Servicing Fee is payable from general collections and proceeds of the entire related mortgage pool if such Deferred Servicing Fee is determined to be a Nonrecoverable Deferred Servicing Fee.

Loan-Level Receivable: A Receivable that is the right to reimbursement for a Loan-Level Advance or the right to payment for a Loan-Level Deferred Servicing Fee.

Majority Noteholders: With respect to any Series or Class of Notes or all Outstanding Notes, the Noteholders of greater than 50% of the Note Balance of the Outstanding Notes of such Series or Class or of Outstanding Notes, as the case may be, measured by Voting Interests in any case.

Maximum VFN Principal Balance: For any VFN Class, the amount specified in the related Indenture Supplement.

MBS Trustee: A trustee or indenture trustee for a Mortgage Pool that is a securitization trust.

Monthly Advance Collection Period: With respect to any Payment Date, the period beginning on the Determination Date for the preceding Payment Date and ending at the close of business on the day before the Determination Date for the current Payment Date, except that, with respect to the initial Payment Date, the Monthly Advance Collection Period begins on the Cut-off Date and ends at the close of business on the day before the related Determination Date.

Month-to-Date Available Funds: With respect to any Interim Payment Date or any Payment Date, the aggregate amount of Collections deposited into the Collection and Funding Account during the period beginning on the day immediately succeeding the Payment Date prior to such Interim Payment Date or Payment Date and ending on such Interim Payment Date or Payment Date.

Moody’s: Moody’s Investors Service.

Mortgage: With respect to a Mortgage Loan, a mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage Loan: A loan secured by a Mortgage on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan has been transferred and assigned to an MBS Trustee and serviced by the Servicer for such MBS Trustee pursuant to a Servicing Agreement.

Mortgage Note: The note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

Mortgage Pool: A trust or trust estate in which the Mortgage Loans being serviced by the Servicer pursuant to a Designated Servicing Agreement are held by the related MBS Trustee or a pool of Mortgage Loans being serviced under a Whole Loan Servicing Agreement that is a Facility Eligible Servicing Agreement.

Mortgaged Property: The interest in real property securing a Mortgage Loan as evidenced by the related Mortgage, together with improvements thereto securing a Mortgage Loan.

MSR: Mortgage Servicing Rights.

MSR Transfer Date: For any Designated Servicing Agreement, the date when all required consents and rating agency letters for a formal change of the named servicer under such Designated Servicing Agreement from Nationstar to Advance Purchaser shall have been obtained, and Nationstar shall transfer to Advance Purchaser all of the servicing rights and obligations of Nationstar under such Designated Servicing Agreement, as evidenced by the related MSR Transfer Notice.

MSR Transfer Notice: A notice delivered by Advance Purchaser to the Indenture Trustee in the form attached hereto as Exhibit I.

Nationstar: Has the meaning set forth in the Preamble.

Nationstar Advance Receivables: Collectively, the Nationstar Initial Advance Receivables and the Nationstar Additional Advance Receivables.

Nationstar Additional Advance Receivables: Each Advance Receivable in existence on any Business Day on and after the Closing Date and until the opening of business on the related MSR Transfer Date and which arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as a result of Nationstar making Advances with respect to such Designated Servicing Agreement.

Nationstar Initial Advance Receivables: Each Advance Receivable in existence on the Closing Date and which arose from Nationstar making Advances with respect to the Designated Servicing Agreements listed on the Designated Servicing Agreement Schedule.

New Receivables Funding Amount: For any Funding Date and with respect to any amounts to be disbursed on any Funding Date, an amount equal to the sum of the Series New Receivables Funding Amounts for all Outstanding Series for all Additional Receivables to be funded on such Funding Date, subject to limitation by the amount of Available Funds and by the amount that may be drawn on any VFNs in respect of such Funding Date and subject to the satisfaction of all Funding Conditions; provided, however, that (1) in any event the aggregate New Receivables Funding Amount disbursed on any Funding Date shall be limited to an amount which may be disbursed without resulting in a violation of the Collateral Test, (2) no amounts may be drawn on VFNs on a Limited Funding Date, and (3) the New Receivables Funding Amount on a Limited Funding Date is limited to amounts then on deposit in the Collection and Funding Account minus the Required Expense Reserve.

Net Excess Cash Amount: On any Payment Date or Interim Payment Date, the amount of funds available to be distributed to the Depositor pursuant to Section 4.4(j) or Section 4.5(a)(1)(xii) or Section 4.5(a)(2)(vi), as applicable.

Non-Judicial Corporate Advance: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial Corporate Receivable: A Corporate Advance Receivable in respect of a Non-Judicial Corporate Advance.

Non-Judicial Deferred Servicing Fee: Any Deferred Servicing Fee in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial Deferred Servicing Fee Receivable: A Deferred Servicing Fee Receivable in respect of a Non-Judicial Deferred Servicing Fee.

Non-Judicial Escrow Advance: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial Escrow Receivable: An Escrow Advance Receivable in respect of a Non-Judicial Escrow Advance.

Non-Judicial P&I Advance: Any P&I Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial P&I Receivable: A P&I Advance Receivable in respect of a Non Judicial P&I Advance.

Non-Judicial State: Each of the following: Alabama, Alaska, Arizona, Arkansas, California, Colorado, District of Columbia, Georgia, Hawaii, Idaho, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, North Carolina, Oregon, Rhode Island, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming. Additional Non-Judicial States may be designated from time to time pursuant to Section 12.1.

Nonrecoverable Advance: An Advance that is determined to be “non-recoverable” from late collections or liquidation or other proceeds of the Mortgage Loan in respect of which such Advance was made.

Nonrecoverable Deferred Servicing Fee: A Deferred Servicing Fee that is determined to be “non-recoverable” from late collection or liquidation or other proceeds of the Mortgage Loan in respect of which such Deferred Servicing Fee was accrued.

Note or Notes: Any note or notes of any Class authenticated and delivered from time to time under this Indenture including, but not limited to, any Variable Funding Note.

Note Balance: On any date (i) for any Term Note, or for any Series or Class of Term Notes, as the context requires, the Initial Note Balance of such Term Note or the aggregate of the Initial Note Balances of the Term Notes of such Series or Class, as applicable, less all amounts paid to the Noteholder of such Term Note or Noteholders of such Term Notes with respect to principal, (ii) for any Variable Funding Note, its VFN Principal Balance on such date and (iii) for any other Note, as set forth in the related Indenture Supplement.

Note Interest Rate: For any Note, or for any Series or Class of Notes as the context requires, the interest rate specified, or calculated as provided in, the related Indenture Supplement.

Note Owner: With respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Noteholder of such Note.

Note Payment Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.8 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the New Residential Advance Receivables Trust Advance Receivables Backed Notes, Note Payment Account”.

Note Purchase Agreement: An agreement with one or more initial purchasers or placement agents under which the Issuer will sell the Notes to such initial purchaser, or contract with such placement agent for the initial private placement of the Notes, in each case as further defined in the related Indenture Supplement.

Note Rating Agency: With respect to any Outstanding Class of Notes, each rating agency, if any, specified in the related Indenture Supplement. References to Note Rating Agencies or “each” or “any” Note Rating Agency in this Indenture refer to Note Rating Agencies that were engaged to rate any Notes issued under this Indenture, which Notes are still Outstanding.

Note Register: As defined in Section 6.5.

Note Registrar: The Person who keeps the Note Register specified in Section 6.5.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands as may be specified in this Indenture, the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Receivables Seller or any Person that is an Affiliate of either or both of the Issuer and the Receivables Seller, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained. The Indenture Trustee shall have no responsibility to count any Person as a Noteholder who is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is an Affiliate of either or both of the Issuer and Receivables Seller.

Noteholders’ Amount: As defined in Section 4.3(e).

Obligor: Any Person who owes or may be liable for payments under a Mortgage Loan.

Officer’s Certificate: A certificate signed by an Issuer Authorized Officer and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)) or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Receivables Seller or the Servicer.

Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee, which counsel may, without limitation, and except as otherwise expressly provided in this Indenture and except for any opinions related to tax matters or material adverse effects on Noteholders, be an employee of the Issuer, the Receivables Seller or any of their Affiliates.

Organizational Documents: The Issuer’s Trust Agreement (including the related Owner Trust Certificate).

Other Advance Rate Reduction Event: As defined in the related Indenture Supplement, if applicable.

Other Advance Rate Reduction Event Cure Period: As defined in the related Indenture Supplement, if applicable.

Outstanding: With respect to all Notes and, with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(i) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 6.9;

(ii) any Notes to be redeemed for whose full payment (including principal and interest) redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, or provision therefore satisfactory to the Indenture Trustee has been made;

(iii) any Notes which are canceled pursuant to Section 7.3; and

(iv) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes”. In determining whether the Noteholders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, Notes owned by the Issuer, the Receivables Seller, or any Affiliate of the Issuer or the Receivables Seller shall be disregarded. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer has actual knowledge are owned by the Issuer or the Receivables Seller, or any Affiliate of the Issuer or the Receivables Seller, will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or the Receivables Seller or any Affiliate of the Issuer or the Receivables Seller.

Owner: When used with respect to a Note, any related Note Owner.

Owner Trust Certificate: A certificate evidencing a 100% undivided beneficial interest in the Issuer.

Owner Trustee: Wilmington Trust, National Association, a national association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

Owner Trustee Fee: The annual fee payable as agreed upon by the Owner Trustee and Advance Purchaser pursuant to the Owner Trustee Fee Letter.

Owner Trustee Fee Letter: The fee letter agreement between the Owner Trustee and Advance Purchaser dated the Closing Date, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to the Owner Trustee for the performance of its duties as Owner Trustee of the Issuer.

P&I Advance: Any advance disbursed by the Servicer (including any predecessor servicer) pursuant to any Designated Servicing Agreement, of delinquent interest and/or principal that have not been timely paid by Obligors, including any amounts deposited by the Servicer into a Custodial Account in order to reimburse such Custodial Account for Amounts Held for Future Distribution previously on deposit therein which the Servicer (including any predecessor servicer) had used to make a previous P&I Advance in accordance with the related Designated Servicing Agreement.

P&I Advance Amount: As defined in Section 4.3(e)

P&I Advance Disbursement Account: The segregated non-interest bearing trust account, which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.3(d) as a Trust Account and entitled “Wells Fargo Bank, N.A., as Indenture Trustee for the New Residential Advance Receivables Trust Advance Receivables Backed Notes, P&I Advance Disbursement Account”.

P&I Advance Receivable: Any Receivable representing the right to be reimbursed for a P&I Advance.

P&I Advance Reimbursement Amount: Any amount collected under any Designated Servicing Agreement from Obligors or otherwise, which amount, by the terms of such Designated Servicing Agreement, is payable to the Servicer to reimburse P&I Advances disbursed by the Servicer.

Paying Agent: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as paying agent pursuant to the terms of this Indenture.

Payment Date: In any month beginning in April 2014, the 15th day of such month or, if such 15th day is not a Business Day, the next Business Day following such 15th day.

Payment Date Report: As defined in Section 3.2(b).

Payment Default: An Event of Default of the type described in Section 8.1(a).

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; and provided further that the short-term debt obligations of such agency or instrumentality at the date of acquisition thereof have been rated (x) “A-1” by S&P if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” by S&P if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(ii) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated “A-1+” by S&P;

(iii) certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “A-1+” by S&P;

(iv) commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated “A-1+” by S&P;

(v) interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating of “AAAm” from S&P; or

(vi) other obligations or securities that are acceptable to S&P as Permitted Investments hereunder and if the investment of Account funds therein will not result in a reduction in the then current rating of the Notes, as evidenced by a letter to such effect from S&P;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased by the Indenture Trustee through an Affiliate of the Indenture Trustee.

Permitted Investments are only those which are acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, and with respect to which (A) the Indenture Trustee has noted its interest therein on its books and records, and (B) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC, without acting in collusion with a Securities Intermediary in violating such Securities Intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (C) either (i) such investments are in the possession of the Indenture Trustee or (ii) such investments, (x) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or if in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (y) if uncertificated securities, ownership of such securities has been registered in the name of the Indenture Trustee on the books of the issuer thereof (or another person, other than a Securities Intermediary, either has become the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (z) if Securities Entitlements representing interests in securities or other financial assets (or interests therein) held by a Securities Intermediary, a Securities Intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s Securities Account with such Securities Intermediary. No instrument described hereunder may be purchased at a price greater than par, if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Permitted Lien: Any liens for taxes, assessments, or similar charges incurred in the ordinary course of business and which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.

Permitted Refinancing: An assignment by the Issuer, subject to satisfaction of Section 2.1(c), either (i) to a third party unaffiliated with the Servicer or (ii) to a special purpose, bankruptcy-remote entity (“SPV”), of all the Receivables and related assets attributable to one or more Designated Servicing Agreements, as a result of which assignment the assignee pays to the Issuer 100% of the Receivable Balances with respect to such Receivables; provided, that in the case of an assignment to an SPV pursuant to clause (ii), (a) such assignment may be effected by means of an initial sale, transfer, distribution or other transfer of the Receivables and related assets to Advance Purchaser so long as Advance Purchaser immediately sells and/or contributes the Receivables and related assets to the related SPV, if the SPV’s organizational documents and financing arrangements only permit acquisition of Receivables and similar assets from Advance Purchaser and its Affiliates, and (b) if requested by the Administrative Agent, an opinion of external legal counsel, reasonably satisfactory to the Administrative Agent, to the effect that the Issuer would not be substantively consolidated with Advance Purchaser or any non-special purpose entity Affiliate of Advance Purchaser involved in the transactions contemplated herein, shall have been delivered to the Administrative Agent.

Person: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

Place of Payment: With respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes by the Indenture Trustee.

Predecessor Notes: Of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 6.6 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Prior Issuer: Any of Nationstar Mortgage Advance Receivables Trust, NRZ Servicer Advance Receivables Trust CS or NRZ Servicer Advance Receivables Trust BC, or such other issuer as approved by the Administrative Agent in its sole discretion.

Prior Trustee: Any of The Bank of New York Mellon, Wells Fargo Bank, N.A., or any permitted successor or assign thereto, acting as Indenture Trustee with respect to a servicer advance facility entered into with a Prior Issuer.

PTCE: As defined in Section 6.5(k).

Potential Restructuring: A restructuring of any or all of the Transaction Documents to provide for any of the following (which may occur in one or more steps or transactions): (i) the rights to the basic servicing fees under the related Designated Servicing Agreements are held by a Basic Fee Holder, (ii) the rights to become the named servicer under a Designated Servicing Agreement after the applicable MSR Transfer Date are held by a RMSR Holder, (iii) the Receivables are transferred from Advance Purchaser to an Intermediate Transferee prior to the transfer thereof to the Depositor, (iv) the rights to Deferred Servicing Fees are held by a Basic Holder prior to direct or indirect transfer thereof to the Depositor and (v) any combination of the foregoing.

Purchase Agreement: Has the meaning set forth in the Recitals.

Qualified Institutional Buyer: As defined in Rule 144A under the Securities Act.

Ratings Effect: A reduction, qualification with negative implications or withdrawal of any then current rating of any Outstanding Notes by an applicable Note Rating Agency (other than as a result of the termination of such Note Rating Agency).

Receivable: The contractual right (i) to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance made by the Servicer (including any predecessor servicer) pursuant to such Designated Servicing Agreement, which Advance has not previously been reimbursed, or (B) to payment pursuant to the terms of a Designated Servicing Agreement listed on the Designated Servicing Agreement Schedule to the extent designated as being eligible for financing for a Deferred Servicing Fee owed the Servicer pursuant to such Designated Servicing Agreement which has been accrued by the Servicer (or any predecessor Servicer) but not paid and which contractual right to reimbursement or payment has been Granted to the Indenture Trustee for inclusion in the Trust Estate by the Issuer hereunder, and including in either case all rights of the Servicer (including any predecessor servicer) to enforce payment of such obligation under the related Servicing Agreement, consisting of the Initial Receivables and all Additional

Receivables and (ii) to amounts to be paid as consideration for any purchase of the contractual right to reimbursement described in clause (i) or to servicing fees has been Granted to the Indenture Trustee for inclusion in the Trust Estate by the Issuer hereunder. A “Receivable” remains a “Receivable,” and is not deemed to have been converted into cash, except to the extent that cash in respect of a reimbursement of that Receivable has been deposited into the Collection and Funding Account. A “Receivable” is originated when the Servicer makes the related Advance (or the Advance is made on its behalf in the case of P&I Advances that may be pre-funded same day pursuant to Section 4.3 hereof) or, with respect to Advances made by a predecessor servicer, when the Servicer reimburses the predecessor servicer for such Advance when the Servicer assumes servicing of the related Mortgage Loan or, with respect to Deferred Servicing Fees when the related servicing fee shall be accrued and unpaid on the related monthly remittance date following the related due date. Receivables for Deferred Servicing Fees that are ineligible for financing will not be sold or transferred by the Servicer and are not a part of the Trust Estate.

Receivable Balance: As of any date of determination and with respect to any Receivable, the outstanding amount of such Receivable, which shall only be reduced to the extent that cash in respect of reimbursement of that Receivable has been deposited into the Collection and Funding Account.

Receivable File: The documents described in Section 2.2 pertaining to a particular Receivable.

Receivables Pooling Agreement: The Receivables Pooling Agreement, dated as of the Closing Date, between the Depositor, as seller, and the Issuer, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

Receivables Sale Agreement: The Receivables Sale Agreement, dated as of the Closing Date, among Nationstar, Advance Purchaser, and the Depositor, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period for all Series and Classes of Notes, on which all amounts due on all Series and Classes of Notes issued by the Issuer pursuant to this Indenture, and all other amounts payable to any party pursuant to this Indenture, shall have been paid in full.

Receivables Seller: Nationstar, as the entity that sells to Advance Purchaser, on and after the Closing Date but before the related MSR Transfer Date in respect of the related Designated Servicing Agreement, and Advance Purchaser, as the entity that shall, on and after the Closing Date, and both before and after the related MSR Transfer Date in respect of the related Designated Servicing Agreement, sell and contribute to the Depositor all Receivables that it either (i) acquires from Nationstar (before the related MSR Transfer Date in respect of the related Designated Servicing Agreement), (ii) creates as a result of making Advances (on or after the related MSR Transfer Date in respect of the related Designated Servicing Agreement), (iii) acquires related to the Deferred Servicing Fees acquired pursuant to the Purchase Agreement under the Designated Servicing Agreements or (iv) accrues as Deferred Servicing Fee Receivables on and after the related MSR Transfer Date.

Record Date: For the interest or principal payable on any Note on any applicable Payment Date or Interim Payment Date, (i) for a Book Entry Note, the last Business Day before such Payment Date or Interim Payment Date, as applicable, and (ii) for a Definitive Note, the last day of the calendar month preceding such Payment Date or Interim Payment Date, as applicable, unless otherwise specified in the related Indenture Supplement.

Redemption Amount: With respect to a redemption of any Series or Class of Notes by the Issuer pursuant to Section 13.1, an amount, which when applied together with other Available Funds pursuant to Section 4.5, shall be sufficient to pay an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series or Class as of the applicable Redemption Payment Date or Redemption Date, (ii) all accrued and unpaid interest on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date, (iii) any and all amounts allocable to such Series or Class and then owing or owing in connection with such redemption to the Indenture Trustee, the Securities Intermediary, any Derivative Counterparty, Liquidity Provider or Supplemental Credit Enhancement Provider, from the Issuer pursuant to the terms hereof, and (iv) any and all other amounts allocable to such Series or Class then due and payable hereunder (including without limitation all accrued and unpaid Default Supplemental Fees and ERD Supplemental Fees and related shortfall amounts on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date) and sufficient to authorize the satisfaction and discharge of this Indenture pursuant to Section 7.1.

Redemption Date: As defined in Section 13.1.

Redemption Notice: As defined in Section 13.2.

Redemption Payment Date: As defined in Section 13.1.

Redemption Percentage: For any Class, 10% or such other percentage set forth in the related Indenture Supplement.

Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Definitive Note: As defined in Section 5.2(c)(ii).

Regulation S Global Note: As defined in Section 5.2(c)(ii).

Regulation S Note: As defined in Section 5.2(c)(ii).

Regulation S Note Transfer Certificate: As defined in Section 6.5(i)(ii).

RMSR Holder: Any entity other than Advance Purchaser that has the rights to become the named servicer under a Designated Servicing Agreement after the applicable MSR Transfer Date.

REO Property: A Mortgaged Property in which a Mortgage Pool or owner has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

Required Expense Reserve: An amount that, following any Funding Date, shall remain on deposit in the Collection and Funding Account, which amount shall equal (i) the amounts payable in respect of Fees and invoiced or regularly occurring expenses payable from Available Funds on the next Payment Date, plus (ii) all accrued and unpaid interest due on the Notes on the next Payment Date following such Funding Date, plus (iii) all amounts required to be deposited into each Series Reserve Account on the next Payment Date, plus (iv) the aggregate of all Target Amortization Amounts payable on the next Payment Date, except with respect to any Classes of Notes for which the related Indenture Supplement provides that Target Amortization Amounts shall not be reserved as part of the Required Expense Reserve plus (v) all accrued and unpaid Default Supplemental Fees and ERD Supplemental Fees and related shortfall amounts, if any, due on the Notes on the next Payment Date following such Funding Date minus (vi) the amounts then on deposit in the Accumulation Accounts.

Reserve Interest Rate: As defined in the related Indenture Supplement for any Series or Class of Notes.

Responsible Officer:

(i) When used with respect to the Indenture Trustee, the Calculation Agent, the Note Registrar, the Securities Intermediary or the Paying Agent, an Indenture Trustee Authorized Officer; and

(ii) when used with respect to the Issuer, any Issuer Authorized Officer who is an officer of the Issuer or is an officer of the Administrator of the type referred to in clause (iii) below; and

(iii) when used with respect to the Servicer, the Subservicer, or the Administrator, the chief executive officer, the chief financial officer or any vice president of the Servicer or the Administrator, as the case may be.

Revolving Period: For any Series or Class of Notes, the period of time which begins on the related Issuance Date and ends on the earlier to occur of (i) a Target Amortization Event for such Series or Class of Notes and (ii) a Facility Early Amortization Event.

Rule 144A: Rule 144A promulgated under the Securities Act.

Rule 144A Definitive Note: As defined in Section 5.2(c)(i).

Rule 144A Global Note: As defined in Section 5.2(c)(i).

Rule 144A Note: As defined in Section 5.2(c)(i).

Rule 144A Note Transfer Certificate: As defined in Section 6.5(i)(iii).

S&P means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, which is a part of McGraw Hill Financial, Inc.

Sale: Any sale of any portion of the Trust Estate pursuant to Section 8.16.

Sale Date: As defined in the Receivables Sale Agreement.

Second-Lien Receivable: A Receivable that arises under a Designated Servicing Agreement for which the related Advance or Deferred Servicing Fee relates to a Mortgage Loan or REO Property secured by a second lien.

Schedule of Receivables: On any date, a schedule, which shall be delivered by the Administrator to the Indenture Trustee, and maintained by the Indenture Trustee, in an electronic form, listing the outstanding Receivables sold and/or contributed to the Depositor under the Receivables Sale Agreement and sold and/or contributed to the Issuer under the Receivables Pooling Agreement and any Assignment and Recognition Agreement and Granted to the Indenture Trustee pursuant to this Indenture, as updated from time to time to list Additional Receivables Granted to the Indenture Trustee and deducting any amounts paid against the Receivables as of such date, identifying such Receivables by Designated Servicing Agreement, dollar amount of the related Advance or Deferred Servicing Fee, identifying the Advance Type for such Receivable and identifying the related Mortgage Loan number and date of the related Advance or Deferred Servicing Fee. The Indenture Trustee shall be entitled to rely conclusively on the then current Schedule of Receivables until receipt of a superseding schedule.

Secured Party: As defined in the Granting Clause.

Securities Account: As defined in Section 8-501(a) of the UCC.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: As defined in Section 8-102(a)(14) of the UCC, and where appropriate, shall mean Wells Fargo Bank, N.A. or its successor, in its capacity as securities intermediary pursuant to Section 4.9.

Security Entitlement: As defined in Section 8-102(a)(17) of the UCC.

Security Interest: The security interest in the Collateral Granted to the Indenture Trustee pursuant to the Granting Clause.

Series: One or more Class or Classes of Notes assigned a series designation.

Series Allocation Percentage: For any Series on any date of determination:

(a) as of any date prior to the Full Amortization Period, the percentage obtained by dividing (i) the Series Invested Amount for such Series by (ii) the aggregate of the Series Invested Amounts for all Outstanding Series; and

(b) as of any date during the Full Amortization Period, the percentage obtained by dividing (i) the Series Invested Amount for such Series as of the first day of the Full Amortization Period by (ii) the aggregate of the Series Invested Amounts as of the first day of the Full Amortization Period for all Outstanding Series.

Series Available Funds: For any Series as of any Payment Date occurring during the Full Amortization Period, the sum of the following:

(i) any proceeds received by the Issuer under any Derivative Agreement for any Class of Notes under such Series that have not been paid or distributed in accordance with such Derivative Agreement (provided that such proceeds may only be used to pay amounts due to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement for so long as such Classes of Notes are not repaid in full or refinanced);

(ii) any proceeds received by the Issuer under any Supplemental Credit Enhancement Agreement for any Class of Notes under such Series that have not been paid or distributed in accordance with such Supplemental Credit Enhancement Agreement (provided that such proceeds may only be used to pay amounts due to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement for so long as such Classes of Notes are not repaid in full or refinanced);

(iii) such Series’ Series Allocation Percentage of any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes;

(iv) in respect of each Advance Type of Receivables with a non-zero Advance Rate for such Series, the product of (A) the Advance Type Allocation Percentage for such Advance Type and (B) the Collections then on deposit in the Trust Accounts that are not Sinking Fund Accounts or Series Reserve Accounts (prior to giving effect to any payments on such Payment Date) attributable to Receivables of such Advance Type;

(v) if no Series has a non-zero Advance Rate for any Advance Type of Receivables, the sum, for each such Advance Type of Receivables, of the product of (A) such Series’ Series Allocation Percentage and (B) the Collections then on deposit in the Trust Accounts that are not Sinking Fund Accounts or Series Reserve Accounts (prior to giving effect to any payments on such Payment Date) attributable to Receivables of such Advance Type;

(vi) such Series’ Series Allocation Percentage of any amounts on deposit in any Sinking Fund Accounts (prior to giving effect to any payments on such Payment Date); and

(vii) such Series’ Series Allocation Percentage of any other funds of the Issuer that the Issuer (or the Administrator (or a Sub-Administrator on behalf of the Administrator) on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” as of such Payment Date.

Series Fee Limit: For any Series, as specified in the related Indenture Supplement, if applicable.

Series Fees: For any Series, as specified in the related Indenture Supplement, which shall include any amounts payable to any Derivative Counterparty, Supplemental Credit Enhancement Provider or other similar amount payable in respect of a particular Series.

Series Invested Amount: For any Series on any date is the largest Class Invested Amount for all Outstanding Classes of Notes included in such Series.

Series New Receivables Funding Amount: For any Funding Date in respect of Receivables of any Advance Type, for any Series that provides a non-zero Advance Rate for such Advance Type and any Additional Receivable related to such Advance Type proposed to be funded on such Funding Date, the product of (i) the applicable Weighted Average CV Adjusted Advance Rate for such Series and (ii) the related Advance Type Allocation Percentage of the aggregate Receivable Balances of the Receivables in respect of such Advance Type under all Designated Servicing Agreements, including all Receivables conveyed to the Issuer since the previous Funding Date (including in the case of any Series that provides a non-zero Advance Rate for P&I Advance Receivables to be so conveyed on such Funding Date, but not including any portion thereof relating to P&I Advances to the extent such P&I Advances were funded using Amounts Held for Future Distribution).

Series Required Noteholders: For any Series (a) if not specified in the related Indenture Supplement, Noteholders of any Series constituting both (i) the Majority Noteholders of such Series and (ii) the Majority Noteholders of the most senior Class of Outstanding Notes of such Series and (b) if specified in the related Indenture Supplement, as set forth in the related Indenture Supplement.

Series Reserve Account: An account established for each Series which shall be a segregated non-interest bearing trust account which is an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.6, and in the name of the Indenture Trustee and identified by each relevant Series.

Series Reserve Required Amount: For each Series, the amount calculated as described in the related Indenture Supplement.

Servicer: For any Designated Servicing Agreement for such Designated Servicing Agreement, (i) prior to the related MSR Transfer Date, Nationstar in its capacity as the Servicer under such Designated Servicing Agreement in servicing the related Mortgage Loans for and on behalf of the respective MBS Trustees or other owner(s), and any successor named servicer appointed under such Designated Servicing Agreement and (ii) on and after the related MSR Transfer Date in respect of the related Designated Servicing Agreement, Advance Purchaser in its capacity as the Servicer under such Designated Servicing Agreement in servicing the related Mortgage Loans for and on behalf of the respective MBS Trustees or other owner(s), and any successor named servicer appointed under such Designated Servicing Agreement.

Servicer Ratings Downgrade: A downgrade by any rating agency of the servicer ratings of the Servicer or the Subservicer that results in the occurrence of a Servicer Termination Event with respect to the Servicer or a Subservicer Termination Event with respect to the Subservicer pursuant to the terms of a Designated Servicing Agreement or Subservicing Agreement.

Servicer Termination Event: With respect to any Designated Servicing Agreement, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which any Person has the current right to terminate the Servicer as servicer, subservicer, or master servicer, as applicable, (and any Subservicer that may be acting on behalf of the Servicer) under such Designated Servicing Agreement.

Servicing Agreement: Any pooling and servicing agreement, sale and servicing agreement, or servicing agreement pursuant to which the Servicer is servicing Mortgage Loans for and on behalf of a Mortgage Pool or other owner, each as amended, supplemented, restated, or otherwise modified from time to time.

Servicing Standards: As defined in Section 10.3(k).

Similar Law: As defined in Section 6.5(k).

Sinking Fund Account: An account established for any Series which shall be a segregated non-interest bearing trust account which is an Eligible Account, established and maintained pursuant to Section 4.1 and 4.7, and in the name of the Indenture Trustee and identified by each relevant Series; provided, that, if more than one Sinking Fund Account is to be established for any Series, such accounts may be established as a single Eligible Account with sub-accounts thereof related to specified Classes within such Series as to which Classes a “Sinking Fund Account” has been created and the Sinking Fund Account for a particular Class of such Series shall refer to the sub- account of the related Eligible Account related to such Class.

Sinking Fund Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; and provided further that such obligations shall have a maturity of no more than three hundred and sixty five (365) days after the date of acquisition and further the short-term debt obligations of such agency or instrumentality at the date of acquisition thereof have been rated (x) “A-1” by S&P if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” by S&P if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than twelve months from the date of acquisition thereof and in any event not later than the Business Day immediately preceding the Expected Repayment Date of the Class of Notes related to the Sinking Fund Account in which such Sinking Fund Permitted Investment is held; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated “A-1+” by S&P;

(iii) certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that such obligations shall have a maturity of not more than three hundred and sixty five (365) days after the date of acquisition and further the unsecured short-term debt obligations of such depository institution at the date of acquisition thereof have been rated (x) “A-1” by S&P if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” by S&P if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(iv) commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated “A-1+” by S&P; provided that such commercial paper shall have a maturity of no more than three hundred and sixty five (365) days after the date of acquisition;

(v) interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating of “AAAm” from S&P; or

(vi) other obligations or securities that are acceptable to S&P as Permitted Investments hereunder and if the investment of Account funds therein will not result in a reduction of the then current rating of the Notes, as evidenced by a letter to such effect from S&P;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the immediately preceding the Expected Repayment Date of the Class of Notes related to the Sinking Fund Account in which such Sinking Fund Permitted Investment is held (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Expected Repayment Date), and shall be required to be held to such maturity; and provided further, that each of the Sinking Fund Permitted Investments may be purchased by the Indenture Trustee through an Affiliate of the Indenture Trustee.

Sinking Fund Permitted Investments are only those which are acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, and with respect to which (A) the Indenture Trustee has noted its interest therein on its books and records, and (B) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC, without acting in collusion with a Securities Intermediary in violating such Securities Intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (C) either (i) such investments are in the possession of the Indenture

Trustee or (ii) such investments, (x) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or if in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (y) if uncertificated securities, ownership of such securities has been registered in the name of the Indenture Trustee on the books of the issuer thereof (or another person, other than a Securities Intermediary, either has become the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (z) if Securities Entitlements representing interests in securities or other financial assets (or interests therein) held by a Securities Intermediary, a Securities Intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s Securities Account with such Securities Intermediary. No instrument described hereunder may be purchased at a price greater than par.

SLS: Specialized Loan Servicing LLC or any successor thereof.

SLS Subservicing Agreement: The Subservicing Agreement dated as of June 28, 2013 between Nationstar and SLS.

Specified Notes: The Class 1 Specified Notes and the Class 2 Specified Notes.

SPS: Select Portfolio Servicing, Inc. or any successor thereof.

SPS Subservicing Agreement: The Subservicing Agreement dated as of June 28, 2013 between Nationstar and SPS.

STAMP: As defined in Section 6.5(d).

Stated Maturity Date: For each Class of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the outstanding principal and all accrued interest for such Series or Class of Notes is due and payable.

Stop Date: As defined in the Receivables Sale Agreement.

Sub-Administrator: Nationstar or any other entity appointed by Administrator to perform certain of its duties hereunder or under the Transaction Documents with the prior written approval of the Administrative Agent.

Subservicer: For any Designated Servicing Agreement, on and after the related MSR Transfer Date, Nationstar in its capacity as the Subservicer for such Designated Servicing Agreement under the related Subservicing Agreement, and any other subservicer as may be appointed from time to time for such Designated Servicing Agreement pursuant to an Eligible Subservicing Agreement. For any Designated Servicing Agreement prior to the related MSR Transfer Date, Nationstar or any successor named servicer pursuant thereto shall be referred to as the Subservicer for such Designated Servicing Agreement for all purposes under this Indenture for purposes of convenience of reference. “Subservicer” shall not include any subservicer engaged by Nationstar pursuant to which such subservicer performs the tasks contemplated by clause (ix) of the definition of “Facility Eligible Receivable”.

Subservicer Termination Event: With respect to any Subservicing Agreement, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Subservicer of any required notices, as a result of which the Servicer has the current right to terminate the Subservicer under such Subservicing Agreement.

Subservicing Agreement: A subservicing agreement entered into by Advance Purchaser, as servicer, and a Subservicer for some or all of the Designated Servicing Agreements that must be an Eligible Subservicing Agreement including, without limitation, the economic agreement as to the Designated Servicing Agreements between Advance Purchaser and Nationstar prior to the related MSR Transfer Date.

Subsidiary: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Supplemental Credit Enhancement Agreement: A letter of credit, cash collateral account or surety bond or other similar arrangement with any credit enhancement provider which provides the benefit of one or more forms of credit enhancement which is referenced in the applicable Indenture Supplement for any Series or Class of Notes.

Supplemental Credit Enhancement Provider: Any party to any Supplemental Credit Enhancement Agreement other than the Issuer or the Indenture Trustee on behalf of the Issuer.

Target Amortization Amount: For any Interim Payment Date or any Payment Date, as the case may be, for each Class of Notes then in its Target Amortization Period, the monthly amount specified in, or calculated as described in, the related Indenture Supplement; provided, that such monthly amount must be either a fixed dollar amount or a fixed percentage of the Note Balance of such Class.

Target Amortization Class: Any Class of Notes that is in its Target Amortization Period at a time when no Facility Early Amortization Event shall have occurred and be continuing unwaived.

Target Amortization Event: For any Series or Class of Notes, the earlier of (i) the related Expected Repayment Date and (ii) the occurrence of any of the events designated as such in the related Indenture Supplement; provided, that if any Target Amortization Event occurs with respect to any VFN, it shall constitute a Target Amortization Event for all Classes of VFNs.

Target Amortization Period: For any Class of Notes, the period that begins upon the occurrence of a Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full, in accordance with the related Indenture Supplement.

Target Amortization Principal Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the Nationstar Servicer Advance Receivables Backed Notes, Target Amortization Principal Accumulation Account”.

Target Amortization Principal Accumulation Amount: For any Target Amortization Class on any date, the Target Amortization Amount for the next Payment Date.

Term Note: Notes of any Series or Class designated as “Term Notes” in the related Indenture Supplement.

Transaction Documents: Collectively, this Indenture, each Note Purchase Agreement, the Receivables Sale Agreement, the Receivables Pooling Agreement, the Fee Letter, the Owner Trustee Fee Letter, the Derivative Agreements, Supplemental Credit Enhancement Agreements, the Schedule of Receivables and the Designated Servicing Agreement Schedule, all Notes, the Trust Agreement, the Administration Agreement, the Subservicing Agreement, the Purchase Agreement, each Indenture Supplement, each Assignment and Recognition Agreement and each Closing Agreement and each of the other documents, instruments and agreements entered into on the date hereof and thereafter in connection with any of the foregoing or the transactions contemplated thereby, each as amended, supplemented, restated, or otherwise modified from time to time.

Transfer: As defined in Section 6.5(h). It is expressly provided that the term “Transfer” in the context of the Notes includes, without limitation, any distribution of the Notes by (i) a corporation to its shareholders, (ii) a partnership to its partners, (iii) a limited liability company to its members, (iv) a trust to its beneficiaries or (v) any other business entity to the owners of the beneficial interests in such entity.

Trigger Advance Rate: For any Class or Series of Notes, as defined in the related Indenture Supplement. If an Indenture Supplement does not define a “Trigger Advance Rate,” the related Series and Classes shall have no Trigger Advance Rate.

Trust Account or Trust Accounts: Individually, any of the Collection and Funding Account, the Initial Collection Account, the Note Payment Account, the Series Reserve Account, the Interest Accumulation Account, the Target Amortization Principal Accumulation Account, the Fee Accumulation Account or the P&I Advance Disbursement Account or any Sinking Fund Account and any other account required under any Indenture Supplement, and collectively, all of the foregoing.

Trust Agreement: The Amended and Restated Trust Agreement, dated the Closing Date, by and between the Depositor and Owner Trustee, as amended, supplemented, restated, or otherwise modified from time to time.

Trust Estate: The trust estate established under this Indenture for the benefit of the Noteholders, which consists of the property described in the Granting Clause, to the extent not released pursuant to Section 7.1.

Trust Property: The property, or interests in property, constituting the Trust Estate from time to time.

UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

Undrawn Fees: With respect to any Payment Date during the related Revolving Period, an amount equal to the aggregate of the accrued and unpaid Undrawn Fee Amounts for each day of the Monthly Advance Collection Period immediately preceding such Payment Date, plus any unpaid Undrawn Fees from prior Payment Dates.

Undrawn Fee Amount: For any Series of VFNs as specified in the related Indenture Supplement, for each day during the related Revolving Period, an amount equal to the product of (i) the aggregate of the related Maximum VFN Principal Balance for each Class of VFNs less the aggregate of the VFN Principal Balance of each Class of VFNs as of the close of business on such day, and (ii) the Undrawn Fee Rate divided by 360.

Undrawn Fee Rate: For any VFN Class, the rate set forth or described in the related Indenture Supplement, if any.

United States and U.S.: The United States of America.

United States Person: (i) A citizen or resident of the United States, (ii) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any one of the states thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

Unmatured Default: With respect to any Designated Servicing Agreement, the occurrence of any event or condition which, with notice and/or the passage of any applicable cure period, will result in a Servicer Termination Event or Subservicer Termination Event.

Variable Funding Note or VFN: Any Note of a Series or Class designated as “Variable Funding Notes” in the related Indenture Supplement.

Verification Agent: As defined in Section 3.3(d).

Verification Agent Fee: The amount payable to the Verification Agent following completion of its quarterly agreed upon procedures under Section 3.3(d) in an amount to be determined by the Administrative Agent after consultation with the Servicer.

VFN Draw: For any Interim Payment Date or Payment Date, the amount to be borrowed on such date in relation to any VFNs pursuant to Section 4.3(b).

VFN Draw Date: Any Interim Payment Date or Payment Date on which a VFN Draw is to be made pursuant to Section 4.3(b).

VFN Noteholder: The Noteholder of a VFN.

VFN Note Balance Adjustment Request: As defined in Section 4.3(b)(i).

VFN Principal Balance: On any date, for any VFN or for any Series or Class of VFNs, as the context requires, the Note Balance thereof as of the opening of business on the first day of the then-current Interest Accrual Period for such Series or Class less (i) all amounts previously paid during such Interest Accrual Period on such Note with respect to principal plus (ii) the amount of any increase in the Note Balance of such Note during such Interest Accrual Period prior to such date, which amount shall not exceed the Maximum VFN Principal Balance.

Voting Interests: The aggregate voting power evidenced by the Notes, and each Outstanding Note’s Voting Interest within its Series equals the percentage equivalent of the fraction obtained by dividing that Note’s Note Balance by the aggregate Note Balance of all Outstanding Notes within such Series; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Depositor, the Receivables Seller or any Person that is an Affiliate of any of the Issuer, the Depositor or the Receivables Seller. The Indenture Trustee shall have no liability for counting a Voting Interest of any Person that is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is the Issuer or the Receivables Seller or an Affiliate of either or both of the Issuer and the Receivables Seller.

For the avoidance of doubt, all actions, consents and votes under the terms and provisions of this Indenture (other than under any Indenture Supplement related to a specific Series) that require a certain percentage of Voting Interests of all Notes shall be deemed by each of the parties hereto and the Noteholders to require such designated percentage of Voting Interests of each Outstanding Series and, in the event any one Series fails to provide the required percentage of Voting Interests with respect to any such action, consent or vote, then such action, consent or vote shall be deemed by the parties hereto and the Noteholders to be not approved.

Weighted Average Advance Rate: With respect to any Class of Notes on any date of determination, a percentage equal to the weighted average of the non-zero Advance Rates applicable to the Receivables in the case of such Class (weighted based on the Receivable Balances of all Facility Eligible Receivables that have a positive Collateral Value attributable to each separate Advance Type on such date). With respect to a Series of Notes, the “Weighted Average Advance Rate” shall equal the Weighted Average Advance Rate with respect to the Class within such Series with the highest Advance Rates.

Weighted Average CV Adjusted Advance Rate: With respect to any Class or Series on any date of determination, the lesser of (i) the product of (A) the Weighted Average Advance Rate, for such Class or Series on that date, and (B) a fraction, (1) the numerator of which equals the aggregate Receivable Balances of all Facility Eligible Receivables that have a positive Collateral Value with respect to such Class or Series on such date and (2) the denominator of which equals the aggregate Receivable Balances of all Receivables with non-zero Advance Rates applicable to the Receivables in the case of such Classes or Series and (ii) the related Trigger Advance Rate (or, when determined for a Series, the highest Trigger Advance Rate for any Class within such Series).

Whole Loan Servicing Agreement: A Servicing Agreement related to a Mortgage Pool that is not included in a closed-end securitization trust.

Section 1.2. Interpretation.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) reference to and the definition of any document (including this Indenture) shall be deemed a reference to such document as it may be amended or modified from time to time;

(b) all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(c) defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(e) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(f) periods of days referred to in this Indenture shall be counted in calendar days unless Business Days are expressly prescribed and references in this Indenture to months and years shall be to calendar months and calendar years unless otherwise specified;

(g) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(h) “including” and words of similar import will be deemed to be followed by “without limitation”;

(i) references to any Transaction Document (including this Indenture) and any other agreement shall be deemed a reference to such Transaction Document or agreement as it may be amended or modified from time to time; and

(j) references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time.

Section 1.3. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (2) unless the Indenture Trustee waives the requirement of delivery, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. No such certificate or opinion shall be required in any instance where 100% of the Noteholders and any applicable Derivative Counterparty have consented to the related amendment, modification or action.

Every certificate with respect to compliance with a condition or covenant provided for in this Indenture will include:

(a) a statement to the effect that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement to the effect that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action (each, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes will be proved by the Note Register.

(d) Any Action by a Noteholder will bind all subsequent Noteholders of such Noteholder’s Note, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(e) Without limiting the foregoing, a Noteholder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Noteholder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Noteholders of each such different part.

(f) Without limiting the generality of the foregoing, unless otherwise specified pursuant to one or more Indenture Supplements, a Noteholder, including a Depository that is the Noteholder of a Global Note representing Book-Entry Notes, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by a Noteholder, and a Depository that is the Noteholder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(g) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Noteholders. If such a record date is fixed, the Noteholders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Noteholders remain Noteholders after such record date. No such Action shall be valid or effective if made, given or taken more than ninety (90) days after such record date.

Section 1.6. Notices, etc., to Indenture Trustee, Issuer, Administrator and the Administrative Agent.

Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail to the Indenture Trustee (or Wells Fargo Bank, N.A. in any of its capacities) at its Corporate Trust Office, or the Issuer or the Administrator by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except with respect to notices to the Indenture Trustee of an Event of Default as provided in Section 8.1) if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail, addressed to it at (i) the Corporate Trust Office in the case of the Indenture Trustee or Wells Fargo Bank, N.A. in any of its capacities, (ii) 350 Highland Drive, Lewisville, TX 75067, in the case of Nationstar, (iii) c/o Wilmington Trust, National Association, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE, 19890, in the case of the Issuer, (iv) Eleven Madison Avenue, New York, New York 10010, in the case of the Administrative Agent, and (v) Advance Purchaser LLC, c/o New Residential Investment Corp., 1345 Avenue of the Americas, New York, NY 10105, Attention: Susan Givens, Chief Financial Officer, in the case of Advance Purchaser, or, in any case at any other address previously furnished in writing by any such party to the other parties hereto.

Section 1.7. Notices to Noteholders; Waiver.

(a) Where this Indenture, any Indenture Supplement or any Note provides for notice to registered Noteholders of any event, such notice will be sufficiently given (unless expressly provided otherwise herein, in such Indenture Supplement or in such Note) if in writing and mailed by overnight courier, sent by facsimile, sent by electronic transmission or personally delivered to each Noteholder of a Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery, none of the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, or any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Noteholder of a Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(c) Where this Indenture provides for notice to each Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.8. Administrative Agent.

(a) Discretion of Administrative Agent. Any provision providing for the exercise of discretion of the Administrative Agent means that such discretion may be executed in the sole and absolute discretion of the Administrative Agent. In addition, for the avoidance of doubt, as further provided in the definition of “Administrative Agent” herein and notwithstanding any other provision in this Indenture to the contrary, any approvals, consents, votes or other rights exercisable by the Administrative Agent under this Indenture (other than any Indenture Supplement related to a specific Series) shall require the approval, consent, vote or other exercise of rights of each Person specified by name under the definition of “Administrative Agent” or in its stead its Affiliate or successor as noticed to the Indenture Trustee.

(b) Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Indenture, a related Indenture Supplement or in the other Transaction Documents. The Administrative Agent shall not have by reason of this Indenture or any Transaction Document a fiduciary relationship in respect of any Noteholder. Nothing in this Indenture or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Indenture or any of the other Transaction Documents except as expressly set forth herein or therein. Each Noteholder shall make its own independent investigation of the financial condition and affairs of the Issuer in connection with the purchase of any Note and shall make its own appraisal of the creditworthiness of the Issuer and the value of the Collateral, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the Closing Date, as applicable, or at any time or times thereafter.

(c) Rights, Exculpation, Etc. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including, without limitation, counsel to the Administrative Agent or counsel to the Issuer), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (ii) makes no warranty or representation to any Noteholder and shall not be responsible to any Noteholder for any statements, certificates, warranties or representations made in or in connection with this Indenture or the other Transaction Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Indenture or the other Transaction Documents on the part of any Person, the existence or possible existence of any default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (iv) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Indenture or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Indenture Trustee’s Adverse Claim thereon, or any certificate prepared by the Issuer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Noteholders for any failure to monitor or maintain any portion of the Collateral. Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Indenture, the Notes or any of the other Transaction Documents in its own interests as a Noteholder or otherwise.

(d) Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Indenture or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 1.9. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.11. Severability of Provisions.

In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

Except as otherwise provided in Section 14.7 hereof, nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, the Securities Intermediary, the Calculation Agent, any Secured Party and the Noteholders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law.

THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.14. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 1.15. Submission to Jurisdiction; Waivers.

EACH OF THE PARTIES HERETO AND THE NOTEHOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Article II

The Trust Estate

Section 2.1. Contents of Trust Estate.

(a) Grant of Trust Estate. The Issuer has Granted the Trust Estate to the Indenture Trustee, and the Indenture Trustee has accepted this Grant, pursuant to the Granting Clause.

(b) Notification of MBS Trustees. The Servicer hereby represents and warrants that it has notified (or will notify) the related MBS Trustees with respect to the Designated Servicing Agreements as of the initial date of the assignment, transfer of ownership and pledge of Receivables related to such Servicing Agreements, including the related Advance Reimbursement Amounts, and that each related Receivable is subject to the Indenture Trustee’s Security Interest, pursuant to a notice, substantially in the form of Exhibit C attached hereto. The notices indicating the Security Interest of the Indenture Trustee in the Receivables relating to a particular Designated Servicing Agreement shall be deleted, rescinded or modified when, and only when, all related Receivables have been paid in full or have been released from such Security Interest pursuant to this Indenture. In addition, each Determination Date Report shall include a list of the Receivables, and any such list or related trial balance or Schedule of Receivables, and any other list of the Receivables (other than (i) any list provided from time to time to a MBS Trustee in the ordinary course of business and (ii) any communications with owners of equity interests in Advance Purchaser and their related advisors) provided by the Servicer, the Receivables Seller or the Issuer to any third party shall include language indicating that the Receivables identified therein are subject to the Indenture Trustee’s Security Interest.

(c) Addition and Removal of Designated Servicing Agreements.

(i) Addition of Designated Servicing Agreements.

(A) Advance Purchaser may at any time designate any Facility Eligible Servicing Agreement (except in the case of Ineligible Designated Servicing Agreements which may be any Servicing Agreement) as a Designated Servicing Agreement under the Receivables Sale Agreement, whereupon such Servicing Agreement shall become a “Designated Servicing Agreement” for purposes of this Indenture with respect to the Advance Types of Receivables that are designated as eligible pursuant to such Servicing Agreement if (1) the Administrator has certified in writing to the Indenture Trustee that such Servicing Agreement is a Facility Eligible Servicing Agreement, (2) the Administrative Agent (in its sole discretion) has approved such Servicing Agreement for addition and approved the designation of the Advance Types of Receivables that are eligible and (3) written notice of such addition has been provided to the Note Rating Agencies for the Outstanding Notes. Prior to the addition of any Designated Servicing Agreement, as provided in this Section 2.1(c), the Administrator must certify to the Indenture Trustee in writing that it has filed all financing statements or amendments to financing statements to ensure that the Indenture Trustee’s Security Interest in any Receivables related to any additional Designated Servicing Agreements is perfected and of first priority.

(B) If any Servicing Agreements are added as Designated Servicing Agreements, the Administrator shall update the Designated Servicing Agreement Schedule, which shall specifically designate the Advance type of Receivables that are eligible and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Designated Servicing Agreement Schedule.

(C) Notwithstanding anything herein to the contrary, the Issuer may acquire existing Receivables under Servicing Agreements to be added as Designated Servicing Agreements directly from another special purpose financing subsidiary of Advance Purchaser pursuant to an Assignment and Recognition Agreement, the Receivables from which are at the time of transfer financed in another facility and such Receivables may constitute Facility Eligible Receivables notwithstanding that such Receivables were not transferred by the Receivables Seller to the Depositor and then by the Depositor to the Issuer.

(ii) Removal of Designated Servicing Agreements.

(A) Advance Purchaser may remove any Servicing Agreement as a Designated Servicing Agreement under Section 2(d) of the Receivables Sale Agreement and/or change any Advance Types of Receivables that are designated as eligible or ineligible pursuant to such Servicing Agreement, whereupon such agreement shall no longer constitute a “Designated Servicing Agreement” or the Advance Types of Receivables shall no longer be designated as eligible or no longer be designated as ineligible (as the case may be, with respect to changes in categorization of certain Advance Types from the date on which they were originally designated with approval of the Administrative Agent) pursuant to such Servicing Agreement for purposes of this Indenture (except that, unless the Issuer conducts a Permitted Refinancing, Receivables related to Advances made by or Deferred Servicing Fees accrued by the Servicer pursuant to that agreement prior to its removal shall continue to be part of the Trust Estate, in which case Advance Purchaser may not assign to another Person any Receivables arising under that Servicing Agreement until all Receivables that arose under that Servicing Agreement that are included in the Trust Estate shall have been paid in full or sold or otherwise transferred in a Permitted Refinancing). Prior to removing any Designated Servicing Agreement or designating such Advance Types of Receivables as no longer eligible or no longer ineligible pursuant to such Servicing Agreement as provided in this Section 2.1(c), the Issuer must (1) receive prior written approval from the Administrative Agent, which may be given or withheld in its sole and absolute discretion and (2) send prior written notice of such removal to each Note Rating Agency.

(B) If any Servicing Agreements are removed as Designated Servicing Agreements or any Advance Types of Receivables with respect to a Designated Servicing Agreement are no longer designated as eligible or no longer designated as ineligible, as the case may be, with respect to changes in categorization of certain Advance Types from the date on which they were originally designated with the approval of the Administrative Agent, the Administrator shall update the Designated Servicing Agreement Schedule, which shall specifically designate the Advance type of Receivables that are eligible and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Designated Servicing Agreement Schedule.

(d) Protection of Transfers to, and Back-up Security Interests of Depositor and Issuer. The Administrator shall take all actions as may be necessary to ensure that the Trust Estate is Granted to the Indenture Trustee pursuant to this Indenture. The Administrator, at its own expense, shall make (or caused to be made) all initial filings on or about the Closing Date hereunder and shall forward a copy of such filing or filings to the Indenture Trustee. In addition, and without limiting the generality of the foregoing, the Administrator, at its own expense at the reasonable request of the Administrative Agent, shall prepare and forward for filing, or shall cause to be forwarded for filing, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect and maintain the first priority status of the Indenture Trustee’s security interest in the Trust Estate, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (B) any change of location of the jurisdiction of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (C) any transfer of any interest of the Receivables Seller, the Depositor or the Issuer in any item in the Trust Estate or (D) any change under the applicable UCC or other applicable laws. The Administrator shall enforce the Depositor’s obligations pursuant to the Receivables Pooling Agreement, and the Receivables Seller’s and the Servicer’s obligations pursuant to the Receivables Sale Agreement, on behalf of the Issuer and the Indenture Trustee. The Administrator shall enforce the related Prior Issuer’s obligations pursuant to any Assignment and Recognition Agreement or Closing Agreement, on behalf of the Issuer and the Indenture Trustee.

(e) Release of Receivables Following Receivables Sale Termination Date. The Indenture Trustee shall release to the Issuer all Receivables in the Trust Estate upon the occurrence of the Receivables Sale Termination Date, and shall execute all instruments of assignment, release or conveyance, prepared by the Issuer or the Receivables Seller, and delivered to the Indenture Trustee, as reasonably requested by the Issuer or the Receivables Seller.

Section 2.2. Receivable Files.

(a) Indenture Trustee. The Indenture Trustee agrees to hold, in trust on behalf of the Noteholders, upon the execution and delivery of this Indenture, the following documents relating to each Receivable:

(i) a copy of each Determination Date Report in electronic form listing each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable and demonstrating the profitability or loss of each Subservicing Agreement for the immediately preceding calendar quarter, and any other information required in any related Indenture Supplement;

(ii) a copy of each Funding Certification delivered by the Administrator, which shall be maintained in electronic format;

(iii) the current Designated Servicing Agreement Schedule;

(iv) the current Schedule of Receivables; and

(v) any other documentation provided for in any Indenture Supplement provided that the Indenture Trustee shall have no responsibility to ensure the validity or sufficiency of the Receivables.

(b) Administrator as Custodian. To reduce administrative costs, the Administrator will act as custodian for the benefit of the Noteholders of the following documents relating to each Receivable:

(i) a copy of the related Designated Servicing Agreement and each amendment and modification thereto;

(ii) any documents other than those identified in Section 2.2(a) received from or made available by the related MBS Trustee, Servicer, securities administrator or other similar party in respect of such Receivable; and

(iii) any and all other documents that the Issuer, the Servicer or the Receivables Seller, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Mortgage Pool or Servicing Agreement.

(c) Delivery of Updated Designated Servicing Agreement Schedule. The Administrator shall deliver to the Indenture Trustee an updated Schedule 1 prior to the addition or deletion of any Servicing Agreement as a Designated Servicing Agreement or modification to the eligibility status of any Advance Type of Receivables arising under such Servicing Agreement and the Indenture Trustee shall hold the most recently delivered version as the definitive Schedule 1. The Administrator represents and warrants, as of the date hereof and as of the date any new Servicing Agreement is added as a Designated Servicing Agreement, that Schedule 1, as it may be updated by the Administrator from time to time and delivered to the Indenture Trustee, is a true, complete and accurate list of all Designated Servicing Agreements.

In addition, the Administrator shall furnish to the Indenture Trustee an updated Schedule of Receivables on each Funding Date in electronic form, and the Indenture Trustee shall maintain the most recent Schedule of Receivables it receives, and send a copy to any Noteholder upon request.

In addition, in connection with the delivery of each updated Schedule 1 pursuant to this Section 2.2(c), the Administrator shall furnish to the Indenture Trustee an updated Schedule 3, Schedule 4, or Schedule 6 as necessary to reflect any updates upon the addition or removal of Designated Servicing Agreements or designation or modification of eligibility status for any Advance Type of Receivables pursuant to Section 2.1(c).

(d) Marking of Records. The Administrator or the Sub-Administrator on behalf of the Administrator shall ensure that, from and after the time of the sale and/or contribution of the Initial Receivables and all Additional Receivables to the Depositor under the Receivables Sale Agreement and to the Issuer under the Receivables Pooling Agreement, each Assignment and Recognition Agreement and the Grant thereof to the Indenture Trustee pursuant to this Indenture, any records (including any computer records and back-up archives) maintained by or on behalf of the Servicer that refer to any Receivable indicate clearly the interest of the Issuer and the Security Interest of the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and subject to the Indenture Trustee’s Security Interest. Indication of the Issuer’s ownership of a Receivable and the Security Interest of the Indenture Trustee shall be deleted from or modified on such records when, and only when, such Receivable has been paid in full, repurchased, or assigned by the Issuer and released by the Indenture Trustee from its Security Interest.

Section 2.3. Indemnity Payments for Receivables Upon Breach.

(a) Upon discovery by the Issuer or the Administrator, or upon the actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations and warranties of the Receivables Seller as to any Receivable set forth in Section 4(b) or Section 5(b), as applicable, of the Receivables Sale Agreement, the party discovering such breach shall give prompt written notice to the other parties hereto. Upon notice of such a breach, the Administrator shall enforce the Issuer’s rights to require the Receivables Seller to deposit the Indemnity Payment with respect to the affected Receivable(s) into the Collection and Funding Account. This obligation shall pertain to all representations and warranties of the Receivables Seller as to the Receivables set forth in Section 4(b) or Section 5(b), as applicable, of the Receivables Sale Agreement, whether or not the Receivables Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made.

(b) Unless repurchased by the Receivables Seller in a transaction contemplated by Section 2.1 hereof, the Receivables shall remain in the Trust Estate, regardless of any receipt of an Indemnity Payment in the Collection and Funding Account. The sole remedies of the Indenture Trustee and the Noteholders with respect to a breach of any of the representations and warranties of the Receivables Seller as to any Receivable set forth in Section 4(b) or Section 5(b), as applicable, of the Receivables Sale Agreement shall be to enforce the obligation of the Issuer hereunder and the remedies of the Issuer (as assignee of the Depositor) against the Receivables Seller under the Receivables Sale Agreement. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the payment of any Indemnity Payment for any Receivable pursuant to this Section 2.3, except as otherwise provided in Section 11.2.

(c) To the extent not prohibited by Applicable Law, the Administrator and solely during the continuation of a Facility Early Amortization Event, the Indenture Trustee, are authorized to commence at the written direction of the Administrative Agent or Majority Noteholders of all Outstanding Notes, in its own name or in the name of the Issuer, legal proceedings to enforce any Receivable against the related MBS Trustee or any successor servicer or other appropriate party or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, the Receivables Seller or the Servicer; provided, however, that nothing contained herein shall obligate the Indenture Trustee to take or initiate such action or legal proceeding, unless indemnity reasonably satisfactory to it shall have been provided. The Administrator or the Sub-Administrator on behalf of the Administrator shall deposit or cause to be deposited into the Collection and Funding Account, on behalf of the Indenture Trustee and the Noteholders, all amounts realized in connection with any such action.

Section 2.4. Duties of Custodian with Respect to the Receivables Files.

(a) Safekeeping. The Indenture Trustee or the Administrator (or a Sub-Administrator acting on the Administrator’s behalf), in its capacity as custodian (each, a “Custodian”) pursuant to Section 2.2(b), shall hold the portion of the Receivable Files that it is required to maintain under Section 2.2 in its possession from time to time for the use and benefit of all present and future Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Calculation Agent and the Indenture Trustee to comply with this Indenture. Each Custodian shall act with reasonable care, using that degree of skill and attention that it would exercise if it owned the Receivables itself. Each Custodian shall promptly report to the Issuer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Indenture Trustee shall have no responsibility or liability for any actions or omissions of the Administrator in its capacity as Custodian or otherwise.

(b) Maintenance of and Access to Records. Each Custodian shall maintain each portion of the Receivable File that it is required to maintain under this Indenture at its offices at the Corporate Trust Office (in the case of the Indenture Trustee) or 350 Highland Drive, Lewisville, TX 75067 (in the case of the Servicer) as the case may be, or at such other office as shall be specified to the Indenture Trustee and the Issuer by thirty (30) days’ prior written notice. The Administrator (or a Sub-Administrator acting on the Administrator’s behalf) shall take all actions necessary, or reasonably requested by the Administrative Agent, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee, to amend any existing financing statements and continuation statements, and file additional financing statements to further perfect or evidence the rights, claims or security interests of the Indenture Trustee under any of the Transaction Documents (including the rights, claims or security interests of the Depositor and the Issuer under the Receivables Sale Agreement, the Receivables Pooling Agreement and each Assignment and Recognition Agreement, respectively, which have been assigned to the Indenture Trustee). The Indenture Trustee and the Administrator, in their capacities as Custodian(s), shall make available to the Issuer, the Calculation Agent, any group of Interested Noteholders and the Indenture Trustee (in the case of the Administrator) or their duly authorized representatives, attorneys or auditors the portion of the Receivable Files that it is required to maintain under this Indenture and the accounts, books and records maintained by the Indenture Trustee or the Administrator with respect thereto as promptly as reasonably practicable following not less than two (2) Business Days’ prior written notice for examination during normal business hours and in a manner that does not unreasonably interfere with such Person’s ordinary conduct of business.

Section 2.5. Application of Trust Money.

All money deposited with the Indenture Trustee or the Paying Agent pursuant to Section 4.2 shall be held in trust and applied by the Indenture Trustee or the Paying Agent, as the case may be, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal, interest, fees, costs and expenses (or payments in respect of the New Receivables Funding Amount or other amount) for whose payment such money has been deposited with the Indenture Trustee or the Paying Agent.

Article III

Administration of Receivables; Reporting to Investors

Section 3.1. Duties of the Calculation Agent.

(a) General. The Calculation Agent shall initially be Wells Fargo Bank, N.A.. The Calculation Agent is appointed for the purpose of making calculations and verifications as provided in this Section 3.1(a). The Calculation Agent, as agent for the Noteholders, shall provide all services necessary to fulfill the role of Calculation Agent as set forth in this Indenture.

By 2:00 p.m. New York City time on each Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), based upon information provided to the Indenture Trustee and the Calculation Agent by the Administrator or the Sub-Administrator on behalf of the Administrator pursuant to the Designated Servicing Agreements and the Transaction Documents, as well as each applicable Determination Date Report and all available reports issued by the MBS Trustee or Servicer for the applicable Mortgage Pool, the Calculation Agent shall prepare, or cause to be prepared, and deliver by first class mail, overnight courier or electronic means (including on the website pursuant to Section 3.5(a)) to Noteholders, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and each Note Rating Agency, a report setting forth the information set forth below plus a Series-specific Calculation Agent Report reporting the items for each Series that are specified in the related Indenture Supplement (collectively for each Series, the “Calculation Agent Report” to the extent such information is received from the Administrator or the Sub-Administrator on behalf of the Administrator):

(i) The aggregate unpaid principal balance of the Mortgage Loans subject to each separate Designated Servicing Agreement as reported in MBS Trustee reports for the previous calendar month;

(ii) (A) The aggregate Month-to-Date Available Funds collected, (B) the aggregate Advance Reimbursement Amounts, (C) the aggregate amount of Indemnity Payments and (D) the aggregate amount of proceeds collected during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date for all Designated Servicing Agreements;

(iii) The aggregate of the Funded Advance Receivable Balances of the Additional Receivables funded during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date for all Designated Servicing Agreements;

(iv) The aggregate of the Funded Advance Receivable Balances for (a) each of the P&I Advances, Judicial P&I Advances, Non-Judicial P&I Advances, Escrow Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Corporate Advances, Judicial Corporate Advances, Non-Judicial Corporate Advances, Deferred Servicing Fees, Judicial Deferred Servicing Fees and Non-Judicial Deferred

Servicing Fees, in each case, that are not attributable to Second-Lien Receivables; and (b) each of the foregoing categories of Advances and Deferred Servicing Fees that are attributable to Second-Lien Receivables, in each case attributable to each Designated Servicing Agreement, as of the close of business on the day before the related Determination Date, plus the Funded Advance Receivable Balances for each of the P&I Advances, Judicial P&I Advances and Non-Judicial P&I Advances to be funded on the upcoming Funding Date;

(v) For each Designated Servicing Agreement, the percentage equivalent of the quotient of (A) the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement divided by (B) the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi) The identification of the related Derivative Counterparty, if any, for any Series, the current debt rating for such Derivative Counterparty, the notional amount for the Derivative Agreement and the applicable rate payable in respect of the Derivative Agreement;

(vii) [RESERVED];

(viii) An indication (yes or no) as to whether the Collateral Test is satisfied for each Class and Series, and for the facility as a whole as of the close of business on the last day of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(ix) If the Full Amortization Period is in effect, the Series Available Funds for each Series for the upcoming Payment Date;

(x) A list of each Facility Early Amortization Event and presenting a yes or no answer beside each indicating whether each possible Facility Early Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(xi) If required by any VFN Noteholder, the aggregate New Receivables Funding Amount to be paid on the upcoming Funding Date, and the amount to be drawn on each Class of VFNs Outstanding in respect of such New Receivables Funding Amount, and the portion of such New Receivables Funding Amount that is to be paid using Available Funds pursuant to Section 4.5(a)(1)(vii) or Section 4.4(e), as applicable and the amount to be drawn on each Class of VFNs Outstanding in respect of Excess Receivables Funding Amounts;

(xii) If any Note is Outstanding, the amount, if any, to be paid on each such Class in reduction of the aggregate Principal Balance on the upcoming Payment Date or Interim Payment Date;

(xiii) The amount of Fees to be paid on the upcoming Payment Date;

(xiv) A list of each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable;

(xv) The Required Expense Reserve and Series Reserve Required Amount for each Series of Notes for the upcoming Payment Date or Interim Payment Date;

(xvi) The Fee Accumulation Amount, the Interest Accumulation Amount and the Target Amortization Principal Accumulation Amount for the upcoming Interim Payment Date;

(xvii) The Weighted Average Advance Rate and Weighted Average CV Adjusted Advance Rate for each Series and Class of the Notes and the Trigger Advance Rate for each Series and Class of the Notes, if any;

(xviii) The Class Invested Amount and, if applicable, the Series Invested Amount for each Series and Class for the upcoming Payment Date or Interim Payment Date;

(xix) The Interest Payment Amount, the Target Amortization Amount, Default Supplemental Fee and ERD Supplemental Fee for each Class of Outstanding Notes for the upcoming Payment Date, and the Interest Amount, the Cumulative Interest Shortfall Amount, the Cumulative Default Supplemental Fee Shortfall Amount and Cumulative ERD Supplemental Fee Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date; and

(xx) The aggregate Collateral Value of all Facility Eligible Receivables for each Outstanding Series and the sum for all Outstanding Series as of the close of business on the day before the related Determination Date, pro forma Collateral Value of Facility Eligible Receivables for each Outstanding Series and the sum for all Outstanding Series that will be created upon the funding of P&I Advances to be funded on the related Funding Date.

(b) Termination of Calculation Agent. The Issuer (with the consent of the Series Required Noteholders for each Series) may at any time terminate the Calculation Agent without cause upon sixty (60) days’ prior notice. If at any time the Calculation Agent shall fail to resign after written request therefor as set forth in this Section 3.1(b), or if at any time the Calculation Agent shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Calculation Agent or of its property shall be appointed, or if any public officer shall take charge or Control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Majority Noteholders of all Outstanding Notes may remove the Calculation Agent and such Noteholders shall also remove the Indenture Trustee as provided in Section 11.9(c). If the Calculation Agent resigns or is removed under the authority of the immediately preceding sentence, then a successor Calculation Agent shall be appointed pursuant to Section 11.9. The Issuer shall give each Note Rating Agency, each Derivative Counterparty and the Noteholders notice of any such resignation or removal of the Calculation Agent and appointment and acceptance of a successor Calculation Agent.

Notwithstanding the foregoing, no resignation, removal or termination of the Calculation Agent shall be effective until the resignation, removal or termination of the predecessor Calculation Agent and until the acceptance of appointment by the successor Calculation Agent as provided herein. Any successor Indenture Trustee appointed shall also be the successor Calculation Agent hereunder, if the predecessor Indenture Trustee served as Calculation Agent and no separate Calculation Agent is appointed. Notwithstanding anything to the contrary herein, the Indenture Trustee may not resign as Calculation Agent unless it also resigns as Indenture Trustee pursuant to Section 11.9(b).

(c) Successor Calculation Agents. Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to its predecessor Calculation Agent an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall deliver to the successor Calculation Agent all documents and statements held by it under this Indenture. The Issuer and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties and obligations. Upon acceptance of appointment by a successor Calculation Agent as provided in this Section 3.1, the Issuer shall mail notice of the succession of such successor Calculation Agent under this Indenture to all Noteholders at their addresses as shown in the Note Register and shall give notice by mail to each Derivative Counterparty and each applicable Note Rating Agency. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Calculation Agent, the successor Calculation Agent shall cause such notice to be mailed at the expense of the Administrator.

Section 3.2. Reports by Administrator and Indenture Trustee.

(a) Determination Dates; Determination Date Reports. The Indenture Trustee shall report to the Administrator, by no later than 2:00 p.m. New York City time on the second (2nd) Business Day before each Funding Date (or such other time as may be agreed to from time to time by Administrator, the Indenture Trustee and the Administrative Agent), the amount of Available Funds that will be available to be applied toward New Receivables Funding Amounts or to pay principal on any applicable Notes on the upcoming Payment Date or Interim Payment Date. If the Administrator or the Sub-Administrator on behalf of the Administrator supplies no information to the Indenture Trustee in its Determination Date Report concerning New Receivables Funding Amounts or payments on any Variable Funding Note in respect of an Interim Payment Date, then the Indenture Trustee shall apply no Available Funds to pay New Receivables Funding Amounts or to make payment on any Note on such Interim Payment Date.

By no later than 12:00 p.m. (noon) New York City time on the second (2nd) Business Day prior to each Funding Date that is a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent) or the first (1st) Business Day prior to each Funding Date that is not a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator or the Sub-Administrator on behalf of the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Administrative Agent, each VFN Noteholder, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and the Paying Agent a report (the “Determination Date Report”) (in electronic form) setting forth each data item required to be reported by the Calculation Agent to Noteholders, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and each Note Rating Agency in its Calculation Agent Report pursuant to Section 3.1.

(b) Payment Date Report. By no later than 3:00 p.m. New York City time on each Payment Date, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each VFN Noteholder, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and each Note Rating Agency a report (the “Payment Date Report”) reporting the following for such Payment Date and the Monthly Advance Collection Period preceding such Payment Date:

(i) the amount on deposit in the Collection and Funding Account as of the opening of business on the first (1st) day of such Monthly Advance Collection Period;

(ii) the aggregate amount of all Collections deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iv) the total of all (A) payments in respect of each Class of Notes (separately identifying interest and principal paid on each Class) made on the Payment Date and each Interim Payment Date that occurred during the Monthly Advance Collection Period, (B) all New Receivables Funding Amounts paid in respect of Additional Receivables during such Monthly Advance Collection Period separately identifying the portion thereof paid from funds in the Collection and Funding Account and the portion thereof paid using proceeds of fundings of an increase in VFN Principal Balance(s) for each Class of VFNs, and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date and each Interim Payment Date that occurred during such Monthly Advance Collection Period;

(v) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date that occurred during such Monthly Advance Collection Period;

(vi) the amount on deposit in each of the Interest Accumulation Account, Target Amortization Principal Accumulation Account, the Fee Accumulation Account and any other Trust Accounts set forth under any Indenture Supplement as of the close of business on the last Interim Payment Date before such Payment Date;

(vii) the aggregate amount of Collections received during the Monthly Advance Collection Period;

(viii) the amount of Available Funds for such Payment Date (the sum of the items reported in clause (vi), plus the items reported in clause (vii));

(ix) the amount on deposit in the Series Reserve Account for each Series, and, if applicable, the amount the Indenture Trustee is to withdraw from each such Series Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(x) the amount of each payment required to be made by the Indenture Trustee or the Paying Agent pursuant to Section 4.5 on such Payment Date, including an identification, for each Class of Notes, as applicable, and for all Outstanding Notes in the aggregate, of

(A) any Cumulative Interest Shortfall Amount for each Class of Notes and for all Outstanding Notes of each Series in the aggregate;

(B) the Interest Amount for each Class of Notes for the Interest Accrual Period related to such Payment Date;

(C) the Interest Payment Amount for each Class of Notes and for all Outstanding Notes of each Series in the aggregate;

(D) the Series Reserve Required Amount for each Series of Notes then Outstanding;

(E) the Target Amortization Amount to be paid on such Payment Date on each Class of Outstanding Notes that is in its Target Amortization Period; and

(F) the unpaid Note Balance for each Class and Series of Notes and for all Outstanding Notes in the aggregate (before and after giving effect to any principal payments to be made on such Payment Date);

(xi) the amount of Fees to be paid on such Payment Date;

(xii) (A) the Collateral Value of all Facility Eligible Receivables, as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date for each Outstanding Series of Notes, (B) the amount on deposit in the Collection and Funding Account, the Interest Accumulation Account, the Fee Accumulation Account, the Target Amortization Principal Accumulation Account, any other Trust Accounts set forth in any related Indenture Supplement and the Note Payment Account as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date, and (C) a calculation demonstrating whether the Collateral Test was satisfied at such time and whether it will be satisfied as of the close of business on such Payment Date after all payments and distributions described in Section 4.5(a); and

(xiii) the Interest Amount, the Cumulative Interest Shortfall Amount, the Default Supplemental Fees, the Cumulative Default Supplemental Fee Shortfall Amount, the ERD Supplemental Fees and Cumulative ERD Supplemental Fee Shortfall Amount for each Series and Class of Notes for the Interest Accrual Period related to the upcoming Payment Date.

The Payment Date Report shall also state any other information required pursuant to any related Indenture Supplement necessary for the Paying Agent and the Indenture Trustee to make the payments required by Section 4.5(a) and all information necessary for the Indenture Trustee to make available to Noteholders pursuant to Section 3.5.

(c) Interim Payment Date Reports. By no later than 3:00 p.m. New York City time on each Interim Payment Date on which there is a VFN Outstanding and on which the Full Amortization Periods have not yet begun, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and each VFN Noteholder a report (an “Interim Payment Date Report”) reporting the following for such Interim Payment Date and the Advance Collection Period preceding such Interim Payment Date:

(i) (A) the amount on deposit in the Collection and Funding Account as of the close of business on the last day before the beginning of such Advance Collection Period and (B) the amounts on deposit in the Interest Accumulation Account, the Target Amortization Principal Accumulation Account, the Fee Accumulation Account and any other Trust Accounts set forth in any Indenture Supplement, as of the close of business on the immediately preceding Payment Date or Interim Payment Date;

(ii) the amount of all Collections deposited into the Collection and Funding Account during such Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Advance Collection Period;

(iv) the aggregate amount of deposits into the Collection and Funding Account from the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(v) the total of all (A) payments in respect of each Class of Notes (separately identifying interest and principal paid on each Class of Variable Funding Notes) made on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period, (B) all New Receivables Funding Amounts that were paid in respect of Additional Receivables during such Advance Collection Period, separately identifying the portion thereof paid from funds on deposit in the Collection and Funding Account and the portion thereof paid using proceeds of an increase in VFN Principal Balance(s) for each Class of VFNs, and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period;

(vi) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(vii) the amount of Available Funds for such Interim Payment Date (calculated as the sum of the items reported in clauses (i)(B) and (vi));

(viii) the amount on deposit in the Series Reserve Account for each Series and the Series Reserve Required Amount for such Series Reserve Account, and the amount to be deposited into each Series Reserve Account on such Interim Payment Date;

(ix) the amounts required to be deposited on such Interim Payment Date into the Interest Accumulation Account, Target Amortization Principal Accumulation Account, Fee Accumulation Account and any other Trust Account referenced in any related Indenture Supplement, respectively;

(x) the amount of Available Funds to be applied toward the New Receivables Funding Amount of Additional Receivables on the upcoming Interim Payment Date pursuant to Section 4.4(e);

(xi) the amount to be applied to reduce the aggregate VFN Principal Balance of each Class of VFNs on such Interim Payment Date (as reported to the Indenture Trustee by the Administrator);

(xii) the amount of any Excess Cash Amount paid to the Depositor as holder of the Owner Trust Certificate on such Interim Payment Date;

(xiii) the Collateral Value of all Facility Eligible Receivables as of the end of such Advance Collection Period and as of the close of business on such Interim Payment Date for each Outstanding Series of Notes and the amount on deposit in the Collection and Funding Account, the Interest Accumulation Account, the Fee Accumulation Account, the Target Amortization Principal Accumulation Account, the Note Payment Account and any other Trust Account referenced in a related Indenture Supplement as of the end of business on the last day of such Advance Collection Period and as of the close of business on such Interim Payment Date;

(xiv) a calculation demonstrating whether the Collateral Test was satisfied as of the end of business on the last day of such Advance Collection Period and whether it will be satisfied at such time after effecting the payments described in Section 4.4; and

(xv) any other amounts specified in an Indenture Supplement.

(d) No Duty to Verify or Recalculate. Notwithstanding anything contained herein to the contrary, none of the Calculation Agent (except as described in Section 3.1(a)), the Indenture Trustee or the Paying Agent shall have any obligation to verify or recalculate any information provided to them by the Administrator, and may rely on such information in making the allocations and payments to be made pursuant to Article IV.

Section 3.3. Annual Statement as to Compliance; Notice of Default; Agreed Upon Procedures Reports.

(a) Annual Officer’s Certificates.

(i) The Servicer and the Receivables Seller shall each deliver to each Note Rating Agency and the Indenture Trustee, on or before March 31 of each calendar year, beginning on March 31, 2015, an Officer’s Certificate of the Servicer and the Receivables Seller, executed by the chief financial officer, with respect to Nationstar, and by the chief financial officer, with respect to Advance Purchaser, stating that (A) a review of the activities of the Servicer (and any related Subservicer) or the Receivables Seller, as the case may be, during the preceding 12-month period ended December 31 and of its performance under this Indenture and the Receivables Sale Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Receivables Seller has fulfilled all its obligations under this Indenture and the Receivables Sale Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(ii) The Administrator shall deliver to each Note Rating Agency and the Indenture Trustee, on or before March 31 of each calendar year, beginning on March 31, 2015, an Officer’s Certificate executed by the chief financial officer of the Administrator, stating that (A) a review of the activities of the Issuer, the Depositor and the Administrator during the preceding 12-month period ended December 31 and of its performance under this Indenture, the Receivables Sale Agreement and the Receivables Pooling Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Administrator has fulfilled all its obligations under this Indenture in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(b) Notice of Default. The Indenture Trustee shall deliver to the Noteholders, the Issuer, each Derivative Counterparty (as applicable, in the case of any Target Amortization Event, with respect to the related Series of Notes) and each Note Rating Agency promptly after a Responsible Officer has obtained actual knowledge thereof, but in no event later than five (5) Business Days thereafter or such shorter time period as may be required by any Note Rating Agency, written notice specifying the nature and status of any Target Amortization Event, Event of Default or Facility Early Amortization Event.

(c) Annual Regulation AB/USAP Report. The Servicer shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning in 2014, deliver to the Indenture Trustee who shall forward to each Noteholder a copy of the results of any Regulation AB required attestation report or Uniform Single Attestation Program for Mortgage Bankers or similar review conducted on the Servicer by its accountants (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)) and any other reports reasonably requested by the Administrative Agent.

(d) Agreed Upon Procedures Report. Within forty five (45) days of the end of each calendar quarter of the Servicer, beginning with the quarter ending March 31, 2014, the Servicer shall cause the professional services firm, approved by the Administrative Agent, to perform certain agreed upon procedures (who may or may not also render other services to the Servicer, the Receivables Seller or the Depositor) (or any replacement therefor approved by the Administrative Agent, the “Verification Agent”) to furnish, at the Servicer’s or the Subservicer’s expense, a report to the Servicer and the Administrative Agent with respect to the prior calendar quarter, (i) to the effect that the Verification Agent has performed certain agreed upon procedures, to be determined at the discretion of the Administrative Agent after consultation with the Servicer and shall be incorporated as Exhibit D hereto after the Closing Date, which may include performing agreed upon procedures with respect to certain procedures performed by the Servicer and the Subservicer pursuant to Designated Servicing Agreements and certain comparisons of documents and records related to the disbursement and reimbursement of Advances and accrual and payment of Deferred Servicing Fees under the related Designated Servicing Agreements and this Indenture and that such agreed-upon procedures are being performed by the Verification Agent with respect to the Administrative Agent’s evaluation that the servicing (including the allocation of collections) has been conducted in compliance with the terms and conditions set forth in Article IV, except for such exceptions the Servicer and the Administrative Agent believe to be immaterial and such other exceptions, each set forth in the Verification Agent’s report, and (ii) detailing the following items for such calendar quarter:

(A) For a sample of Designated Servicing Agreements for at least three dates during the applicable quarter, a comparison of the expected total principal and interest payments in respect of the Mortgage Loans to the amounts on deposit in the related Custodial Accounts;

(B) Recomputations related to daily receipt clearings (three (3) days at a minimum) with respect to a sample of Custodial Accounts;

(C) Recomputations related to the monthly disbursement clearing account with respect to at least two (2) dates per calendar quarter;

(D) Recomputations related to the “Flow of funds” for all of P&I Advances, Escrow Advances, Corporate Advances and Deferred Servicing Fees relating to the tracking of funds from clearing account receipt through to deposit into the Collection and Funding Account (three (3) days minimum);

(E) A comparison of the servicing system Escrow Advance balance (including all suspense and advance balances) to the balances on deposit in the escrow accounts maintained by the Servicer for a sample of the Designated Servicing Agreements;

(F) Recomputations of recoverable Advances and Receivables and aging of these items;

(G) Recalculation of the level of compliance with the thresholds with respect to the Designated Servicing Agreements listed on Schedule 4 and in any related Indenture Supplement, including any Collateral Value exclusions provided for therein; and

(H) A comparison of the amounts and percentages set forth in four of the Determination Date Reports forwarded by the Administrator or the Sub-Administrator on behalf of the Administrator pursuant to Section 3.2(a) during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by the Administrator or the Sub-Administrator which are used to prepare the Determination Date Reports) which were the source of such amounts and percentages and that on the basis of such comparison; and

(I) Any other procedures reasonably requested by the Administrative Agent and agreed to by the Verification Agent.

For purposes of this section, items performed by the Subservicer on behalf of the Servicer will be deemed to have been verified as to the Servicer if such verification procedures have been performed with respect to the Subservicer.

In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures. A copy of such report will be sent by the Verification Agent, or the Indenture Trustee upon consent from the Verification Agent, to each Noteholder upon receipt of a written request of the Noteholder. The Verification Agent may condition the delivery of such report to such Noteholder on such Noteholder’s execution and delivery of agreements acceptable to the Verification Agent. In the event the Verification Agent requires the Indenture Trustee to agree to the procedures performed by the Verification Agent, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Furthermore, in the event that the Verification Agent’s expense in producing a report as required hereunder exceeds the amount reimbursable to it pursuant to Section 4.5, such excess shall be payable by the Administrator, at the Administrator’s own expense, upon receipt by the Administrator of written notification of, and request for, such amount from the Verification Agent.

Exhibit D hereto may be modified from time to time pursuant to a written agreement among the Administrator, the Servicer and each Administrative Agent.

(e) RESERVED.

(f) Annual Lien Opinion. Within one hundred (100) days after the end of each fiscal year of the Administrator, beginning with the fiscal year ending in 2015, the Administrator shall deliver to the Indenture Trustee an Opinion of Counsel from outside counsel to the effect that the Indenture Trustee has a perfected security interest in the Aggregate Receivables attributable to the Servicing Agreements identified in an exhibit to such opinion as Designated Servicing Agreements, and that, based on a review of UCC search reports (copies of which shall be attached thereto) and review of other certifications and other materials, there are no UCC1 filings indicating an Adverse Claim with respect to such Receivables that has not been released.

(g) Other Information. In addition, the Administrator shall forward to the Administrative Agent, upon its reasonable request, such other information, documents, records or reports respecting (i) Advance Purchaser, Nationstar or any of their respective Affiliates party to the Transaction Documents, (ii) the condition or operations, financial or otherwise, of Advance Purchaser, Nationstar or any of their respective Affiliates party to the Transaction Documents, (iii) the Designated Servicing Agreements, the related Mortgage Loans and the Receivables or (iv) the transactions contemplated by the Transaction Documents, including access to the Servicer’s and each Subservicer’s management and records. In addition, Nationstar shall forward to the Administrative Agent, upon its reasonable request, such other information, documents, records or reports respecting (i) Nationstar or any of its Affiliates party to the Transaction Documents, (ii) the condition or operations, financial or otherwise, of Nationstar or any of its Affiliates party to the Transaction Documents, (iii) Designated Servicing Agreements, the related Mortgage Loans and the Receivables or (iv) the transactions contemplated by the Transaction Documents. The Administrative Agent shall and shall cause its respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Administrative Agent may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, that the Administrative Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 3.4. Access to Certain Documentation and Information.

(a) Access to Receivables Information. The Custodians shall provide the Noteholders with access to the documentation relating to the Receivables as provided in Section 2.4(b). In each case, access to documentation relating to the Receivables shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Custodians and in a manner that does not unreasonably interfere with a Custodian’s conduct of its regular business. Nothing in this Section 3.4 shall impair the obligation of the Custodians to observe any Applicable Law prohibiting disclosure of information regarding the Trust Estate and the failure of the Custodians to provide access as provided in this Section 3.4 as a result of such obligation shall not constitute a breach of this Section.

Notwithstanding anything to the contrary contained in this Section 3.4, Section 2.4, or in any other Section hereof, the Servicer and the Subservicer, on reasonable prior notice, shall permit the Administrative Agent, the Verification Agent, the Indenture Trustee or any agent or independent certified public accountants (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)) selected by the Indenture Trustee, during the Servicer’s or the Subservicer’s, as applicable, normal business hours, and in a manner that does not unreasonably interfere with the Servicer’s or the Subservicer’s, as applicable, conduct of its regular business, to examine all the books of account, records, reports and other papers of the Servicer or the Subservicer, as applicable, relating to the Mortgage Loans, Designated Servicing Agreements

and the Receivables, to make copies and extracts therefrom, and to discuss the Servicer’s or the Subservicer’s, as applicable, affairs, finances and accounts relating to the Mortgage Loans, Designated Servicing Agreements and the Receivables with the Servicer’s officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes the Servicer’s accountants to discuss with such representatives such affairs, finances and accounts), all at such times and as often as reasonably may be requested; provided that the Servicer shall be given reasonable prior notice of any meeting with its accountants and shall have the right to have its representatives present at any such meeting. The Servicer shall at all times have equivalent access rights to the Subservicer. Unless a related Target Amortization Event, a Facility Early Amortization Event that has not been waived in accordance with the terms hereof, an Event of Default that has not been waived in accordance with the terms hereof shall have occurred, or the Notes of any rated Class have been downgraded below “investment grade” by each related Note Rating Agency or any related Note Rating Agency shall have withdrawn its rating of any Class of Notes, any out-of-pocket costs and expenses incident to the exercise by the Indenture Trustee or any Noteholder of any right under this Section 3.4 shall be borne by the requesting Noteholder(s). The parties hereto acknowledge that the Indenture Trustee shall not exercise any right pursuant to this Section 3.4 prior to any event set forth in the preceding sentence unless directed to do so by a group of Interested Noteholders, and the Indenture Trustee has been provided with indemnity satisfactory to it by such Interested Noteholders. The Indenture Trustee shall have no liability for action in accordance with the preceding sentence.

In the event that such rights are exercised (i) following a related Target Amortization Event, (ii) following the occurrence of a Facility Early Amortization Event that has not been waived in accordance with the terms hereof, (iii) following the occurrence of an Event of Default that has not been waived in accordance with the terms hereof, or (iv) after a related Note Rating Agency has withdrawn its rating of any Class of Notes or (v) while the Notes of any rated Class have a rating below “investment grade” by such Note Rating Agency (other than any Notes initially rated below “investment grade” by any such Note Rating Agency), all out-of-pocket costs and expenses incurred by the Indenture Trustee shall be borne by Advance Purchaser. Prior to any such payment, Advance Purchaser shall be provided with commercially reasonable documentation of such costs and expenses. Notwithstanding anything contained in this Section 3.4 to the contrary, in no event shall the books of account, records, reports and other papers of the Servicer, the Receivables Seller, the Depositor or the Issuer relating to the Mortgage Loans, Designated Servicing Agreements and the Receivables be examined by independent certified public accountants (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)) at the direction of the Indenture Trustee or any Interested Noteholder pursuant to the exercise of any right under this Section 3.4 more than one time during any 12-month period at the expense of the Administrator, unless (A) a Target Amortization Event, (B) a Facility Early Amortization Event that has not been waived in accordance with the terms hereof has occurred during such twelve-month period, (C) an Event of Default has occurred that has not been waived in accordance with the terms hereof during such twelve-month period, or (D) the Notes of any rated Class have been downgraded below “investment grade” by a related Note Rating Agency (without regard to any supplemental credit enhancement, unless such supplemental credit enhancement has caused the related Note Rating Agency to reverse such downgrade of such rated Class so that such Notes will be rated above “investment grade”) or such Note Rating Agency shall have withdrawn its rating of any rated Class of Notes, in which case more than one examination may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the Noteholder(s) requesting such audit(s).

(b) Access to Issuer. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, Verification Agent or the Administrative Agent at the expense of the Administrator no more than one time during any 12-month period (unless (A) a Target Amortization Event, (B) a Facility Early Amortization Event that has not been waived in accordance with the terms hereof has occurred during such twelve-month period, (C) an Event of Default has occurred that has not been waived in accordance with the terms hereof during such twelve-month period, or (D) the Notes of any rated Class have been downgraded below “investment grade” by a related Note Rating Agency (without regard to any supplemental credit enhancement, unless such supplemental credit enhancement has caused the related Note Rating Agency to reverse such downgrade of the Notes of any rated Class so that such Notes will be rated above “investment grade”) or such Note Rating Agency shall have withdrawn its rating of any rated Class of Notes, in which case more than one examination may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the party requesting such audit(s)), to examine all of its books of account, records, reports, and other papers, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants (which may or may not be independent certified public accountants that are selected to be the Verification Agent to perform the agreed upon procedures pursuant to Section 3.3(d)), and to discuss its affairs, finances and accounts its officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee, the Verification Agent and the Administrative Agent shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee, the Verification Agent or the Administrative Agent, as applicable, may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, that the Indenture Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder. Without limiting the generality of the foregoing, neither the Indenture Trustee, the Verification Agent or the Administrative Agent shall disclose information to any of its Affiliates or any of their respective directors, officers, employees and agents, that may provide any servicer advance financing to Nationstar, Advance Purchaser, the Depositor, the Issuer or any of their Affiliates, except in such Affiliate’s capacity as Noteholder.

Section 3.5. Indenture Trustee to Make Reports Available.

(a) Monthly Reports on Indenture Trustee’s Website. The Indenture Trustee will make each Determination Date Report, Payment Date Report and Interim Payment Date Report (and, at its option, any additional files containing the same information in an alternative format) available each month to any interested parties via the Indenture Trustee’s internet website and such other information as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee’s internet website shall initially be located at www.ctslink.com. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-866-846-4576. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail or by overnight courier by calling the investor relations desk and requesting a copy. The Indenture Trustee shall have the right to change the way the Determination Date Reports, Payment Date Reports and Interim Payment Date Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) Annual Reports. Within sixty (60) days after the end of each calendar year, the Indenture Trustee shall furnish to each Person (upon the written request of such Person), who at any time during the calendar year was a Noteholder a statement containing (i) information regarding payments of principal, interest and other amounts on such Person’s Notes, aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as may be deemed necessary or desirable for Noteholders to prepare their tax returns. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. The Indenture Trustee shall prepare and provide to the Internal Revenue Service and to each Noteholder any information reports required to be provided under federal income tax law, including without limitation IRS Form 1099.

Article IV

The Trust Accounts; Payments

Section 4.1. Trust Accounts.

The Indenture Trustee shall establish and maintain, or cause to be established and maintained, the Trust Accounts, each of which shall be an Eligible Account, for the benefit of the Secured Parties. All amounts held in the Trust Accounts (other than any Sinking Fund Account) shall, to the extent permitted by this Indenture and applicable laws, rules and regulations, be invested in Permitted Investments by the depository institution or trust company then maintaining such Account only upon written direction of the Administrator to the Indenture Trustee; provided, however, that in the event the Administrator fails to provide such written direction to the Indenture Trustee, and until the Administrator provides such written direction, the Indenture Trustee shall not invest funds on deposit in any Trust Account (other than any Sinking Fund Account). Funds deposited into a Trust Account on a Business Day after 1:30 p.m. New York City time will not be invested until the following Business Day. Investments held in Permitted Investments in the Trust Accounts (other than any Sinking Fund Account) shall not be sold or disposed of prior to their maturity (unless a Facility Early Amortization Event has occurred). Earnings on investment of funds in any Trust Account (other than any Sinking Fund Account) shall be remitted by the Indenture Trustee upon the Administrator’s request to the account or other location of the Administrator’s designation on the first (1st) Business Day of the month following the month in which such earnings on investment of funds is received; provided, that the Indenture Trustee shall be entitled to the benefit of any income or gain in the Trust Accounts (other than any Sinking Fund Account) for the Business Day immediately preceding each Interim Payment Date or Payment Date, as applicable. Any losses and investment expenses relating to any investment of funds in any Trust Account (other than any Sinking Fund Account) shall be for the account of the Administrator, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Trust Account) in the related Trust Account promptly upon the realization of such loss. The taxpayer identification number associated with each of the Trust Accounts (other than any Sinking Fund Account) shall be that of the Issuer, and the Issuer shall report for federal, state and local income tax purposes their respective portions of the income, if any, earned on funds in the relevant Trust Account (other than any Sinking Fund Account). The Administrator hereby acknowledges that all amounts on deposit in each Trust Account (excluding investment earnings on deposit in the Trust Accounts), other than any Sinking Fund Account, are held in trust by the Indenture Trustee for the benefit of the Secured Parties, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Indenture under the sole dominion and control of the Indenture Trustee.

All amounts held in any Sinking Fund Account shall, to the extent permitted by this Indenture and applicable laws, rules and regulations, be invested in Sinking Fund Permitted Investments by the depository institution or trust company then maintaining such Sinking Fund Account only upon written direction of the Administrator to the Indenture Trustee; provided, however, that in the event the Administrator fails to provide such written direction to the Indenture Trustee, and until the Administrator provides such written direction, the Indenture Trustee shall not invest funds on deposit in any Sinking Fund Account. Funds deposited into a Sinking Fund Account on a Business Day after 1:30 p.m. New York City time will not be invested until the following Business Day. Investments held in Sinking Fund Permitted Investments in any Sinking Fund Account shall not be sold or disposed of prior to their maturity (unless a Facility Early Amortization Event has occurred). Earnings on investment of funds in any Sinking Fund Account shall be remitted by the Indenture Trustee upon the Administrator’s request to the account or other location of the Administrator’s designation on the first (1st) Business Day of the month following the month in which such earnings on investment of funds is received; provided, that the Indenture Trustee shall be entitled to the benefit of any income or gain in the Sinking Fund Accounts for the Business Day immediately preceding each Interim Payment Date or Payment Date, as applicable. Any losses and investment expenses relating to any investment of funds in any Sinking Fund Account shall be for the account of the Administrator, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Sinking Fund Account) in the related Sinking Fund Account promptly upon the realization of such loss. The taxpayer identification number associated with each of the Sinking Fund Accounts shall be that of the Issuer, and the Issuer shall report for federal, state and local income tax purposes their respective portions of the income, if any, earned on funds in the relevant Sinking Fund Account. The Administrator hereby acknowledges that all amounts on deposit in each Sinking Fund Account (excluding investment earnings on deposit in the Sinking Fund Accounts) are held in trust by the Indenture Trustee for the benefit of the Noteholders, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Indenture under the sole dominion and control of the Indenture Trustee.

So long as the Indenture Trustee complies with the provisions of this Section 4.1, the Indenture Trustee shall not be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

All parties to this Indenture agree, and each Noteholder of each Series by its acceptance of the related Note will be deemed to have agreed, that such Noteholder shall have no claim or interest in the amounts on deposit in any Trust Account created under this Indenture or any related Indenture Supplement related to an unrelated Series except as expressly provided herein or therein.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be for the Indenture Trustee’s economic self-interest for (a) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments and Sinking Fund Permitted Investments, (b) using Affiliates to effect transactions in certain Permitted Investments and Sinking Fund Permitted Investments and (c) effecting transactions in certain Permitted Investments and Sinking Fund Permitted Investments. Such compensation is not payable or reimbursable under this Indenture.

The Indenture Trustee is hereby directed to enter into any Closing Agreement and any Assignment and Recognition Agreement executed by the Administrative Agent.

Section 4.2. Collections and Disbursements of Advances by Servicer.

(a) Daily Deposits of Advance Reimbursement Amounts. The Servicer shall deposit all Advance Reimbursement Amounts to its clearing account, and shall cause each Subservicer to deposit any Advance Reimbursement Amounts it collects to its clearing account, within one (1) Business Day after its receipt thereof. The Servicer, for and on behalf of the Indenture Trustee and the Noteholders, shall remit or cause the Subservicer to remit, into the Collection and Funding Account all Advance Reimbursement Amounts collected by the Servicer or the Subservicer pursuant to any Designated Servicing Agreement, no later than two (2) Business Days after the Servicer’s or Subservicer’s deposit thereof into its clearing account; provided, however, that if a Designated Servicing Agreement requires the related Servicer to remit such amounts to a Custodial Account, the Servicer or the Subservicer shall deposit such collections to such Custodial Account no later than two (2) Business Days after collection thereof by the Servicer or the Subservicer, and shall cause such amounts to be remitted directly (unless the Servicer has provided notice to the Administrative Agent as contemplated in the immediately following sentence) from such Custodial Account(s) to the Initial Collection Account (which amounts shall afterwards be deposited into the Collection and Funding Account within one (1) Business Day of deposit into the Initial Collection Account) or to the Collection and Funding Account no later than two (2) Business Days after such amounts are deposited into the clearing account. If the Servicer or Subservicer, as applicable, remits Collections through one or more intermediate steps in the course of transfer from its clearing account to the related Custodial Account, or from the related Custodial Account to the Collection and Funding Account, the Servicer shall identify each such account in writing to the Administrative Agent. The Indenture Trustee shall deposit to the Collection and Funding Account all Advance Reimbursement Amounts it receives from the Servicer daily. To the extent the Indenture Trustee receives for deposit Advance Reimbursement Amounts in the Collection and Funding Account later than 2:00 p.m. New York City Time on a Business Day, such funds shall be deemed to have been received on the following Business Day. Notwithstanding the foregoing, after the Servicer shall have remitted to the Collection and Funding Account, Advance Reimbursement Amounts in respect of P&I Advances made under a Designated Servicing Agreement in an amount sufficient to reimburse all P&I Advances that were made under such Designated Servicing Agreement using funds other than Amounts Held for Future Distribution, the Servicer may leave additional Advance Reimbursement Amounts collected with respect to such Designated Servicing Agreement in the related Custodial Account and use such funds to reimburse Amounts Held for Future Distribution as required pursuant to Section 4.2(c).

(b) Payment Dates. On each Payment Date, the Indenture Trustee shall transfer from the Collection and Funding Account to the Note Payment Account all funds then on deposit therein. Except in the case of Redemption Amounts, which may be remitted by the Issuer directly to the Note Payment Account, none of the Servicer, the Subservicer, the Administrator, the Issuer, the Calculation Agent nor the Indenture Trustee shall remit to the Note Payment Account, and each shall take all reasonable actions to prevent other Persons from remitting to the Note Payment Account, amounts which do not constitute payments, collections or recoveries received, made or realized in respect of the Receivables or the initial cash deposited by the Noteholders with the Indenture Trustee on the date hereof, and the Indenture Trustee will return to the Issuer or the Servicer any such amounts upon receiving written evidence reasonably satisfactory to the Indenture Trustee that such amounts are not a part of the Trust Estate.

(c) Restoration of Amounts Held for Future Distribution. The Servicer generally has the right to remit amounts held for distribution to the MBS Trustee in a future month (“Amounts Held for Future Distribution”) on deposit in each Custodial Account, to the related MBS Trustee as part of the Servicer’s monthly P&I Advances required under the related Designated Servicing Agreement. The Servicer shall deposit the full amount of any Amount Held for Future Distribution with respect to each Designated Servicing Agreement that were so used by the Servicer, in any month, back into the related Custodial Account, to the extent not restored already out of Advance Reimbursement Amounts, by no later than the date on which the Servicer would have been required to remit such amount to the related MBS Trustee as a current monthly Mortgage Loan collection, or earlier if so required under the related Servicing Agreement. If the Servicer fails to restore any such Amount Held for Future Distribution at the time when it is required to do so pursuant to this Section 4.2(c), and does not correct such failure within one (1) Business Day, then the Servicer covenants hereunder that it shall no longer use any Amounts Held for Future Distribution in making any of its P&I Advances at any time on or after such failure.

(d) Delegated Authority to Make P&I Advances. The Receivables Seller and the Servicer hereby irrevocably appoint the Noteholder(s) of any Outstanding VFN with the authority (but no obligation) to make any P&I Advance on the Servicer’s behalf to the extent the Servicer fails to make such P&I Advance when required to do so pursuant to the related Designated Servicing Agreement.

Section 4.3. Funding of Additional Receivables.

(a) Funding Certifications. By no later than 1:00 p.m. New York City time on the second (2nd) Business Day prior to each Funding Date that is a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent) or on the first (1st) Business Day prior to each Funding Date that is not a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator or the Sub-Administrator on behalf of the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent and the Administrative Agent (and, on any Interim Payment Date, each applicable VFN Noteholder) a certification (each, a “Funding Certification”) containing a list of each Funding Condition and presenting a yes or no answer beside each indicating whether such Funding Condition has been satisfied and shall state in writing the amount to be funded on that Funding Date.

(b) VFN Draws, Discretionary Paydowns and Permanent Reductions.

With respect to each VFN:

(i) By no later than 1:00 p.m. New York City time on the Business Day prior to any Interim Payment Date or Payment Date during the Revolving Period for such VFN on which any applicable Variable Funding Note Class is Outstanding, the Issuer may deliver, or cause to be delivered, to each Noteholder of such Variable Funding Notes and to the Indenture Trustee a report (a “VFN Note Balance Adjustment Request”) for such upcoming Funding Date, requesting such Noteholders to fund a VFN Principal Balance increase on any Class or Classes of VFNs in the amount(s) specified in such request, which request shall instruct the Indenture Trustee to recognize an increase in the related VFN Principal Balance, but not in excess of the lesser of (x) the related Maximum VFN Principal Balance or (y) the amount that would cause the Collateral Test to be violated. The VFN Note Balance Adjustment Request shall also state the amount, if any, of any principal payment to be made on each Outstanding Class of VFNs on the upcoming Interim Payment Date or Payment Date.

(ii) From time to time, but not exceeding once per calendar month, during the Revolving Period for such VFN, the Issuer may notify the Administrative Agent of a permanent reduction in the Maximum VFN Principal Balance by indicating such reduction on the VFN Note Balance Adjustment Request. Following such permanent reduction, the applicable VFN Noteholders shall only be required to fund increases in the VFN Principal Balance up to such reduced Maximum VFN Principal Balance. Furthermore, following a reduction in the Maximum VFN Principal Balance pursuant to this clause (ii), the Issuer shall not at any time be permitted to request an increase in the Maximum VFN Principal Balance.

(iii) If the related Funding Certification indicates that all Funding Conditions have been met, the applicable VFN Noteholders shall fund the VFN Principal Balance increase by remitting pro rata (based on such Noteholder’s percentage of the Maximum VFN Principal Balance) the amount stated in the request to the Indenture Trustee by 12:00 p.m. (noon) New York City time on the related Funding Date, whereupon the Indenture Trustee shall adjust its records to reflect the increase of the VFN Principal Balance (which increase shall be the aggregate of the amounts received by the Indenture Trustee from the applicable VFN Noteholders) by the later of (i) 2:00 p.m. New York City time on such Funding Date or (ii) two hours after the receipt by the Indenture Trustee of such funds from the VFN Noteholders, so long as, after such increase and after giving effect any Receivables to be purchased, the Collateral Test will continue to be satisfied, determined based on the VFN Note Balance Adjustment Request and Determination Date Report. The Indenture Trustee shall be entitled to rely conclusively on any VFN Note Balance Adjustment Request and the related Determination Date Report and Funding Certification. The Indenture Trustee shall make available on its website to the Issuer or its designee and each applicable VFN Noteholder, notice on such Funding Date as reasonably requested by the Issuer of any increase in the VFN Principal Balance. The Indenture Trustee shall apply and remit any such payment by the VFN Noteholders toward the payment of the related New Receivables Funding Amounts and (if applicable) Excess Receivables Funding Amounts as described in Section 4.3(c). If on any Funding Date there is more than one Series with Outstanding Variable Funding Notes, VFN draws on such Funding Date shall be made on a pro rata basis among all applicable Outstanding Series of VFNs in their Revolving Periods based on their respective available Borrowing Capacities, unless otherwise provided in the related Indenture Supplement and Note Purchase Agreement. If any VFN Noteholder does not fund its share of a requested VFN draw, one or more other VFN Noteholders may fund all or a portion of such draw, but no other VFN Noteholder shall have any obligation to do so. Draws on VFNs of different Classes within the same Series need not be drawn pro rata relative to each other. Any draws under any VFNs shall be used only (i) to purchase new Receivables pursuant to the Receivables Pooling Agreement or an Assignment and Recognition Agreement and (ii) to provide funding in respect of Excess Receivables Funding Amounts, in each case, in a manner that would not be in violation of any term hereof (including, without limitation, in a manner that would result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders).

(c) Payment of New Receivables Funding Amounts.

(i) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee), by the close of business New York City time on each Funding Date, the amount of (x) the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Funding Date and (y) any other amounts to be drawn on the VFNs on such date in respect of Excess Receivables Funding Amounts without causing the related VFN

Principal Balance to exceed either (I) the related Maximum VFN Principal Balance or (II) the amount that would cause the Collateral Test not be satisfied, using the following sources of funding in the following order:

(A) any funds on deposit in the Collection and Funding Account minus the Required Expense Reserve,

(B) if such Funding Date is a Payment Date, Available Funds allocated for such purpose pursuant to Section 4.5(a)(1)(vii),

(C) if such Funding Date is an Interim Payment Date, Available Funds allocated for such purpose pursuant to Section 4.4(e); and

(D) any amounts paid by VFN Noteholders as described in Section 4.3(b);

(ii) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) indicating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee) by the close of business on each Interim Payment Date or Payment Date occurring at any time when not all Outstanding Notes are in Full Amortization Periods, (A) the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Interim Payment Date or Payment Date, using (1) Available Funds allocated for such purpose pursuant to Section 4.4(e) or Section 4.5(a)(1)(vii), and (2) any amounts funded by VFN Noteholders in respect of such New Receivables Funding Amount as described in Section 4.3(b) and (B) any amounts funded by VFN Noteholders in respect of Excess Receivables Funding Amounts as described in Section 4.3(b).

(iii) Except with respect to P&I Advance Receivables eligible for funding on a Funding Date prior to disbursement of the related P&I Advances pursuant to Section 4.3(e) and except for Deferred Servicing Fee Receivables, the Administrator shall not and shall not permit the Issuer or the Depositor to, request funding for any Receivables except to the extent that the related Advances shall have been disbursed to the related MBS Trustees, prior to the receipt of the related New Receivables Funding Amount. Unless and until (i) a Facility Early Amortization Event shall have occurred which has not been waived or (ii) a VFN Noteholder or the Majority Noteholders of all the Notes instruct the Indenture Trustee by a written notice that no portion of the New Receivables Funding Amount may be paid by the Indenture Trustee without first receiving a written certification that all of the related P&I Advances have been previously disbursed by the Receivables Seller (a “Cease Pre-Funding Notice”), which may be delivered at any time as deemed necessary by such Noteholder(s) in the exercise of its or their sole and absolute discretion, the Indenture Trustee may pay the New Receivables Funding Amount for P&I Advances on any Funding Date. If a Cease Pre-Funding Notice has been delivered, then no P&I Advance Receivables may be funded until all the related P&I Advances have been disbursed and the Receivables Seller shall have delivered a written certification to such effect to the Indenture Trustee with respect to all related Advances.

(d) P&I Advance Disbursement Account. Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain an Eligible Account in the name of the Issuer as the P&I Advance Disbursement Account. The taxpayer identification number associated with the P&I Advance Disbursement Account shall be that of the Issuer and the Receivables Seller will report for Federal, state and local income tax purposes, the income, if any, on funds on deposit in the P&I Advance Disbursement Account. Subject to Section 4.1, funds on deposit from time to time in the P&I Advance Disbursement Account shall remain uninvested. The Indenture Trustee shall have and is hereby directed by the Issuer to exercise the sole and exclusive right to disburse funds from the P&I Advance Disbursement Account and each of the Servicer, Administrator and Issuer hereby acknowledges and agrees that it shall have no right to provide payment or withdrawal instructions with respect to the P&I Advance Disbursement Account or to otherwise direct the disposition of funds from time to time on deposit in the P&I Advance Disbursement Account.

(e) Pre-Funding of P&I Advances. On any Funding Date during the Revolving Period for any Series or Class of Notes, the Issuer (or the Servicer on its behalf) may request that all or a portion of the New Receivables Funding Amount be applied in satisfaction of the Servicer’s obligation to make P&I Advances under one or more Designated Servicing Agreements. Prior to (i) the occurrence of a Facility Early Amortization Event or (ii) the receipt by the Indenture Trustee of a Cease Pre-Funding Notice, the Indenture Trustee shall apply the portion of the New Receivables Funding Amount requested by the Issuer (or the Servicer on its behalf) to “Noteholders’ Amounts” (as defined below) in accordance with this Section 4.3(e). Not later than 12:00 p.m. (noon) New York City time on the Business Day preceding each Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Issuer (or the Administrator (or the Sub-Administrator on the Administrator’s behalf) on its behalf) shall deliver a disbursement report (the “Disbursement Report”) to the Indenture Trustee and the Administrative Agent setting forth in reasonable detail (A) the aggregate amount of P&I Advances required to be advanced by the Servicer under each Designated Servicing Agreement on such Funding Date for which the Advance Purchaser desires pre-funding in accordance with this Section 4.3(e) (each such amount, a “P&I Advance Amount”), (B) the payment or wiring instructions for the Custodial Account or accounts relating to each Designated Servicing Agreement with respect to which the Servicer is obligated to disburse a P&I Advance Amount on such Funding Date, (C) the Series New Receivables Funding Amount for each Series and the full New Receivables Funding Amount, that would apply to each P&I Advance Amount if such P&I Advance Amount were a P&I Advance Receivable (such Collateral Value, the “Noteholders’ Amount”), and (D) a calculation for each P&I Advance Amount of the excess of such P&I Advance Amount over the Noteholders’ Amount (such excess, the “Issuer Amount”). Not later than 12:00 p.m. (noon) New York City time on each Funding Date, (x) the Issuer (or the Administrator (or the Sub-Administrator on the Administrator’s behalf) on its behalf) shall deposit to the P&I Advance Disbursement Account in cash or immediately available funds, an amount equal to the sum of the Issuer Amounts with respect to each Designated Servicing Agreement and (y) the Indenture Trustee shall transfer to the P&I Advance Disbursement Account, out of the proceeds of the New Receivables Funding Amount, an amount equal to the sum of the Noteholders’ Amounts with respect to each Designated Servicing Agreement. Not later than 2:00 p.m. New York City time on each Funding Date, the Indenture Trustee will, solely from funds on deposit in the P&I Advance Disbursement Account, remit the P&I Advance Amount with respect to each

Designated Servicing Agreement to the applicable custodial accounts listed in the related Disbursement Report. Notwithstanding anything to the contrary contained herein, the Indenture Trustee shall not transfer any funds from the Collection and Funding Account to the P&I Advance Disbursement Account or disburse any P&I Advance Amount on any Funding Date unless it shall have confirmed receipt of the sum of the Issuer Amounts described on the related Disbursement Report.

(f) Limited Funding Dates. On any Limited Funding Date, subject to its receipt of a duly executed Funding Certification from the Administrator or the Sub-Administrator on behalf of the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, the Indenture Trustee shall, by the close of business New York City time on each Limited Funding Date occurring during the Revolving Period for any Series or Class of Notes, (i) remit to the Issuer (or the Issuer’s designee) the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Limited Funding Date, using only funds on deposit in the Collection and Funding Account minus the Required Expense Reserve, and (ii) thereafter, release any Excess Cash Amount to the Depositor as holder of the Owner Trust Certificate it being understood that no such Excess Cash Amounts may be paid to the Depositor under this clause (f) if, after the payment of such cash amounts, the Collateral Test would no longer be satisfied. Notwithstanding anything to the contrary herein, no draws on Variable Funding Notes may be made on a Limited Funding Date, and no payments on any Notes shall be made on a Limited Funding Date, as Limited Funding Dates shall not be treated as Interim Payment Dates but instead shall be for the sole purpose of funding new Receivables, funding the Accumulation Accounts and the Series Reserve Account for each Series as described in the following sentence and releasing Excess Cash Amounts to the extent permissible under the terms of this Indenture. On each Limited Funding Date, prior to amounts being released for the purchase of new Receivables in accordance with the first sentence of this Section 4.3(f), the Indenture Trustee shall release from the Collection and Funding Account to each of the Fee Accumulation Account, Interest Accumulation Account, Target Amortization Principal Accumulation Account and the Series Reserve Account for each Series, the amounts required to be deposited therein for such Limited Funding Date in order for the Funding Conditions to be satisfied on such date.

Section 4.4. Interim Payment Dates.

On each Interim Payment Date, the Indenture Trustee shall allocate and pay or deposit (as specified below) all Available Funds held in the Collection and Funding Account as set forth below, in the following order of priority and in the amounts set forth in the Interim Payment Date Report for such Interim Payment Date:

(a) to the Fee Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Fee Accumulation Amount for such Interim Payment Date (other than any amounts that constitute Defaulting Counterparty Termination Payments);

(b) to the Interest Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Interest Accumulation Amount for such Interim Payment Date;

(c) to the Series Reserve Account for each Series, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of such Series Reserve Account shall be equal to the related Series Reserve Required Amount;

(d) if a Facility Early Amortization Event has not occurred or if occurred, such Facility Early Amortization Event has been waived, to the Target Amortization Principal Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Target Amortization Amount for the next Payment Date in respect of each Class of Notes that is in its Target Amortization Period, not including any such Class for which the related Indenture Supplement provides that there will be no intra-month reservation of Target Amortization Principal Accumulation Amounts;

(e) to be retained in the Collection and Funding Account, the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Interim Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of a borrowing on any Class of VFN) and the aggregate Excess Receivables Funding Amount to be funded on such Interim Payment Date; provided that no New Receivables Funding Amounts will be released to fund new Receivables and no Excess Receivables Funding Amounts will be released under this clause (e) unless the Funding Conditions have been met;

(f) if a Facility Early Amortization Event has not occurred or if occurred, such Facility Early Amortization Event has been waived, to pay down the VFN Principal Balance of each Outstanding Class of VFNs, the amount necessary to satisfy the Collateral Test after giving effect to the allocations, payments and distributions in clauses (a) through (e) above;

(g) to pay any Series Fees payable to any Person in excess of the Series Fee Limit (including any Defaulting Counterparty Termination Payments);

(h) to pay down the VFN Principal Balance of each Outstanding Class of VFNs pro rata, based on their respective Note Balances, such amount as may be designated by the Administrator;

(i) as directed by the Administrator on behalf of Issuer, to pay any portion or all of any Excess Cash Amount to any Sinking Fund Account or Sinking Fund Accounts; and

(j) any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate, it being understood that no such Net Excess Cash Amounts may be paid to the Depositor under this clause (j) if, after the payment of such cash amounts, the Collateral Test would no longer be satisfied.

Section 4.5. Payment Dates.

(a) On each Payment Date, the Indenture Trustee shall transfer all funds on deposit in the Collection and Funding Account, the Interest Accumulation Account, the Fee Accumulation Account and the Target Amortization Principal Accumulation Account for such Payment Date to the Note Payment Account. On each Payment Date, the Paying Agent shall apply such Available Funds or Series Available Funds, as applicable, (and other amounts as specifically noted in clause (a)(1)(v) below) in the following order of priority and in the amounts set forth in the Payment Date Report for such Payment Date (provided that amounts on deposit in the Target Amortization Principal Accumulation Account may only be used to pay the Target Amortization Amounts of the Classes for which the related Indenture Supplement provides that there will be intra-month reservation of Target Amortization Principal Accumulation Amounts (pro rata based on their respective Target Amortization Principal Accumulation Amounts)):

(1) If a Facility Early Amortization Event has not occurred or if occurred, such Facility Early Amortization Event has been waived, the Available Funds shall be allocated in the following order of priority:

(i) to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, and to the Owner Trustee (to the extent not otherwise paid pursuant to the Trust Agreement or the Administration Agreement), the Owner Trustee Fee payable on such Payment Date, plus, (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities) and Wells Fargo Bank, N.A. (in all capacities) and the Owner Trustee on such Payment Date, from funds in the Fee Accumulation Account, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator, first, out of amounts on deposit in the Fee Accumulation Account which were deposited into the Fee Accumulation Account on an Interim Payment Date specifically for such items and then, any remaining unpaid amounts out of other Available Funds;

(ii) to each Person (other than the Indenture Trustee or the Owner Trustee) entitled to receive Fees or Series Fees or Undrawn Fees on such date, the Fees or Series Fees (other than Defaulting Counterparty Termination Payments) or Undrawn Fees payable to any such Person with respect to the related Monthly Advance Collection Period or Interest Accrual Period, as applicable, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit or Increased Costs Limit, as appropriate, and allocated pro rata based on the amounts due to each such Person and subject in the case of Series Fees to the applicable Series Fee Limit) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer and for Increased Costs or any other amounts (including Undrawn Fees) due to any Noteholder and any Series Fees due as specified in an Indenture Supplement (other than Defaulting Counterparty Termination Payments), subject to the related Series Fee Limit, pursuant to the Transaction Documents with respect to expenses, indemnification amounts, Increased Costs, Undrawn Fees, Series Fees and other amounts to the extent such expenses, indemnification amounts, Increased Costs, Undrawn Fees, Series Fees and other amounts have been invoiced or noticed to the Administrator and the Indenture Trustee and to the extent such amounts were deposited into the Fee Accumulation Account on a preceding Interim Payment Date, and thereafter from other Available Funds, if necessary;

(iii) to the Noteholders of each Series of Notes, pro rata based on their respective interest entitlement amounts, the related Cumulative Interest Shortfall Amounts attributable to unpaid Interest Amounts from prior Payment Dates, and the Interest Amount for the current Payment Date, for each such Class; provided that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay all amounts in respect of any Class pursuant to this clause (iii), the Indenture Trustee shall withdraw from the Series Reserve Account for such Class an amount equal to the lesser of the amount then on deposit in such Series Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(iv) to the Series Reserve Account for each Series, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in such Series Reserve Account on such day equals the related Series Reserve Required Amount;

(v) to the Noteholders of each Class of Notes for which the Target Amortization Period has commenced, the Target Amortization Amount for such Class on such Payment Date, first payable from any amounts on deposit in the Target Amortization Principal Accumulation Account in respect of such Class, allocated pro rata among any such Classes based on their respective Target Amortization Amounts, and thereafter payable from other Available Funds or proceeds of draws on VFNs or other companion Notes described in the related Indenture Supplement, pro rata based on their respective Target Amortization Amounts;

(vi) to the extent necessary to satisfy the Collateral Test, (1) to pay down the respective VFN Principal Balances of each Outstanding Class of VFNs, until the earlier of satisfaction of the Collateral Test or reduction of all VFN Principal Balances to zero, and thereafter (2) to reserve cash in the Collection and Funding Account to the extent necessary to satisfy the Collateral Test;

(vii) to the Collection and Funding Account, for disbursement to the Issuer (or the Issuer’s designee), the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of an increase in any VFN Principal Balance) and the aggregate Excess Receivables Funding Amount to be funded on such Payment Date;

(viii) to the Noteholders of each Series of Notes and pro rata based on their respective Default Supplemental Fees, ERD Supplemental Fees and related shortfall entitlement amounts, the amount necessary to reduce the accrued and unpaid Default Supplemental Fees, Cumulative Default Supplemental Fee Shortfall Amounts, ERD Supplemental Fees and Cumulative ERD Supplemental Fee Shortfall Amounts for each such Series to zero, with amounts paid on a Series pursuant to this clause being allocated among the Classes within such Series as specified in the related Indenture Supplement;

(ix) pro rata, based on their respective invoiced or reimbursable amounts and without regard to the applicable Expense Limit or Series Fee Limit, (A) to the Indenture Trustee (in all its capacities) and the Owner Trustee for any amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this Indenture or the Trust Agreement to the extent not paid under clause (i) above, (B) to the Verification Agent for any amounts payable to the Verification Agent pursuant to this Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; (E) to the Noteholders of any Notes to cover Increased Costs, pro rata among multiple Series based on their respective Increased Costs amounts (and among multiple Classes, allocated within any Series as described in the related Indenture Supplement); (F) any Series Fees (including any Defaulting Counterparty Termination Payments) due pursuant to Indenture Supplement in excess of the applicable Series Fee Limit; or (G) any other amounts payable pursuant to this Indenture or any other Transaction Document and not paid under clause (ii) above;

(x) if and to the extent so directed by the Administrator on behalf of the Issuer, to the Noteholders of each Class of VFNs, an amount to be applied to pay down the respective VFN Principal Balances equal to the lesser of (A) the amount specified by the Administrator and (B) the amount necessary to reduce the VFN Principal Balances to zero, paid pro rata among each VFN Classes based on their respective Note Balances;

(xi) as directed by the Administrator on behalf of the Issuer, to pay any portion or all of any Excess Cash Amount to any Sinking Fund Account or Sinking Fund Accounts; and

(xii) any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate, to the extent that the Collateral Test would not, following any such payment, be breached; provided that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment.

(2) If a Facility Early Amortization Event has occurred and is continuing unwaived, the Series Available Funds for each Series shall be allocated in the following order of priority:

(i) to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, and to the Owner Trustee (to the extent not otherwise paid pursuant to the Trust Agreement or the Administration Agreement), the Owner Trustee Fee payable on such Payment Date, plus all reasonable out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities) and the Owner Trustee on such Payment Date, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator;

(ii) to each Person (other than the Indenture Trustee or the Owner Trustee) entitled to receive Fees on such date, the Fees payable to any such Person with respect to the related Monthly Advance Collection Period or Interest Accrual Period, as applicable, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit and allocated pro rata based on the amounts due to each such Person) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer with respect to expenses, indemnification amounts and other amounts to the extent such expenses, indemnification amounts and other amounts have been invoiced or noticed to the Administrator and the Indenture Trustee;

(iii) thereafter, the remaining Series Available Funds for each Series shall be allocated in the following order of priority (or in such other order of priority as specified in the related Indenture Supplement):

(A) any Series Fees (other than Defaulting Counterparty Termination Payments and any Undrawn Fees), subject to the related Series Fee Limit and to the extent such amounts were deposited into the Fee Accumulation Account on a preceding Interim Payment Date;

(B) any Undrawn Fees payable to any VFNs included in the related Series;

(C) to the Noteholders of the related Series of Notes, the related Cumulative Interest Shortfall Amounts attributable to unpaid Interest Amounts from prior Payment Dates and the Interest Amount for the current Payment Date, for each related Class; provided that if the amount of related Series Available Funds on such day is insufficient to pay any amounts in respect of any related Class pursuant to this clause (iii)(C) the Indenture Trustee shall withdraw from the Series Reserve Account for such Class an amount equal to the lesser of the amount then on deposit in such Series Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii)(C) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(D) to the Noteholders of the related Series of Notes, remaining Series Available Funds up to the aggregate unpaid Note Balances to reduce Note Balances in the order specified in the related Indenture Supplement, until all such Note Balances have been reduced to zero;

(E) to the Noteholders of the related Series of Notes, the amount necessary to reduce the accrued and unpaid Default Supplemental Fees, Cumulative Default Supplemental Fee Shortfall Amounts, ERD Supplemental Fees and ERD Supplemental Fee Shortfall Amounts for such Series to zero, with amounts paid on a Series pursuant to this clause being allocated among the Classes within such Series as specified in the related Indenture Supplement; and

(F) to be allocated to other Series to run steps (A) through (E) above for such other Series, to the extent the Series Available Funds for such other Series were insufficient to make such payments, allocated among such other Series pro rata based on the amounts of their respective shortfalls.

(iv) out of all remaining Series Available Funds for all Series, pro rata, based on their respective invoiced or reimbursable amounts and without regard to the applicable Expense Limit, (A) to the Indenture Trustee (in all its capacities) and the Owner Trustee for any amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this Indenture or the Trust Agreement to the extent not paid under clause (i) above, (B) to the Verification Agent for any amounts payable to the Verification Agent pursuant to this Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; (E) any Series Fees (including any Defaulting Counterparty Termination Payments) due to any Derivative Counterparty in excess of the applicable Series Fee Limit; and (F) to the Noteholders of any Notes to cover Increased Costs, pro rata among multiple Classes based on their respective Increased Costs amounts or any other amounts payable pursuant to this Indenture or any other Transaction Document and not paid under clause (ii) above;

(v) out of all remaining Series Available Funds for all Series, to pay any other amounts required to be paid before Net Excess Cash Amounts pursuant to one or more Indenture Supplements; and

(vi) out of all remaining Series Available Funds for all Series, any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate.

The amounts payable under clause (i) or (ii) above shall be paid out of each Series’ Series Available Funds based on such Series’ Series Allocation Percentage of such amounts payable on such Payment Date. If, on any Payment Date, the Series Available Funds for any Series is less than the amount payable under clauses (i) and (ii) above out of such Series’ Series Available Funds (any such difference, a “shortfall amount”), the amount of such shortfall amount shall be paid out of the Series Available Funds for each Series that does not have a shortfall amount, in each case, based on such Series’ relative Series Invested Amount.

(b) Any proceeds received by the Issuer under a Derivative Agreement or Supplemental Credit Enhancement Agreement for a Series or Class shall be applied to supplement amounts payable with respect to such Series under Section 4.5(a), as set forth in the related Indenture Supplement. Amounts payable to any Derivative Counterparty or Supplemental Credit Enhancement Provider with respect to any Series or Class shall be designated as “Series Fees” for purposes of this Indenture and the related Indenture Supplement, and particularly, Sections 4.4 and 4.5 hereof.

(c) On each Payment Date, the Indenture Trustee shall instruct the Paying Agent to pay to each Noteholder of record on the related Record Date the amount to be paid to such Noteholder in respect of the related Note on such Payment Date by wire transfer if appropriate instructions are provided to the Indenture Trustee in writing no later than five (5) Business Days prior to the related Record Date, or, if a wire transfer cannot be effected, by check delivered to each Noteholder of record on the related Record Date at the address listed on the records of the Note Registrar.

(d) Notwithstanding anything to the contrary in this Indenture, the Indenture Supplement providing for the issuance of any Series of Notes within which there are one or more Classes of Notes may specify the allocation of payments among such Classes payable pursuant to Sections 4.4 and 4.5 hereof, providing for the subordination of such payments on the subordinated Series or Class, and any such provision in such an Indenture Supplement shall have the same effect as if set forth in this Indenture and any related Indenture Supplement, all to the extent an Issuer Tax Opinion is delivered as to such Series at its issuance.

(e) [RESERVED].

(f) On each Payment Date, the Indenture Trustee shall make available, in the same manner as described in Section 3.5, a report stating all amounts paid to the Indenture Trustee (in all its capacities) or Wells Fargo Bank, N.A. (in all its capacities) pursuant to this Section 4.5 on such Payment Date.

(g) The Indenture Trustee shall withdraw, on each Payment Date and Funding Date and use as Available Funds, the amount by which (i) the amount then on deposit in the Fee Accumulation Account exceeds the Fee Accumulation Amount, (ii) the amount then on deposit in the Interest Accumulation Account exceeds the Interest Accumulation Amount and (iii) the amount then on deposit in the Target Amortization Principal Accumulation Account exceeds the Target Amortization Amount, in each case, after giving effect to all payments required to be made from such Trust Accounts and the Note Payment Account on such date. During the Full Amortization Period all amounts on deposit in the Accumulation Accounts will be available for the benefit of all Outstanding Notes in accordance with the definition of “Series Available Funds”.

(h) On the Expected Repayment Date (unless such Expected Repayment Date shall occur during the Full Amortization Period) for any Class of Notes with respect to which a Sinking Fund Account has been established, the Indenture Trustee shall transfer all amounts on deposit in such Sinking Fund Account to the Note Payment Account for the repayment of the Note Balance of such Class of Notes. During the Full Amortization Period all amounts on deposit in the Sinking Fund Accounts with respect to Sinking Fund Classes will be available for the benefit of all Outstanding Notes in accordance with the definition of “Series Available Funds”.

Section 4.6. Series Reserve Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain a Series Reserve Account or Accounts for each Series, each of which shall be an Eligible Account, for the benefit of the Secured Parties of such Series. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. On or prior to the Issuance Date for each Series, the Issuer shall cause an amount equal to the related Series Reserve Required Amount(s) to be deposited into the related Series Reserve Account(s). Thereafter, on each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw Available Funds from the Note Payment Account and deposit them into each such Series Reserve Account pursuant to, and to the extent required by, Section 4.5(a) and the related Indenture Supplement.

(b) On each Payment Date, an amount equal to the aggregate of amounts described in clauses (i), (ii) and (iii) of Section 4.5(a)(1) or clauses (i), (ii) and (iii) (A). through (C) of Section 4.5(a)(2) allocable to the related Series, as appropriate, and which is not payable out of Available Funds or the related Series Available Funds, as applicable, due to an insufficiency of Available Funds or Series Available Funds, as applicable, shall be withdrawn from such Series Reserve Account by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a) or the related Indenture Supplement. On any Payment Date on which amounts are withdrawn from such Series Reserve Account pursuant to Section 4.5(a), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay New Receivables Funding Amounts or amounts to the Issuer pursuant to Section 4.3 if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of such Series Reserve Account is less than the related Series Reserve Required Amount. All Collections received in the Collection and Funding Account shall be deposited into the related Series Reserve Accounts until the amount on deposit in each Series Reserve Account equals the related Series Reserve Required Amount, as described in Section 4.5 and the related Indenture Supplement. For purposes of the foregoing the portion of any such fees and expenses payable under clause (i) or (ii) shall equal the related Series Allocation Percentage of the amounts payable under such clause.

(c) If on any Payment Date the amount on deposit in a Series Reserve Account is equal to or greater than the aggregate Note Balance for the related Series (after payment on such Payment Date of the amounts described in Section 4.5) the Indenture Trustee will withdraw from such Series Reserve Account the aggregate Note Balance for such Series and remit it to the Noteholders of the Notes of such Series in reduction of the aggregate Note Balance for all Classes of Notes of such Series that are Outstanding. On the Stated Maturity Date for the latest maturing Class in a Series, the balance on deposit in the related Series Reserve Account shall be applied as a principal payment on the Notes of that Series to the extent necessary to reduce the aggregate Note Balance for that Series to zero. On any Payment Date after payment of principal on the Notes and when no Facility Early Amortization Event has occurred, the Indenture Trustee shall withdraw from each Series Reserve Account the amount by which the balance of the Series Reserve Account exceeds the related Series Reserve Required Amount and pay such amount to the Depositor as holder of the Owner Trust Certificate.

(d) Amounts held in a Series Reserve Account shall be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

(e) On any Payment Date, after payment of all amounts pursuant to Section 4.5(a), if the Collateral Test is not satisfied or if a Facility Early Amortization Event shall have occurred (unless such Facility Early Amortization Event shall have been waived), the Indenture Trustee shall withdraw from each Series Reserve Account the amount by which the amount standing to the credit of such Series Reserve Account exceeds the related Series Reserve Required Amount, and shall apply such excess to reduce the Note Balances of the Notes of the related Series, pursuant to Section 4.5. Such principal payments shall be made pro rata based on Note Balances to multiple Classes within a Series, except that in a Full Amortization Period such principal payment shall be made in accordance with the terms and provisions of the related Indenture Supplement. On any Payment Date following the payment in full of all principal payable in respect of the related Series or Class of Notes, the Indenture Trustee shall withdraw any remaining amounts from the related Series Reserve Account and distribute it to the Depositor as holder of the Owner Trust Certificate. Amounts paid to the Depositor or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(f) If on any Funding Date, the amount on deposit in one or more Series Reserve Accounts is less than the related Series Reserve Required Amounts, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to such Series Reserve Accounts an amount equal to the amount by which the respective Series Reserve Required Amounts exceed the respective amounts then on deposit in the related Series Reserve Accounts.

(g) For the avoidance of doubt, any funds on deposit in any Series Reserve Account or any Derivative Account are to be applied to make any required payments in respect of the related Series or Class of Notes only, and no other Series or Class of Notes shall have any interest or claim against such amounts on deposit. Notwithstanding the foregoing, if any Series or Class of Notes is deemed to have an interest or claim on the funds on deposit in the Series Reserve Account or the Derivative Account established for another Series, it shall not receive any amounts on deposit in such Series Reserve Account or Derivative Account unless and until the Series or Class of Notes related to such Series Reserve Account or Derivative Account are paid in full and are no longer Outstanding. The provisions of this Section 4.6(g) constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code.

Section 4.7.	Collection and Funding Account, Interest Accumulation Account, Fee Accumulation Account, Target Amortization Principal Accumulation Account and Sinking Fund Accounts.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Collection and Funding Account, which shall be an Eligible Account, for the benefit of the Secured Parties. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall deposit and withdraw Available Funds from the Collection and Funding Account pursuant to, and to the extent required by, Section 4.4 and Section 4.5.

(b) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Fee Accumulation Account, the Interest Accumulation Account and the Target Amortization Principal Accumulation Account, each of which shall be an Eligible Account, for the benefit of the Noteholders. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.

(c) On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from each Fee Accumulation Account, Interest Accumulation Account and Target Amortization Principal Accumulation Account by the Indenture Trustee and remitted for payments as described therein. During the Full Amortization Period all amounts on deposit in the Accumulation Accounts will be available for the benefit of all Outstanding Notes in accordance with the definition of “Series Available Funds”.

(d) The Indenture Trustee shall withdraw, on each Payment Date and Interim Payment Date and use as Available Funds, the amount by which (i) the amount then on deposit in the Fee Accumulation Account exceeds the Fee Accumulation Amount, (ii) the amount then on deposit in the Interest Accumulation Account exceeds the Interest Accumulation Amount, and (iii) the amount by which the amount then on deposit in the Target Amortization Principal Accumulation Account exceeds the Target Amortization Amount of all Target Amortization Classes, in each case, after giving effect to all payments required to be made from such Trust Accounts and the Note Payment Account on such date.

(e) The Administrator on behalf of the Issuer may, in its sole and absolute discretion, from time to time on or after the Closing Date, direct the Indenture Trustee pursuant to an Issuer Certificate to establish a Sinking Fund Account for any Class of Notes and upon receipt by the Indenture Trustee of such direction, the Indenture Trustee shall establish and maintain each such Sinking Fund Account specified by the Administrator on behalf of the Issuer in its direction to the Indenture Trustee, which shall be an Eligible Account, for the benefit of the Secured Parties. Any direction by the Administrator on behalf of the Issuer to the Indenture Trustee pursuant to an Issuer Certificate to establish a Sinking Fund Account shall include a specification by the Issuer of the Class to which such Sinking Fund Account shall relate. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall deposit and withdraw Available Funds from a Sinking Fund Account pursuant to, and to the extent required by, Section 4.5. During the Full Amortization Period all amounts on deposit in the Sinking Fund Accounts with respect to Sinking Fund Classes will be available for the benefit of all Outstanding Notes in accordance with the definition of “Series Available Funds”.

Section 4.8. Note Payment Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Note Payment Account, which shall be an Eligible Account, for the benefit of the Secured Parties. If the Note Payment Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Note Payment Account shall be funded to the extent that (i) the Issuer shall remit to the Indenture Trustee the Redemption Amount for a Class of Notes pursuant to Section 13.1, (ii) the Indenture Trustee shall remit thereto any Available Funds from the Collection and Funding Account pursuant to Section 4.2(b), (iii) the Indenture Trustee shall remit thereto any Available Funds from the Interest Accumulation Account, the Target Amortization Principal Accumulation Account and the Fee Accumulation Account pursuant to Section 4.5 and (iv) the Indenture Trustee shall transfer amounts from an applicable Series Reserve Account pursuant to, and to the extent required by, Section 4.6.

(b) On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from the Note Payment Account by the Indenture Trustee and remitted to the Noteholders and other Persons or accounts described therein for payment as described in that Section, and upon payments of all sums payable hereunder as described in Section 4.5(a), as applicable, any remaining amounts then on deposit in the Note Payment Account shall be released from the Security Interest and paid to Depositor or its designee.

(c) Amounts held in the Note Payment Account may be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

Section 4.9. Securities Accounts.

(a) Securities Intermediary. The Issuer and the Indenture Trustee hereby appoint Wells Fargo Bank, N.A., as Securities Intermediary with respect to the Trust Accounts. The Security Entitlements and all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the Indenture Trustee for the benefit of the Secured Parties. Upon the termination of this Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders and all beneficial owners of Notes shall be deemed to have appointed Wells Fargo Bank, N.A., as Securities Intermediary. Wells Fargo Bank, N.A. hereby accepts such appointment as Securities Intermediary.

(i) With respect to any portion of the Trust Estate that is credited to the Trust Accounts, the Securities Intermediary agrees that:

(A) with respect to any portion of the Trust Estate that is held in deposit accounts, each such deposit account shall be subject to the security interest granted pursuant to this Indenture, and the Securities Intermediary shall comply with instructions originated by the Indenture Trustee directing dispositions of funds in the deposit accounts without further consent of the Issuer and otherwise shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B) any and all property credited to the Trust Accounts shall be treated by the Securities Intermediary as Financial Assets;

(C) any portion of the Trust Estate that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has “control” (as defined in the UCC); and

(D) it will use reasonable efforts to promptly notify the Indenture Trustee and the Issuer if any other Person claims that it has a property interest in a Financial Asset in any Trust Account and that it is a violation of that Person’s rights for anyone else to hold, transfer or deal with such Financial Asset.

(ii) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Indenture treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) any portion of the Trust Estate in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Issuer or the Administrator, payable to the order of the Issuer or the Administrator or specially endorsed to any of such Persons.

(iii) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer or the Administrator or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that this Indenture has been discharged in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(iv) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any Financial Asset or Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets and Security Entitlements credited to the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Trust Accounts.

(v) There are no other agreements entered into between the Securities Intermediary in such capacity, and the Securities Intermediary agrees that it will not enter into any agreement with, the Issuer, the Administrator, or any other Person (other than the Indenture Trustee) with respect to any Trust Account. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.

(vi) The rights and powers granted herein to the Indenture Trustee have been granted in order to perfect its interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will not be affected by the bankruptcy of the Issuer, the Administrator or the Receivables Seller nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Indenture Trustee in the Trust Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(b) Definitions; Choice of Law. Capitalized terms used in this Section 4.9 and not defined herein shall have the meanings assigned to such terms in the New York UCC. For purposes of Section 8-110(e) of the New York UCC, the “securities intermediary’s jurisdiction” shall be the State of New York.

(c) Limitation on Liability. None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.

Section 4.10. Notice of Adverse Claims.

Except for the claims and interests of the Secured Parties in the Trust Accounts, the Securities Intermediary has no actual knowledge of any claim to, or interest in, any Trust Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trust Account or in any financial asset carried therein of which a Responsible Officer of the Securities Intermediary has actual knowledge, the Securities Intermediary will promptly notify the Noteholders, the Indenture Trustee and the Issuer thereof.

Section 4.11. No Gross Up.

No Person, including the Issuer, shall be obligated to pay any additional amounts to the Noteholders or Note Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges. In addition, the Indenture Trustee will withhold on payments of Undrawn Fees to Non-U.S. Noteholders unless such Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8ECI or is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation on U.S. source Undrawn Fees and such Non-U.S. Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN. The Indenture Trustee may rely on such U.S. Internal Revenue Service Form W-8ECI or W-8BEN to evidence the Noteholders’ eligibility.

Section 4.12. Facility Early Amortization Events; Target Amortization Events.

Upon the occurrence of a Facility Early Amortization Event, the Revolving Period or Target Amortization Period for all Classes and Series of the Notes shall automatically terminate and the Full Amortization Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Series Required Noteholders for each Series, notify the Indenture Trustee, as soon as reasonably practicable following any waiver thereof, that they have waived the occurrence of such Facility Early Amortization Event and consent to the continuation of the Revolving Period or Target Amortization Periods (in the case of any Notes still in their Revolving Periods or Target Amortization Periods). Upon the occurrence of a Target Amortization Event with respect to a Class or Series, the Notes of such Class or Series shall enter their Target Amortization Periods and as a result shall be paid principal in Target Amortization Amounts under Section 4.5(a)(1)(v) on subsequent Payment Dates, unless the requisite parties pursuant to the Indenture Supplement related to that Series notify the Indenture Trustee that they have waived the occurrence of such Target Amortization Event and consent to the continuation of the Revolving Periods (in the case of any Notes still in their Revolving Periods). The Administrator shall notify the Indenture Trustee and the Administrative Agent immediately upon the occurrence of any Facility Early Amortization Event or Target Amortization Event. The Administrative Agent shall use commercially reasonable efforts to notify the Indenture Trustee and each Derivative Counterparty (as applicable in the case of any Target Amortization Event, with respect to the related Series of Notes) promptly upon becoming aware of the occurrence of any Facility Early Amortization Event or Target Amortization Event.

Article V

Note Forms

Section 5.1. Forms Generally.

The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes and the Global Notes representing the Book-Entry Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.

Section 5.2. Forms of Notes.

(a) Forms Generally. Subject to Section 5.2(b), each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Without limiting the generality of the foregoing, the Indenture Supplement for any Series of Notes shall specify whether the Notes of such Series, or of any Class within such Series, shall be issuable as Definitive Notes or as Book-Entry Notes.

(b) Issuer Certificate. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a Certificate of Authentication signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

(c) (i) Rule 144A Notes. Notes offered and sold in reliance on the exemption from registration under Rule 144A (each, a “Rule 144A Note”) shall be issued initially in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Rule 144A Global Note”), substantially in the form attached hereto as Exhibit A-1 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Rule 144A Definitive Note”), substantially in the form attached hereto as Exhibit A-2. The aggregate principal amounts of the Rule 144A Global Notes or Rule 144A Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) Regulation S Notes. Notes sold in offshore transactions in reliance on Regulation S (each, a “Regulation S Note”) shall be issued in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Regulation S Global Note”), substantially in the form attached hereto as Exhibit A-3 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Regulation S Definitive Note”), substantially in the form attached hereto as Exhibit A-4. The aggregate principal amounts of the Regulation S Global Notes or the Regulation S Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Section 5.3. Form of Indenture Trustee’s Certificate of Authentication.

The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series or Class designated herein referred to in the within-mentioned Indenture and Indenture Supplement.

WELLS FARGO BANK, N.A.,
as Indenture Trustee,

By:
Authorized Signatory

Dated:

Section 5.4. Book-Entry Notes.

(a) Issuance of Book-Entry Notes. If the Issuer establishes pursuant to Sections 5.2 and 6.1 that the Notes of a particular Series or Class are to be issued as Book-Entry Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, one or more definitive Global Notes, which, unless otherwise provided in the applicable Indenture Supplement (1) will represent, and will be denominated in an amount equal to the aggregate, Initial Note Balance of the Outstanding Notes of such Series or Class to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (2) will be registered in the name of the Depository for such Global Note or Notes or its nominee, (3) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction (and which may be held by the Indenture Trustee as custodian for the Depository, if so specified in the related Indenture Supplement or Depository Agreement), (4) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (5) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable. The Specified Notes may not be issued as Book-Entry Notes.

(b) Transfers of Global Notes only to Depository Nominees. Notwithstanding any other provisions of this Section 5.4 or of Section 6.5, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 6.5, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(c) Limited Right to Receive Definitive Notes. Except under the limited circumstances described below, Note Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue to act as Depository for such Global Note or if at any time the Depository for the Notes for such Series or Class ceases to be a Clearing Corporation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series or Class of like tenor and terms in an aggregate Initial Note Balance equal to the Initial Note Balance of the Global Note in exchange for such Global Note.

(ii) The Issuer may at any time and in its sole discretion determine that the Notes of any Series or Class or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee or its agent in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 for the authentication and delivery of individual Notes of such Series or Class in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series or Class of like tenor and terms in definitive form in an aggregate Initial Note Balance equal to the Initial Note Balance of such Global Note or Notes representing such Series or Class or portion thereof in exchange for such Global Note or Notes.

(iii) If specified by the Issuer pursuant to Sections 5.2 and 6.1 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series or Class of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series or Class of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate Initial Note Balance equal to the Initial Note

Balance of the portion of the Global Note or Notes specified by the Depository and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Initial Note Balance of the surrendered Global Note and the aggregate Initial Note Balance of Notes delivered to the Noteholders thereof.

(iv) If any Event of Default has occurred with respect to such Global Notes, and Owners of Notes evidencing more than 50% of the Global Notes of that Series or Class (measured by Voting Interests) advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Note Owners, the Owners of Global Notes of that Series or Class may exchange their beneficial interests in such Notes for Definitive Notes in accordance with the exchange provisions herein.

(v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver Definitive Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Initial Note Balance of a Global Note for Definitive Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 5.5. Beneficial Ownership of Global Notes.

Until Definitive Notes have been issued to the applicable Noteholders to replace any Global Notes with respect to a Series or Class pursuant to Section 5.4 or as otherwise specified in any applicable Indenture Supplement:

(a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the Depository Participants for all purposes (including the making of payments) as the authorized representatives of the respective Note Owners; and

(b) the rights of the respective Note Owners will be exercised only through the applicable Depository and the Depository Participants and will be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Pursuant to the operating rules of the applicable Depository, unless and until Definitive Notes are issued pursuant to Section 5.4, the Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal and interest on the related Notes to such Depository Participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Note Balance of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the Depository and the Depository Participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Section 5.6. Notices to Depository.

Whenever any notice or other communication is required to be given to Noteholders with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable Depository, and shall have no obligation to report directly to such Note Owners.

Article VI

The Notes

Section 6.1. General Provisions; Notes Issuable in Series; Terms of a Series or Class Specified in an Indenture Supplement.

(a) Amount Unlimited. The aggregate Initial Note Balance of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) Series and Classes. The Notes may be issued in one or more Series or Classes up to an aggregate Note Balance for such Series or Class as from time to time may be authorized by the Issuer. All Notes of each Series or Class under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction on account of (1) the actual time of the authentication and delivery, or (2) Stated Maturity Date of the Notes of such Series or Class, except as specified in the applicable Indenture Supplement for such Series or Class of Notes.

Each Note issued must be part of a Series of Notes for purposes of allocations pursuant to the related Indenture Supplement. A Series of Notes is created pursuant to an Indenture Supplement. A Class of Notes is created pursuant to an Indenture Supplement for the applicable Series.

Each Series and Class of Notes will be secured by the Trust Estate.

Each Series of Notes may, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(c) Provisions Required in Indenture Supplement. Before the initial issuance of Notes of each Series, there shall also be established in or pursuant to an Indenture Supplement provision for:

(i) the Series designation;

(ii) the Initial Note Balance of such Series of Notes and of each Class, if any, within such Series, and the Maximum VFN Principal Balance for such Series (if it is a Series or Class of Variable Funding Notes);

(iii) whether such Notes are subdivided into Classes;

(iv) whether such Series of Notes are Term Notes, Variable Funding Notes or a combination thereof;

(v) the Note Interest Rate at which such Series of Notes or each related Class of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(vi) the Expected Repayment Date and the Stated Maturity Date for such Series of Notes or each related Class of Notes;

(vii) if applicable, any Target Amortization Events with respect to such Series of Notes or any related Class;

(viii) if applicable, the Target Amortization Amount for each related Class of such Series of Notes;

(ix) if applicable, the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series;

(x) if such Series of Notes or any related Class will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, in addition to those set forth in Section 5.4, upon which such Global Note or Global Notes may be exchanged in whole or in part for other Definitive Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.1);

(xi) the subordination, if any, of such Series of Notes or any related Class(es) to any other Notes of any other Series or of any other Class within the same Series;

(xii) if such Series of Notes or any related Class is to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xiii) if such Series of Notes or any related Class is to have the benefit of any Supplemental Credit Enhancement Agreement or Liquidity Facility, the terms and provisions of the applicable agreement;

(xiv) the Record Date for any Payment Date of such Series of Notes or any related Class, if different from the last day of the month before the related Payment Date;

(xv) any Default Supplemental Fee Rate, ERD Supplemental Fee or ERD Supplemental Fee Rate, if applicable;

(xvi) if applicable, under what conditions any additional amounts will be payable to Noteholders of the Notes of such Series;

(xvii) the Administrative Agent for such Series of Notes; and

(xviii) any other terms of such Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class of Notes.

(d) Forms of Series or Classes of Notes. The form of the Notes of each Series or Class will be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series or Class. The Notes of each Series or Class will be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

Section 6.2. Denominations.

(a) Except as provided in Section 6.2(b), the Notes of each Series or Class will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Notes of any Series or Class, the Notes of that Series or Class will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(b) The minimum denomination established for each class of Specified Notes issued on any particular date, shall be determined in a manner so that the total number of Specified Notes that could be Outstanding immediately after such issuance (including all classes of Specified Notes issued on such date) shall not reduce the Remaining Specified Note Capacity below zero. On any particular issue date, the Remaining Specified Note Capacity shall be equal to (a) 90 less (b) the sum of, for each class of Specified Note Outstanding immediately after such issuance (including all classes of Specified Notes issued on such date but excluding any Specified Notes beneficially owned by the beneficial owner of the Trust Certificate), the quotient, rounded downwards to the nearest whole number, of the principal amount of such class of Specified Note on its date of issuance divided by the minimum denomination established for such class of Specified Note on its date of issuance (or as later revised).

Section 6.3. Execution, Authentication and Delivery and Dating.

(a) The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer, by manual or facsimile signature.

(b) Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon delivery of an Issuer Certificate, authenticate and deliver such Notes as provided in this Indenture and not otherwise.

(d) Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.3, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 5.2 or Section 6.10.

(e) The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note for any Series or Class, all Notes will be dated the date of their authentication.

(g) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 6.4. Temporary Notes.

(a) Pending the preparation of definitive Notes of any Series or Class, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b) If temporary Notes of any Series or Class are issued, the Issuer will cause permanent Notes of such Series or Class to be prepared without unreasonable delay. After the preparation of permanent Notes, the temporary Notes of such Series or Class will be exchangeable for permanent Notes of such Series or Class upon surrender of the temporary Notes of such Series or Class at the office or agency of the Issuer in a Place of Payment, without charge to the Noteholder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver in exchange therefore a like Initial Note Balance of permanent Notes of such Series or Class of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Series or Class will in all respects be entitled to the same benefits under this Indenture as permanent Notes of such Series or Class.

Section 6.5. Registration, Transfer and Exchange.

(a) Note Register. The Indenture Trustee, acting as Note Registrar (in such capacity, the “Note Registrar”), shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes, or of Notes of a particular Series or Class, and for transfers of Notes. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Issuer or the Indenture Trustee at the Corporate Trust Office. The Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agents of any of them, may treat a Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments in respect of such Note and for all other purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any agent of any of them, shall be affected by notice to the contrary. None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(b) Exchange of Notes. Subject to Section 5.4, upon surrender for transfer of any Note of any Series or Class at the Place of Payment, the Issuer may execute, and, upon receipt of the documents required by Section 6.3 and such surrendered Note, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms. Subject to Section 5.4, Notes of any Series or Class may be exchanged for other Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms, upon surrender of the Notes to be exchanged at the Place of Payment. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Indenture Trustee or the related Authenticating Agent will authenticate and deliver the Notes which the Noteholders making the exchange are entitled to receive.

(c) Issuer Obligations. All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(d) Endorsement of Notes to be Transferred or Exchanged. Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer, the Note Registrar or the Indenture Trustee) be duly indorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Indenture Trustee, and the Note Registrar duly executed, by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”).

(e) No Service Charge. Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be assessed against any Noteholder for any transfer or exchange of Notes, but the Issuer, the Indenture Trustee, and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 5.4 not involving any transfer.

(f) Deemed Representations by Transferees of Rule 144A Notes. Each transferee (including the Initial Noteholder or Owner) of a Rule 144A Note or of a beneficial interest therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Transferee Certificate attached to Exhibit B-1 attached hereto.

(g) Deemed Representations by Transferees of Regulation S Notes. Each transferee (including the initial Noteholder or Owner) of a Regulation S Note or of a beneficial therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Transferee Certificate attached to Exhibit B-2 attached hereto.

(h) Conditions to Transfer. No sale, pledge or other transfer (a “Transfer”) of any Notes shall be made unless that Transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. If a Transfer is made without registration under the Securities Act (other than in connection with the initial issuance thereof by the Issuer), then the Note Registrar, the Indenture Trustee, Administrator, on behalf of the Issuer, shall refuse to register such Transfer unless the Note Registrar receives either:

(i) the Regulation S Note Transfer Certificate or Rule 144A Note Transfer Certificate and such other information as may be required pursuant to this Section 6.5; or

(ii) if the Transfer is to be made to an Issuer Affiliate in a transaction that is exempt from registration under the Securities Act, an Opinion of Counsel reasonably satisfactory to the Issuer and the Note Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such).

None of the Administrator, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration or qualification. Any Noteholder of a Note desiring to effect such a Transfer shall, and upon acquisition of such a Note shall be deemed to have agreed to, indemnify the Indenture Trustee, the Note Registrar, the Administrator, the Servicer and the Issuer against any liability that may result if the Transfer is not so exempt or is not made in accordance with the Securities Act and applicable state securities laws.

In connection with any Transfer of Notes in reliance on Rule 144A, the Administrator shall furnish upon request of a Noteholder to such Noteholder and any prospective purchaser designated by such Noteholder the information required to be delivered under paragraph (d)(4) of Rule 144A.

In the event that a Note is transferred to a Person that does not meet the requirements of this Section 6.5 and/or the requirements of the related Indenture Supplement, such transfer will be of no force and effect, will be void ab initio, and will not operate to transfer any right to such Person, notwithstanding any instructions to the contrary to the Issuer, the Indenture Trustee or any intermediary; and the Indenture Trustee shall not make any payment on such Note for as long as such Person is the Noteholder of such Note and the Indenture Trustee shall have the right to compel such Person to transfer such Note to a Person who does meet the requirements of this Section 6.5.

(i) Transfers of Ownership Interests in Global Notes. Transfers of beneficial interests in a Global Note representing Book-Entry Notes may be made only in accordance with the rules and regulations of the Depository (and, in the case of a Regulation S Global Note only to beneficial owners who are not “U.S. persons” (as such term is defined in Regulation S) in accordance with the rules and regulations of Euroclear or Clearstream) and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i) General Rules Regarding Transfers of Global Notes. Subject to clauses (ii) through (vi) of this Section 6.5(i), Transfers of a Global Note representing Book-Entry Notes shall be limited to Transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Rule 144A Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note for that Series and/or Class, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note for that Series and/or Class, such Note Owner (or transferee), provided such Note Owner (or transferee) is not a “U.S. person” (as such term is defined in Regulation S), may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest in such Rule 144A Global Note for a beneficial interest in the Regulation S Global Note for that Series and/or Class. Upon the receipt by the Indenture Trustee of (A) instructions from the Depository directing the Indenture Trustee to cause to be credited a beneficial interest in a Regulation S Global Note in an amount equal to the beneficial interest in such Rule 144A Global Note to be exchanged but not less than the minimum denomination applicable to the owner’s Notes held through a Regulation S Global Note, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate (each, a

“Regulation S Note Transfer Certificate”) in the form of Exhibit B-2 hereto given by the Note Owner or its transferee stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including the requirements that the Note Owner or its transferee is not a “U.S. person” (as such term is defined in Regulation S) and the transfer is made pursuant to and in accordance with Regulation S, then the Indenture Trustee and the Note Registrar, shall reduce the principal amount of the Rule 144A Global Note for the related Series and/or Class and increase the principal amount of the Regulation S Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Rule 144A Global Note for the related Series and/or Class.

(iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in a Regulation S Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note for such Series and/or Class, such owner’s transferee may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note for such Series and/or Class. Upon the receipt by the Indenture Trustee and the Note Registrar, of (A) instructions from the Depository directing the Indenture Trustee and the Note Registrar, to cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note to be exchanged but not less than the minimum denomination applicable to such owner’s Notes held through a Rule 144A Global Note, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate (each, a “Rule 144A Note Transfer Certificate”) in the form of Exhibit B-1 hereto given by the transferee of such beneficial interest, then the Indenture Trustee will reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Regulation S Global Note for the related Series and/or Class to be transferred and the Indenture Trustee and the Note Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Regulation S Global Note for the related Series and/or Class.

(iv) Transfers of Interests in Rule 144A Global Note. An owner of a beneficial interest in a Rule 144A Global Note may transfer such interest in the form of a beneficial interest in such Rule 144A Global Note in accordance with the procedures of the Depository without the provision of written certification.

(v) Transfers of Interests in Regulation S Global Note. An owner of a beneficial interest in a Regulation S Global Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note in accordance with the applicable procedures of Euroclear and Clearstream without the provision of written certification.

(vi) Regulation S Global Note to Regulation S Definitive Note. Subject to Section 5.4(c) hereof, an owner of a beneficial interest in a Regulation S Global Note for the related Series and/or Class deposited with or on behalf of a Depository may at any time transfer such interest for a Regulation S Definitive Note upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Regulation S Note Transfer Certificate.

(vii) Rule 144A Global Note to Rule 144A Definitive Note. Subject to Section 5.4(c) hereof, an owner of a beneficial interest in a Rule 144A Global Note deposited with or on behalf of a Depository may at any time transfer such interest for a Rule 144A Definitive Note, upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Rule 144A Note Transfer Certificate.

(j) Transfers of Definitive Notes. In the event of any Transfer of a Regulation S Definitive Note, a Regulation S Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer. In the event of any Transfer of a Rule 144A Definitive Note, a Rule 144A Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer.

(k) ERISA Restrictions. Neither the Note Registrar nor the Indenture Trustee shall register the Transfer of any Definitive Notes (other than a Specified Note, unless otherwise provided in the related Indenture Supplement) unless the prospective transferee has delivered to the Indenture Trustee and the Note Registrar a certification to the effect that either (i) it is not, and is not acquiring, holding or transferring the Notes, or any interest therein, or any interest therein on behalf of, or using assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), which employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental, non-U.S. or church plan which is subject to any U.S. federal, state, local or other law that is substantially similar to Title I of ERISA or section 4975 of the Code (“Similar Law”) (collectively, an “Employee Benefit Plan”), or (ii) (A) as of the date of transfer or purchase, the Notes are rated at least investment grade, it believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Notes and (B) the Transferee’s acquisition and holding of the Notes or any interest therein will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA and Section

4975(d)(20) of the Code or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan subject to such Similar Law, will not violate any such Similar Law). In the case of any Book-Entry Note, each transferee of such Note or any beneficial interest therein by virtue of its acquisition of such Note will be deemed to represent either (i) or (ii) above. Neither the Note Registrar nor the Indenture Trustee shall register the transfer of any Specified Note unless the prospective transferee has delivered to the Indenture Trustee and the Note Registrar a certification to the effect that it is not, and is not acquiring, holding or transferring the Notes or any interest therein on behalf of, or with assets of, an Employee Benefit Plan.

(l) Each prospective owner of a beneficial interest in a Specified Note shall, upon accepting a beneficial interest in the Specified Note, be deemed to make all of the certifications, representations and warranties set forth in the Transferee Certification attached hereto as Exhibit E (in the case of the Class 1 Specified Notes) or Exhibit F (in the case of the Class 2 Specified Notes), as the case may be.

(m) Tax Representation on Class 1 Specified Notes. Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in a Class 1 Specified Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, the prospective transferee of the beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class 1 Specified Note, represent and warrant, in writing, substantially in the form of the Transferee Certification set forth in Exhibit E, to the Indenture Trustee and the Note Registrar and any of their respective successors or assigns that:

(i) Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture and (II) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class 1 Specified Note to permit any partnership to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Internal Revenue Code.

(ii) It is not acquiring any beneficial interest in the Class 1 Specified Note and it will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 1 Specified Note, and it will not cause any beneficial interest in the Class 1 Specified Note to be marketed, in each case on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” each within the meaning of Section 7704(b) of the Internal Revenue Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii) Its beneficial interest in the Class 1 Specified Notes is not and will not be in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in this Indenture, and it does not and will not hold any beneficial interest in the Class 1 Specified Note on behalf of any Person whose beneficial interest in the Class 1 Specified Note is in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in this Indenture. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 1 Specified Note, or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class 1 Specified Note, in each case if the effect of doing so would be that the beneficial interest of any Person in the Class 1 Specified Note would be in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in this Indenture.

(iv) It will not transfer any beneficial interest in the Class 1 Specified Note (directly, through a participation thereof or otherwise) unless, prior to the transfer, the transferee shall have executed and delivered to the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit E of this Indenture.

(v) It will not use any Class 1 Specified Note as collateral for the issuance of any securities that could cause the Trust to become subject to taxation as a taxable mortgage pool taxable as a corporation, publicly traded partnership taxable as a corporation or association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is the Class 1 Specified Note provided the terms of such repurchase transaction are generally consistent with prevailing market practice,

(vi) It will not take any action and will not allow any other action that could cause the Trust to become taxable as a corporation for U.S. federal income tax purposes.

(n) Tax Representation on Class 2 Specified Notes. Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in a Class 2 Specified Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, the prospective transferee of the beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class 2 Specified Note, represent and warrant, in writing, substantially in the form of the Transferee Certification set forth in Exhibit F, to the Indenture Trustee and the Note Registrar and any of their respective successors or assigns that:

(i) Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture and (II) it is not and will not be a principal purpose of the arrangement involving the flow-

through entity’s beneficial interest in any Class 2 Specified Note to permit any partnership to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Internal Revenue Code.

(ii) It is not acquiring any beneficial interest in the Class 2 Specified Note and it will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 2 Specified Note, and it will not cause any beneficial interest in the Class 2 Specified Note to be marketed, in each case on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” each within the meaning of Section 7704(b) of the Internal Revenue Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii) Its beneficial interest in the Class 2 Specified Notes is not and will not be in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in this Indenture, and it does not and will not hold any beneficial interest in the Class 2 Specified Note on behalf of any Person whose beneficial interest in the Class 2 Specified Note is in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in this Indenture. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 2 Specified Note, or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class 2 Specified Note, in each case if the effect of doing so would be that the beneficial interest of any Person in the Class 2 Specified Note would be in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in this Indenture.

(iv) It will not transfer any beneficial interest in the Class 2 Specified Note ( directly, through a participation thereof or otherwise) unless, prior to the transfer, the transferee shall have executed and delivered to the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit F of the Indenture.

(v) It will not use any Class 2 Specified Note as collateral for the issuance of any securities that could cause the Trust to become subject to taxation as a taxable mortgage pool taxable as a corporation, publicly traded partnership taxable as a corporation or association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is the Class 2 Specified Note provided the terms of such repurchase transaction are generally consistent with prevailing market practice,

(vi) It will not take any action and will not allow any other action that could cause the Trust to become taxable as a corporation for U.S. federal income tax purposes.

(vii) It is a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code and will not transfer to, or cause such Class 2 Specified Note to be transferred to, any person other than a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(o) No Liability of Indenture Trustee for Transfers. To the extent permitted under applicable law, the Indenture Trustee (in any of its capacities) shall be under no liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 6.5 or for making any payments due to the Noteholder thereof or taking any other action with respect to such Noteholder under the provisions of this Indenture so long as the transfer was registered by the Indenture Trustee and the Note Registrar in accordance with the requirements of this Indenture.

Section 6.6. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (1) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Stated Maturity Date and Initial Note Balance, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note on a Payment Date in accordance with Section 4.5.

(c) Upon the issuance of any new Note under this Section, the Issuer, the Indenture Trustee, or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

(e) The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 6.7. Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a) Unless otherwise provided with respect to such Note pursuant to Section 6.1, interest payable on any Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to Section 6.7(a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest and fees accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest and fees on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder. In addition, in order to receive payments on its Notes free of U.S. federal withholding and backup withholding tax, each Noteholder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under Section 1471 or 1472 of the Code to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury.

Section 6.8. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name the Note is registered in the Note Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 6.7) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar, nor any agent of the Issuer, the Indenture Trustee, or the Note Registrar will be affected by notice to the contrary.

Section 6.9. Cancellation.

All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures.

Section 6.10. New Issuances of Notes.

(a) Issuance of New Notes. The Issuer may, from time to time, direct the Indenture Trustee, on behalf of the Issuer, to issue new Notes of any Series or Class, so long as the conditions precedent set forth in Section 6.10(b) are satisfied if, at the time of issuance, other Notes have already been issued and remain Outstanding. On or before the Issuance Date of new Notes of any Series or Class of Notes, the Issuer shall execute and deliver the required Indenture Supplement which shall incorporate the principal terms with respect to such additional Series or Class of Notes. The Indenture Trustee shall execute the Indenture Supplement without the consent of any Noteholders, the Issuer shall execute the Notes of such Series or Class and the Notes of such Series or Class shall be delivered to the Indenture Trustee (along with the other deliverables required hereunder) for authentication and delivery.

(b) Conditions to Issuance of New Notes. The issuance of the Notes of any Series or Class after the Closing Date pursuant to this Section 6.10 shall be subject to the satisfaction of the following conditions:

(i) no later than ten (10) Business Days before the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, each VFN Noteholder, each Derivative Counterparty and each Note Rating Agency that has rated any Outstanding Note that will remain Outstanding after the new issuance, notice of such new issuance;

(ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Note Rating Agency that has rated any Outstanding Note that will remain Outstanding after the new issuance, an Issuer Certificate to the effect that the Issuer reasonably believes that the new issuance will not cause a material Adverse Effect on any Outstanding Notes or a Secured Party, and an Issuer Tax Opinion with respect to such proposed issuance, and an Opinion of Counsel:

(A) to the effect that all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(B) to the effect that the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

(C) to the effect that all conditions precedent set forth in this Indenture to the issuance of such Notes have been met; and

(D) covering such other matters as the Indenture Trustee may reasonably request;

(iii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and each Note Rating Agency that is at that time rating Outstanding Notes that will remain Outstanding after the new issuance, an Opinion of Counsel to the effect that the Issuer has the requisite power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and are entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series or Class subject to the terms of this Indenture and each Indenture Supplement;

(iv) if any additional conditions to the new issuance are specified in writing to the Issuer by a Note Rating Agency that is at that time rating any Outstanding Note that will remain Outstanding after the new issuance, the Issuer satisfies such conditions;

(v) either (1) the Issuer obtains written confirmation from each Note Rating Agency that is at that time rating any Outstanding Note at the request of the Issuer that will remain Outstanding after the new issuance that the new issuance will not have a Ratings Effect on any Outstanding Notes that are rated by such Note Rating Agency at the request of the Issuer or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such new issuance to the related Note Rating Agency and (b) each of the parties that would be Administrative Agents after giving effect to the new issuance shall have provided their prior written consent to such new issuance which may be given in reliance in part on the Issuer’s Certificate delivered pursuant to Section 6.10(b)(ii) above;

(vi) a Facility Early Amortization Event shall not have occurred and be continuing, as evidenced by an Issuer’s Certificate;

(vii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, the Issuer Certificate;

(viii) any Class of VFN must have the same Stated Maturity Date, Expected Repayment Date and the same method of calculation of its Target Amortization Amount as any and all other Outstanding Classes of VFNs;

(ix) for any new Series with respect to which there is a new Administrative Agent not currently set forth under the terms of the definition of “Administrative Agent,” the Administrative Agent shall have consented to the issuance of such Series, unless the Notes in respect of which the existing Administrative Agent’s consent is required, are paid in full and all related commitments terminated in writing by the Issuer and any remaining accrued commitment fees paid in full to such terminated Administrative Agent, in connection with the issuance of the new Series with the different Administrative Agent; and

(x) any other conditions specified in the applicable Indenture Supplement; provided, however, that any one of the aforementioned conditions may be eliminated (other than clause (v) and the requirement for an Issuer Tax Opinion) or modified as a condition precedent to any new issuance of a Series or Class of Notes if the Issuer has obtained approval from each Note Rating Agency that is at that time rating any Outstanding Notes that will remain Outstanding after the new issuance.

(c) No Notice or Consent Required to or from Existing Noteholders and Owners. Except as provided in Section 6.10(b) above, the Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder or Note Owner of Notes of any Outstanding Series or Class to issue any additional Notes of any Series or Class.

(d) Other Provisions. There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Series or Class within a Series, of Notes, so long as the conditions described in Section 6.10(b) are met or waived. If the additional Notes are in a Series or Class of Notes that has the benefit of a Derivative Agreement, the Issuer will enter into a Derivative Agreement for the benefit of the additional Notes (which the Issuer may enter into prior to the issuance of such notes at the time of the “pricing” of such Notes or any other Notes to be issued at or about the same time). In addition, if the additional Notes are a Series or Class of Notes that has the benefit of any Supplemental Credit Enhancement Agreement or any Liquidity Facility, the Issuer will enter into a Supplemental Credit Enhancement Agreement or Liquidity Facility, as applicable, for the benefit of the additional Notes.

(e) Sale Proceeds. The proceeds of sale of any new Series of Notes shall be wired to the Collection and Funding Account, and the Indenture Trustee shall disburse such sale proceeds at the direction of the Administrator on behalf of the Issuer, except to the extent such funds are needed to satisfy the Collateral Test. The Administrator on behalf of the Issuer may direct the Issuer to apply such proceeds to reduce pro rata based on Invested Amounts, the VFN Principal Balance of any Classes of Variable Funding Notes, or to redeem any Series of Notes in accordance with Section 13.1. In the absence of any such direction, the proceeds of such sale shall be distributed to the Depositor or at the Depositor’s direction on the Issuance Date for the newly issued Notes. The Administrator shall deliver to the Indenture Trustee a report demonstrating that the release of sale proceeds pursuant to the Issuer’s direction will not cause a failure of the Collateral Test, as a precondition to the Indenture Trustee releasing such proceeds.

(f) Increase or Reduction in Maximum VFN Principal Balance and/or the Extension of any Expected Repayment Date. For the avoidance of doubt, the increase or reduction in the Maximum VFN Principal Balance and/or the extension of the Expected Repayment Date in respect of any Outstanding Class of Notes shall not constitute an issuance of “new Notes” for purpose of this Section 6.10.

Article VII

Satisfaction and Discharge; Cancellation of Notes Held by the Issuer or Depositor or the Receivables Seller

Section 7.1. Satisfaction and Discharge of Indenture.

This Indenture will cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) all Notes of that Series or Class theretofore authenticated and delivered (other than (i) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 6.6, and (ii) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust) have been delivered to the Indenture Trustee canceled or for cancellation;

(b) with respect to the discharge of this Indenture for each Series or Class the Issuer has paid or caused to be paid all sums payable hereunder (including payments to the Indenture Trustee (in all its capacities) and Wells Fargo Bank, N.A. (in all its capacities) pursuant to Section 11.7 with respect to the Notes or in respect of Fees, any and all amounts payable to each Derivative Counterparty in accordance with the terms of the related Derivative Agreement and any and all other amounts due and payable pursuant to this Indenture (including any payments to Wells Fargo Bank, N.A. (in any of its capacities); and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series or Class have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes, the obligations of the Administrator to the Indenture Trustee with respect to any Series or Class of Notes under Section 11.7 and of the Issuer to the Securities Intermediary under Section 4.9 and the obligations and rights of the Indenture Trustee under Section 7.2 and Section 11.3, respectively, will survive such satisfaction and discharge.

Section 7.2. Application of Trust Money.

All money and obligations deposited with the Indenture Trustee pursuant to Section 7.1 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it or the Paying Agent, in accordance with the provisions of the Class of Notes in respect of which it was deposited and this Indenture and the related Indenture Supplement, to the payment to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee or the Paying Agent.

Section 7.3. Cancellation of Notes Held by the Issuer, the Depositor or the Receivables Seller.

If the Issuer, the Receivables Seller, the Depositor or any of their respective Affiliates holds any Notes, that Noteholder may, subject to any provision of a related Indenture Supplement limiting the repayment of such Notes by notice from that Noteholder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.

Article VIII

Events of Default and Remedies

Section 8.1. Events of Default.

“Event of Default” means, any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) unless otherwise specified in any Indenture Supplement with respect to any Class, default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agent), in the payment (i) of any principal, interest or any Fees, but not including any Default Supplemental Fees or ERD Supplemental Fees, due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date) or the full aggregate amount of any Target Amortization Amount due on any other date or (ii) in full of all accrued and unpaid interest and the Outstanding Note Balance of the Notes of any Series or Class on or before the applicable Stated Maturity Date, but not including any Default Supplemental Fees or ERD Supplemental Fees;

(b) the Servicer or a Subservicer shall fail to comply with the deposit and remittance requirements set forth in any Designated Servicing Agreement (subject to any cure period provided therein) or Section 4.2(a) (and such failure under Section 4.2(a) continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Servicer or a Subservicer obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure);

(c) any failure of the Receivables Seller to pay the related Indemnity Payment which continues unremedied for a period of ten (10) days after the earlier to occur of (x) actual discovery by a Responsible Officer of the Receivables Seller or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Receivables Seller, the Administrator, the Servicer, the Subservicer, or the Depositor, respectively;

(d) the occurrence of an Insolvency Event as to the Issuer, the Administrator, the Receivables Seller, the Servicer, a Subservicer or the Depositor;

(e) the Issuer or the Trust Estate shall have become subject to registration as an “investment company” within the meaning of the Investment Company Act as determined by a court of competent jurisdiction in a final and non-appealable order;

(f) the Depositor sells, transfers, pledges or otherwise disposes of the Owner Trust Certificate (except to a wholly-owned subsidiary of Advance Purchaser), whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against the Receivables Seller, the Servicer or the Depositor, except with the consent of the Administrative Agent;

(g) (i) any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Issuer, the Depositor, the Administrator, the Subservicer, the Receivables Seller or any of their respective Affiliates intended to be a party thereto, (ii) the validity or enforceability of any Transaction Document shall be contested by the Issuer, the Depositor, the Administrator, the Subservicer, the Receivables Seller or any of their respective Affiliates, (iii) a proceeding shall be commenced by the Issuer, the Depositor, the Administrator, the Subservicer, the Receivables Seller or any of their respective Affiliates or any governmental body having jurisdiction over the Issuer, the Depositor, the Administrator, the Subservicer, the Receivables Seller or any of their respective Affiliates, seeking to establish the invalidity or unenforceability of any Transaction Document, or (iv) the Issuer, the Depositor, the Administrator, the Subservicer, the Receivables Seller or any of their respective Affiliates shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(h) the Administrator or any Affiliate thereof has taken any action, or failed to take any action, the omission of which could reasonably be expected to impair the interests of the Issuer in the Receivables or the security interest or rights of the Indenture Trustee in the Trust Estate, or to cause or permit the transactions contemplated by the Receivables Sale Agreement to be characterized as a financing rather than a true sale for purposes of bankruptcy or similar laws; provided, however, that if the event is capable of being cured in all respects by corrective action and has not resulted in a material adverse effect on the Noteholders’ interests in the Trust Estate, such event shall not become an Event of Default unless it remains uncured for two (2) Business Days following its occurrence; or

(i) the occurrence of a Facility Early Amortization Event.

Upon the occurrence of any such event none of the Administrator, the Servicer, the Subservicer nor the Depositor shall be relieved from performing its obligations in a timely manner in accordance with the terms of this Indenture, and each of the Administrator, the Servicer, the Subservicer and the Depositor shall provide the Indenture Trustee, each Note Rating Agency for each Note then Outstanding, each Derivative Counterparty and the Noteholders prompt notice of such failure or delay by it, together with a description of its effort to perform its obligations. Each of the Administrator, the Servicer, each Subservicer and the Depositor shall notify the Indenture Trustee in writing of any Event of Default or an event which with notice, the passage of time or both would become an Event of Default that it discovers, within one (1) Business Day of such discovery. For purposes of this Section 8.1, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible

Officer of the Indenture Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust Estate or this Indenture. The Indenture Trustee shall provide notice of defaults in accordance with Section 3.3(b) and Section 11.2.

Any determination pursuant to this Section 8.1 as to whether any event would have a material adverse effect on the rights or interests of the Noteholders shall be made without regard to any Derivative Agreement, Supplemental Credit Enhancement Agreement or Liquidity Facility.

Section 8.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 occurs, the unpaid principal amount of all of the Notes shall automatically become immediately due and payable without notice, presentment or demand of any kind. If any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee, at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders), may declare the Note Balance of all the Outstanding Notes and all interest and principal accrued and unpaid (if any) thereon and all other amounts due and payable under any Transaction Document to be due and payable immediately, and upon any such declaration each Note will become and will be immediately due and payable and the Revolving Period with respect to such Series or Class shall immediately terminate, anything in this Indenture, the related Indenture Supplement(s) or in the Notes to the contrary notwithstanding. Such payments are subject to the allocation, deposits and payment sections of this Indenture and of the related Indenture Supplement(s).

(b) Reserved.

(c) At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series or Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereafter provided in this Article VIII, the Majority Noteholders of all Outstanding Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on such Notes, (B) the principal of such Notes which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of such Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of such Notes to the extent that payment of such interest is lawful, (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee or Wells Fargo Bank, N.A. (in any of its capacities), their agents and counsel, all other amounts due under Section 4.5 and (E) all amounts due and payable to each Derivative Counterparty in accordance with the terms of any applicable Derivative Agreement; and

(ii) all Events of Default, other than the nonpayment of the principal of such Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 8.15.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 8.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

The Issuer covenants that if:

(a) the Issuer defaults in the payment of interest on any Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b) the Issuer defaults in the payment of the principal of any Series or Class of Notes on the Stated Maturity Date thereof; then the Issuer will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in Section 4.5(a)(2) hereof and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Noteholders of any such Notes, the whole amount then due and payable on any such Notes for principal and interest, together with any Cumulative Interest Shortfall Amounts, unless otherwise specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and Wells Fargo Bank, N.A. (in any of its capacities), their agents and counsel and all other amounts due under Section 4.5.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law and this Indenture.

Section 8.4. Indenture Trustee May File Proofs of Claim.

In case of the pendency of any Insolvency Event or other similar proceeding or event relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due under Section 4.5) and of the Noteholders allowed in such judicial proceeding, and

(b) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and Wells Fargo Bank, N.A. (in all its capacities), and in the event that the Indenture Trustee consents to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee and Wells Fargo Bank, N.A. (in all its capacities) any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and Wells Fargo Bank, N.A. (in all its capacities), their agents and counsel, and any other amounts due the Indenture Trustee and Wells Fargo Bank, N.A. (in all its capacities) under Section 4.5.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 8.5. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes of any Series or Class may be prosecuted and enforced by the Indenture Trustee, without the possession of any of the Notes of such Series or Class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee, will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Noteholders of the Notes of such Series or Class in respect of which such judgment has been recovered.

Section 8.6. Application of Money Collected.

Any money or other property collected by the Indenture Trustee pursuant to this Article VIII will be applied in accordance with Sections 4.5(a)(2), at the Final Payment Date fixed by the Indenture Trustee and, in case of the payment of such money on account of principal, interest or fees, upon presentation of the Notes of the related Series or Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

Section 8.7. Sale of Collateral Requires Consent of Series Required Noteholders.

The Indenture Trustee shall not sell Collateral or cause the Issuer to sell Collateral following any Event of Default, except with the written consent, or at the direction of, the Series Required Noteholders of each Series; provided, that the consent of 100% of the Noteholders of the Outstanding Notes of each Series and any applicable Derivative Counterparties shall be required for any sale that does not generate sufficient proceeds to pay the Note Balance of all such Notes plus all accrued and unpaid interest and other amounts owed in respect of such Notes and the Transaction Documents. If such direction has been given by the Noteholders of the requisite percentage of all Outstanding Notes, the Indenture Trustee shall cause the Issuer to sell Collateral pursuant to Section 8.16, and shall provide notice of this to each Note Rating Agency of then Outstanding Notes.

Section 8.8.	Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee.

Subject to Section 8.7 and Section 8.14, the Majority Noteholders of all Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with Applicable Law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability and the Indenture Trustee has received indemnity satisfactory to it from such Noteholders.

Section 8.9. Limitation on Suits.

No Noteholder will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Noteholder’s Notes’ Series or Class;

(b) the Noteholders of more than 25% of the Note Balance of the Outstanding Notes of each Series, measured by Voting Interests, have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c) such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity, has failed to institute any such proceeding; it being understood and intended that no one or more Noteholders of Notes of such Series or Class will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of Notes, or to obtain or to seek to obtain priority or preference over any other such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders of all Notes.

Section 8.10. Limited Recourse.

Notwithstanding any other terms of this Indenture, the Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Notes, this Indenture and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. Subject to the foregoing and to the terms of the applicable Indenture Supplement, each Noteholder will, however, have the absolute and unconditional right to receive payment of all amounts due with respect to the Notes pursuant and respect to the terms of the Indenture, which right shall not be impaired without the consent of each Noteholder and to initiate suit for the enforcement of any such payment, which right shall not be impaired without the consent of such Noteholder. No recourse shall be had for the payment of any amount owing in respect of the Notes or this Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this Section 8.10 shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture. It is further understood that the foregoing provisions of this Section 8.10 shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 8.11. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 8.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.13. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 8.14. Control by Noteholders.

Either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; provided that:

(a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Noteholders not taking part in such direction, unless the Indenture Trustee has received indemnity satisfactory to it from the Noteholders; and

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 8.15. Waiver of Past Defaults.

Together, the Series Required Noteholders for each Series and the Administrative Agent may on behalf of the Noteholders of all such Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

(a) in the payment of the principal of or interest on any Note, or

(b) in respect of a covenant or provision hereof which under Article XIII cannot be modified or amended without the consent of the Noteholder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 8.16. Sale of Trust Estate.

(a) The power to effect any Sale of any portion of the Trust Estate shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

(b) Unless the Series Required Noteholders of all Outstanding Series have otherwise provided its written consent to the Indenture Trustee and the Indenture Trustee has provided prior notice of such Sale as soon as is reasonably practicable to each Derivative Counterparty, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than all amounts due to the Indenture Trustee hereunder and the entire amount which would be payable to the Noteholders in full payment thereof in accordance with Section 8.6, on the Payment Date next succeeding the date of such sale, has not been received, the Indenture Trustee shall prevent such sale by bidding an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

(c) In connection with a Sale of all or any portion of the Trust Estate:

(i) any of the Noteholders may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(d) Notwithstanding anything to the contrary in this Indenture, if an Event of Default has occurred and is continuing and the Notes have become due and payable or have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, any proceeds received by the Indenture Trustee with respect to a foreclosure, sale or other realization resulting from a transfer of the assets of the Trust Estate shall be allocated in accordance with Section 4.5(a)(2) hereof. The amount, if any, so allocated to the Issuer shall be paid by the Indenture Trustee to or to the order of the Issuer free and clear of the Adverse Claim of this Indenture and the Noteholders shall have no claim or rights to the amount so allocated.

Section 8.17. Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 25% of the Note Balance of the Outstanding Notes of each Series (measured by Voting Interests) to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity Date expressed in such Note.

Section 8.18. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.19. Notice of Waivers.

Promptly after any waiver of a Facility Early Amortization Event pursuant to Section 4.12, or any rescission or annulment of a declaration of acceleration pursuant to Section 8.2(c), or any waiver of past default pursuant to Section 8.15, the Issuer will notify all related Note Rating Agencies in writing.

Article IX

The Issuer

Section 9.1. Representations and Warranties of Issuer.

The Issuer hereby makes the following representations and warranties for the benefit of the Servicer, the Indenture Trustee, the Noteholders, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider. The representations shall be made as of the execution and delivery of this Indenture and of each Indenture Supplement, and as of each Funding Date and as of each date of Grant and shall survive the Grant of a Security Interest in the Receivables to the Indenture Trustee.

(a) Organization and Good Standing. The Issuer is duly organized and validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. The Issuer has appointed the Administrator as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes of this Indenture may be served.

(b) Power and Authority. The Issuer has and will continue to have the power and authority to execute and deliver this Indenture and the other Transaction Documents to which it is or will be a party, and to carry out their respective terms; the Issuer had and has had at all relevant times and now has full power, authority and legal right to acquire, own, hold and Grant a Security Interest in the Trust Estate and has duly authorized such Grant to the Indenture Trustee by all necessary action; and the execution, delivery and performance by the Issuer of this Indenture and each of the other Transaction Documents to which it is a party has been duly authorized by all necessary action of the Issuer.

(c) Valid Transfers; Binding Obligations. This Indenture creates a valid Grant of a Security Interest in the Receivables which has been validly perfected and is a first priority Security Interest under the UCC, and such other portion of the Collateral as to which a Security Interest may be granted under the UCC, which security interest is enforceable against creditors of and purchasers from the Issuer, subject to Applicable Law. Each of the Transaction Documents to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(d) No Violation. The execution and delivery by the Issuer of this Indenture and each other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms of this Indenture and the other Transaction Documents do not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under the Organizational Documents of the Issuer or any indenture, agreement or other material instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture), or violate any law, order, judgment, decree, writ, injunction, award, determination, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties, which breach, default, conflict, Adverse Claim or violation could reasonably be expected to have a material Adverse Effect.

(e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Issuer’s knowledge, threatened, against or affecting the Issuer: (i) asserting the invalidity of this Indenture, the Notes or any of the other Transaction Documents to which the Issuer is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture, or any of the other Transaction Documents, (iii) seeking any determination or ruling which could reasonably be expected to have a material Adverse Effect or could reasonably be expected to materially and adversely affect the condition (financial or otherwise), business or operations of the Issuer, or (iv) relating to the Issuer and which could reasonably be expected to adversely affect the United States federal income tax attributes of the Notes.

(f) No Subsidiaries. The Issuer has no subsidiaries.

(g) All Tax Returns True, Correct and Timely Filed. All tax returns required to be filed by the Issuer in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon the Issuer or upon any of its properties, and all income of franchises, shown to be due and payable on such returns have been paid except for any such taxes, assessments, fees and charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer had established adequate reserves in accordance with GAAP. All such tax returns were true and correct in all material respects and the Issuer knows of no proposed additional tax assessment against it that could reasonably be expected to have a material adverse effect upon the ability of the Issuer to perform its obligations hereunder nor of any basis therefor. The provisions for taxes on the books of the Issuer are in accordance with GAAP.

(h) No Restriction on Issuer Affecting its Business. The Issuer is not a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, and the Issuer has not agreed or consented to cause any of its assets or properties to become subject to any Adverse Claim other than the Security Interest or any Permitted Liens.

(i) Title to Receivables. As represented by the Depositor in the Receivables Pooling Agreement, immediately prior to the Grant thereof to the Indenture Trustee as contemplated by this Indenture, the Issuer had good and marketable title to each Receivable, free and clear of all Adverse Claims other than any Permitted Liens and rights of others.

(j) Perfection of Security Interest. All filings and recordings that are necessary to perfect the interest of the Issuer in the Receivables and such other portion of the Trust Estate as to which a sale or security interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. All filings and recordings against the Issuer required to perfect the Security Interest of the Indenture Trustee in such Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. Other than the Security Interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a Security Interest in, or otherwise conveyed any of the Receivables or any other Collateral. The Issuer has not authorized the filing of and is not aware of any financing statement filed against the Issuer that includes a description of collateral covering the Receivables other than (1) any financing statement related to the Security Interest granted to the Indenture Trustee hereunder or (2) that has been terminated.

(k) Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized and, when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to and paid for by each purchaser as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.

(l) Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Issuer, and the office where Issuer maintains all of its corporate records, is located at the offices of the Administrator at 1345 Avenue of the Americas, New York, NY 10105, provided that, at any time after the Closing Date, upon thirty (30) days’ prior written notice to the Indenture Trustee and the Noteholders, the Issuer may relocate its jurisdiction of formation, and/or its principal place of business and chief executive office, and/or the office where it maintains all of its records, to another location or jurisdiction, as the case may be, within the United States to the extent that the Issuer shall have taken all actions necessary or reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to further perfect or evidence the rights, claims or security interests of the Indenture Trustee and the Noteholders under any of the Transaction Documents.

(m) Solvency. The Issuer (i) is not insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The Issuer is not Granting the Trust Estate to the Indenture Trustee with the intent to defraud, delay or hinder any of its creditors.

(n) Separate Identity. The Issuer is operated as an entity separate from the Receivables Seller, the Depositor and the Servicer. The Issuer has complied with all covenants set forth in its Organizational Documents.

(o) Name. The legal name of the Issuer is as set forth in this Indenture and the Issuer does not use and has not used any other trade names, fictitious names, assumed names or “doing business as” names.

(p) Governmental Authorization. Other than the filing of the financing statements (or financing statement amendments) required hereunder or under any other Transaction Document, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution and delivery by Issuer of this Indenture and each other Transaction Document to which it is a party and (ii) the performance of its obligations hereunder and thereunder.

(q) Accuracy of Information. All information heretofore furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders for purposes of or in connection with this Indenture, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit, taking into account all other information provided, to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

(r) Use of Proceeds. No proceeds of any issuance of Notes or funding under a VFN hereunder will be used for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(s) Investment Company. The Issuer is not required to be registered as an “investment company” within the meaning of the Investment Company Act, or any successor statute.

(t) Compliance with Law. The Issuer has complied in all material respects with all Applicable Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(u) Investments. The Issuer does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of indebtedness of any Person.

(v) Transaction Documents. The Receivables Pooling Agreement is the only agreement pursuant to which the Issuer directly or indirectly purchases and receives contributions of Receivables from the Depositor and the Receivables Pooling Agreement represents the only agreement between the Depositor and the Issuer relating to the transfer of the Receivables from the Depositor to the Issuer.

(w) Limited Business. Since its formation the Issuer has conducted no business other than entering into and performing its obligations under the Transaction Documents to which it is a party, and such other activities as are incidental to the foregoing. The Transaction Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted thereby, are the only agreements to which the Issuer is a party.

Section 9.2. Liability of Issuer; Indemnities.

(a) Obligations. The Issuer shall be liable in accordance with this Indenture only to the extent of the obligations in this Indenture specifically undertaken by the Issuer in such capacity under this Indenture and shall have no other obligations or liabilities hereunder. The Issuer shall indemnify, defend and hold harmless the Indenture Trustee (in all its capacities), the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar, the Noteholders, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and the Trust Estate (each an “Indemnified Party”) from and against any taxes that may at any time be asserted against the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar or the Trust Estate with respect to the transactions contemplated in this Indenture or any of the other Transaction Documents, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust Estate, the issuance and original sale of the Notes of any Class, or asserted with respect to ownership of the Receivables, or federal, state or local income or franchise taxes or any other tax, or other income taxes arising out of payments on the Notes of any Class, or any interest or penalties with respect thereto or arising from a failure to comply therewith) and costs and expenses in defending against the same.

(b) Notification and Defense. Promptly after any Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Issuer under this Section 9.2, the Indemnified Party shall notify the Issuer and the Administrator in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Issuer shall not relieve the Issuer from any liability which it may have hereunder or otherwise, except to the extent that the Issuer is prejudiced by such failure so to notify the Issuer. The Issuer will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Issuer to such Indemnified Party that the Issuer wishes to assume the defense of any such action, the Issuer will not be liable to such Indemnified Party under this Section 9.2 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Indemnified Party and the Issuer, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Issuer and such Indemnified Party, (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Issuer has authorized the employment of counsel for the Indemnified Party at the expense of the Issuer; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Issuer; provided, however, that the Issuer shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Issuer in the defense of any such action or claim. The Issuer shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Issuer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Issuer, without interest.

Section 9.3. Merger or Consolidation, or Assumption of the Obligations, of the Issuer.

Any Person (a) into which the Issuer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Issuer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Issuer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Issuer under this Indenture, shall be the successor to the Issuer under this Indenture without the execution or filing of any document or any further act on the part of any of the parties to this Indenture, except that if the Issuer in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Issuer under the Transaction Documents, including Derivative Agreements entered into by the Issuer or the Indenture Trustee on its behalf, and the surviving entity shall have taken all actions necessary or reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of the Issuer, the Noteholders or the Indenture Trustee under any of the Transaction Documents. The Issuer (i) shall provide notice of any merger, consolidation or succession pursuant to this Section to each Note Rating Agency that has rated any then-Outstanding Notes, the Indenture Trustee, each Derivative Counterparty and the Noteholders, (ii) for so long as the Notes are Outstanding, (1) shall receive from each Note Rating Agency rating Outstanding Notes a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of the then current ratings assigned by such Note Rating Agency to any Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such letters as described in the foregoing clause (1), (a) the Administrator shall provide notice of such new merger, consolidation or succession to the related Note Rating Agency and (b) each Administrative Agent shall have provided its prior written consent to such merger, consolidation or succession, provided, that the Issuer provides an Issuer Certificate to the effect that any such merger, consolidation or succession will not have a material Adverse Effect on the Outstanding Notes, (iii) shall obtain an Opinion of Counsel addressed to the Indenture Trustee and reasonably satisfactory to the Indenture Trustee, that such merger, consolidation or succession complies with the terms hereof and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters, enforceability of Transaction Documents against the Issuer, and the grant by the Issuer of a valid security interest in the Aggregate Receivables to the Indenture Trustee and the perfection of such security interest and related matters, (iv) shall receive from the Majority Noteholders of all Outstanding Notes and each Derivative Counterparty their prior written consent to such merger, consolidation or succession, absent which consent, which may not be unreasonably withheld or delayed, the Issuer shall not become a party to such merger, consolidation or succession and (v) shall obtain an Issuer Tax Opinion.

Section 9.4. Issuer May Not Own Notes.

The Issuer may not become the owner or pledgee of one or more of the Notes (other than any “Retained Notes” (as defined in any Indenture Supplement)). Any Person Controlling, Controlled by or under common Control with the Issuer may, in its individual or any other capacity, become the owner or pledgee of one or more Notes with the same rights as it would have if it were not an Affiliate of the Issuer, except as otherwise specifically provided in the definition of the term “Noteholder.” The Notes so owned by or pledged to such Controlling, Controlled or commonly Controlled Person shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority or distinction as among any of the Notes, except as set forth herein with respect to, among other things, rights to vote, consent or give directions to the Indenture Trustee as a Noteholder.

Section 9.5. Covenants of Issuer.

(a) Organizational Documents; Unanimous Consent. The Issuer hereby covenants that its Organizational Documents provide that they may not be amended or modified without (i) notice to the Indenture Trustee and each Note Rating Agency that is at that time rating any Outstanding Notes, and (ii) the prior written consent of the Administrative Agent, unless and until this Indenture shall have been satisfied, discharged and terminated. The Issuer will at all times comply with the terms of its Organizational Documents. In addition, notwithstanding any other provision of this Section and any provision of law, the Issuer shall not take any action described in Section 4.1 of the Issuer’s Organizational Documents or do any of the following unless the Owners (as such term is defined in the Issuer’s Organizational Documents), the Administrative Agent and the applicable Series Required Noteholders as set forth in the Transaction Documents consent to such action: (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking, or consent to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or similar matters, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, (E) make any assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of the actions set forth in clauses (A) through (F) above; or (1) merge or consolidate with or into any other person or entity or sell or lease its property or all or substantially all of its assets to any person or entity; or (2) modify any provision of its Organizational Documents.

(b) Preservation of Existence. The Issuer hereby covenants to do or cause to be done all things necessary on its part to preserve and keep in full force and effect its rights and franchises as a statutory trust under the laws of the State of Delaware, and to maintain each of its licenses, approvals, permits, registrations or qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a material Adverse Effect.

(c) Compliance with Laws. The Issuer hereby covenants to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, the noncompliance with which would have a material Adverse Effect or a material adverse effect on the business, financial condition or results of operations of the Issuer.

(d) Payment of Taxes. The Issuer hereby covenants to pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Issuer or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Issuer shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(e) Investments. The Issuer hereby covenants that it will not, without the prior written consent of the Majority Noteholders of all Outstanding Notes, acquire or hold any indebtedness for borrowed money of another person, or any capital stock, debentures, partnership interests or other ownership interests or other securities of any Person, other than Permitted Investments and Sinking Fund Permitted Investments as provided hereunder and the Receivables acquired under, the Purchase Agreement, the Receivables Sale Agreement, the Receivables Pooling Agreement and each Assignment and Recognition Agreement.

(f) Keeping Records and Books of Account. The Issuer hereby covenants and agrees to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections with respect to, and adjustments of amounts payable under, each Receivable). The Administrator or a Sub-Administrator on behalf of the Administrator shall ensure compliance with this Section 9.5(f).

(g) Employee Benefit Plans. The Issuer hereby covenants and agrees to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder to the extent applicable, with respect to each Employee Benefit Plan.

(h) No Release. The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any Transaction Document, Designated Servicing Agreement or other document, instrument or agreement included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement.

(i) Separate Identity. The Issuer acknowledges that the Secured Parties are entering into the transactions contemplated by this Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from the Receivables Seller, the Depositor or the Servicer (each, a “Facility Entity”). Therefore, from and after the date of execution and delivery of this Indenture, the Issuer shall take all reasonable steps to maintain the Issuer’s identity as a separate legal entity and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of each Facility Entity and not a division of a Facility Entity.

(j) Compliance with and Enforcement of Transaction Documents. The Issuer hereby covenants and agrees to comply in all respects with the terms of, employ the procedures outlined in and enforce the obligations of the parties to all of the Transaction Documents to which the Issuer is a party, and take all such action to such end as may be from time to time reasonably requested by the Indenture Trustee, and/or the Majority Noteholders of all Outstanding Notes,

maintain all such Transaction Documents in full force and effect and make to the parties thereto such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder and as may be from time to time reasonably requested by the Indenture Trustee.

(k) No Sales, Liens, Etc. Against Receivables and Trust Property. The Issuer hereby covenants and agrees, except for releases specifically permitted hereunder, not to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim (other than the Security Interest created hereby or any Permitted Liens) upon or with respect to, any Receivables or Trust Property, or any interest in either thereof, or upon or with respect to any Trust Account, or assign any right to receive income in respect thereof. The Issuer shall promptly, but in no event later than two (2) Business Days after a Responsible Officer has obtained actual knowledge thereof, notify the Indenture Trustee of the existence of any Adverse Claim on any Receivables or Trust Estate, and the Issuer shall defend the right, title and interest of each of the Issuer and the Indenture Trustee in, to and under the Receivables and Trust Estate, against all claims of third parties.

(l) No Change in Business. The Issuer covenants that it shall not make any change in the character of its business.

(m) No Change in Name, Etc.; Preservation of Security Interests The Issuer covenants that it shall not make any change to its company name, or use any trade names, fictitious names, assumed names or “doing business as” names. The Issuer will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer in all of the Receivables and such other portion of the Trust Estate as to which a sale or Security Interest may be perfected by filing under the UCC, and the Security Interest of the Indenture Trustee in all of the Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, are fully protected.

(n) No Institution of Insolvency Proceedings. The Issuer covenants that it shall not institute Insolvency Proceedings with respect to the Issuer or any Affiliate thereof or consent to the institution of Insolvency Proceedings against the Issuer or any Affiliate thereof or take any action in furtherance of any such action, or seek dissolution or liquidation in whole or in part of the Issuer or any Affiliate thereof.

(o) Money for Note Payments To Be Held in Trust. The Indenture Trustee shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it in respect of payments on Notes in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment; and

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(p) Protection of Trust Estate. The Issuer shall from time to time execute and deliver to the Indenture Trustee and the Administrative Agent all such supplements and amendments hereto (a copy of which shall be provided to the Noteholders) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as is necessary or advisable to:

(i) Grant more effectively all or any portion of the Trust Estate;

(ii) maintain or preserve the Security Interest or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Receivables or, where appropriate, any Security Interest in the Trust Estate and the proceeds thereof, or

(v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

(q) Investment Company Act. The Issuer shall conduct its operations in a manner which shall not subject it to registration as an “investment company” under the Investment Company Act.

(r) Payment of Review and Renewal Fees. The Issuer shall pay or cause to be paid to each Note Rating Agency that has rated Outstanding Notes, the annual rating review and renewal fee in respect of such Notes, if any.

(s) Reserved.

(t) No Subsidiaries. The Issuer shall not form or hold interests in any subsidiaries.

(u) No Indebtedness. The Issuer shall not incur any indebtedness other than the Notes, and shall not guarantee any other Person’s indebtedness or incur any capital expenditures.

Article X

The Administrator and Servicer

Section 10.1. Representations and Warranties of Administrator.

The Administrator hereby makes the following representations and warranties for the benefit of the Indenture Trustee, as of the Closing Date, and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to this Indenture.

(a) Organization and Good Standing. The Administrator is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Administrator is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure so to qualify, or to obtain such licenses or approvals, would have a material Adverse Effect.

(b) Power and Authority; Binding Obligation. The Administrator has the power and authority to make, execute, deliver and perform its obligations under this Indenture and any related Indenture Supplement and each other Transaction Document to which it is a party and all of the transactions contemplated hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party; this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(c) No Violation. The execution and delivery of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party by the Administrator and its performance and compliance with the terms of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party will not violate (i) the Administrator’s Charter, Bylaws or other organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Administrator is a party or which may be applicable to the Administrator or any of its assets or (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Administrator or their respective properties.

(d) No Proceedings. No proceedings, investigations or litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of the Administrator is threatened against the Administrator, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of the Administrator, is any such proceeding, investigation or litigation threatened against the Administrator with respect to this Indenture, any Indenture Supplement or any other Transaction Document or the transactions contemplated hereby or thereby that could reasonably be expected to have a material Adverse Effect.

(e) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Administrator of or compliance by the Administrator with this Indenture, any Indenture Supplement or the consummation of the transactions contemplated by this Indenture, any Indenture Supplement except for consents, approvals, authorizations and orders which have been obtained.

(f) Information. No written statement, report or other document furnished or to be furnished pursuant to this Indenture or any other Transaction Document to which it is a party by the Administrator contains or will contain any statement that is or will be inaccurate or misleading in any material respect.

(g) Default. The Administrator is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.2. Representations and Warranties of Nationstar.

Nationstar, as Servicer and as a Subservicer, hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Issuer and the Administrator as of the Closing Date, and as of the date of each Grant of Receivables to the Indenture Trustee, the Issuer and the Administrator pursuant to this Indenture.

(a) Organization and Good Standing. Nationstar is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Nationstar is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure so to qualify, or to obtain such licenses or approvals, would have a material Adverse Effect.

(b) Power and Authority; Binding Obligation. Nationstar has the power and authority to make, execute, deliver and perform its obligations under this Indenture and any related Indenture Supplement and each other Transaction Document to which it is a party and all of the transactions contemplated hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party; this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of Nationstar, enforceable against Nationstar in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(c) No Violation. The execution and delivery of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party by Nationstar and its performance and compliance with the terms of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party will not violate (i) Nationstar’s Charter, Bylaws or other organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which Nationstar is a party or which may be applicable to Nationstar or any of its assets or (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Servicer or their respective properties.

(d) No Proceedings. No proceedings, investigations or litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of Nationstar is threatened against Nationstar, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of Nationstar, is any such proceeding, investigation or litigation threatened against Nationstar with respect to this Indenture, any Indenture Supplement or any other Transaction Document or the transactions contemplated hereby or thereby that could reasonably be expected to have a material Adverse Effect.

(e) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Nationstar of or compliance by Nationstar with this Indenture, any Indenture Supplement or the consummation of the transactions contemplated by this Indenture, any Indenture Supplement except for consents, approvals, authorizations and orders which have been obtained.

(f) Information. No written statement, report or other document furnished or to be furnished pursuant to this Indenture or any other Transaction Document to which it is a party by Nationstar contains or will contain any statement that is or will be inaccurate or misleading in any material respect.

(g) Default. Nationstar is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of Nationstar to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.3. Covenants of Administrator and Servicer.

(a) Amendments to Designated Servicing Agreements. Each Servicer hereby covenants and agrees not to amend any Designated Servicing Agreements under which it is Servicer except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of its, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Derivative Counterparty, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Majority Noteholders of all Outstanding Notes, each Derivative Counterparty and of each Supplemental Credit Enhancement Provider and each Liquidity Provider (to the extent the Issuer has knowledge of such Liquidity Provider). The Administrator or the Sub-Administrator on behalf of the Administrator shall, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(b) Maintenance of Security Interest. The Administrator shall from time to time, at its own expense, file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the Security Interest of the Indenture Trustee (on behalf of itself, the Noteholders, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider) in all of the Aggregate Receivables and the other Collateral is fully protected in accordance with the UCC and that the Security Interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate remains perfected and of first priority. The Administrator shall take all steps necessary to ensure compliance with Section 9.5(m).

(c) Regulatory Reporting Compliance. The Servicer shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning with the fiscal year ending in 2013, deliver to the Indenture Trustee and the Interested Noteholders, as applicable, a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers, an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report (which may or may not be from independent certified public accountants that are selected to be the Verification Agent) that satisfies the requirements of Item 1123 of Regulation AB or similar review conducted on the Servicer by its accountants and such other reports as the Servicer may prepare relating to its servicing functions as the Servicer.

(d) Compliance with Designated Servicing Agreements. The Servicer shall not fail to comply with its obligations as the servicer under each of the Designated Servicing Agreements, which failure would have a material adverse effect on the interests of the Noteholders under this Indenture. The Servicer shall immediately notify the Indenture Trustee of any Event of Default or its receipt of a notice of termination under any Designated Servicing Agreement. The Indenture Trustee shall forward any such notification to each Noteholder.

(e) Compliance with Obligations. Each of the Administrator and the Servicer shall comply with all their other obligations and duties set forth in this Indenture and any other Transaction Document. The Administrator shall not permit the Issuer to engage in activities that could violate its covenants in this Indenture. Notwithstanding any Subservicing Agreement, any

of the provisions of this Indenture relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Indenture without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Indenture shall be deemed to limit or modify such indemnification.

(f) Reimbursement of Advances and Payment of Deferred Servicing Fees upon Transfer of Servicing; Clean-up Calls. In connection with any sale or transfer of servicing, in whole or in part, under any Designated Servicing Agreement, the Servicer shall cause the Subservicer to collect reimbursement of all outstanding Advances and payment of all outstanding Deferred Servicing Fees under such Designated Servicing Agreement prior to transferring the servicing under such Designated Servicing Agreement. The Servicer agrees that prior to or concurrently with its exercise of any clean-up call, redemption or repurchase right under the related Designated Servicing Agreement it shall ensure that all outstanding Advances and unpaid Deferred Servicing Fees due and owing under the related Designated Servicing Agreement shall be paid in full, as certified to the Indenture Trustee.

(g) Notice of Unmatured Defaults, Servicer Termination Events and Subservicer Termination Events. The Servicer shall provide written notice to the Indenture Trustee and each VFN Noteholder of any Unmatured Default, Servicer Termination Event or Subservicer Termination Event, immediately following the receipt by a Responsible Officer of the Servicer of notice, or the obtaining by a Responsible Officer of the Servicer of actual knowledge, of such Unmatured Default, Servicer Termination Event or Subservicer Termination Event.

(h) Reimbursement of Nonrecoverable Advances and Nonrecoverable Deferred Servicing Fees for Receivables other than Loan-Level Receivables. The Servicer shall cause the Subservicer to withdraw Advance Reimbursement Amounts related to Receivables other than Loan-Level Receivables from the appropriate Custodial Account to reimburse any Advance or pay any Deferred Servicing Fee which the Subservicer shall have determined will not be recoverable from proceeds of the related Mortgage Loan, promptly after making such determination of non-recoverability.

(i) Administrator Instructions and Functions Performed by Issuer. The Administrator shall perform the administrative or ministerial functions specifically required of the Issuer pursuant to this Indenture and any other Transaction Document.

(j) Reserved.

(k) Adherence to Servicing Standards. Unless otherwise consented to by the Administrative Agent and the Administrator (the following collectively, the “Servicing Standards”):

(i) the Servicer shall continue to make Advances and seek reimbursement of Advances and payment of Deferred Servicing Fees in accordance with the terms of the related Designated Servicing Agreement;

(ii) subject to clause (l) below, to the extent permitted by the related Designated Servicing Agreement, the Servicer shall apply all Advance Reimbursement Amounts on a “first-in, first out” or “FIFO” basis such that the Advances of a particular type that were disbursed first in time or the Deferred Servicing Fees of a particular type that were accrued first in time will be reimbursed or paid prior to the Advances of the same type with respect to that Mortgage Loan that were disbursed later in time or the Deferred Servicing Fees with respect to that Mortgage Loan that were accrued later in time;

(iii) the Servicer shall identify on its systems and in its records that the Issuer is the owner of each Receivable and that such Receivable has been pledged to the Indenture Trustee;

(iv) the Servicer shall maintain systems and operating procedures necessary to comply with all of the terms of the Transaction Documents;

(v) the Servicer shall cooperate with the Indenture Trustee acting as Calculation Agent in its duties set forth in the Transaction Documents;

(vi) the Servicer shall cooperate with the Verification Agent in its duties set forth in the Transaction Documents;

(vii) the Servicer shall maintain, or cause to be maintained, accurate records with respect to the Mortgage Loans in each Mortgage Pool reflecting the status of each of the Judicial P&I Advances, Non-Judicial P&I Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Judicial Corporate Advances, Non-Judicial Corporate Advances, Judicial Deferred Servicing Fees and Non-Judicial Deferred Servicing Fees, in each case, that are not attributable to Second-Lien Receivables; and (b) each of the foregoing categories of Advances and Deferred Servicing Fees that are attributable to Second-Lien Receivables, in each case attributable to such Mortgage Pool, including the cumulative recoveries related to such P&I Advances, Corporate Advances, Escrow Advances and Deferred Servicing Fees; and

(viii) the Servicer shall service all Mortgage Loans related to all Mortgage Pools in accordance with the terms of the related Servicing Agreement without regard to any ownership of any securities issued by the related Mortgage Pool.

Notwithstanding the foregoing or anything otherwise herein to the contrary, any Subservicer may perform any of the tasks or duties described above, herein or otherwise under any applicable Designated Servicing Agreement so long as the Administrative Agent shall have consented to the related subservicing arrangement in its sole and absolute discretion.

(l) Reimbursement of Loan-Level Receivables. Unless otherwise consented to by the Administrative Agent and the Administrator or unless required otherwise by the applicable Designated Servicing Agreement, the Servicer shall institute and implement a policy of reimbursing or repaying the Loan-Level Receivables in respect of any Mortgage Loan or REO Property in the following order of priority, (i) first, Deferred Servicing Fee Receivables, (ii) second, Corporate Advance Receivables, (iii) third, Escrow Advance Receivables and (iv) fourth, P&I Advance Receivables. Notwithstanding the foregoing, the Servicer may reimburse or pay any Receivable in respect of any Mortgage Loan or REO Property that is a Loan-Level Receivable prior to the reimbursement or payment of any Receivable in respect of the same Mortgage Loan or REO Property that is not a Loan-Level Receivable to the extent permitted by the related Designated Servicing Agreement.

(m) Notice of Termination Event under any Derivative Agreement. The Administrator shall provide notice to the Indenture Trustee (which shall provide notice to any applicable Noteholders as soon as reasonably practicable) of any termination event under any Derivative Agreement.

Section 10.4. Liability of Administrator; Indemnities.

(a) Obligations. The Administrator shall indemnify, defend and hold harmless the Indenture Trustee, the Note Registrar, the Custodian, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, the Owner Trustee, each Derivative Counterparty and the Noteholders (each an “Administrator Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability (“Administrator Indemnified Losses”) arose out of, and was imposed upon, the Indenture Trustee, the Note Registrar, the Custodian, the Owner Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, each Derivative Counterparty or any Noteholder (by reason of a violation of law, negligence, willful misfeasance or bad faith of the Administrator (or of the Receivables Seller, the Depositor or of the Issuer as a result of a direction, act or omission by the Administrator), in the performance of their respective obligations under this Indenture and the other Transaction Documents; provided that any indemnification amounts payable by the Administrator, as the case may be, to the Owner Trustee hereunder shall not be duplicative of any indemnification amount paid by the Administrator to the Owner Trustee in accordance with the Trust Agreement or under the Administration Agreement.

(b) Notification and Defense. Promptly after any Administrator Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Administrator (such party, as the case may be, being referred to herein as the “Administrator Indemnifying Party”) under this Section 10.4, the Administrator Indemnified Party shall notify the Administrator Indemnifying Party in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Administrator Indemnifying Party shall not relieve the Administrator Indemnifying Party from any liability which it may have hereunder or otherwise, except to the extent that the Administrator Indemnifying Party is prejudiced by such failure so to notify the Administrator Indemnifying Party. The Administrator Indemnifying Party will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Administrator Indemnified Party, and, after notice from the Administrator Indemnifying Party to such Administrator Indemnified Party that the Administrator Indemnifying Party wishes to assume the defense of any such action, the Administrator Indemnifying Party will not be liable to such Administrator Indemnified Party under this Section 10.4 for any legal or other expenses subsequently incurred by such Administrator Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Administrator Indemnified Party and the Administrator Indemnifying Party, and the Administrator Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Administrator Indemnifying Party, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Administrator Indemnifying Party and such Administrator Indemnified Party, (ii) the Administrator Indemnifying Party shall not have employed counsel reasonably satisfactory to the Administrator Indemnified Party to represent the Administrator Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Administrator Indemnifying Party has authorized the employment of counsel for the Administrator Indemnified Party at the expense of the Administrator Indemnifying Party; then, in any such event, such Administrator Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Administrator Indemnifying Party; provided, however, that the Administrator Indemnifying Party shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Administrator Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Administrator Indemnifying Party in the defense of any such action or claim. The Administrator Indemnifying Party shall not, without the prior written consent of any Administrator Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Administrator Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Administrator Indemnified Party, unless such settlement includes an unconditional release of such Administrator Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Administrator Indemnifying Party has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Administrator Indemnifying Party, without interest.

(d) Survival. The provisions of this Section shall survive the resignation or removal of the Indenture Trustee (in any of its capacities), the Calculation Agent, the Securities Intermediary and the Paying Agent and the termination of this Indenture.

Section 10.5. Liability of Servicer; Indemnities.

(a) Obligations. The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Note Registrar, the Custodian, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, the Owner Trustee, each Derivative Counterparty and the Noteholders and in the case of Nationstar as Servicer, the Issuer and the Administrator (each a “Servicer Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability (“Servicer Indemnified Losses”) arose out of, and was imposed upon, the Indenture Trustee, the Note Registrar, the Custodian, the Owner Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, each Derivative Counterparty or any Noteholder by reason of a violation of law, negligence, willful misfeasance or bad faith of the Servicer or Subservicer, in the performance of their respective obligations under this Indenture and the other Transaction Documents or as servicer, subservicer or master servicer under the Designated Servicing Agreements, or by reason of the breach by the Servicer or Subservicer of any of its representations, warranties or covenants hereunder or under the Designated Servicing Agreements. Nationstar, in its capacity as Servicer, shall be responsible for all Servicer Indemnified Losses arising with respect to any Servicing Agreement from the Closing Date through the related MSR Transfer Date. Advance Purchaser, in its capacity as Servicer, shall be responsible for all Servicer Indemnified Losses arising with respect to any Servicing Agreement on and after the related MSR Transfer Date.

(b) Notification and Defense. Promptly after any Servicer Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Servicer (such party, as the case may be, being referred to herein as the “Servicer Indemnifying Party”) under this Section 10.5, the Servicer Indemnified Party shall notify the Servicer Indemnifying Party in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Servicer Indemnifying Party shall not relieve the Servicer Indemnifying Party from any liability which it may have hereunder or otherwise, except to the extent that the Servicer Indemnifying Party is prejudiced by such failure so to notify the Servicer Indemnifying Party. The Servicer Indemnifying Party will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Servicer Indemnified Party, and, after notice from the Servicer Indemnifying Party to such Servicer Indemnified Party that the Servicer Indemnifying Party wishes to assume the defense of any such action, the Servicer Indemnifying Party will not be liable to such Servicer Indemnified Party under this Section 10.5 for any legal or other expenses subsequently incurred by such Servicer Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Servicer Indemnified Party and the Servicer Indemnifying Party, and the Servicer Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer Indemnifying Party, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Servicer Indemnifying Party and such Servicer Indemnified Party, (ii) the Servicer Indemnifying Party shall not have employed counsel reasonably satisfactory to the Servicer

Indemnified Party to represent the Servicer Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Servicer Indemnifying Party has authorized the employment of counsel for the Servicer Indemnified Party at the expense of the Servicer Indemnifying Party; then, in any such event, such Servicer Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Servicer Indemnifying Party; provided, however, that the Servicer Indemnifying Party shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Servicer Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Servicer Indemnifying Party in the defense of any such action or claim. The Servicer Indemnifying Party shall not, without the prior written consent of any Servicer Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Servicer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Servicer Indemnified Party, unless such settlement includes an unconditional release of such Servicer Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer Indemnifying Party has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer Indemnifying Party, without interest.

(d) Survival. The provisions of this Section shall survive the resignation or removal of the Indenture Trustee (in any of its capacities), the Calculation Agent, the Securities Intermediary and the Paying Agent and the termination of this Indenture.

Section 10.6. Merger or Consolidation, or Assumption of the Obligations, of the Administrator or the Servicer.

Any Person (a) into which the Administrator or the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Administrator or the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Administrator or the Servicer, as the case may be, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrator or the Servicer, as applicable, under this Indenture, shall be the successor to the Administrator or the Servicer, as applicable, under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture; provided, however, that (i) such merger, consolidation or conversion shall not cause a Target Amortization Event for any Series or a Facility Early Amortization Event, or an event which with notice, the passage of time or both would become a Target Amortization Event for any Series or a Facility Early Amortization Event, (ii) prior to any such merger, consolidation or conversion, (1) the Administrator or the Servicer, as the case may be, shall have provided to the Indenture Trustee and the Noteholders a letter from each Note Rating Agency that rated Outstanding Notes indicating that such merger, consolidation or conversion will not result in the qualification, reduction or withdrawal of the then current ratings of the Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such letters as described in the foregoing clause (1), (a) the Administrator shall provide notice of such merger, consolidation or conversion to the related Note Rating Agency and (b) each Administrative Agent shall have provided its prior written consent to merger, consolidation or conversion, provided, that the Issuer provides an Issuer Certificate to the effect that any such merger, consolidation or conversion will not have a material Adverse Effect on the Outstanding Notes, and (iii) prior to any such merger, consolidation or conversion the Administrator shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that such merger, consolidation or conversion complies with the terms of this Indenture and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters and the enforceability of Transaction Documents against the Administrator or the Servicer, as the case may be, true sale as to the transfers of the Aggregate Receivables from the Servicer as Receivables Seller to the Depositor and non-consolidation of the Servicer with the Depositor and security interest and tax and any additional opinions required under any related Indenture Supplement; provided, further, that the conditions specified in clauses (ii) and (iii) shall not apply to any transaction (i) in which an Affiliate of the Receivables Seller assumes the obligations of the Receivables Seller and otherwise satisfies the eligibility criteria applicable to the Servicer under the Designated Servicing Agreements or (ii) in which an Affiliate of the Receivables Seller is merged into or is otherwise combined with the Receivables Seller and the Receivables Seller is the sole survivor of such merger or other combination. The Administrator or the Servicer, as the case may be, shall provide notice of any merger, consolidation or succession pursuant to this Section to the Indenture Trustee, the Noteholders and each Note Rating Agency.

Except (i) as described in the preceding paragraph or with respect to the transactions contemplated on the MSR Transfer Date, and (ii) the delegation by the Administrator of rights and obligations as Administrator to a Sub-Administrator from time to time in accordance with the terms of this Indenture, none of the Administrator, the Servicer or the Subservicer may assign or delegate any of its rights or obligations under this Indenture or any other Transaction Document.

On any MSR Transfer Date, Advance Purchaser shall deliver to the Indenture Trustee an MSR Transfer Notice signed by Nationstar and Advance Purchaser.

Section 10.7. Appointment of a Sub-Administrator.

The Administrator may appoint a Sub-Administrator that meets the qualifications of the definition of “Sub-Administrator” hereunder. Notwithstanding the appointment of a Sub-Administrator, the Administrator shall remain responsible for the performance of its duties and obligations pursuant to this Indenture and any other Transaction Document. In addition, any Sub-Administrator shall be responsible for the performance of any duties so delegated to the same extent if such Sub-Administrator were the named Administrator under this Indenture and to meet any standards and fulfill any new requirements applicable to the Administrator under this Indenture and any other Transaction Documents.

Article XI

The Indenture Trustee

Section 11.1. Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 11.1;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Noteholders or the Administrative Agent relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of any Class, to the extent consistent with Sections 8.7 and 8.8;

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it; and

(v) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section.

Section 11.2. Notice of Defaults.

Except as otherwise provided in Section 3.3(b), within ninety (90) days after the occurrence of any Event of Default hereunder,

(a) the Indenture Trustee will transmit by mail to all registered Noteholders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, and

(b) the Indenture Trustee will give prompt written notification thereof to each Note Rating Agency, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of any Series or Class, the Indenture Trustee will be protected in withholding such notice if and so long as an Indenture Trustee Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series or Class. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 11.3. Certain Rights of Indenture Trustee.

Except as otherwise provided in Section 11.1:

(a) the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(c) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, unless requested in writing to do so by the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to taking any such action;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements;

(h) the Indenture Trustee shall not be deemed to have notice of any default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event unless an Indenture Trustee Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture; in the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event;

(i) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee hereunder and under each Transaction Document, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable (without duplication) by, the Indenture Trustee or Wells Fargo Bank, N.A., as applicable, in each of its capacities hereunder and thereunder (including, without limitation, Calculation Agent, Paying Agent, Custodian, Securities Intermediary and Note Registrar), and each agent, custodian and other person employed to act hereunder and thereunder.

(j) none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture;

(k) the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Trust Accounts or (D) to confirm or verify the contents of any reports or certificates of the Servicer or the Administrator delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties;

(l) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(n) the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

(o) in making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third Person or dealing as principal for its own account; and

(p) the Indenture Trustee shall not be responsible for delays or failures in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts or God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 11.4. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof, or for the use or application of any funds paid to the Servicer in respect of any amounts deposited in or withdrawn from the Trust Accounts or the Custodial Accounts by the Servicer. The Indenture Trustee shall not be responsible for the legality or validity of this Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder.

Section 11.5. Reserved.

Section 11.6. Money Held in Trust.

The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 11.7. Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

Except as otherwise provided in this Indenture:

(a) The Indenture Trustee (including in all of its capacities) will be paid the Indenture Trustee Fee on each Payment Date pursuant to Section 4.5 as compensation for its services (in all capacities hereunder).

(b) The Indenture Trustee (including in all of its capacities) shall be indemnified and held harmless by the Trust Estate as set forth in Section 4.5 and Section 8.6, and shall be secondarily indemnified and held harmless by the Administrator for, from and against, as the case may be, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Estate, including, in the case of the Indenture Trustee, without limitation, the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Indenture, provided that:

(i) with respect to any such claim, the Indenture Trustee shall have given the Administrator written notice thereof promptly after a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof; provided, however that failure to give such written notice shall not affect the Trust Estate’s or the Administrator’s obligation to indemnify the Indenture Trustee, unless such failure materially prejudices the Trust Estate’s or the Administrator’s rights;

(ii) the Administrator may, at its option, assume the defense of any such claim using counsel reasonably satisfactory to the Indenture Trustee; and

(iii) notwithstanding anything in this Indenture to the contrary, the Administrator shall not be liable for settlement of any claim by the Indenture Trustee, as the case may be, entered into without the prior consent of the Administrator, which consent shall not be unreasonably withheld.

No termination of this Indenture, or the resignation or removal of the Indenture Trustee, shall affect the obligations created by this Section 11.7(b) of the Administrator to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided in this Section 11.7(b) with respect to the Administrator shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee at the direction of the Noteholders pursuant to the terms of this Indenture.

The Indenture Trustee agrees fully to perform its duties under this Indenture notwithstanding its failure to receive any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 11.7(b) subject to its rights to resign in accordance with the terms of this Indenture.

The Securities Intermediary, the Paying Agent, and the Calculation Agent shall be indemnified by the Trust Estate pursuant to Section 4.5 and Section 8.6, and secondarily by the Administrator, in respect of the matters described in Section 4.9 to the same extent as the Indenture Trustee.

Neither of the Indenture Trustee nor the Securities Intermediary will have any recourse to any asset of the Issuer or the Trust Estate other than funds available pursuant to Section 4.5 and Section 8.6 or to any Person other than the Issuer (or the Administrator pursuant to this Section 11.7). Except as specified in Section 4.5 and Section 8.6, any such payment to the Indenture Trustee shall be subordinate to payments to be made to Noteholders.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.8. Corporate Indenture Trustee Required; Eligibility.

There will at all times be an Indenture Trustee hereunder with respect to all Classes of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority of the United States, and the long-term unsecured debt obligations of which are rated in the third highest applicable rating category from each Note Rating Agency then rating Outstanding Notes if such institution is rated by such Note Rating Agency, as applicable. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank or corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly Controlling, Controlled by, or under common Control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.9. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 11.10.

(b) The Indenture Trustee (in all capacities) and Wells Fargo Bank, N.A. (in all capacities) may resign with respect to all, but not less than all, such capacities and all, but not less than all of the Outstanding Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary. Written notice of resignation by the Indenture Trustee under this Indenture shall also constitute notice of resignation as Calculation Agent, Securities Intermediary, Paying Agent, Note Registrar and Custodian hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation.

(c) The Indenture Trustee or Calculation Agent may be removed with respect to all Outstanding Notes at any time by Action of the Majority Noteholders of all Outstanding Notes, delivered to the Indenture Trustee and to the Issuer. Removal of the Indenture Trustee shall also constitute removal of the Calculation Agent, Securities Intermediary and Paying Agent hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation. If an instrument of acceptance by a successor Indenture Trustee or Calculation Agent shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of removal, the Indenture Trustee or Calculation Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(d) If at any time:

(i) the Indenture Trustee ceases to be eligible under Section 11.8 and fails to resign after written request therefore by the Issuer or by any Noteholder; or

(ii) the Indenture Trustee becomes incapable of acting with respect to any Series or Class of Notes; or

(iii) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or Control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, or (B) subject to Section 8.9, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) If the Indenture Trustee or Calculation Agent resigns, is removed or becomes incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of the Indenture Trustee or Calculation Agent for any cause, the Issuer, subject to the Administrative Agent’s consent, will promptly appoint a successor Indenture Trustee or Calculation Agent. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee or Calculation Agent is appointed by Act of the Majority Noteholders of all Outstanding Notes, delivered to the Issuer and the retiring Indenture Trustee or Calculation Agent, the successor Indenture Trustee or Calculation Agent so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee or Calculation Agent and supersede the successor Indenture Trustee or Calculation Agent appointed by the Issuer. If no successor Indenture Trustee or Calculation Agent shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(f) The Issuer will give written notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.7 and to each Note Rating Agency that is then rating Outstanding Notes. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 11.10. Acceptance of Appointment by Successor.

Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to each Note Rating Agency then rating any Outstanding Notes, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee, Calculation Agent and Paying Agent; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, Calculation Agent and Paying Agent, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its rights to payment pursuant to Section 11.7. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article.

Section 11.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this

Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee will give prompt written notice of such merger, conversion, consolidation or succession to the Issuer and each Note Rating Agency that is then rating Outstanding Notes. If any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 11.12. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent with respect to one or more Series or Classes of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series or Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 6.6, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or an Indenture Trustee Authorized Signatory or to the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by a federal or state authority of the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided that such Person will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or if at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.7. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer, the Noteholders or the Administrator from time to time or appointed due to a change in law or other circumstance beyond the Indenture Trustee’s control) reasonable compensation for its services under this Section, out of the Indenture Trustee’s own funds without reimbursement pursuant to this Indenture.

If an appointment with respect to one or more Classes is made pursuant to this Section, the Notes of such Series or Classes may have endorsed thereon an alternate Certificate of Authentication in the following form:

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Classes designated herein and referred to in the within-mentioned Indenture and Indenture Supplement.

Dated: , 20[ ]	WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee,

By:
as Authenticating Agent

By:
Authorized Officer of Wells Fargo Bank, N.A.

Section 11.13. Reserved.

Section 11.14. Representations and Covenants of the Indenture Trustee.

The Indenture Trustee, in its individual capacity and not as Indenture Trustee, represents, warrants and covenants that:

(a) Wells Fargo Bank, N.A.is a national banking association duly organized and validly existing under the laws of the United States;

(b) Wells Fargo Bank, N.A. has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(c) each of this Indenture and other Transaction Documents to which Wells Fargo Bank, N.A. is a party has been duly executed and delivered by Wells Fargo Bank, N.A. and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

Section 11.15. Indenture Trustee’s Application for Instructions from the Issuer.

Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 11.15. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date the Issuer actually receives such application, unless the Issuer shall have consented in writing to any earlier date) unless prior to taking any such action (or the Closing Date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

Article XII

Amendments and Indenture Supplements

Section 12.1. Supplemental Indentures and Amendments Without Consent of Noteholders.

(a) Unless otherwise provided in the related Indenture Supplement with respect to any amendment to this Indenture or such Indenture Supplement, without the consent of the Noteholders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and any applicable Derivative Counterparty and with prior notice to each Note Rating Agency that is then rating any Outstanding Notes, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect (other than, in the case of any Potential Restructuring, any adverse effect related to (i) any additional transfers and transferors of Receivables in connection therewith (including any transfers to or from any Intermediate Transferee and/or any Basic Fee Holder) and/or (ii) any RMSR Holder holding the right to become the named servicer under the Designated Servicing Agreements upon the related MSR Transfer Date instead of Advance Purchaser) and is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future, may amend this Indenture for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(ii) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer, for the benefit of the Noteholders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes); or

(iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(iv) to establish any form of Note as provided in Article V, and to provide for the issuance of any Series or Class of Notes as provided in Article VI and to set forth the terms thereof, and/or to add to the rights of the Noteholders of the Notes of any Series or Class; or

(v) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder; or

(vi) to provide for additional or alternative forms of credit enhancement for any Series or Class of Notes; or

(vii) to comply with any regulatory, accounting or tax laws; or

(viii) to qualify for “off-balance sheet” treatment under GAAP, or to permit the Depositor to repurchase a specified percentage (not to exceed 2.50%) of the Receivables from the Issuer in order to achieve “on-balance sheet” treatment under GAAP (if such amendment is supported by a true sale opinion from external counsel to the Receivables Seller satisfactory to each Note Rating Agency rating Outstanding Notes and to each Noteholder of a Variable Funding Note); or

(ix) to prevent the Issuer from being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes;

(x) determined by the Administrator to be reasonably necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency;

(xi) in connection with any Potential Restructuring; or

(xii) as otherwise provided in the related Indenture Supplement.

(b) In the event a material change occurs in Applicable Law, or in applicable foreclosure procedures used by prudent mortgage servicers generally, that requires or justifies, in the Administrator’s reasonable judgment, that a state currently categorized as a “Judicial State” be categorized as a “Non-Judicial State,” or vice versa, the Administrator will certify to the Indenture Trustee to such effect, supported by an opinion of counsel (or other form of assurance acceptable to the Indenture Trustee) in the case of a change in Applicable Law, and the categorization of the affected state or states will change from “Judicial State” to “Non-Judicial State,” or vice versa, for purposes of calculating Advance Rates applicable to Receivables.

(c) Additionally, subject to the terms and conditions of Section 12.2, unless otherwise provided in the related Indenture Supplement with respect to any amendment of this Indenture or an Indenture Supplement, and in addition to clauses (i) through (xii) above, this Indenture or an Indenture Supplement may also be amended by the Issuer, the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent (in its sole and absolute discretion) without the consent of any of the Noteholders or any other Person, upon delivery of an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders of the Notes under this Indenture or any other Transaction Document; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect at any time in the future, (ii) (1) each Note Rating Agency currently rating the Outstanding Notes confirms in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such amendment to the related Note Rating Agency and (b) each Administrative Agent shall have provided their prior written consent to such amendment and (iii) each Derivative Counterparty shall have consented to such amendment.

Except as permitted expressly by the Receivables Pooling Agreement, the Receivables Sale Agreement or as otherwise set forth herein, as applicable, the Servicer shall not enter into any amendment of the Receivables Sale Agreement, and the Issuer shall not enter into any amendment of the Receivables Pooling Agreement without the consent of the Administrative Agent and, except for amendments meeting the same criteria, and supported by the same Issuer Tax Opinion, Officer’s Certificate and other applicable deliverables, as applicable, as amendments to the Indenture entered into under this Section 12.1, without the consent of the Series Required Noteholders of each Series.

Section 12.2. Supplemental Indentures and Amendments with Consent of Noteholders.

In addition to any amendment permitted pursuant to Section 12.1, and subject to the terms and provisions of each Indenture Supplement with respect to any amendment to this Indenture or such Indenture Supplement, with prior notice to each Note Rating Agency, the consent of any applicable Derivative Counterparty and the consent of the Series Required Noteholders of each Series materially and adversely affected by such amendment of this Indenture, including any Indenture Supplement, by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer), the Administrative Agent and the Indenture Trustee upon delivery of an Issuer

Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture of modifying in any manner the rights of the Noteholders of the Notes of each such Series or Class under this Indenture or any Indenture Supplement; provided, however, that no such amendment will, without the consent of the Noteholder of each Outstanding Note materially and adversely affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date of any Note held by such Noteholder;

(b) reduce the Note Balance of, or the Note Interest Rate, Default Supplemental Fee Rate or ERD Supplemental Fee Rate on any Note held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;

(c) impair the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;

(d) reduce the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), the consent of whose Noteholders for which consent is required for any such Amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of this Indenture or any Indenture Supplement or of defaults hereunder or thereunder and their consequences, provided for in this Indenture or any Indenture Supplement;

(e) modify any of the provisions of this Section or Section 8.15, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of this Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each Outstanding Note adversely affected thereby;

(f) permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;

(g) change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;

(h) increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or

(i) reduce the Target Amortization Amount in respect of any Target Amortization Event applicable to Notes held by such Noteholder.

In addition, any Indenture Supplement may be amended, supplemented or otherwise modified with the consent of each of the Noteholders of the Notes of the related Series or as otherwise specified in the applicable Indenture Supplement. The consent of a Person that is an Administrative Agent or a Derivative Counterparty for one or more Series but is not an Administrative Agent or a Derivative Counterparty, as applicable, for any other Series is not required for any amendment, supplement or modification to any such other Series.

An amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Noteholders of Notes of such Series or Class with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Noteholders of Notes of any other Series or Class.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it will be sufficient if such Act will approve the substance thereof.

Section 12.3. Execution of Amendments.

In executing or accepting the additional trusts created by any amendment or Indenture Supplement of this Indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but will not be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise. No such Opinion of Counsel shall be required in connection with any amendment consented to by all Noteholders and any applicable Derivative Counterparty.

Section 12.4. Effect of Amendments.

Upon the execution of any amendment of this Indenture or any Indenture Supplement, or any Supplemental indentures under this Article XII, this Indenture and the related Indenture Supplement will be modified in accordance therewith with respect to each Series and Class of Notes affected thereby, or all Notes, as the case may be, and such amendment will form a part of this Indenture and the related Indenture Supplement for all purposes; and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 12.5. Reference in Notes to Indenture Supplements.

Notes authenticated and delivered after the execution of any amendment of this Indenture or any Indenture Supplement or any supplemental indenture pursuant to this Article may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 12.6. Amendments Requiring Consent of the Servicer.

Without limiting the other provisions of this Article XII, this Indenture may not be amended in a manner that is adverse to the rights, interests or obligations of the Servicer, including increasing the obligations of the Servicer, without the written consent of the Servicer. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default, Target Amortization Event or Facility Early Amortization Event or (ii) any other modification or amendment to any Event of Default, Target Amortization Event or Facility Early Amortization Event except those related to the actions and omissions of the Servicer.

Article XIII

Early Redemption of Notes

Section 13.1. Optional Redemption.

(a) Unless otherwise provided in the applicable Indenture Supplement for a Series or Class of Notes, the Issuer has the right, but not the obligation, to redeem a Series or Class of Notes in whole but not in part on (i) any Payment Date (a “Redemption Payment Date”) on or after the Payment Date on which the aggregate Note Balance (after giving effect to all payments, if any, on that day) of such Series or Class is reduced to less than the Redemption Percentage of the Initial Note Balance and (ii) any other Payment Date as contemplated in the applicable Indenture Supplement.

If the Issuer, at the direction of the Administrator, elects to redeem a Series or Class of Notes pursuant to this Section 13.1(a), it will cause the Issuer to notify the Indenture Trustee, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and the Noteholders of such redemption at least ten (10) days prior to the Redemption Payment Date. Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series or Class so redeemed will equal the Redemption Amount, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement, if any.

If the Issuer is unable to pay the Redemption Amount in full on the Redemption Payment Date, such redemption shall be cancelled, notice of such cancelled redemption shall be sent to all Secured Parties and payments on such Series or Class of Notes will thereafter continue to be made in accordance with this Indenture and the related Indenture Supplement, and the Noteholders of such Series or Class of Notes and the related Administrative Agent shall continue to hold all rights, powers and options as set forth under this Indenture, until the Outstanding Note Balance of such Series or Class, plus all accrued and unpaid interest, is paid in full or the Stated Maturity Date occurs, whichever is earlier, subject to Article VII, Article VIII and the allocations, deposits and payments sections of this Indenture and the related Indenture Supplement.

(b) Unless otherwise specified in the related Indenture Supplement, if the VFN Principal Balance of any Class of VFN Notes has been reduced to zero, then, upon five (5) Business Days’ prior written notice to the Noteholder thereof, the Issuer may declare such Class no longer Outstanding, in which case the Noteholder thereof shall submit such Class of Note to the Indenture Trustee for cancellation.

(c) The Notes of any Series or Class of Notes shall be subject to optional redemption under this Article XIII, in whole but not in part, by the Issuer, through a Permitted Refinancing or using the proceeds of issuance and sale of a new Series of Notes issued hereunder or, on any Business Day after the date on which the related Revolving Period ends, and on any Business Day within ten (10) days prior to the end of such Revolving Period or at other times specified in the related Indenture Supplement upon ten (10) days’ prior notice to the Indenture Trustee, the Noteholders and any related Derivative Counterparty. Following issuance of the Redemption Notice by the Issuer pursuant to Section 13.2 below, the Issuer shall be required to purchase the entire aggregate Note Balance of such Series or Class of Term Notes for the Redemption Amount on the date set for such redemption (the “Redemption Date”).

(d) If necessary to satisfy the Collateral Test, the Notes of any Series or Class of Variable Funding Notes shall be subject to repayment by the Issuer, in whole or in part, up to the amount necessary to satisfy the Collateral Test, using any other cash or funds of the Issuer other than Collections on the Receivables, upon one (1) Business Day’s prior notice from the Issuer to the Indenture Trustee, each Derivative Counterparty and the related VFN Noteholders. Any such repayment pursuant to this Section 13.1(d) shall reduce the principal balance of such Variable Funding Notes but shall not result in a reduction of any funding commitments related thereto or the Maximum VFN Principal Balance thereof (unless otherwise agreed between the Noteholders of such Variable Funding Notes and the Issuer) and (ii) may be made on a non-pro rata basis with other Series of Variable Funding Notes.

Section 13.2. Notice.

(a) Promptly after the occurrence of any optional redemption pursuant to Section 13.1, the Issuer will notify the Indenture Trustee, each Derivative Counterparty (as applicable, with respect to the related Series of Notes) and each related Note Rating Agency in writing of the identity and Note Balance of the affected Series or Class of Notes to be redeemed.

(b) Notice of redemption (each a “Redemption Notice”) will promptly be given as provided in Section 1.7. All notices of redemption will state (i) the Series or Class of Notes to be redeemed pursuant to this Article XIII, (ii) the date on which the redemption of the Series or Class of Notes to be redeemed pursuant to this Article will begin, which will be the Redemption Payment Date, and (iii) the redemption price for such Series or Class of Notes. Following delivery of a Redemption Notice by the Issuer, the Issuer shall be required to purchase the entire aggregate Note Balance of such Series or Class of Notes for the related Redemption Amount on the Redemption Date.

Article XIV

Miscellaneous

Section 14.1. No Petition.

Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Indenture, each Derivative Counterparty, each Supplemental Credit Enhancement Provider or Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Counterparty, any Supplemental Credit Enhancement Agreement and any Liquidity Facility; provided, however, that nothing contained herein shall prohibit or otherwise prevent the Indenture Trustee from filing proofs of claim in any such proceeding.

Section 14.2. No Recourse.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the Securities Act and the Exchange Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 14.3. Tax Treatment.

Notwithstanding anything to the contrary set forth herein, the Issuer has entered into this Indenture with the intention that for United States federal, state and local income and franchise tax purposes the Notes will qualify as indebtedness secured by the Receivables. The Issuer, by entering into this Indenture, each Noteholder, by its acceptance of a Note and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agree to treat such Notes (other than any Retained Note) as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination. The Indenture Trustee shall treat the Trust Estate as a security device only. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 14.4. Alternate Payment Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee and the Paying Agent, may enter into any agreement with any Noteholder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee and the Paying Agent a copy of each such agreement and the Indenture Trustee and the Paying Agent will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 14.5. Termination of Obligations.

The respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon satisfaction and discharge of this Indenture as set forth in Article VII, except with respect to the payment obligations described in Section 14.6(b). Upon this event, the Indenture Trustee shall release, assign and convey to the Issuer or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.6(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Issuer to vest in the Issuer or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 14.6. Final Payment.

(a) The Issuer shall give the Indenture Trustee at least ten (10) days’ prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final payment on and cancellation of such Notes. Not later than the fifth (5th) day prior to the Payment Date on which the final payment in respect of such Series or Class is payable to Noteholders, the Indenture Trustee or the Paying Agent shall provide notice to Noteholders of such Series or Class and each Derivative Counterparty (if applicable) specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final payment to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if such Notes are Definitive Notes. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in clause (a), the Indenture Trustee shall give a second (2nd) notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final payment with respect thereto. If within one year after the second (2nd) notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof (including costs related to giving the second (2nd) notice) shall be paid out of the funds in the Collection and Funding Account. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 14.7.	Derivative Counterparty, Supplemental Credit Enhancement Provider and Liquidity Provider as Third-Party Beneficiaries.

Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Liquidity Provider is a third-party beneficiary of this Indenture.

Section 14.8. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

Section 14.9. Communications with Rating Agencies.

If the Servicer, the Administrative Agent or the Indenture Trustee shall receive any written or oral communication from any Note Rating Agency (or any of the respective officers, directors or employees of any Note Rating Agency) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Servicer, the Administrative Agent and the Indenture Trustee agree to refrain from communicating with such Note Rating Agency and to promptly notify the Administrator of such communication; provided, however, that if the Servicer, the Administrative Agent or the Indenture Trustee receives an oral communication from a Note Rating Agency, the Servicer, the Administrative Agent or the Indenture Trustee, as the case may be, is authorized to refer such Note Rating Agency to the Administrator, who will respond to such oral communication. At the written request of the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee agree to cooperate with the Administrator to provide certain information to the Administrator that may be reasonably required by a Note Rating Agency to rate or to perform ratings surveillance on the Notes, and acknowledge and agree that the Administrator shall be permitted, in turn, to provide such information to the Note Rating Agencies via the internet address identified therefor by the Administrator; provided, that the Servicer, the Administrative Agent and the Indenture Trustee shall only be required to provide such information that is reasonably available to such party at the time of request. Notwithstanding any other provision of this Agreement or the other Transaction Documents, under no circumstances shall the Servicer, the Administrative Agent or the Indenture Trustee be required to participate in telephone conversations or other oral communications with a Note Rating Agency, nor shall the Servicer, the Administrative Agent or the Indenture Trustee be prohibited from communicating with any nationally recognized statistical rating organization about matters other than the Notes or the transactions contemplated hereby or by the Transaction Documents. Furthermore for the avoidance of doubt, the Indenture Trustee may make statements to Noteholders available on its website (as contemplated by Section 3.5(a) hereof), and such action is not prohibited by this Section 14.9.

Section 14.10. Authorized Representatives.

Each individual designated as an authorized representative of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Nationstar, the Administrative Agents, Issuer and Advance Purchaser (each, an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of each of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, Administrative Agent, Issuer and Administrator, respectively, and the specimen signature for each such Authorized Representative of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, Nationstar, the Administrative Agents, Issuer and Advance Purchaser initially authorized hereunder is set forth on Exhibits G-1, G-2, G-3, G-4 and G-5, respectively. From time to time, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Servicer, the Administrator, the Administrative Agent and the Issuer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 14.10, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

[Signature Pages Follow]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Erwin M. Soriano

Name:	Erwin M. Soriano

Title:	Vice President

[NRART – Indenture]

WELLS FARGO BANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

By:	/s/ Graham M. Oglesby

Name:	Graham M. Oglesby

Title:	Vice President

[NRART – Indenture]

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel

Name:	Amar Patel

Title:	EVP

[NRART – Indenture]

ADVANCE PURCHASER LLC

By:	/s/ Susan Givens

Name:	Susan Givens

Title:	CFO

[NRART – Indenture]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Jason Ruchelsman

Name:	Jason Ruchelsman

Title:	Vice President

By:	/s/ Jason Muncy

Name:	Jason Muncy

Title:	Vice President

[NRART – Indenture]

NATIXIS, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Chad Johnson

Name:	Chad Johnson

Title:	Managing Director

By:	/s/ David S. Bondy

Name:	David S. Bondy

Title:	Managing Director

[NRART – Indenture]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Joseph O’Doherty

Name:	Joseph O’Doherty

Title:	Managing Director

[NRART – Indenture]

MORGAN STANLEY BANK, N.A., as Administrative Agent

By:	/s/ Geoffrey Kott

Name:	Geoffrey Kott

Title:	Authorized Signatory

[NRART – Indenture]

Schedule 1

List of Designated Servicing Agreements

Schedule 1-1

Investor ID	Deal Name/ Whole Loan Pool Name	Securitization/ Private	Reimbursement of P&I Advances (Not Loan Level = NLL/ Loan Level = LL)	Reimbursement of Nonrecoverable Corporate Advances (Not Loan Level = NLL/ Loan Level = LL)	Reimbursement of Nonrecoverable Escrow Advances (Not Loan Level = NLL/ Loan Level = LL)	Reimbursement of Deferred Servicing Fees (Not Loan Level = NLL/ Loan Level = LL)	P&I Advance Eligible (Yes/No)	Corporate Advance Eligible (Yes/No)	Escrow Advance Eligible (Yes/No)	Deferred Service Fee Eligible (Yes/No)	Servicing Agreement Initially Relates to Eligible Non- FIFO Advances	Servicing Agreement Initially Relates to Eligible DSFs that Prohibit Right to Assign
CAA	ABFC 2004-FF1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BVR	ACE 2002-HE2	Securitization	NLL	LL	LL	NLL	Yes	Yes	Yes	Yes	No	No
BBB	ACE 2006-CW1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEI	ARC 2001-BC6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BVS	ARMT 2004-1 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CAI	ARMT 2005-3 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BVT	ARMT 2005-5 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBC	ARMT 2005-7 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBF	ARMT 2006-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBL	ARMT 2006-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CAJ	ARMT 2006-3 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBM	ARMT 2007-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBO	ARMT 2007-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CMJ	BAFC 2004-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHA	BAFC 2004-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHJ	BAFC 2004-5	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHB	BAFC 2004-C (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHI	BAFC 2004-D	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHN	BAFC 2005-1 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBP	BAFC 2005-1 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CHW	BAFC 2005-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH6	BAFC 2005-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIB	BAFC 2005-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHP	BAFC 2005-A (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBQ	BAFC 2005-A (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CHY	BAFC 2005-B	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
CH7	BAFC 2005-E (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIC	BAFC 2005-F (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CA3	BAFC 2005-G	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIF	BAFC 2005-H (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIG	BAFC 2006-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CII	BAFC 2006-2 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CN5	BAFC 2006-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIH	BAFC 2006-A (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNA	BAFC 2006-D (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNC	BAFC 2006-E	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNH	BAFC 2006-I	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNI	BAFC 2007-1 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNJ	BAFC 2007-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CBL	BAFC 2007-3 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CBM	BAFC 2007-4 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BC6	BAFC 2007-4 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CBO	BAFC 2007-6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNL	BAFC 2007-D (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CBW	BAFC 2008-1 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BCI	BAFC 2008-1 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BCN	BALTA 2004-10	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYJ	BALTA 2004-11 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BY1	BALTA 2004-11 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BWN	BALTA 2004-12	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BCY	BALTA 2004-4 (BofA)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BD2	BALTA 2004-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BD4	BALTA 2004-7 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BD8	BALTA 2004-8	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BD9	BALTA 2004-9	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDA	BALTA 2005-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDB	BALTA 2005-9	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDC	BALTA 2006-1 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDE	BALTA 2006-2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDF	BALTA 2006-3 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BX8	BALTA 2006-4 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BX2	BALTA 2006-4 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDG	BALTA 2006-5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDI	BALTA 2006-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BX9	BALTA 2006-8 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BX3	BALTA 2006-8 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDJ	BALTA 2007-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BY9	BAYV 2005-D	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BEJ	BAYV 2007-B	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDK	BCAP 2006-AA1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BDL	BCAP 2006-AA2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CIS	BOAA 2003-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLD	BOAA 2003-10	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIZ	BOAA 2003-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CKJ	BOAMS 2002-K	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLGCLJ	BOAMS 2003-10 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLGCLJ	BOAMS 2003-10 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLGCLJ	BOAMS 2003-10 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLGCLJ	BOAMS 2003-10 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CJG	BOAMS 2003-7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CKF	BOAMS 2003-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLS	BOAMS 2004-2 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLS	BOAMS 2004-2 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLS	BOAMS 2004-2 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLS	BOAMS 2004-2 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLS	BOAMS 2004-2 (Pool 6)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLR	BOAMS 2004-3 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLR	BOAMS 2004-3 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLR	BOAMS 2004-3 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLR	BOAMS 2004-3 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL2	BOAMS 2004-4 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL2	BOAMS 2004-4 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL2	BOAMS 2004-4 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL2	BOAMS 2004-4 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL2	BOAMS 2004-4 (Pool 6)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL5	BOAMS 2004-5 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL5	BOAMS 2004-5 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL5	BOAMS 2004-5 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL5	BOAMS 2004-5 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM2	BOAMS 2004-6 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM2	BOAMS 2004-6 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMH	BOAMS 2004-8 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMH	BOAMS 2004-8 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMH	BOAMS 2004-8 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMH	BOAMS 2004-8 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMH	BOAMS 2004-8 (Pool 6)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMN	BOAMS 2004-9 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMN	BOAMS 2004-9 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMN	BOAMS 2004-9 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No

CLK	BOAMS 2004-A (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLK	BOAMS 2004-A (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLK	BOAMS 2004-A (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLN	BOAMS 2004-B (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLN	BOAMS 2004-B (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLX	BOAMS 2004-C (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLX	BOAMS 2004-C (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLX	BOAMS 2004-C (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL3	BOAMS 2004-D (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL3	BOAMS 2004-D (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CL3	BOAMS 2004-D (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMA	BOAMS 2004-E (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMA	BOAMS 2004-E (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMA	BOAMS 2004-E (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMA	BOAMS 2004-E (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM3	BOAMS 2004-F (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM3	BOAMS 2004-F (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM3	BOAMS 2004-F (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM3	BOAMS 2004-F (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM7	BOAMS 2004-G (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM7	BOAMS 2004-G (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM7	BOAMS 2004-G (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No

CM7	BOAMS 2004-G (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM9	BOAMS 2004-H (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CM9	BOAMS 2004-H (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CML	BOAMS 2004-I (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CML	BOAMS 2004-I (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CML	BOAMS 2004-I (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMP	BOAMS 2004-J (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMP	BOAMS 2004-J (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMP	BOAMS 2004-J (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMP	BOAMS 2004-J (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMX	BOAMS 2004-K (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMX	BOAMS 2004-K (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMX	BOAMS 2004-K (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMX	BOAMS 2004-K (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHE	BOAMS 2004-L (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHE	BOAMS 2004-L (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHE	BOAMS 2004-L (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHE	BOAMS 2004-L (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHK	BOAMS 2005-1 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHK	BOAMS 2005-1 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIE	BOAMS 2005-10 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CIE	BOAMS 2005-10 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CEZ	BOAMS 2005-11	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH1CHT	BOAMS 2005-3 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH1CHT	BOAMS 2005-3 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH3	BOAMS 2005-4 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH3	BOAMS 2005-4 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CE3	BOAMS 2005-6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CE5	BOAMS 2005-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CID	BOAMS 2005-9 (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CID	BOAMS 2005-9 (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CID	BOAMS 2005-9 (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CID	BOAMS 2005-9 (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHL	BOAMS 2005-A	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHS	BOAMS 2005-B (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHS	BOAMS 2005-B (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHU	BOAMS 2005-C (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHU	BOAMS 2005-C (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHU	BOAMS 2005-C (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CHU	BOAMS 2005-C (Pool 5)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH4	BOAMS 2005-D (Pool 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH4	BOAMS 2005-D (Pool 2)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CH4	BOAMS 2005-D (Pool 4)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFH	BOAMS 2005-K	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFI	BOAMS 2005-L	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFJ	BOAMS 2006-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFK	BOAMS 2006-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFL	BOAMS 2006-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFM	BOAMS 2006-A	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFR	BOAMS 2007-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFT	BSABS 2003-SD2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFU	BSABS 2003-SD3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFV	BSABS 2004-AC2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDV	BSABS 2004-AC6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDW	BSABS 2004-SD1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXA	BSABS 2004-SD2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYB	BSABS 2005-SD3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CFW	BSABS 2006-SD1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CF4	BSABS 2007-SD3 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BWZ	BVMBS 2004-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BDZ	BVMBS 2005-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BVU	BVMBS 2005-2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CF9	CMLTI 2004-HYB1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
BED	CMLTI 2004-HYB2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEE	CMLTI 2004-HYB3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEF	CMLTI 2004-HYB4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEG	CMLTI 2005-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEH	CMLTI 2005-10	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI3	CMLTI 2005-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI4	CMLTI 2005-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI5	CMLTI 2005-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI6	CMLTI 2005-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI7	CMLTI 2005-8	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI8	CMLTI 2006-AR3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BI9	CMLTI 2006-AR5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIB	CMLTI 2006-AR6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIC	CMLTI 2006-AR7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CGB	CMLTI 2006-HE3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
BID	CMLTI 2007-10	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIE	CMLTI 2007-6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIH	CMLTI 2007-AMC2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BII	CMLTI 2007-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIL	CMLTI 2007-AR4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BIN	CMLTI 2007-AR8	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWP	CSFB 2004-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYK	CSFB 2004-5	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CGF	CSFB 2004-7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CGG	CSFB 2004-AR5 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BV2	CSFB 2004-CF1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	Yes
BV4	CSFB 2004-CF2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	Yes
BIP	CSFB 2005-1 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYH	CSFB 2005-10	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXC	CSFB 2005-12	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIQ	CSFB 2005-2 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIR	CSFB 2005-3 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYL	CSFB 2005-4 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIS	CSFB 2005-5	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYD	CSFB 2005-6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIT	CSFB 2005-7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXD	CSFB 2005-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIX	CSFB 2005-9 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIY	CWL 2006-S1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BW5	CWL 2006-S8	Securitization	NLL	LL	LL	NLL	Yes	Yes	Yes	Yes	No	No
BW7	CWL 2006-S9	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BWA	CWL 2007-S3	Securitization	NLL	LL	LL	NLL	Yes	Yes	Yes	Yes	No	No
CEM	DELHE 2000-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CEJ	DELHE 2000-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CCQ	DELHE 2000-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BIZ	DMSI 2004-4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJ4	FFMER 2007-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJ6	FFMER 2007-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJ7	FFMER 2007-4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJ8	FFMER 2007-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJ9	FFMER 2007-6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BJA	FFMER 2007-A	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
FFJ	FHAMS 2004-AA1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFM	FHAMS 2004-AA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIV	FHAMS 2004-AA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No

FFS	FHAMS 2004-AA4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFV	FHAMS 2004-AA5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIX	FHAMS 2004-AA5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFY	FHAMS 2004-AA6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF1	FHAMS 2004-AA7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIZ	FHAMS 2004-AA7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFR	FHAMS 2004-FA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI8	FHAMS 2004-FA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPJ	FHAMS 2004-FA1 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFX	FHAMS 2004-FA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI9	FHAMS 2004-FA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPL	FHAMS 2004-FA2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF3	FHAMS 2005-AA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJI	FHAMS 2005-AA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGX	FHAMS 2005-AA10 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJJ	FHAMS 2005-AA10 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGZ	FHAMS 2005-AA11 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJK	FHAMS 2005-AA11 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG4	FHAMS 2005-AA12 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJL	FHAMS 2005-AA12 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPQ	FHAMS 2005-AA12 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF7	FHAMS 2005-AA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJM	FHAMS 2005-AA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No

FB5	FHAMS 2005-AA3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJN	FHAMS 2005-AA3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLK	FHAMS 2005-AA3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGE	FHAMS 2005-AA4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJP	FHAMS 2005-AA4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGF	FHAMS 2005-AA5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJQ	FHAMS 2005-AA5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGJ	FHAMS 2005-AA6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJR	FHAMS 2005-AA6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPY	FHAMS 2005-AA6 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGL	FHAMS 2005-AA7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJS	FHAMS 2005-AA7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGP	FHAMS 2005-AA8 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJT	FHAMS 2005-AA8 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPZ	FHAMS 2005-AA8 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGU	FHAMS 2005-AA9 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJU	FHAMS 2005-AA9 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP5	FHAMS 2005-AA9 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF4	FHAMS 2005-FA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ2	FHAMS 2005-FA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGY	FHAMS 2005-FA10 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ3	FHAMS 2005-FA10 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG3	FHAMS 2005-FA11 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ4	FHAMS 2005-FA11 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF8	FHAMS 2005-FA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ5	FHAMS 2005-FA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGA	FHAMS 2005-FA3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ6	FHAMS 2005-FA3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGC	FHAMS 2005-FA4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ7	FHAMS 2005-FA4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGI	FHAMS 2005-FA5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ8	FHAMS 2005-FA5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPX	FHAMS 2005-FA5 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGK	FHAMS 2005-FA6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGN	FHAMS 2005-FA7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKA	FHAMS 2005-FA7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGS	FHAMS 2005-FA8 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKB	FHAMS 2005-FA8 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGW	FHAMS 2005-FA9	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG6	FHAMS 2006-AA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKH	FHAMS 2006-AA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG7	FHAMS 2006-AA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKI	FHAMS 2006-AA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHE	FHAMS 2006-AA4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKK	FHAMS 2006-AA4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQF	FHAMS 2006-AA4 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP7	FHAMS 2006-AA4 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHI	FHAMS 2006-AA5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHL	FHAMS 2006-AA6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKM	FHAMS 2006-AA6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQG	FHAMS 2006-AA6 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHY	FHAMS 2006-AA7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHQ	FHAMS 2006-AA8 (Group I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKO	FHAMS 2006-AA8 (Group II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG5	FHAMS 2006-FA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKT	FHAMS 2006-FA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG8	FHAMS 2006-FA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKU	FHAMS 2006-FA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHC	FHAMS 2006-FA3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHF	FHAMS 2006-FA4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKW	FHAMS 2006-FA4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHJ	FHAMS 2006-FA5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHN	FHAMS 2006-FA6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKY	FHAMS 2006-FA6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQC	FHAMS 2006-FA6 (Group III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHP	FHAMS 2006-FA7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FCA	FHAMS 2006-FA8 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FK1	FHAMS 2006-FA8 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHT	FHAMS 2007-AA1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FK8	FHAMS 2007-AA1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE1	FHAMS 2007-AA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FK9	FHAMS 2007-AA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE3	FHAMS 2007-AA3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FB8	FHAMS 2007-FA1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHS	FHAMS 2007-FA2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLF	FHAMS 2007-FA2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHW	FHAMS 2007-FA3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE2	FHAMS 2007-FA4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLH	FHAMS 2007-FA4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE4	FHAMS 2007-FA5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE9	FHASI 2003-7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIL	FHASI 2003-7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFB	FHASI 2003-8 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIM	FHASI 2003-8 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFC	FHASI 2003-9 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIN	FHASI 2003-9 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIO	FHASI 2003-AR3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPA	FHASI 2003-AR3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFF	FHASI 2004-2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIP	FHASI 2004-2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPC	FHASI 2004-2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFG	FHASI 2004-3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIQ	FHASI 2004-3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFI	FHASI 2004-4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIR	FHASI 2004-4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFN	FHASI 2004-5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIS	FHASI 2004-5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFW	FHASI 2004-7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FIT	FHASI 2004-7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFE	FHASI 2004-AR1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI1	FHASI 2004-AR1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPB	FHASI 2004-AR1 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI2	FHASI 2004-AR2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPD	FHASI 2004-AR2 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFK	FHASI 2004-AR3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI3	FHASI 2004-AR3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPE	FHASI 2004-AR3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPF	FHASI 2004-AR3 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFL	FHASI 2004-AR4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI4	FHASI 2004-AR4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPG	FHASI 2004-AR4 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPH	FHASI 2004-AR4 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFQ	FHASI 2004-AR5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI5	FHASI 2004-AR5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPI	FHASI 2004-AR5 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FFU	FHASI 2004-AR6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI6	FHASI 2004-AR6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPK	FHASI 2004-AR6 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No

FFZ	FHASI 2004-AR7 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FI7	FHASI 2004-AR7 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPM	FHASI 2004-AR7 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPN	FHASI 2004-AR7 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF2	FHASI 2004-FL1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJA	FHASI 2004-FL1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF5	FHASI 2005-1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJB	FHASI 2005-1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF9	FHASI 2005-2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJC	FHASI 2005-2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FN9	FHASI 2005-2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGB	FHASI 2005-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGM	FHASI 2005-5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJE	FHASI 2005-5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGR	FHASI 2005-6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJF	FHASI 2005-6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGV	FHASI 2005-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG1	FHASI 2005-8 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FF6	FHASI 2005-AR1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJV	FHASI 2005-AR1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FN7	FHASI 2005-AR1 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No

FN8	FHASI 2005-AR1 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGD	FHASI 2005-AR2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJW	FHASI 2005-AR2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPT	FHASI 2005-AR2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPU	FHASI 2005-AR2 (Pooll IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGH	FHASI 2005-AR3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJX	FHASI 2005-AR3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPV	FHASI 2005-AR3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPW	FHASI 2005-AR3 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGQ	FHASI 2005-AR4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJY	FHASI 2005-AR4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP1	FHASI 2005-AR4 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP2	FHASI 2005-AR4 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FGT	FHASI 2005-AR5 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJZ	FHASI 2005-AR5 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP3	FHASI 2005-AR5 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP4	FHASI 2005-AR5 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG2	FHASI 2005-AR6 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FJ1	FHASI 2005-AR6 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPO	FHASI 2005-AR6 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPP	FHASI 2005-AR6 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHB	FHASI 2006-1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKD	FHASI 2006-1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHH	FHASI 2006-2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHM	FHASI 2006-3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FB9	FHASI 2006-4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKG	FHASI 2006-4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FG9	FHASI 2006-AR1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPR	FHASI 2006-AR1 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FPS	FHASI 2006-AR1 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHG	FHASI 2006-AR2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKQ	FHASI 2006-AR2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP8	FHASI 2006-AR2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FP9	FHASI 2006-AR2 (Pool IV)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHK	FHASI 2006-AR3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKR	FHASI 2006-AR3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQA	FHASI 2006-AR3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHR	FHASI 2006-AR4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FKS	FHASI 2006-AR4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQD	FHASI 2006-AR4 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FCB	FHASI 2007-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHV	FHASI 2007-2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FK3	FHASI 2007-2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHX	FHASI 2007-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FEY	FHASI 2007-4 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FK5	FHASI 2007-4 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE6	FHASI 2007-5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE7	FHASI 2007-6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FHU	FHASI 2007-AR1 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLB	FHASI 2007-AR1 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FQE	FHASI 2007-AR1 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FEZ	FHASI 2007-AR2 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLC	FHASI 2007-AR2 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FN6	FHASI 2007-AR2 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FE5	FHASI 2007-AR3 (Pool I)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FLD	FHASI 2007-AR3 (Pool II)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
FN5	FHASI 2007-AR3 (Pool III)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYQ	FSPC T-48	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BV8	FSPC T-51	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYR	FSPC T-54	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BVP	FSPC T-56	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJC	GSAA 2004-10	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	Yes
BJF	GSAA 2004-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJG	GSAA 2004-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJH	GSAA 2004-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJI	GSAA 2004-8	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJJ	GSAA 2004-9	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJK	GSAA 2004-CW1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJL	GSAA 2005-11 (Countrywide 1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJM	GSAA 2005-14 (Countrywide 1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWC	GSAA 2005-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJV	GSAA 2005-6 (Countrywide 1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJV	GSAA 2005-6 (Countrywide 2)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJY	GSAA 2005-9 (Countrywide 1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BJY	GSAA 2005-9 (Countrywide 2)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKB	GSAA 2006-17	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKC	GSAA 2006-19	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKD	GSAA 2006-20	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKJ	GSAA 2006-S1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKK	GSAA 2007-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKL	GSAA 2007-3	Securitization	NLL	NLL	LL	NLL	Yes	Yes	Yes	Yes	No	No
BKM	GSAA 2007-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKS	GSAA 2007-6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BXE	GSAMP 2003-SEA2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BKT	GSAMP 2005-S1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKU	GSR 2003-3F	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BKV	GSR 2003-4F (BofA )	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXF	GSR 2003-7F	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BKW	GSR 2003-9	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BKX	GSR 2004-10F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWD	GSR 2004-11 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKY	GSR 2004-12	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWS	GSR 2004-14	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CAN	GSR 2004-15F (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXG	GSR 2004-15F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BKZ	GSR 2004-2F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL2	GSR 2004-3F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BXH	GSR 2004-4 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBJ	GSR 2004-4 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL3	GSR 2004-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CX7	GSR 2004-6F	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BL4	GSR 2004-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL5	GSR 2004-8F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL6	GSR 2004-9 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL7	GSR 2005-1F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL8	GSR 2005-2F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BL9	GSR 2005-3F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM2	GSR 2005-4F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM3	GSR 2005-5F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM4	GSR 2005-6F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BBK	GSR 2005-8F (BofA 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXI	GSR 2005-8F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM6	GSR 2005-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BXJ	GSR 2005-AR2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM7	GSR 2005-AR3 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWT	GSR 2005-AR4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BM8	GSR 2005-AR5 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No

BXL	GSR 2005-AR7 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYE	GSR 2006-10F (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CJA	GSR 2006-2F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMC	GSR 2006-4F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMD	GSR 2006-5F (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BME	GSR 2006-6F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BXM	GSR 2006-8F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BXN	GSR 2006-9F (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BWE	GSR 2006-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMG	GSR 2006-AR2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMI	GSR 2007-4F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMJ	GSR 2007-5F	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMK	GSR 2007-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJC	GSRPM 2003-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BMN	HASC 2006-HE1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWF	HASC 2006-HE2 (Countrywide 1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWF	HASC 2006-HE2 (Countrywide 2)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CD3	HVMLT 2003-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJJ	HVMLT 2004-10	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJK	HVMLT 2004-11	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJL	HVMLT 2004-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJM	HVMLT 2004-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJN	HVMLT 2004-6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJO	HVMLT 2004-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJP	HVMLT 2004-8	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No

CJS	HVMLT 2005-10	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJW	HVMLT 2005-16	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJX	HVMLT 2005-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJY	HVMLT 2005-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJZ	HVMLT 2005-4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ1	HVMLT 2005-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ3	HVMLT 2006-11	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ4	HVMLT 2006-2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ5	HVMLT 2006-3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ6	HVMLT 2006-4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ7	HVMLT 2006-5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ8	HVMLT 2006-6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CJ9	HVMLT 2006-9	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CKB	HVMLT 2007-4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CKD	HVMLT 2007-7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CPN	JPALT 2006-S1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BEL	LUM 2005-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	Yes
BEM	LUM 2006-6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BFA	LXS 2005-2 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFT	LXS 2005-2 (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFB	LXS 2005-3 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFU	LXS 2005-3 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BMQ	LXS 2005-9N	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFE	LXS 2006-14N	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFH	LXS 2006-19	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFI	LXS 2006-20 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFJ	LXS 2006-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFL	LXS 2007-1 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFM	LXS 2007-12N (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFV	LXS 2007-12N (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BFX	LXS 2007-20N (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFP	LXS 2007-2N	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFQ	LXS 2007-6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFW	LXS 2007-9 (BofA)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BFS	LXS 2007-9 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BMU	MALT 2002-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CKO	MALT 2003-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BMV	MALT 2003-7 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYF	MALT 2003-8 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZ6	MALT 2003-8 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CAE	MALT 2003-9 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BMW	MALT 2004-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BMX	MALT 2004-10	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BMY	MALT 2004-12	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BMZ	MALT 2004-13	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN2	MALT 2004-2	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN3	MALT 2004-3	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BX4	MALT 2004-4 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN4	MALT 2004-6	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN5	MALT 2004-7	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN6	MALT 2004-9	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN8	MALT 2005-1	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BN9	MALT 2005-2	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNI	MALT 2005-5	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNJ	MALT 2005-6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BNK	MALT 2007-1 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNN	MARM 2003-1	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNO	MARM 2003-3	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNR	MARM 2004-10	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BNS	MARM 2004-2	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNT	MARM 2004-7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BNU	MARM 2004-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BNW	MARM 2004-9	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BNY	MARM 2005-6	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BNZ	MARM 2005-7	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BO1	MARM 2005-8	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BO6	MARM 2006-2	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BO7	MARM 2007-2	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BO3	MARM 2007-3	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BO8	MASTR 2002-7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BOA	MASTR 2002-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BYG	MASTR 2003-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BOB	MASTR 2003-11	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CK3	MASTR 2003-12 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CK5	MASTR 2003-3 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BCH	MASTR 2003-3 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CK6	MASTR 2003-4 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BCJ	MASTR 2003-4 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CK7	MASTR 2003-5 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXS	MASTR 2003-6 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BX5	MASTR 2003-6 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BXT	MASTR 2003-7 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXU	MASTR 2003-8 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZ8	MASTR 2003-8 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CAD	MASTR 2003-9 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CK8	MASTR 2003-9 (Countrywide)	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOC	MASTR 2004-11	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOD	MASTR 2004-6	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOE	MASTR 2004-9	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOF	MASTR 2005-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BOG	MASTR 2005-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLA	MLMI 2003-A4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CLB	MLMI 2004-A1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOH	MLMI 2004-A3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOI	MLMI 2004-FM1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOJ	MLMI 2004-HE2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOK	MLMI 2004-SL1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOL	MLMI 2004-SL2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOM	MLMI 2005-A1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BON	MLMI 2005-A10	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOO	MLMI 2005-A4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CLC	MLMI 2005-A7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOY	MLMI 2005-A9	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BOP	MLMI 2005-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOQ	MLMI 2005-FM1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOR	MLMI 2005-HE1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOS	MLMI 2005-HE2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOT	MLMI 2005-HE3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BY8	MLMI 2005-NC1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOU	MLMI 2005-NCA	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOV	MLMI 2005-NCB	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BVK	MLMI 2005-SD1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOW	MLMI 2005-SL1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BOX	MLMI 2005-SL2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQ3	MLMI 2005-SL3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQ4	MLMI 2005-WMC1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQ7	MLMI 2006-A1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BQ8	MLMI 2006-A2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BQL	MLMI 2006-A4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No

BQO	MLMI 2006-AHL1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQP	MLMI 2006-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BWG	MLMI 2006-FM1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQR	MLMI 2006-HE1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQS	MLMI 2006-HE2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQU	MLMI 2006-HE3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BQV	MLMI 2006-HE4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR2	MLMI 2006-HE6	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR3	MLMI 2006-MLN1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR4	MLMI 2006-RM1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR5	MLMI 2006-RM2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR8	MLMI 2006-SD1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BR9	MLMI 2006-SL1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRA	MLMI 2006-WMC1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRB	MLMI 2006-WMC2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRC	MLMI 2007-HE1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRD	MLMI 2007-HE2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	Yes
BRE	MLMI 2007-HE3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRF	MLMI 2007-MLN1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CAH	MSAC 2004-SD1 (BofA)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRI	MSAC 2006-HE4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLO	MSAC 2007-SEA1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BRK	MSDWC 2002-WL1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No

BRL	MSIX 2006-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BWY	MSM 2004-6AR	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BRN	MSM 2004-7AR	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXV	MSM 2005-5AR	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BRQ	MSM 2005-6AR	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BRS	MSM 2006-1AR	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BVQ	NAA 2004-R1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CLW	SAIL 2003-BC11	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CAP	SAIL 2003-BC2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CA5	SAIL 2003-BC6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CPA	SAIL 2005-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BSA	SAIL 2006-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRT	SAMI 2003-AR1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRU	SAMI 2003-AR4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRV	SAMI 2004-AR2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRW	SAMI 2004-AR3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRX	SAMI 2004-AR4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BWU	SAMI 2004-AR5 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BWV	SAMI 2004-AR6 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRY	SAMI 2004-AR7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BRZ	SAMI 2004-AR8	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BS3	SAMI 2005-AR6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BS4	SAMI 2005-AR7	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BSG	SAMI 2007-AR1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BSM	SAMI 2007-AR2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BLA	SARM 2004-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BLB	SARM 2004-11	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLC	SARM 2004-12	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLD	SARM 2004-13	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLE	SARM 2004-14 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBG	SARM 2004-14 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLF	SARM 2004-16	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLG	SARM 2004-18 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BLH	SARM 2004-19 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BK9	SARM 2004-20	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLI	SARM 2004-8	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CL6	SARM 2005-1 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLN	SARM 2005-20	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLP	SARM 2005-22	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLR	SARM 2005-5 (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLS	SARM 2005-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLU	SARM 2006-10	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLV	SARM 2006-11	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLW	SARM 2006-12	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLX	SARM 2006-2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BSU	SARM 2006-3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLY	SARM 2006-4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BLZ	SARM 2006-5	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BL1	SARM 2006-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BB3	SARM 2007-1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BB4	SARM 2007-2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BB6	SARM 2007-4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BB8	SARM 2007-7	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BEN	SARM 2007-9	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYT	SASC 2000-5	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYU	SASC 2001-16H (BofA)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZ5	SASC 2001-16H (Countrywide)	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYW	SASC 2001-8A (BofA)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYW	SASC 2001-8A (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYX	SASC 2001-9	Securitization	LL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BYZ	SASC 2002-10H (BofA)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BYZ	SASC 2002-10H (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BSV	SASC 2002-11A	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BSZ	SASC 2002-21A	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZA	SASC 2002-22H (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZA	SASC 2002-22H (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZB	SASC 2002-23XS	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZC	SASC 2002-4H (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZD	SASC 2002-5A	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BXX	SASC 2003-14	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZE	SASC 2003-23H	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CL9	SASC 2003-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZF	SASC 2003-7H	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BY2	SASC 2003-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BT3	SASC 2003-AM1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BT4	SASC 2003-S1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BT5	SASC 2004-12H (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CAG	SASC 2004-16XS (BofA)	Securitization	LL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CMD	SASC 2004-16XS (Countrywide)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZH	SASC 2004-18H (Countrywide)	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZI	SASC 2004-5H	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZJ	SASC 2004-S2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZK	SASC 2004-S3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZL	SASC 2004-S4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZM	SASC 2005-10	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BT6	SASC 2005-11H	Securitization	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BZN	SASC 2005-14	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZO	SASC 2005-15	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZP	SASC 2005-16	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZQ	SASC 2005-2XS	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZR	SASC 2005-4XS	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZS	SASC 2005-6	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZT	SASC 2005-9XS	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CMF	SASC 2005-RF5	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CNX	SASC 2005-RF6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BZU	SASC 2005-S1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CMI	SASC 2005-S4	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZV	SASC 2005-SC1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZW	SASC 2006-3H	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZX	SASC 2006-BC2	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
BZY	SASC 2006-BC3	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CMM	SASC 2007-TC1	Securitization	NLL	LL	LL	LL	Yes	Yes	Yes	Yes	No	No
CMR	SBM7 2003-UP1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BT7	SEMT 2003-5	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BT8	SEMT 2003-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BT9	SEMT 2004-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTA	SEMT 2004-10	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTB	SEMT 2004-11	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTC	SEMT 2004-12	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BY3	SEMT 2004-3 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBT	SEMT 2004-3 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTD	SEMT 2004-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BY4	SEMT 2004-5 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBW	SEMT 2004-5 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BY5	SEMT 2004-6 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBX	SEMT 2004-6 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BY6	SEMT 2004-7 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBY	SEMT 2004-7 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTE	SEMT 2004-8	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No

BTF	SEMT 2004-9	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTG	SEMT 2005-1	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTH	SEMT 2005-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTI	SEMT 2005-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTJ	SEMT 2005-4 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CMS	SEMT 2006-1 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTK	SEMT 2006-1 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BY7	SEMT 2007-1 (BofA)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBZ	SEMT 2007-1 (Countrywide)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTL	SEMT 2007-2	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTM	SEMT 2007-3	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTN	SEMT 2007-4	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BTO	SQALT 2006-1 (Countrywide 1)	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
BBH	SQALT 2006-1 (Countrywide 2)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTP	SURF 2005-AB1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTQ	SURF 2005-AB2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTR	SURF 2005-AB3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTS	SURF 2005-BC2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTT	SURF 2005-BC3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTU	SURF 2005-BC4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTV	SURF 2006-AB1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTW	SURF 2006-AB2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTX	SURF 2006-AB3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No

BTY	SURF 2006-BC1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BTZ	SURF 2006-BC2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BU3	SURF 2006-BC3	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BU4	SURF 2006-BC4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BU5	SURF 2006-BC5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BU6	SURF 2007-AB1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BU8	SURF 2007-BC2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BUE	SVHE 2007-1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BUF	TMTS 2003-3SL	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BUG	TMTS 2004-18SL	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
BWK	TMTS 2004-1HE	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
BWL	TMTS 2004-7HE	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	Yes
BWM	TMTS 2004-9HE	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	Yes
CNP	U.S.BANK HOMEMORTGAGE(POOL504)	Private	N/A	NLL	NLL	NLL	No	Yes	Yes	Yes	No	No
CN1	US BANK	Private	N/A	NLL	NLL	NLL	No	Yes	Yes	Yes	No	No
CB9	US BANK FDIC-DIR/SECTZD-559	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CCL	US BANK HOME MORTGAGE	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CNQ	US BANK HOME MORTGAGE-REO; US	Private	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CNS	US BANK HOME MTG (EP-MN-HMEA)	Private	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CCI	US BANK HOME MTG FKA DOWNEY	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CCE	US BANK HOME MTG FKA PFF BANK	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CCM	US BANK HOME MTG FKA PFF BK	Private	LL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CDZ	US BANK, N.A.	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CIQ	USBANK HOME MORTGAGE	Private	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BUI	WFMBS 2007-AR6	Securitization	NLL	NLL	NLL	LL	Yes	Yes	Yes	Yes	No	No
CD6	WMALT 2006-AR1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CEO	WMALT 2006-AR5	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CEN	WMALT 2006-AR7	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CEP	WMALT 2006-AR9	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CDW	WMALT 2007-OA1	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CDY	WMALT 2007-OA2	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
CD7	WMALT 2007-OA4	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No
BUZ	ZUNI 2006-OA1 (Countrywide #1)	Securitization	NLL	NLL	NLL	NLL	Yes	Yes	Yes	Yes	No	No

Schedule 2

Designated Servicing Agreements that may be subserviced by subservicers on behalf of

Nationstar in accordance with clause (ix) of the definition of “Facility Eligible Receivable”

Schedule 2-1

Investor Code	Deals Subserviced by SPS
BBB	ACE 2006-CW1
BBF	ARMT 2006-1
BDI	BALTA 2006-7
BMN	BALTA 2006-7
BWF	HASC 2006-HE2
BO7	MARM 2007-2
BO3	MARM 2007-3
BOJ	MLMI 2004-HE2
BOP	MLMI 2005-AR1
BOQ	MLMI 2005-FM1
BOR	MLMI 2005-HE1
BOS	MLMI 2005-HE2
BOT	MLMI 2005-HE3
BQ4	MLMI 2005-WMC1
BQO	MLMI 2006-AHL1
BQP	MLMI 2006-AR1
BWG	MLMI 2006-FM1
BQR	MLMI 2006-HE1
BQS	MLMI 2006-HE2
BQU	MLMI 2006-HE3
BQV	MLMI 2006-HE4
BR2	MLMI 2006-HE6
BR3	MLMI 2006-MLN1
BR4	MLMI 2006-RM1
BR5	MLMI 2006-RM2
BR8	MLMI 2006-SD1
BRA	MLMI 2006-WMC1
BRB	MLMI 2006-WMC2
BRC	MLMI 2007-HE1
BRD	MLMI 2007-HE2
BRE	MLMI 2007-HE3
BRF	MLMI 2007-MLN1
BZX	SASC 2006-BC2
BZY	SASC 2006-BC3
BTP	SURF 2005-AB1
BTQ	SURF 2005-AB2
BTR	SURF 2005-AB3
BTS	SURF 2005-BC2
BTT	SURF 2005-BC3
BTU	SURF 2005-BC4
BTV	SURF 2006-AB1
BTW	SURF 2006-AB2
BTX	SURF 2006-AB3
BTY	SURF 2006-BC1
BTZ	SURF 2006-BC2
BU3	SURF 2006-BC3

BU4	SURF 2006-BC4
BU5	SURF 2006-BC5
BU6	SURF 2007-AB1
BU8	SURF 2007-BC2

Schedule 3

Designated Servicing Agreements under which the Servicer (or servicers) is required to consent to or initiate termination

Schedule 3-1

Investor ID	Deal Name/Whole Loan Pool Name	OTP does not include P&I Advances and Servicing Advances	OTP does not include P&I Advances	OTP does not include Servicing Advances	OTP does not include DSFs
CA3	BAFC 2005-G	X			X
BW9	CWL 2006-S8	X			X
BW7	CWL 2006-S9	X			X
BWQ	CWL 2007-S3	X			X
CEJ	DELHE 2000-3	X			X
CCQ	DELHE 2000-4	X			X
CGQ	DLJMA 1994-3	X			X
FFJ	FHAMS 2004-AA1	X			X
FFM	FHAMS 2004-AA2 (Pool I)	X			X
FIV	FHAMS 2004-AA2 (Pool II)	X			X
FFS	FHAMS 2004-AA4	X			X
FFV	FHAMS 2004-AA5 (Pool I)	X			X
FIX	FHAMS 2004-AA5 (Pool II)	X			X
FFY	FHAMS 2004-AA6	X			X
FF1	FHAMS 2004-AA7 (Pool I)	X			X
FIZ	FHAMS 2004-AA7 (Pool II)	X			X
FFR	FHAMS 2004-FA1 (Pool I)	X			X
FI8	FHAMS 2004-FA1 (Pool II)	X			X
FPJ	FHAMS 2004-FA1 (Pool III)	X			X
FFX	FHAMS 2004-FA2 (Pool I)	X			X
FI9	FHAMS 2004-FA2 (Pool II)	X			X
FPL	FHAMS 2004-FA2 (Pool III)	X			X
FF3	FHAMS 2005-AA1 (Pool I)	X			X
FJI	FHAMS 2005-AA1 (Pool II)	X			X
FGX	FHAMS 2005-AA10 (Pool I)	X			X
FJJ	FHAMS 2005-AA10 (Pool II)	X			X
FGZ	FHAMS 2005-AA11 (Pool I)	X			X
FJK	FHAMS 2005-AA11 (Pool II)	X			X
FG4	FHAMS 2005-AA12 (Pool I)	X			X
FJL	FHAMS 2005-AA12 (Pool II)	X			X
FPQ	FHAMS 2005-AA12 (Pool III)	X			X
FF7	FHAMS 2005-AA2 (Pool I)	X			X
FJM	FHAMS 2005-AA2 (Pool II)	X			X
FB5	FHAMS 2005-AA3 (Pool I)	X			X
FJN	FHAMS 2005-AA3 (Pool II)	X			X
FLK	FHAMS 2005-AA3 (Pool III)	X			X
FGE	FHAMS 2005-AA4 (Pool I)	X			X
FJP	FHAMS 2005-AA4 (Pool II)	X			X
FGF	FHAMS 2005-AA5 (Pool I)	X			X
FJQ	FHAMS 2005-AA5 (Pool II)	X			X
FGJ	FHAMS 2005-AA6 (Pool I)	X			X
FJR	FHAMS 2005-AA6 (Pool II)	X			X
FPY	FHAMS 2005-AA6 (Pool III)	X			X
FGL	FHAMS 2005-AA7 (Pool I)	X			X
FJS	FHAMS 2005-AA7 (Pool II)	X			X
FGP	FHAMS 2005-AA8 (Pool I)	X			X
FJT	FHAMS 2005-AA8 (Pool II)	X			X
FPZ	FHAMS 2005-AA8 (Pool III)	X			X
FGU	FHAMS 2005-AA9 (Pool I)	X			X
FJU	FHAMS 2005-AA9 (Pool II)	X			X
FP5	FHAMS 2005-AA9 (Pool III)	X			X
FF4	FHAMS 2005-FA1 (Pool I)	X			X
FJ2	FHAMS 2005-FA1 (Pool II)	X			X
FGY	FHAMS 2005-FA10 (Pool I)	X			X
FJ3	FHAMS 2005-FA10 (Pool II)	X			X
FG3	FHAMS 2005-FA11 (Pool I)	X			X
FJ4	FHAMS 2005-FA11 (Pool II)	X			X
FF8	FHAMS 2005-FA2 (Pool I)	X			X
FJ5	FHAMS 2005-FA2 (Pool II)	X			X
FGA	FHAMS 2005-FA3 (Pool I)	X			X
FJ6	FHAMS 2005-FA3 (Pool II)	X			X
FGC	FHAMS 2005-FA4 (Pool I)	X			X
FJ7	FHAMS 2005-FA4 (Pool II)	X			X
FGI	FHAMS 2005-FA5 (Pool I)	X			X
FJ8	FHAMS 2005-FA5 (Pool II)	X			X
FPX	FHAMS 2005-FA5 (Pool III)	X			X
FGK	FHAMS 2005-FA6	X			X

FGN	FHAMS 2005-FA7 (Pool I)	X	X
FKA	FHAMS 2005-FA7 (Pool II)	X	X
FGS	FHAMS 2005-FA8 (Pool I)	X	X
FKB	FHAMS 2005-FA8 (Pool II)	X	X
FGW	FHAMS 2005-FA9	X	X
FG6	FHAMS 2006-AA1 (Pool I)	X	X
FKH	FHAMS 2006-AA1 (Pool II)	X	X
FG7	FHAMS 2006-AA2 (Pool I)	X	X
FKI	FHAMS 2006-AA2 (Pool II)	X	X
FHE	FHAMS 2006-AA4 (Pool I)	X	X
FKK	FHAMS 2006-AA4 (Pool II)	X	X
FQF	FHAMS 2006-AA4 (Pool III)	X	X
FP7	FHAMS 2006-AA4 (Pool IV)	X	X
FHI	FHAMS 2006-AA5	X	X
FHL	FHAMS 2006-AA6 (Pool I)	X	X
FKM	FHAMS 2006-AA6 (Pool II)	X	X
FQG	FHAMS 2006-AA6 (Pool III)	X	X
FHY	FHAMS 2006-AA7	X	X
FHQ	FHAMS 2006-AA8 (Pool I)	X	X
FKO	FHAMS 2006-AA8 (Pool II)	X	X
FG5	FHAMS 2006-FA1 (Pool I)	X	X
FKT	FHAMS 2006-FA1 (Pool II)	X	X
FG8	FHAMS 2006-FA2 (Pool I)	X	X
FKU	FHAMS 2006-FA2 (Pool II)	X	X
FHC	FHAMS 2006-FA3	X	X
FHF	FHAMS 2006-FA4 (Pool I)	X	X
FKW	FHAMS 2006-FA4 (Pool II)	X	X
FHJ	FHAMS 2006-FA5	X	X
FHN	FHAMS 2006-FA6 (Pool I)	X	X
FKY	FHAMS 2006-FA6 (Pool II)	X	X
FQC	FHAMS 2006-FA6 (Group III)	X	X
FHP	FHAMS 2006-FA7	X	X
FCA	FHAMS 2006-FA8 (Pool I)	X	X
FK1	FHAMS 2006-FA8 (Pool II)	X	X
FHT	FHAMS 2007-AA1 (Pool I)	X	X
FK8	FHAMS 2007-AA1 (Pool II)	X	X
FE1	FHAMS 2007-AA2 (Pool I)	X	X
FK9	FHAMS 2007-AA2 (Pool II)	X	X
FE3	FHAMS 2007-AA3	X	X
FB8	FHAMS 2007-FA1	X	X
FHS	FHAMS 2007-FA2 (Pool I)	X	X
FLF	FHAMS 2007-FA2 (Pool II)	X	X
FHW	FHAMS 2007-FA3	X	X
FE2	FHAMS 2007-FA4 (Pool I)	X	X
FLH	FHAMS 2007-FA4 (Pool II)	X	X
FE4	FHAMS 2007-FA5	X	X
FE9	FHASI 2003-7 (Pool I)	X	X
FIL	FHASI 2003-7 (Pool II)	X	X
FFB	FHASI 2003-8 (Pool I)	X	X
FIM	FHASI 2003-8 (Pool II)	X	X
FFC	FHASI 2003-9 (Pool I)	X	X
FIN	FHASI 2003-9 (Pool II)	X	X
FIO	FHASI 2003-AR3 (Pool II)	X	X
FPA	FHASI 2003-AR3 (Pool III)	X	X
FFF	FHASI 2004-2 (Pool I)	X	X
FIP	FHASI 2004-2 (Pool II)	X	X
FPC	FHASI 2004-2 (Pool III)	X	X
FFG	FHASI 2004-3 (Pool I)	X	X
FIQ	FHASI 2004-3 (Pool II)	X	X
FFI	FHASI 2004-4 (Pool I)	X	X
FIR	FHASI 2004-4 (Pool II)	X	X
FFN	FHASI 2004-5 (Pool I)	X	X
FIS	FHASI 2004-5 (Pool II)	X	X
FFW	FHASI 2004-7 (Pool I)	X	X
FIT	FHASI 2004-7 (Pool II)	X	X
FFE	FHASI 2004-AR1 (Pool I)	X	X
FI1	FHASI 2004-AR1 (Pool II)	X	X
FPB	FHASI 2004-AR1 (Pool III)	X	X
FI2	FHASI 2004-AR2 (Pool II)	X	X
FPD	FHASI 2004-AR2 (Pool IV)	X	X
FFK	FHASI 2004-AR3 (Pool I)	X	X
FI3	FHASI 2004-AR3 (Pool II)	X	X

FPE	FHASI 2004-AR3 (Pool III)	X	X
FPF	FHASI 2004-AR3 (Pool IV)	X	X
FFL	FHASI 2004-AR4 (Pool I)	X	X
FI4	FHASI 2004-AR4 (Pool II)	X	X
FPG	FHASI 2004-AR4 (Pool III)	X	X
FPH	FHASI 2004-AR4 (Pool IV)	X	X
FFQ	FHASI 2004-AR5 (Pool I)	X	X
FI5	FHASI 2004-AR5 (Pool II)	X	X
FPI	FHASI 2004-AR5 (Pool IV)	X	X
FFU	FHASI 2004-AR6 (Pool I)	X	X
FI6	FHASI 2004-AR6 (Pool II)	X	X
FPK	FHASI 2004-AR6 (Pool III)	X	X
FFZ	FHASI 2004-AR7 (Pool I)	X	X
FI7	FHASI 2004-AR7 (Pool II)	X	X
FPM	FHASI 2004-AR7 (Pool III)	X	X
FPN	FHASI 2004-AR7 (Pool IV)	X	X
FF2	FHASI 2004-FL1 (Pool I)	X	X
FJA	FHASI 2004-FL1 (Pool II)	X	X
FF5	FHASI 2005-1 (Pool I)	X	X
FJB	FHASI 2005-1 (Pool II)	X	X
FF9	FHASI 2005-2 (Pool I)	X	X
FJC	FHASI 2005-2 (Pool II)	X	X
FN9	FHASI 2005-2 (Pool III)	X	X
FGB	FHASI 2005-3	X	X
FGM	FHASI 2005-5 (Pool I)	X	X
FJE	FHASI 2005-5 (Pool II)	X	X
FGR	FHASI 2005-6 (Pool I)	X	X
FJF	FHASI 2005-6 (Pool II)	X	X
FGV	FHASI 2005-7	X	X
FG1	FHASI 2005-8 (Pool I)	X	X
FF6	FHASI 2005-AR1 (Pool I)	X	X
FJV	FHASI 2005-AR1 (Pool II)	X	X
FN7	FHASI 2005-AR1 (Pool III)	X	X
FN8	FHASI 2005-AR1 (Pool IV)	X	X
FGD	FHASI 2005-AR2 (Pool I)	X	X
FJW	FHASI 2005-AR2 (Pool II)	X	X
FPT	FHASI 2005-AR2 (Pool III)	X	X
FPU	FHASI 2005-AR2 (Pool IV)	X	X
FGH	FHASI 2005-AR3 (Pool I)	X	X
FJX	FHASI 2005-AR3 (Pool II)	X	X
FPV	FHASI 2005-AR3 (Pool III)	X	X
FPW	FHASI 2005-AR3 (Pool IV)	X	X
FGQ	FHASI 2005-AR4 (Pool I)	X	X
FJY	FHASI 2005-AR4 (Pool II)	X	X
FP1	FHASI 2005-AR4 (Pool III)	X	X
FP2	FHASI 2005-AR4 (Pool IV)	X	X
FGT	FHASI 2005-AR5 (Pool I)	X	X
FJZ	FHASI 2005-AR5 (Pool II)	X	X
FP3	FHASI 2005-AR5 (Pool III)	X	X
FP4	FHASI 2005-AR5 (Pool IV)	X	X
FG2	FHASI 2005-AR6 (Pool I)	X	X
FJ1	FHASI 2005-AR6 (Pool II)	X	X
FPO	FHASI 2005-AR6 (Pool III)	X	X
FPP	FHASI 2005-AR6 (Pool IV)	X	X
FHB	FHASI 2006-1 (Pool I)	X	X
FKD	FHASI 2006-1 (Pool II)	X	X
FHH	FHASI 2006-2 (Pool I)	X	X
FHM	FHASI 2006-3 (Pool I)	X	X
FB9	FHASI 2006-4 (Pool I)	X	X
FKG	FHASI 2006-4 (Pool II)	X	X
FG9	FHASI 2006-AR1 (Pool I)	X	X
FPR	FHASI 2006-AR1 (Pool III)	X	X
FPS	FHASI 2006-AR1 (Pool IV)	X	X
FHG	FHASI 2006-AR2 (Pool I)	X	X
FKQ	FHASI 2006-AR2 (Pool II)	X	X
FP8	FHASI 2006-AR2 (Pool III)	X	X
FP9	FHASI 2006-AR2 (Pool IV)	X	X
FHK	FHASI 2006-AR3 (Pool I)	X	X
FKR	FHASI 2006-AR3 (Pool II)	X	X
FQA	FHASI 2006-AR3 (Pool III)	X	X
FHR	FHASI 2006-AR4 (Pool I)	X	X
FKS	FHASI 2006-AR4 (Pool II)	X	X

FQD	FHASI 2006-AR4 (Pool III)	X			X
FCB	FHASI 2007-1	X			X
FHV	FHASI 2007-2 (Pool I)	X			X
FK3	FHASI 2007-2 (Pool II)	X			X
FHX	FHASI 2007-3	X			X
FEY	FHASI 2007-4 (Pool I)	X			X
FK5	FHASI 2007-4 (Pool II)	X			X
FE6	FHASI 2007-5	X			X
FE7	FHASI 2007-6	X			X
FHU	FHASI 2007-AR1 (Pool I)	X			X
FLB	FHASI 2007-AR1 (Pool II)	X			X
FQE	FHASI 2007-AR1 (Pool III)	X			X
FEZ	FHASI 2007-AR2 (Pool I)	X			X
FLC	FHASI 2007-AR2 (Pool II)	X			X
FN6	FHASI 2007-AR2 (Pool III)	X			X
FE5	FHASI 2007-AR3 (Pool I)	X			X
FLD	FHASI 2007-AR3 (Pool II)	X			X
FN5	FHASI 2007-AR3 (Pool III)	X			X
BXH	GSR 2004-4 (BofA)		X		X
BFA	LXS 2005-2 (BofA)				X
BFT	LXS 2005-2 (Countrywide)				X
BMQ	LXS 2005-9N				X
BFE	LXS 2006-14N				X
BFP	LXS 2007-2N			X	X
BFQ	LXS 2007-6			X
BLA	SARM 2004-1				X
BLB	SARM 2004-11				X
BLC	SARM 2004-12				X
BLD	SARM 2004-13				X
BLE	SARM 2004-14 (BofA)				X
BBG	SARM 2004-14 (Countrywide)				X
BLF	SARM 2004-16				X
BLG	SARM 2004-18 (BofA)				X
BLH	SARM 2004-19 (Countrywide)				X
BLN	SARM 2004-20				X
BLI	SARM 2004-8				X
BLN	SARM 2005-20				X
BLP	SARM 2005-22				X
BLR	SARM 2005-5 (Countrywide)				X
BLS	SARM 2005-7				X
BLU	SARM 2006-10				X
BLV	SARM 2006-11				X
BLW	SARM 2006-12				X
BSU	SARM 2006-3				X
BLY	SARM 2006-4				X
BLZ	SARM 2006-5				X
BL1	SARM 2006-7				X
BL4	SARM 2007-1				X
BB4	SARM 2007-2				X
BB6	SARM 2007-4				X
BB8	SARM 2007-7			X	X
BEN	SARM 2007-9				X
BYU	SASC 2001-16H (BofA)			X	X
BZ5	SASC 2001-16H (Countrywide)			X	X
BYW	SASC 2001-8A (BofA)			X	X
BYW	SASC 2001-8A (Countrywide)			X	X
BYX	SASC 2001-9			X	X
BYZ	SASC 2002-10H (BofAa)			X	X
BYZ	SASC 2002-10H (Countrywide)			X	X
BSV	SASC 2002-11A			X	X
BSZ	SASC 2002-21A				X
BZA	SASC 2002-22H (BofA)				X
BZA	SASC 2002-22H (Countrywide)				X
BZC	SASC 2002-4H (Countrywide)				X
BZD	SASC 2002-5A				X
BXX	SASC 2003-14				X
BZE	SASC 2003-23H			X	X
CL9	SASC 2003-4		X		X
BZF	SASC 2003-7H			X	X
BY2	SASC 2003-8			X	X
BT4	SASC 2003-S1		X
BT5	SASC 2004-12H (Countrywide)				X

BZM	SASC 2005-10			X
BT6	SASC 2005-11H		X	X
BZN	SASC 2005-14			X
BZO	SASC 2005-15		X	X
BZP	SASC 2005-16			X
BZS	SASC 2005-6			X
CMF	SASC 2005-RF5	X		X
BZW	SASC 2006-3H			X

Schedule 4

Designated Servicing Agreements under which (i) certain Receivables are not required to be reimbursed or paid upon the exercise of any termination and (ii) the consent of the Servicer or servicers is not required to consent to or initiate termination

Schedule 4-1

Investor ID	Deal Name/Whole Loan Pool Name	OTP does not include P&I Advances and Servicing Advances	OTP does not include P&I Advances	OTP does not include Servicing Advances	OTP does not include DSFs	Optional Termination %
CMJ	BAFC 2004-2	X			X	1%
CHA	BAFC 2004-4	X			X	1% for WF Group 1 Call Right Mortgage Loans, 1% for the WF Group 3 Call Right Mortgage Loans, 1% for WMMSC Group 1 Call Right Mortgage Loans Mortgage Loans, 1% for the WMMSC Group 3 Call Right Mortgage Loans, 1% for BANA Call Right Mortgage Loans
CHJ	BAFC 2004-5	X			X	1%
CHI	BAFC 2004-D	X			X	1% for each of: WF Group 4 Call Right Mortgage Loans, Group 3 Mortgage Loans, Group 5 Mortgage Loans, WMMSC Group 4 Call Right Mortgage Loans and Group 1 Mortgage Loans
CHN	BAFC 2005-1 (BofA)	X			X	Group 1: 1%
BBP	BAFC 2005-1 (Countrywide)	X			X	Group 1: 1%
CHW	BAFC 2005-2	X			X	1%
CH6	BAFC 2005-3			X	X	10%
CIB	BAFC 2005-4	X			X	1%
CHP	BAFC 2005-A (BofA)			X	X	10% for each of Group 1, Group 2, Group 3, Group 4, Group 5
BBQ	BAFC 2005-A (Countrywide)			X	X	10% for each of Group 1, Group 2, Group 3, Group 4, Group 5
CIC	BAFC 2005-F (BofA)	X			X	Shifting Interest Loan Groups: 10%; Loan Group 3: 10%
CIF	BAFC 2005-H (BofA)	X			X	Shifting Interest Loan Groups: 10%; Loan Group 3: 10%
CIG	BAFC 2006-1	X			X	1%
CII	BAFC 2006-2 (BofA)	X			X	1%
CN5	BAFC 2006-3	X			X	1%
CIH	BAFC 2006-A (BofA)	X			X	Group 1 Mortgage Loans: 10%; Aggregate Loan Group 2 Mortgage Loans: 10%; and Aggregate Loan Group 3: 12%
CNA	BAFC 2006-D (BofA)	X			X	Group 1 Mortgage Loans: 10%; Aggregate Group X: 10% and all REO Property: 10%; Group 5 Mortgage Loans: 1% and all REO Property; Group 6-A Mortgage Loans: 10%
CNC	BAFC 2006-E	X			X	10%
CNH	BAFC 2006-I	X			X	Pool S: 1%; Pool N: 10%; and Group 6 Mortgage Loans 10%
CNI	BAFC 2007-1 (BofA)	X			X	Group 1 Mortgage Loans: 1%; Group T2 Mortgage Loans: 10%
CNJ	BAFC 2007-2	X			X	Shifting Interest Mortgage Loans: 10%; Group T2 Mortgage Loans: 10%
CBL	BAFC 2007-3 (Countrywide)	X			X	1% - Shifting Interest Mortgage Loans; 10% - Group T2 Mortgage Loans
CBM	BAFC 2007-4 (BofA)	X			X	Shifting Interest Mortgage Loans - 1%: Group T2 Mortgage Loans - 10%

BC6	BAFC 2007-4 (Countrywide)	X			X	Group 1: 1%; Group 2: 10%
CBO	BAFC 2007-6	X			X	10%
CNL	BAFC 2007-D (BofA)	X			X	Shifting Interest Mortgage Loans: 10%; OC Mortgage Loans: 10%
CBW	BAFC 2008-1 (BofA)	X			X	10%
BCI	BAFC 2008-1 (Countrywide)	X			X	10%
BCN	BALTA 2004-10			X	X	20%
BYJ	BALTA 2004-11 (BofA)			X	X	Group 1: 20%; Group 2: 10%
BYJ-IR	BALTA 2004-11 (Countrywide)			X	X	Group 1: 20%; Group 2: 10%
BWN	BALTA 2004-12				X	Group 1: 20%; Group 2: 10%
BCY	BALTA 2004-4 (BofA)				X	20%
BD2	BALTA 2004-5	X			X	10%
BD4	BALTA 2004-7 (Countrywide)			X	X	10%
BD8	BALTA 2004-8			X	X	20%
BD9	BALTA 2004-9	X			X	10%
BDA	BALTA 2005-7			X	X	Group 1: 20%; Group 2: 10%
BDB	BALTA 2005-9	X			X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BDC	BALTA 2006-1 (Countrywide)			X	X	Group 1: 20%; Group 2: 10%
BDE	BALTA 2006-2			X	X	Group 1: 20%; Group 2: 10%
BDF	BALTA 2006-3 (Countrywide)			X	X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BX8	BALTA 2006-4 (BofA)	X			X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BX2	BALTA 2006-4 (Countrywide)	X			X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BDG	BALTA 2006-5			X	X	Group 1: 20%; Group 2: 10%
BDI	BALTA 2006-7			X	X	Group 1: 20%; Group 2: 10%
BX9	BALTA 2006-8 (BofA)			X	X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BX3	BALTA 2006-8 (Countrywide)				X	Group 1: 20%; Group 2: 10%; Group 3: 10%
BDJ	BALTA 2007-3		X			20%
BY9	BAYV 2005-D			X	X	10%
BEJ	BAYV 2007-B			X	X	10%
BDK	BCAP2006-AA1				X	10%
BDL	BCAP2006-AA2				X	10%
CIS	BOAA 2003-1	X			X	10%
CLD	BOAA 2003-10	X			X	10%
CIZ	BOAA 2003-3	X			X	10%
CKJ	BOAMS 2002-K	X			X	10%
CLGCLJ	BOAMS 2003-10 (Pool 1)	X			X	10%
CLGCLJ	BOAMS 2003-10 (Pool 2)	X			X	10%
CLGCLJ	BOAMS 2003-10 (Pool 4)	X			X	10%

CLGCLJ	BOAMS 2003-10 (Pool 5)	X	X	10%
CJG	BOAMS 2003-7	X	X	10%
CKF	BOAMS 2003-8	X	X	10%
CLS	BOAMS 2004-2 (Pool 1)	X	X	10%
CLS	BOAMS 2004-2 (Pool 2)	X	X	10%
CLS	BOAMS 2004-2 (Pool 4)	X	X	10%
CLS	BOAMS 2004-2 (Pool 5)	X	X	10%
CLS	BOAMS 2004-2 (Pool 6)	X	X	10%
CLR	BOAMS 2004-3 (Pool 1)	X	X	10%
CLR	BOAMS 2004-3 (Pool 2)	X	X	10%
CLR	BOAMS 2004-3 (Pool 4)	X	X	10%
CLR	BOAMS 2004-3 (Pool 5)	X	X	10%
CL2	BOAMS 2004-4 (Pool 1)	X	X	10%
CL2	BOAMS 2004-4 (Pool 2)	X	X	10%
CL2	BOAMS 2004-4 (Pool 4)	X	X	10%
CL2	BOAMS 2004-4 (Pool 5)	X	X	10%
CL2	BOAMS 2004-4 (Pool 6)	X	X	10%
CL5	BOAMS 2004-5 (Pool 1)	X	X	10%
CL5	BOAMS 2004-5 (Pool 2)	X	X	10%
CL5	BOAMS 2004-5 (Pool 4)	X	X	10%
CL5	BOAMS 2004-5 (Pool 5)	X	X	10%
CM2	BOAMS 2004-6 (Pool 1)	X	X	10%
CM2	BOAMS 2004-6 (Pool 2)	X	X	10%
CMH	BOAMS 2004-8 (Pool 1)	X	X	10%
CMH	BOAMS 2004-8 (Pool 2)	X	X	10%
CMH	BOAMS 2004-8 (Pool 4)	X	X	10%
CMH	BOAMS 2004-8 (Pool 5)	X	X	10%
CMH	BOAMS 2004-8 (Pool 6)	X	X	10%
CMN	BOAMS 2004-9 (Pool 1)	X	X	10%
CMN	BOAMS 2004-9 (Pool 2)	X	X	10%
CMN	BOAMS 2004-9 (Pool 4)	X	X	10%
CLK	BOAMS 2004-A (Pool 1)	X	X	10%
CLK	BOAMS 2004-A (Pool 2)	X	X	10%
CLK	BOAMS 2004-A (Pool 4)	X	X	10%

CLN	BOAMS 2004-B (Pool 1)	X	X	10%
CLN	BOAMS 2004-B (Pool 2)	X	X	10%
CLX	BOAMS 2004-C (Pool 1)	X	X	10%
CLX	BOAMS 2004-C (Pool 2)	X	X	10%
CLX	BOAMS 2004-C (Pool 4)	X	X	10%
CL3	BOAMS 2004-D (Pool 1)	X	X	10%
CL3	BOAMS 2004-D (Pool 2)	X	X	10%
CL3	BOAMS 2004-D (Pool 4)	X	X	10%
CMA	BOAMS 2004-E (Pool 1)	X	X	10%
CMA	BOAMS 2004-E (Pool 2)	X	X	10%
CMA	BOAMS 2004-E (Pool 4)	X	X	10%
CMA	BOAMS 2004-E (Pool 5)	X	X	10%
CM3	BOAMS 2004-F (Pool 1)	X	X	10%
CM3	BOAMS 2004-F (Pool 2)	X	X	10%
CM3	BOAMS 2004-F (Pool 4)	X	X	10%
CM3	BOAMS 2004-F (Pool 5)	X	X	10%
CM7	BOAMS 2004-G (Pool 1)	X	X	10%
CM7	BOAMS 2004-G (Pool 2)	X	X	10%
CM7	BOAMS 2004-G (Pool 4)	X	X	10%
CM7	BOAMS 2004-G (Pool 5)	X	X	10%
CM9	BOAMS 2004-H (Pool 1)	X	X	10%
CM9	BOAMS 2004-H (Pool 2)	X	X	10%
CML	BOAMS 2004-I (Pool 1)	X	X	10%
CML	BOAMS 2004-I (Pool 2)	X	X	10%
CML	BOAMS 2004-I (Pool 4)	X	X	10%
CMP	BOAMS 2004-J (Pool 1)	X	X	10%
CMP	BOAMS 2004-J (Pool 2)	X	X	10%
CMP	BOAMS 2004-J (Pool 4)	X	X	10%
CMP	BOAMS 2004-J (Pool 5)	X	X	10%
CMX	BOAMS 2004-K (Pool 1)	X	X	10%
CMX	BOAMS 2004-K (Pool 2)	X	X	10%
CMX	BOAMS 2004-K (Pool 4)	X	X	10%
CMX	BOAMS 2004-K (Pool 5)	X	X	10%
CHE	BOAMS 2004-L (Pool 1)	X	X	10%

CHE	BOAMS 2004-L (Pool 2)	X		X	10%
CHE	BOAMS 2004-L (Pool 4)	X		X	10%
CHE	BOAMS 2004-L (Pool 5)	X		X	10%
CHK	BOAMS 2005-1 (Pool 1)	X		X	10%
CHK	BOAMS 2005-1 (Pool 2)	X		X	10%
CIE	BOAMS 2005-10 (Pool 1)	X		X	10%
CIE	BOAMS 2005-10 (Pool 2)	X		X	10%
CEZ	BOAMS 2005-11	X		X	10%
CH1CHT	BOAMS 2005-3 (Pool 1)	X		X	10%
CH1CHT	BOAMS 2005-3 (Pool 2)	X		X	10%
CH3	BOAMS 2005-4 (Pool 1)	X		X	10%
CH3	BOAMS 2005-4 (Pool 2)	X		X	10%
CE3	BOAMS 2005-6	X		X	10%
CE5	BOAMS 2005-8	X		X	10%
CID	BOAMS 2005-9 (Pool 1)	X		X	10%
CID	BOAMS 2005-9 (Pool 2)	X		X	10%
CID	BOAMS 2005-9 (Pool 4)	X		X	10%
CID	BOAMS 2005-9 (Pool 5)	X		X	10%
CHL	BOAMS 2005-A	X		X	10%
CHS	BOAMS 2005-B (Pool 1)	X		X	10%
CHS	BOAMS 2005-B (Pool 2)	X		X	10%
CHU	BOAMS 2005-C (Pool 1)	X		X	10%
CHU	BOAMS 2005-C (Pool 2)	X		X	10%
CHU	BOAMS 2005-C (Pool 4)	X		X	10%
CHU	BOAMS 2005-C (Pool 5)	X		X	10%
CH4	BOAMS 2005-D (Pool 1)	X		X	10%
CH4	BOAMS 2005-D (Pool 2)	X		X	10%
CH4	BOAMS 2005-D (Pool 4)	X		X	10%
CFH	BOAMS 2005-K	X		X	10%
CFI	BOAMS 2005-L	X		X	10%
CFJ	BOAMS 2006-1	X		X	10%
CFK	BOAMS 2006-2	X		X	10%
CFL	BOAMS 2006-3	X		X	10%
CFM	BOAMS 2006-A	X		X	10%
CFR	BOAMS 2007-4	X		X	10%
CFT	BSABS 2003-SD2		X	X	10%
CFU	BSABS 2003-SD3		X	X	10%
CFV	BSABS 2004-AC2		X	X	10%
BDV	BSABS 2004-AC6	X		X	20%
BDW	BSABS 2004-SD1	X		X	10%

BXA	BSABS 2004-SD2			X	X	10%
BYB	BSABS 2005-SD3			X	X	Group 1: 10%; Group 2: 20%
CFW	BSABS 2006-SD1		X		X	10%
CF4	BSABS 2007-SD3 (BofA)		X		X	10%
BWZ	BVMBS 2004-1	X			X	Group 1: 10%; Group 2: 10%
BDZ	BVMBS 2005-1	X			X	10%
BVU	BVMBS 2005-2			X	X	10%
CF9	CMLTI 2004-HYB1	X			X	10%
BED	CMLTI 2004-HYB2	X			X	10%
BEE	CMLTI 2004-HYB3	X			X	10%
BEF	CMLTI 2004-HYB4	X			X	10%
BIH	CMLTI 2007-AMC2		X		X	10%
CGB	CMLTI 2006-HE3			X	X	10%
BIY	CWL 2006-S1	X			X	10%
CEM	DELHE 2000-2	X			X	10%
BJH	GSAA 2004-7			X	X	10%
BJI	GSAA 2004-8			X	X	10%
BJK	GSAA 2004-CW1			X	X	10%
BJL	GSAA 2005-11 (Countrywide 1)	X			X	10%
BJM	GSAA 2005-14 (Countrywide 1)	X			X	10%
BJV	GSAA 2005-6 (Countrywide 1)			X	X	10%
BJV	GSAA 2005-6 (Countrywide 2)			X	X	10%
BJY	GSAA 2005-9 (Countrywide 1)			X	X	10%
BJY	GSAA 2005-9 (Countrywide 2)			X	X	10%
BKB	GSAA 2006-17	X			X	10%
BKC	GSAA 2006-19	X			X	10%
BKD	GSAA 2006-20	X			X	10%
BKK	GSAA 2007-1			X	X	10%
BKL	GSAA 2007-3	X			X	10%
BKM	GSAA 2007-5			X		10%
BKS	GSAA 2007-6			X		10%
BXE	GSAMP 2003-SEA2			X		10%
BKT	GSAMP 2005-S1	X			X	10%
BKU	GSR 2003-3F			X	X	10%
BKV	GSR 2003-4F (BofA )			X		1%
BXF	GSR 2003-7F	X			X	1%
BKW	GSR 2003-9	X			X	10%
BWD	GSR 2004-11 (Countrywide)		X		X	10%
BKY	GSR 2004-12		X		X	10%
BWS	GSR 2004-14		X		X	10%
CAN	GSR 2004-15F (BofA)		X		X	1%
BXG	GSR 2004-15F (Countrywide)		X		X	1%
BKZ	GSR 2004-2F		X		X	1%
BL2	GSR 2004-3F		X		X	1%
BBJ	GSR 2004-4 (Countrywide)		X		X	5%
BL3	GSR 2004-5		X		X	10%
CX7	GSR 2004-6F		X		X	1%
BL4	GSR 2004-7		X		X	10%
BL5	GSR 2004-8F		X		X	1%

BL6	GSR 2004-9 (Countrywide)		X		10%
BL7	GSR 2005-1F (Countrywide)		X	X	1%
BL9	GSR 2005-3F		X	X	1%
BM2	GSR 2005-4F		X	X	1%
BM3	GSR 2005-5F		X	X	1%
BM4	GSR 2005-6F (Countrywide)		X	X	1%
BBK	GSR 2005-8F (BofA 1)		X	X	1%
BXI	GSR 2005-8F (Countrywide)		X	X	1%
BM6	GSR 2005-AR1		X	X	10%
BXJ	GSR 2005-AR2		X	X	Hybrid Loan Group: 10%; Seasoned Loan Group 2: 1%
BM7	GSR 2005-AR3 (Countrywide)		X	X	10%
BWT	GSR 2005-AR4		X	X	10%
BXL	GSR 2005-AR7 (BofA)		X	X	10%
BYE	GSR 2006-10F (BofA)		X	X	1%
CJA	GSR 2006-2F (Countrywide)		X	X	1%
BMC	GSR 2006-4F (Countrywide)		X	X	1%
BMD	GSR 2006-5F (Countrywide)		X	X	1%
BME	GSR 2006-6F		X	X	1%
BXM	GSR 2006-8F		X	X	1%
BXN	GSR 2006-9F (BofA)		X	X	1%
BWE	GSR 2006-AR1		X	X	10%
BMG	GSR 2006-AR2		X	X	Group 1: 10%; Groups 2, 3, 4, 5, in aggregate: 10%
BMI	GSR 2007-4F		X	X	1%
BMJ	GSR 2007-5F		X	X	1%
BMK	GSR 2007-AR1		X	X	10%
BMN	HASC 2006-HE1			X	10%
BEL	LUM 2005-1	X		X	10%
BMU	MALT 2002-3		X	X	10%
CKO	MALT 2003-2	X		X	5%
BMV	MALT 2003-7 (Countrywide)		X	X	5%
BYF	MALT 2003-8 (BofA)		X	X	5%
BZ6	MALT 2003-8 (Countrywide)		X	X	5%
CAE	MALT 2003-9 (Countrywide)	X		X	5%
BMW	MALT 2004-1		X	X	5%
BMX	MALT 2004-10		X	X	5%
BMY	MALT 2004-12		X	X	5%
BMZ	MALT 2004-13		X	X	5%
BN2	MALT 2004-2		X	X	5%
BN3	MALT 2004-3		X	X	5%
BX4	MALT 2004-4 (Countrywide)		X	X	5%
BN4	MALT 2004-6		X	X	5%
BN5	MALT 2004-7		X	X	5%
BN6	MALT 2004-9		X	X	10%
BN8	MALT 2005-1		X	X	5%
BN9	MALT 2005-2		X	X	5%

BNI	MALT 2005-5			X	X	5%
BNJ	MALT 2005-6			X	X	10%
BNK	MALT 2007-1 (Countrywide)			X	X	10%
BNN	MARM 2003-1			X	X	Group 4: 10%; Non-Group 4: 5%
BNO	MARM 2003-3			X	X	5%
BNR	MARM 2004-10			X	X	5%
BNS	MARM 2004-2			X	X	5%
BNT	MARM 2004-7			X	X	5%
BNW	MARM 2004-9			X	X	5%
BNY	MARM 2005-6			X	X	1%
BNZ	MARM 2005-7			X	X	1%
BO1	MARM 2005-8			X	X	10%
BO6	MARM 2006-2			X	X	1%
BO7	MARM 2007-2		X			10%
BO3	MARM 2007-3		X			10%
BO8	MASTR 2002-7			X	X	10%
BOA	MASTR 2002-8			X	X	10%
BYG	MASTR 2003-1			X	X	5%
BOB	MASTR 2003-11			X	X	5%
CK3	MASTR 2003-12 (BofA)	X			X	5%
CK5	MASTR 2003-3 (BofA)	X			X	5%
BCH	MASTR 2003-3 (Countrywide)	X			X	5%
CK6	MASTR 2003-4 (BofA)	X			X	5%
BCJ	MASTR 2003-4 (Countrywide)	X			X	5%
CK7	MASTR 2003-5 (BofA)	X			X	5%
BXS	MASTR 2003-6 (BofA)			X	X	5%
BX5	MASTR 2003-6 (Countrywide)			X	X	5%
BXT	MASTR 2003-7 (BofA)			X	X	5%
BXU	MASTR 2003-8 (BofA)			X	X	5%
BZ8	MASTR 2003-8 (Countrywide)			X	X	5%
CAD	MASTR 2003-9 (BofA)	X			X	5%
CK8	MASTR 2003-9 (Countrywide)	X			X	5%
BOC	MASTR 2004-11			X	X	5%
BOD	MASTR 2004-6			X	X	5%
BOE	MASTR 2004-9				X	5%
BOF	MASTR 2005-1				X	5%
BOG	MASTR 2005-2			X		10%
CLA	MLMI 2003-A4	X			X	5%
CLB	MLMI 2004-A1	X			X	5%
BOH	MLMI 2004-A3			X	X	5%
BRI	MSAC 2006-HE4			X	X	10%
BRL	MSIX 2006-1	X			X	5%
BVQ	NAA 2004-R1			X	X	5%
BSA	SAIL 2006-3				X	5%
BRT	SAMI 2003-AR1				X	10%
BRU	SAMI 2003-AR4				X	10%
BRV	SAMI 2004-AR2				X	10%
BRW	SAMI 2004-AR3				X	10%
BRX	SAMI 2004-AR4				X	10%
BWU	SAMI 2004-AR5 (Countrywide)				X	10%
BWU	SAMI 2004-AR6 (Countrywide)				X	10%
BRY	SAMI 2004-AR7				X	10%
BRZ	SAMI 2004-AR8				X	10%
BS3	SAMI 2005-AR6				X	10%
BS4	SAMI 2005-AR7				X	10%
BSG	SAMI 2007-AR1				X	10%
BSM	SAMI 2007-AR2				X	10%

BYT	SASC 2000-5			X	X	10%
CNX	SASC 2005-RF6		X		X	5%
CMR	SBM7 2003-UP1	X			X	10%
CD6	WMALT 2006-AR1	X			X	10%
CEO	WMALT 2006-AR5	X			X	10%
CEN	WMALT 2006-AR7	X			X	10%
CEP	WMALT 2006-AR9	X			X	10%
CDW	WMALT 2007-OA1	X			X	10%
CDY	WMALT 2007-OA2	X			X	10%
CD7	WMALT 2007-OA4	X			X	10%

Schedule 5

WIRE INSTRUCTIONS

TRANSACTION PARTIES:

If to Advance Purchaser LLC
Name of Bank:	Bank of America
ABA Number of Bank:	026009593
Name of Account:	Advance Purchaser LLC
Account Number at Bank:	446026587394

If to Nationstar Mortgage LLC:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Nationstar Mortgage
Account Number at Bank:	4127395440
REF:	NRART, Advance Receivables Trust 2014-1

If to Credit Suisse AG, New York Branch, as Administrative Agent or the Note Purchaser:
Name of Bank:	Bank of New York
City/State of Bank:	New York, New York
ABA Number of Bank:	021-000-018
Name of Account:	Credit Suisse AG, Cayman Islands Branch
Account Number:	890-049-2627
REF:	NRART 2014 VFN
Attn:	Fred Mastromarino (212-325-1735)
Jason Ruchelsman (212-538-6352)

If to the Barclays Bank PLC as the Administrative Agent or as the Note Purchaser:
Name of Bank:	Barclays Bank PLC
ABA Number of Bank:	026-002-574
Name of Account:	Barclays CLAD Account
Account Number:	050-019-104
REF:	NRART
Attn:	John McVeigh 201-499-2121

If to Sheffield Receivables Corporation, as Note Purchaser:
Name of Bank:	Barclays Bank PLC
ABA Number of Bank:	026-002-574
Name of Account:	Sheffield Funding Account
Account Number:	050-791-516
REF:	NRART
Attn:	Nick Cristofano 201-499-3735

Schedule 5-1

If to the Morgan Stanley Bank, N.A., as Administrative Agent or as Note Purchaser:
Name of Bank:	Citibank NA New York
ABA Number of Bank:	021000089
Name of Account:	Morgan Stanley Bank
Account Number:	30463591
REF:	NRART

If to Natixis, New York Branch, as Administrative Agent or as Note Purchaser:
Name of Bank:	JPMorgan Chase Bank, NY, NY
ABA Number of Bank:	021-000-021
Account Number:	544-775-330
For Further Credit:	Natixis, New York Branch
Attn:	Loan Dept.
REF:	“Customer Name”

If to Versailles Assets LLC, as the Note Purchaser:
Name of Bank:	Deutsche Bank Trust Company Americas
ABA Number of Bank:	021001033
Name of Account:	CTAS
Account Number:	01419647
REF:	NRART

If to the Owner Trustee:
Name of Bank:	Manufacturers & Traders Trust Co.
ABA Number of Bank:	031100092
Name of Account:	New Residential Advance Receivables Trust
Account Number at Bank:	106118-000

If to the Verification Agent:
Name of Bank:	Citibank, N.A.
ABA Number of Bank:	031100209
Swift Number:	CITIUS33
Account Number at Bank:	Deloitte & Touche LLP
To Credit:	3874-0688

TRUST ACCOUNTS:

If to the Fee Accumulation Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434304

Schedule 5-1

If to the Interest Accumulation Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434302

If to the Target Amortization Principal Accumulation Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434303

If to the Collection and Funding Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	4943705400
For Further Credit To:	48434301

If to the Series 2014-VF1 Reserve Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434308

If to the Series 2014-VF2 Reserve Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434309

If to the Series 2014-T1 Reserve Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434306

If to the Series 2014-T2 Reserve Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434307

Schedule 5-1

If to the Note Payment Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434300

If to the P&I Advance Disbursement Account:
Name of Bank:	Wells Fargo Bank, N.A.
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing
Account Number at Bank:	397 077 1416
For Further Credit To:	48434305

Schedule 5-1

Exhibit A-1

FORM OF GLOBAL RULE 144A NOTE

Class [            ] Note

Note Number: [ ]	Initial Note Balance: [Maximum VFN Principal Balance:	$[ ] $[ ]]

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE [MAXIMUM VFN PRINCIPAL BALANCE] [INITIAL NOTE BALANCE] SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

[FOR CLASS 1 SPECIFIED NOTES ONLY] [NO TRANSFER OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE EFFECTIVE, AND ANY SUCH TRANSFER WILL BE VOID AB INITIO, UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS IN WRITING TO THE INDENTURE TRUSTEE AND NOTE REGISTRAR AS PROVIDED IN SECTION 6.5(M) OF THE INDENTURE. EACH PROSPECTIVE TRANSFEREE OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE DEEMED TO MAKE SUCH REPRESENTATIONS BY ITS ACCEPTANCE OF SUCH BENEFICIAL INTEREST.]

[FOR ANY NOTE THAT IS NOT A SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT EITHER (I) IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS

DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY THAT IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 CFR SECTION 2510-3.101 AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATIONS”), WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, (EACH, A “PLAN”), OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II)(A) THIS NOTE IS RATED AT LEAST INVESTMENT GRADE AS OF THE DATE OF PURCHASE OR TRANSFER, IT BELIEVES THAT THIS NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS AND AGREES TO SO TREAT THIS NOTE AND (B) THE TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE OR ANY SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW.] [FOR A CLASS 1 SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN WHICH IS SUBJECT TO ANY SIMILAR LAW.]

Exhibit A-1-2

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE [AND SECTION [ ] OF THE RELATED INDENTURE SUPPLEMENT] UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION REQUIRED BY SECTION 6.5(i) [FOR CLASS 1 SPECIFIED NOTES ONLY] [AND SECTION 6.5(m)] OF THE BASE INDENTURE AND THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED IN AN OFF-SHORE TRANSACTION AS DEFINED IN REGULATION S OF THE 1933 ACT TO A PERSON WHO IS NOT ANY TIME A U.S. PERSON AS DEFINED BY REGULATION S OF THE 1933 ACT AND WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S NOTE OR (IN CERTAIN LIMITED CIRCUMSTANCES) A DEFINITIVE NOTE ONLY (IN THE CASE OF AN INTEREST IN A REGULATION S GLOBAL NOTE) IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE AND (IN THE CASE OF A DEFINITIVE NOTE) UPON RECEIPT BY THE NOTE REGISTRAR AND INDENTURE TRUSTEE OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT WITH COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE INDENTURE TRUSTEE (IN ALL ITS CAPACITIES), THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A-1-3

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, SERIES [         ]

CLASS [        ] NOTE

New Residential Advance Receivables Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns (the “Noteholder”), [interest, fees and principal as provided in the Indenture] [the principal sum of [                    ] $[                    ], or such part thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture].

Principal of this Note is payable on each applicable [Interim Payment Date and] Payment Date as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable [Interim Payment Date and] Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture, (as may be amended from time to time, the “Base Indenture”), dated as of March 18, 2014, among the Issuer, Wells Fargo Bank, N.A. (“Wells Fargo”), as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, Nationstar Mortgage LLC (“Nationstar Mortgage”), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC (“Advance Purchaser”), as Administrator and as Servicer (on and after the respective MSR Transfer Dates), Credit Suisse AG, New York Branch (“Credit Suisse”), as Administrative Agent, Barclays Bank PLC (“Barclays”), as Administrative Agent, Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Administrative Agent and Natixis, New York Branch (“Natixis”), as Administrative Agent, (together with Credit Suisse, Barclays, and Morgan Stanley, the “Administrative Agent”), and an Indenture Supplement (the “[Insert Series Name] Indenture Supplement” and together with the Base Indenture, the “Indenture”), dated as of [ ], 20[ ], by and among [insert parties to Indenture Supplement].

[In the event of a VFN Principal Balance increase funded by the Noteholders, the Noteholder of this Note shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of any VFN Principal Balance increase funded by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive interest payments in respect thereof.]

[By its acceptance of this Note, each Noteholder covenants and agrees, until the termination of the Revolving Period, on each Funding Date or each Limited Funding Date to advance amounts in respect of any VFN Principal Balance increase hereunder to the Issuer, subject to and in accordance with the terms of the Indenture and that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of [    ], 20[    ], among [insert parties to related Note Purchase Agreement].]

Exhibit A-1-4

[In the event of a payment of all or a portion of the Note Balance of this Note, in accordance with the terms and provisions of the Indenture, the Noteholder thereof shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of the Outstanding Note Balance of this Note following such payment.]

Absent manifest error, the [Note] [VFN Principal] Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee, the Note Registrar and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the [Note] [VFN Principal] Balance of its Note and such Noteholder’s right to receive payments in respect of principal and interest in respect thereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Note is a Rule 144A Global Note deposited with DTC acting as Depository, and registered in the name of Cede & Co., a nominee of DTC, and Cede & Co., as holder of record of this Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds.

The statements in the legend relating to DTC set forth above are an integral part of the terms of this Note and by acceptance thereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

Unless the certificate of authentication hereon shall have been executed by an Authorized Signatory of the Indenture Trustee and, if an Authenticating Agent has been appointed by the Indenture Trustee pursuant to Section 11.12 of the Base Indenture, such Authenticating Agent by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF THE PARTIES HEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-1-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:             , 20[    ]

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-1-6

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

[AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	[ ], as Authenticating Agent

By:
	Title:	Authorized Signatory of Authenticating Agent

Exhibit A-1-7

[REVERSE OF NOTE]

This Note is one of the duly authorized Class [    ] Notes of the Issuer, designated as its New Residential Advance Receivables Trust Advance Receivables Backed Notes, Series [            ], Class [    ] (herein called the “Class [    ] Notes”), all issued under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee (in all its capacities) and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The payments on the Class [    ] Notes are [senior to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes][, and subordinate to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes], as and to the extent provided in the Indenture.

The principal of and interest and fees on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest and fees of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture [or in Section [ ] of the [Series Name] Indenture Supplement] and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 of the Base Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the requisite percentage of Noteholders of each Series, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare all Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class [    ] Note and all other Class [    ] Notes equally and ratably without prejudice, priority or distinction between any Class [    ] Note and any other Class [    ] Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable [Interim Payment Date and] Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-1-8

[Any reduction in the Note Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable [Interim Payment Date and] Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.]

[Any reduction in the Maximum VFN Principal Balance or the VFN Principal Balance, as the case may be, of this Class [     ] Note (or any one or more predecessor Notes) effected by any payments made with respect thereto or otherwise pursuant to the terms of the Indenture shall be binding upon all future Holders of this Class [     ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any VFN Principal Balance increase of this Class [     ] Note (or any one or more predecessor Notes) effected by payments to the Issuer shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Class [ ] Note and of any Note issued upon the registration of transfer hereof or exchange hereof or in lieu hereof, whether or not noted hereon.]

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same [aggregate principal amount] [VFN Principal Balance] will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Securities Exchange Act of 1934, as amended, of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Exhibit A-1-9

Each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against New Residential Advance Depositor LLC (the “Depositor”) or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement, any Derivative Agreement and any Liquidity Facility.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, or the Administrative Agent, as applicable, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the Stated Maturity Date and to institute suit for the enforcement

Exhibit A-1-10

of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee (in any of its capacities) or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Notwithstanding any other terms of the Indenture or this Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Note shall have recourse for the payment of any amount owing in respect of this Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Note or the Indenture. The foregoing provisions of this Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-1-11

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints,                                  attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

*/

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-1-12

Schedule to Series [     ], Class [    ] Note

dated as of [    ], 2014

of New Residential Advance Receivables Trust

[Interim Payment Date] [Payment Date] [Payment Date of Additional Note Balance/Decrease Note Balance	Aggregate Amount of [principal payment] [Funding of VFN Principal Balance Increase] on Class [ ] Notes	[Percentage Interest in] Aggregate Note Balance of the Class [ ] Notes following [advance/] payment	[Percentage of Interest in] Aggregate Note Balance of this Class [ ] Note following [advance/] payment	Note Balance of Note following [advance/] payment

Exhibit A-1-13

Exhibit A-2

FORM OF DEFINITIVE NOTE RULE 144A

Class [ ] Note	[Initial Note Balance: $[ ]]
Note Number: [ ]	Maximum VFN Principal Balance: $[ ]

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE [MAXIMUM VFN PRINCIPAL BALANCE] [INITIAL NOTE BALANCE] SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON THAT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A [FOR CLASS 2 SPECIFIED NOTES ONLY] [, OR AN “ACCREDITED INVESTOR” AS DEFINED IN PARAGRAPHS (1), (2) (3) OR (7) OF RULE 501 UNDER THE 1933 ACT] OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

[FOR SPECIFIED NOTES ONLY] [NO TRANSFER OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE EFFECTIVE, AND ANY SUCH TRANSFER WILL BE VOID AB INITIO, UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS IN WRITING TO THE INDENTURE TRUSTEE AND NOTE REGISTRAR AS PROVIDED IN SECTIONS 6.5(M) OR (N) OF THE INDENTURE, AS APPLICABLE. EACH PROSPECTIVE TRANSFEREE OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE DEEMED TO MAKE SUCH REPRESENTATIONS BY ITS ACCEPTANCE OF SUCH BENEFICIAL INTEREST.]

[FOR ANY NOTE THAT IS NOT A SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL DELIVER TO THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR A CERTIFICATION TO THE EFFECT THAT EITHER (I) IT IS NOT AND IS NOT ACQUIRING, HOLDING OR

Exhibit A-2-1

TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING THE ASSETS OF, (I) ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY THAT IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 CFR SECTION 2510-3.101 AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATIONS”), WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, (EACH, A “PLAN”), OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II)(A) THIS NOTE IS RATED AT LEAST INVESTMENT GRADE AS OF THE DATE OF PURCHASE OR TRANSFER, IT BELIEVES THAT THIS NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS AND AGREES TO SO TREAT THIS NOTE AND (B) THE TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE OR ANY SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW.] [FOR A SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL DELIVER TO THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR A CERTIFICATION TO THE EFFECT THAT IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN WHICH IS SUBJECT TO ANY SIMILAR LAW.]

Exhibit A-2-2

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE AND SECTION [ ] OF THE RELATED INDENTURE SUPPLEMENT UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION[S] REQUIRED BY SECTION 6.5(i) [FOR CLASS 1 SPECIFIED NOTES ONLY][AND SECTION 6.5(m)] [FOR CLASS 2 SPECIFIED NOTES ONLY][AND SECTION 6.5(n)] OF THE BASE INDENTURE AND THIS NOTE MAY BE TRANSFERRED ONLY UPON RECEIPT BY THE NOTE REGISTRAR AND INDENTURE TRUSTEE OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT WITH COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE INDENTURE TRUSTEE (IN ALL ITS CAPACITIES), THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

Exhibit A-2-3

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, SERIES [         ]

CLASS [    ] NOTE

New Residential Advance Receivables Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns (the “Noteholder”), [interest, fees and principal as provided in the Indenture] [the principal sum of [                    ] $[                    ], or such part thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture].

Principal of this Note is payable on each applicable [Interim Payment Date and] Payment Date as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable [Interim Payment Date and] Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture, (as may be amended from time to time, the “Base Indenture”), dated as of March 18, 2014, among the Issuer, Wells Fargo Bank, N.A. (“Wells Fargo”), as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, Nationstar Mortgage LLC (“Nationstar Mortgage”), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC (“Advance Purchaser”), as Administrator and as Servicer (on and after the respective MSR Transfer Dates), Credit Suisse AG, New York Branch (“Credit Suisse”), as Administrative Agent, Barclays Bank PLC (“Barclays”), as Administrative Agent, Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Administrative Agent and Natixis, New York Branch (“Natixis”), as Administrative Agent, (together with Credit Suisse, Barclays, and Morgan Stanley, the “Administrative Agent”), and an Indenture Supplement (the “[Insert Series Name] Indenture Supplement” and together with the Base Indenture, the “Indenture”), dated as of [ ], 20[ ], by and among [insert parties to Indenture Supplement].

[In the event of a VFN Principal Balance increase funded by the Noteholders, the Noteholder of this Note shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of any VFN Principal Balance increase funded by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive interest payments in respect thereof.]

[By its acceptance of this Note, each Noteholder covenants and agrees, until the termination of the Revolving Period, on each Funding Date or each Limited Funding Date to advance amounts in respect of any VFN Principal Balance increase hereunder to the Issuer, subject to and in accordance with the terms of the Indenture and that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of [    ], 20[    ], among [insert parties to related Note Purchase Agreement].]

Exhibit A-2-4

[In the event of a payment of all or a portion of the Note Balance of this Note, in accordance with the terms and provisions of the Indenture, the Noteholder thereof shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of the Outstanding Note Balance of this Note following such payment.]

Absent manifest error, the [Note] [VFN Principal] Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee, the Note Registrar and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the [Note] [VFN Principal] Balance of its Note and such Noteholder’s right to receive payments in respect of principal and interest in respect thereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Unless the certificate of authentication hereon shall have been executed by an Authorized Signatory of the Indenture Trustee and, if an Authenticating Agent has been appointed by the Indenture Trustee pursuant to Section 11.12 of the Base Indenture, such Authenticating Agent by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF THE PARTIES HEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-2-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                     , 20[    ]

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-2-6

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

[AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	[ ], as Authenticating Agent

By:
	Title:	Authorized Signatory of Authenticating Agent

Exhibit A-2-7

[REVERSE OF NOTE]

This Note is one of the duly authorized Class [    ] Notes of the Issuer, designated as its New Residential Advance Receivables Trust Advance Receivables Backed Notes, Series [    ], Class [    ] (herein called the “Class [    ] Notes”), all issued under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee (in all its capacities) and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The payments on the Class [    ] Notes are [senior to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes][, and subordinate to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes], as and to the extent provided in the Indenture.

The principal of and interest and fees on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest and fees of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture [or in Section [ ] of the [Series Name] Indenture Supplement] and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 of the Base Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the requisite percentage of Noteholders of each Series, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare all Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class [    ] Note and all other Class [    ] Notes equally and ratably without prejudice, priority or distinction between any Class [    ] Note and any other Class [    ] Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable [Interim Payment Date and] Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-2-8

[Any reduction in the Note Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable [Interim Payment Date and] Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.]

[Any reduction in the Maximum VFN Principal Balance or the VFN Principal Balance, as the case may be, of this Class [    ] Note (or any one or more predecessor Notes) effected by any payments made with respect thereto or otherwise pursuant to the terms of the Indenture shall be binding upon all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any VFN Principal Balance increase of this Class [     ] Note (or any one or more predecessor Notes) effected by payments to the Issuer shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or exchange hereof or in lieu hereof, whether or not noted hereon.]

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same [aggregate principal amount] [VFN Principal Balance] will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Securities Exchange Act of 1934, as amended, of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Exhibit A-2-9

Each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against New Residential Advance Depositor LLC (the “Depositor”) or the Issuer, or join in any institution against the “Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement, any Derivative Agreement and any Liquidity Facility.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, or the Administrative Agent, as applicable, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

[For Class 2 Specified Notes or any Note issued in definitive form] [This Note is issuable only in definitive form in denominations as provided in the [Series Name] Indenture Supplement, subject to certain limitations therein set forth.]

Exhibit A-2-10

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the Stated Maturity Date and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee (in any of its capacities) or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Notwithstanding any other terms of the Indenture or this Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Note shall have recourse for the payment of any amount owing in respect of this Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Note or the Indenture. The foregoing provisions of this Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-2-11

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints,                                  attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

*/

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-2-12

Schedule to Series [     ], Class [    ] Note

dated as of [            ], 2014

of New Residential Advance Receivables Trust

[Interim Payment Date] [Payment Date] [Payment Date of Additional Note Balance/Decrease Note Balance	Aggregate Amount of [principal payment] [Funding of VFN Principal Balance Increase] on Class [ ] Notes	[Percentage Interest in] Aggregate Note Balance of the Class [ ] Notes following [advance/] payment	[Percentage of Interest in] Aggregate Note Balance of this Class [ ] Note following [advance/] payment	Note Balance of Note following [advance/] payment

Exhibit A-2-13

Exhibit A-3

FORM OF GLOBAL REGULATION S NOTE

Class [ ] Note	Initial Note Balance: $[ ]
Note Number: [ ]	Maximum VFN Principal Balance: $[ ]

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTE BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) PURSUANT TO REGULATION S OF THE 1933 ACT IN AN OFF-SHORE TRANSACTION AS DEFINED IN REGULATION S OF THE 1933 ACT TO A PERSON THAT IS NOT A U.S. PERSON AS DEFINED IN REGULATION S OF THE 1933 ACT [FOR CLASS 1 SPECIFIED NOTES ONLY] [THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED UNDER RULE 144A UNDER THE 1933 ACT)] OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

[FOR CLASS 1 SPECIFIED NOTES ONLY] [NO TRANSFER OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE EFFECTIVE, AND ANY SUCH TRANSFER WILL BE VOID AB INITIO, UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS IN WRITING TO THE INDENTURE TRUSTEE AND NOTE REGISTRAR AS PROVIDED IN SECTION 6.5(M) OF THE INDENTURE , AS APPLICABLE. EACH PROSPECTIVE TRANSFEREE OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE DEEMED TO MAKE SUCH REPRESENTATIONS BY ITS ACCEPTANCE OF SUCH BENEFICIAL INTEREST.]

[FOR A NOTE THAT IS NOT A CLASS 1 SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT EITHER (I) IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON

Exhibit A-3-1

BEHALF OF, OR USING THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY THAT IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 CFR SECTION 2510-3.101 AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATIONS”), WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, (EACH, A “PLAN”), OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II)(A) THIS NOTE IS RATED AT LEAST INVESTMENT GRADE AS OF THE DATE OF PURCHASE OR TRANSFER, IT BELIEVES THAT THIS NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS AND AGREES TO SO TREAT THIS NOTE AND (B) THE TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE OR ANY SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW.] [FOR CLASS 1 SPECIFIED NOTES ONLY UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN WHICH IS SUBJECT TO ANY SIMILAR LAW.]

Exhibit A-3-2

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE AND SECTION [ ] OF THE RELATED INDENTURE SUPPLEMENT UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION REQUIRED BY SECTION 6.5(i) [FOR CLASS 1 SPECIFIED NOTES ONLY] [AND SECTION 6.5(m)] OF THE BASE INDENTURE AND THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED IN AN OFF-SHORE TRANSACTION AS DEFINED IN THE 1933 ACT TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A NOTE OR (IN CERTAIN LIMITED CIRCUMSTANCES) A DEFINITIVE NOTE ONLY (IN THE CASE OF AN INTEREST IN A RULE 144A GLOBAL NOTE) IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE AND (IN THE CASE OF A DEFINITIVE NOTE) UPON RECEIPT BY THE NOTE REGISTRAR AND INDENTURE TRUSTEE OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT WITH COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE INDENTURE TRUSTEE (IN ALL ITS CAPACITIES), THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A-3-3

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, SERIES [             ]

CLASS [            ] NOTE

New Residential Advance Receivables Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns (the “Noteholder”), [interest, fees and principal as provided in the Indenture] [the principal sum of [            ] $[            ], or such part thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture].

Principal of this Note is payable on each applicable Payment Date as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [    ] of the [Series Name] Indenture Supplement. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable [Interim Payment Date and] Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [    ] of the [Series Name] Indenture Supplement.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture, (as may be amended from time to time, the “Base Indenture”), dated as of March 18, 2014, among the Issuer, Wells Fargo Bank, N.A. (“Wells Fargo”), as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, Nationstar Mortgage LLC (“Nationstar Mortgage”), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC (“Advance Purchaser”), as Administrator and as Servicer (on and after the respective MSR Transfer Dates), Credit Suisse AG, New York Branch (“Credit Suisse”), as Administrative Agent, Barclays Bank PLC (“Barclays”), as Administrative Agent, Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Administrative Agent and Natixis, New York Branch (“Natixis”), as Administrative Agent, (together with Credit Suisse, Barclays, and Morgan Stanley, the “Administrative Agent”), and an Indenture Supplement (the “[Insert Series Name] Indenture Supplement” and together with the Base Indenture, the “Indenture”), dated as of [    ], 20[    ], by and among [insert parties to Indenture Supplement].

[In the event of a VFN Principal Balance increase funded by the Noteholders, the Noteholder of this Note shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of any VFN Principal Balance increase funded by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive interest payments in respect thereof.]

[By its acceptance of this Note, each Noteholder covenants and agrees, until the termination of the Revolving Period, on each Funding Date or each Limited Funding Date to advance amounts in respect of any VFN Principal Balance increase hereunder to the Issuer, subject to and in accordance with the terms of the Indenture and that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of [    ], 20[    ], among [insert parties to related Note Purchase Agreement].]

Exhibit A-3-4

[In the event of a payment of all or a portion of the Note Balance of this Note, in accordance with the terms and provisions of the Indenture, the Noteholder thereof shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of the Outstanding Note Balance of this Note following such payment.]

Absent manifest error, the [Note] [VFN Principal] Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee, the Note Registrar and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the [Note] [VFN Principal] Balance of its Note and such Noteholder’s right to receive payments in respect of principal and interest in respect thereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Note is a Regulation S Global Note deposited with DTC acting as Depository, and registered in the name of Cede & Co., a nominee of DTC, and Cede & Co., as holder of record of this Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds.

The statements in the legend relating to DTC set forth above are an integral part of the terms of this Note and by acceptance thereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

Unless the certificate of authentication hereon shall have been executed by an Authorized Signatory of the Indenture Trustee and, if an Authenticating Agent has been appointed by the Indenture Trustee pursuant to Section 11.12 of the Base Indenture, such Authenticating Agent by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF THE PARTIES HEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-3-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                     , 20[    ]

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-3-6

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

[AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	[ ], as Authenticating Agent

By:
	Title:	Authorized Signatory of Authenticating Agent

Exhibit A-3-7

[REVERSE OF NOTE]

This Note is one of the duly authorized Class [    ] Notes of the Issuer, designated as its New Residential Advance Receivables Trust Advance Receivables Backed Notes, Series [    ], Class [    ] (herein called the “Class [    ] Notes”), all issued under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee (in all its capacities) and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The payments on the Class [    ] Notes are [senior to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes][, and subordinate to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes], as and to the extent provided in the Indenture.

The principal of and interest and fees on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest and fees of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture [or in Section [    ] of the [Series Name] Indenture Supplement] and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 of the Base Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the requisite percentage of Noteholders of each Series, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare all Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class [    ] Note and all other Class [    ] Notes equally and ratably without prejudice, priority or distinction between any Class [    ] Note and any other Class [    ] Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable [Interim Payment Date and] Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-3-8

[Any reduction in the Note Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable [Interim Payment Date and] Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.]

[Any reduction in the Maximum VFN Principal Balance or the VFN Principal Balance, as the case may be, of this Class [    ] Note (or any one or more predecessor Notes) effected by any payments made with respect thereto or otherwise pursuant to the terms of the Indenture shall be binding upon all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any VFN Principal Balance increase of this Class [    ] Note (or any one or more predecessor Notes) effected by payments to the Issuer shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or exchange hereof or in lieu hereof, whether or not noted hereon.]

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same [aggregate principal amount] [VFN Principal Balance] will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Securities Exchange Act of 1934, as amended, of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Exhibit A-3-9

Each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against New Residential Advance Depositor LLC (the “Depositor”) or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement, any Derivative Agreement and any Liquidity Facility.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, or the Administrative Agent, as applicable, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the Stated Maturity Date and to institute suit for the enforcement

Exhibit A-3-10

of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee (in any of its capacities) or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Notwithstanding any other terms of the Indenture or this Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Note shall have recourse for the payment of any amount owing in respect of this Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Note or the Indenture. The foregoing provisions of this Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-3-11

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints,                                  attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

*/

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-3-12

Schedule to Series [    ], Class [    ] Note

dated as of [    ], 2014

of New Residential Advance Receivables Trust

[Interim Payment Date] [Payment Date] [Payment Date of Additional Note Balance/Decrease Note Balance	Aggregate Amount of [principal payment] [Funding of VFN Principal Balance Increase] on Class [ ] Notes	[Percentage Interest in] Aggregate Note Balance of the Class [ ] Notes following [advance/] payment	[Percentage of Interest in] Aggregate Note Balance of this Class [ ] Note following [advance/] payment	Note Balance of Note following [advance/] payment

Exhibit A-3-13

Exhibit A-4

FORM OF DEFINITIVE REGULATION S NOTE

Class [ ] Note	Initial Note Balance: $[ ]
Note Number: [ ]	Maximum VFN Principal Balance: $[ ]

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTE BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) PURSUANT TO REGULATION S OF THE 1933 ACT IN AN OFF-SHORE TRANSACTION AS DEFINED IN THE 1933 ACT TO A PERSON THAT IS NOT A U.S. PERSON AS DEFINED IN REGULATION S OF THE 1933 ACT [FOR CLASS 1 SPECIFIED NOTES ONLY] [IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE 1933 ACT) OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

[FOR CLASS 1 SPECIFIED NOTES ONLY] [NO TRANSFER OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE EFFECTIVE, AND ANY SUCH TRANSFER WILL BE VOID AB INITIO, UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS IN WRITING TO THE INDENTURE TRUSTEE AND NOTE REGISTRAR AS PROVIDED IN SECTION 6.5(M) OF THE INDENTURE. EACH PROSPECTIVE TRANSFEREE OF A BENEFICIAL INTEREST IN A SPECIFIED NOTE WILL BE DEEMED TO MAKE SUCH REPRESENTATIONS BY ITS ACCEPTANCE OF SUCH BENEFICIAL INTEREST.]

[FOR A NOTE THAT IS NOT A CLASS 1 SPECIFIED NOTE UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL DELIVER TO THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR A CERTIFICATION TO THE EFFECT THAT EITHER (I) IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON

Exhibit A-4-1

BEHALF OF, OR USING THE ASSETS OF, (I) ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY THAT IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 CFR SECTION 2510-3.101 AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATIONS”), WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, (EACH, A “PLAN”), OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II)(A) THIS NOTE IS RATED AT LEAST INVESTMENT GRADE AS OF THE DATE OF PURCHASE OR TRANSFER, IT BELIEVES THAT THIS NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS AND AGREES TO SO TREAT THIS NOTE AND (B) THE TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE OR ANY SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW.] [FOR CLASS 1 SPECIFIED NOTES ONLY UNLESS OTHERWISE SPECIFIED IN THE RELATED INDENTURE SUPPLEMENT] [EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL DELIVER TO THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR A CERTIFICATION TO THE EFFECT THAT IT IS NOT AND IS NOT ACQUIRING, HOLDING OR TRANSFERRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN ON BEHALF OF, OR USING ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, WHICH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN WHICH IS SUBJECT TO ANY SIMILAR LAW.]

Exhibit A-4-2

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.5 OF THE BASE INDENTURE AND SECTION [ ] OF THE RELATED INDENTURE SUPPLEMENT UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION[S] REQUIRED BY SECTION 6.5(i) [FOR CLASS 1 SPECIFIED NOTES ONLY][AND SECTION 6.5(m)] OF THE BASE INDENTURE AND THIS NOTE MAY BE TRANSFERRED ONLY UPON RECEIPT BY THE NOTE REGISTRAR AND INDENTURE TRUSTEE OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT WITH COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE INDENTURE TRUSTEE (IN ALL ITS CAPACITIES), THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

Exhibit A-4-3

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, [             ]

CLASS [        ] NOTE

New Residential Advance Receivables Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns (the “Noteholder”), [interest, fees and principal as provided in the Indenture] [the principal sum of [                    ] $[                    ], or such part thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture].

Principal of this Note is payable on each applicable [Interim Payment Date and] Payment Date as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [    ] of the [Series Name] Indenture Supplement. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable [Interim Payment Date and] Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid as set forth in Section[s] [4.4] and 4.5 of the Base Indenture and Section [    ] of the [Series Name] Indenture Supplement.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture, (as may be amended from time to time, the “Base Indenture”), dated as of March 18, 2014, among the Issuer, Wells Fargo Bank, N.A. (“Wells Fargo”), as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, Nationstar Mortgage LLC (“Nationstar Mortgage”), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC (“Advance Purchaser”), as Administrator and as Servicer (on and after the respective MSR Transfer Dates), Credit Suisse AG, New York Branch (“Credit Suisse”), as Administrative Agent, Barclays Bank PLC (“Barclays”), as Administrative Agent, Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Administrative Agent and Natixis, New York Branch (“Natixis”), as Administrative Agent, (together with Credit Suisse, Barclays, and Morgan Stanley, the “Administrative Agent”), and an Indenture Supplement (the “[Insert Series Name] Indenture Supplement” and together with the Base Indenture, the “Indenture”), dated as of [    ], 20[    ], by and among [insert parties to Indenture Supplement].

[In the event of a VFN Principal Balance increase funded by the Noteholders, the Noteholder of this Note shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of any VFN Principal Balance increase funded by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive interest payments in respect thereof.]

[By its acceptance of this Note, each Noteholder covenants and agrees, until the termination of the Revolving Period, on each Funding Date or each Limited Funding Date to advance amounts in respect of any VFN Principal Balance increase hereunder to the Issuer, subject to and in accordance with the terms of the Indenture and that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of [    ], 20[    ], among [insert parties to related Note Purchase Agreement].]

Exhibit A-4-4

[In the event of a payment of all or a portion of the Note Balance of this Note, in accordance with the terms and provisions of the Indenture, the Noteholder thereof shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of the Outstanding Note Balance of this Note following such payment.]

Absent manifest error, the [Note] [VFN Principal] Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee, the Note Registrar and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the [Note] [VFN Principal] Balance of its Note and such Noteholder’s right to receive payments in respect of principal and interest in respect thereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Unless the certificate of authentication hereon shall have been executed by an Authorized Signatory of the Indenture Trustee and, if an Authenticating Agent has been appointed by the Indenture Trustee pursuant to Section 11.12 of the Base Indenture, such Authenticating Agent by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF THE PARTIES HEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-4-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                     , 20[    ]

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-4-6

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

[AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	[ ], as Authenticating Agent

By:
	Title:	Authorized Signatory of Authenticating Agent

Exhibit A-4-7

[REVERSE OF NOTE]

This Note is one of the duly authorized Class [    ] Notes of the Issuer, designated as its New Residential Advance Receivables Trust Advance Receivables Backed Notes, Series [    ], Class [    ] (herein called the “Class [    ] Notes”), all issued under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee (in all its capacities) and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The payments on the Class [    ] Notes are [senior to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes][, and subordinate to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes], as and to the extent provided in the Indenture.

The principal of and interest and fees on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest and fees of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture [or in Section [    ] of the [Series Name] Indenture Supplement] and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 of the Base Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the requisite percentage of Noteholders of each Series, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare all Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class [    ] Note and all other Class [    ] Notes equally and ratably without prejudice, priority or distinction between any Class [    ] Note and any other Class [    ] Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable [Interim Payment Date and] Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-4-8

[Any reduction in the Note Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable [Interim Payment Date and] Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.]

[Any reduction in the Maximum VFN Principal Balance or the VFN Principal Balance, as the case may be, of this Class [    ] Note (or any one or more predecessor Notes) effected by any payments made with respect thereto or otherwise pursuant to the terms of the Indenture shall be binding upon all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any VFN Principal Balance increase of this Class [    ] Note (or any one or more predecessor Notes) effected by payments to the Issuer shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Class [    ] Note and of any Note issued upon the registration of transfer hereof or exchange hereof or in lieu hereof, whether or not noted hereon.]

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same [aggregate principal amount] [VFN Principal Balance] will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Securities Exchange Act of 1934, as amended, of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Exhibit A-4-9

Each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against New Residential Advance Depositor LLC (the “Depositor”) or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement, any Derivative Agreement and any Liquidity Facility.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Base Indenture and Section [ ] of the [Series Name] Indenture Supplement. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, or the Administrative Agent, as applicable, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

[For any Note issued in definitive form] [This Note is issuable only in definitive form in denominations as provided in the [Series Name] Indenture Supplement, subject to certain limitations therein set forth.]

Exhibit A-4-10

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the Stated Maturity Date and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee (in any of its capacities) or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Notwithstanding any other terms of the Indenture or this Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Note shall have recourse for the payment of any amount owing in respect of this Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Note or the Indenture. The foregoing provisions of this Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-4-11

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints,                                  attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

                                         */

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-4-12

Schedule to Series [     ], Class [    ] Note

dated as of [        ], 2014

of New Residential Advance Receivables Trust

[Interim Payment Date] [Payment Date] [Payment Date of Additional Note Balance/Decrease Note Balance	Aggregate Amount of [principal payment] [Funding of VFN Principal Balance Increase] on Class [ ] Notes	[Percentage Interest in] Aggregate Note Balance of the Class [ ] Notes following [advance/] payment	[Percentage of Interest in] Aggregate Note Balance of this Class [ ] Note following [advance/] payment	Note Balance of Note following [advance/] payment

Exhibit A-4-13

Exhibit B-1

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF NOTES PURSUANT

TO RULE 144A

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/
Subservicer/
Sub-Administrator	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Re:	$[ ] New Residential Advance Receivables Trust, Advance Receivables Backed Notes, Series 20 - , Class

Exhibit B-1-1

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[NOTE: COMPLETE [A] FOR A TRANSFER OF AN INTEREST IN A REGULATION S GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A GLOBAL NOTE DURING THE DISTRIBUTION COMPLIANCE PERIOD. COMPLETE [B] FOR A TRANSFER OF AN INTEREST IN A REGULATION S GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A DEFINITIVE NOTE. COMPLETE [C] FOR A TRANSFER OF AN INTEREST IN A REGULATION S DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A GLOBAL NOTE. COMPLETE [D] FOR A TRANSFER OF AN INTEREST IN A REGULATION S DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF A RULE 144A DEFINITIVE NOTE. COMPLETE [E] FOR A TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A DEFINITIVE NOTE. COMPLETE [F] FOR A TRANSFER OF AN INTEREST IN RULE 144A DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A GLOBAL NOTE. COMPLETE [G] FOR A TRANSFER OF AN INTEREST IN A RULE 144A DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF A RULE 144A DEFINITIVE NOTE.]

[A] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferor”) through [Euroclear] [Clearstream], which in turn holds through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferee”), to be held through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[B] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferor”) through [Euroclear] [Clearstream], which in turn holds through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a Rule 144A Definitive Note (CUSIP No.             ) in the name of             (the “Transferee”), pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

Exhibit B-1-2

[C] This letter relates to a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Note for a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferee”), to be held through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[D] This letter relates to a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Note for a Rule 144A Definitive Note (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

[E] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferor”) through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a Rule 144A Definitive Note (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith in a Transferee Certification completed by the Transferee.

[F] This letter relates to a Rule 144A Definitive Note (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Note for a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferee”), to be held through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[G] This letter relates to a Rule 144A Definitive Note (CUSIP No.            ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Notes for another Rule 144A Definitive Note (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture and the Notes and (ii) Rule 144A under the Securities Act to a Transferee that the Transferor reasonably believes is purchasing the Notes for its own account and the Transferor reasonably believes that the Transferee is a “qualified institutional buyer” within the meaning of Rule 144A, and such Transferee is aware that the sale to it is being made in reliance upon Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Exhibit B-1-3

If the Transferor is the Noteholder of a Regulation S Note (or an interest therein) and intends to transfer such Note (or such interest) to the Transferee taking delivery of such Note (or such interest) in the form of a Restricted Note (or interest therein), the Transferor hereby certifies that the transfer is being made after the end of the Distribution Compliance Period.

Exhibit B-1-4

The certificate and the statements contained herein are made for your benefit.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit B-1-5

TRANSFEREE CERTIFICATION

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/
Subservicer/
Sub-Administrator	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Re: $[            ] New Residential Advance Receivables Trust, Advance Receivables Backed Notes, Series 20    -    , Class

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and

Exhibit B-1-6

Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned (the “Transferee”) intends to purchase $            Note Balance of Class     Notes (the “Notes”) from the Transferor named in the Transfer Certificate to which this Transferee Certification is attached. In connection with the registration of the transfer of such Notes, the Transferee hereby executes and delivers to each of you this “Transferee Certification” in which the Transferee certifies to each of you the information set forth herein.

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2. The Transferee understands that the Notes have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Notes are registered under the 1933 Act and under applicable state law or unless the transfer complies with Section 6.5 of the Indenture and any provision in any applicable Indenture Supplement. The Transferee further understands that neither the Transferor, the Administrator, the Servicer, the Indenture Trustee nor the Note Registrar is under any obligation to register the Notes or make an exemption from such registration available.

3. The Transferee is acquiring the Notes for its own account or for the account of a “qualified institutional buyer” (as defined in Rule 144A, a “QIB”), and understands that such Notes may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (b) to a transferee that is a person that is not a U.S. person acquiring such interest in an “offshore transaction” (as defined in Regulation S) in compliance with the provisions of Regulation S, if the transfer is otherwise made in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction. In addition, such transfer may be subject to additional restrictions and is subject to compliance with certain procedures, as set forth in Section 6.5 of the Indenture referred to below and any provision in any applicable Indenture Supplement. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Notes to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 6.5 of the Indenture. The Transferee will not attempt to transfer any or all of the Notes pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

Exhibit B-1-7

4. The Transferee has been furnished with all information that it requested regarding (a) the Notes and distributions thereon and (b) the Indenture.

5. The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Notes; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee (or any account or which it is pursuing) is able to bear the economic risk of an investment in the Notes and can afford a complete loss of such investment.

6. The Transferee is an “accredited investor” as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) under the 1933 Act.

7. Either (i) the Transferee is not, and is not acquiring, holding or transferring the Notes on behalf of or using assets of, an “employee benefit plan” as defined in section 3(3) of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. section 2510.3-101 as modified by section 3(42) of ERISA (the “Plan Asset Regulations”), which employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental, non-U.S. or church plan which is subject to any U.S. federal, state, local or other law that is substantially similar to Title I of ERISA or section 4975 of the Code (“Similar Law”), or (ii) (A) the Transferee is acquiring a Note other than a Specified Note, (B) as of the date of the transfer or purchase, the Note is rated at least investment grade, it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Note and (C) the Transferee’s acquisition, holding and disposition of the Notes will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions affected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan, will not violate any such substantially Similar Law).

8. If the Transferee is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Indenture, pursuant to which the Notes were issued.

IN WITNESS WHEREOF, the undersigned has caused this Transferee Certification to be executed by its duly authorized representative as of the day and year first above written.

Exhibit B-1-8

[TRANSFEREE]

By:

Name:

Title:

Exhibit B-1-9

Annex A1 to Exhibit B-1

TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee owned and/or invested on a discretionary basis at least $            in securities [Note to reviewer - the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of             [specify a date on or since the end of the Transferee’s most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

Corporation, etc. The Transferee is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in Section 3(a)(5)(A) of the Act), a partnership, or a Massachusetts or similar business trust.

Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

Savings and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

Exhibit B-1-10

Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Other. The Transferee qualifies as a “qualified institutional buyer” as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a “qualified institutional buyer” as defined in Rule 144A.

3. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

Exhibit B-1-11

6.	Will the Transferee be purchasing the Notes only for the Transferee’s own account?	YES	NO

If the answer to the foregoing question is “NO”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this             day of             ,             .

Print Name of Transferee
By:
Name:
Title:
Date:

Exhibit B-1-12

Annex A2 to Exhibit B-1

REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Notes (the “Transferee”) or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee is an investment company (a “Registered Investment Company”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (b) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $            [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of             [specify a date on or since the end of the Transferee’s most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities to the Transferee or the Transferee’s Family of Investment Companies was used.

The Transferee owned $ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a “series company,” as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

4. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

Exhibit B-1-13

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this             of             ,             .

[Print Name of Transferee or Adviser]

By:

Name:

Title:

IF AN ADVISER:

[Print Name of Transferee]

Date:

Exhibit B-1-14

Exhibit B-2

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFER OF NOTES PURSUANT

TO REGULATION S

[Transferee to Receive Regulation S Note]

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/
Subservicer/
Sub-Administrator	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Re:	$[ ] New Residential Advance Receivables Trust, Advance Receivables Backed Notes, Series 20 - , Class

Exhibit B-2-1

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[NOTE: COMPLETE [A] FOR A TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S GLOBAL NOTE DURING THE DISTRIBUTION COMPLIANCE PERIOD. COMPLETE [B] FOR A TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S DEFINITIVE NOTE. COMPLETE [C] FOR A TRANSFER OF AN INTEREST IN A RULE 144A DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S GLOBAL NOTE. COMPLETE [D] FOR A TRANSFER OF AN INTEREST IN A RULE 144A DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF A REGULATION S DEFINITIVE NOTE. COMPLETE [E] FOR A TRANSFER OF AN INTEREST IN A REGULATION S GLOBAL NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S DEFINITIVE NOTE. COMPLETE [F] FOR A TRANSFER OF AN INTEREST IN REGULATION S DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S GLOBAL NOTE. COMPLETE [G] FOR A TRANSFER OF AN INTEREST IN A REGULATION S DEFINITIVE NOTE TO A TRANSFEREE THAT TAKES DELIVERY IN THE FORM OF A REGULATION S DEFINITIVE NOTE.]

[A] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferor”) through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) through [Euroclear] [Clearstream], which in turn holds through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[B] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Rule 144A Global Note (CUSIP No.             ) in the name of             (the “Transferor”) through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

Exhibit B-2-2

[C] This letter relates to a Rule 144A Definitive Note (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes for a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) through [Euroclear] [Clearstream], which in turn holds through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[D] This letter relates to a Rule 144A Definitive Note (CUSIP No.            ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Note for a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.            ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

[E] This letter relates to             principal amount of Notes that are held in the form of a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.            ) in the name of             (the “Transferor”) through the Depository. The Transferor has requested a transfer of such beneficial interest in the Notes for a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

[F] This letter relates to a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested a transfer of such Note for a beneficial interest in a Regulation S Global Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) through [Euroclear] [Clearstream], which in turn holds through the Depository. Delivered herewith is a Transferee Certification completed by the Transferee.

[G] This letter relates to a Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the principal amount of             in the name of             (the “Transferor”). The Transferor has requested of such beneficial interest in the Notes for Regulation S Definitive Note (ISIN No.             ) (CUSIP No.             ) in the name of             (the “Transferee”) pursuant to Section 6.5 of the Indenture. Delivered herewith is a Transferee Certification completed by the Transferee.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture and the Notes, and that:

(i) the offer of the Notes was not made to a person in the United States;

(ii) at the time the buy order was originated, the Transferee was outside the United States or the Transfer and any person acting on its behalf reasonably believed that the Transferee was outside the United States

Exhibit B-2-3

(iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”); and

(v) the Transferee is not a U.S. person.

If the Transferor is the Noteholder of a Regulation S Note (or an interest therein) and intends to transfer such Note (or such interest) to the Transferee taking delivery of such Note (or such interest) in the form of a Restricted Note (or interest therein), the Transferor hereby certifies that the transfer is being made after the end of the Distribution Compliance Period.

Exhibit B-2-4

The certificate and the statements contained herein are made for your benefit.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit B-2-5

TRANSFEREE CERTIFICATION

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/
Subservicer/
Sub-Administrator	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Re:	$[ ] New Residential Advance Receivables Trust, Advance Receivables Backed Notes, Series 20 - , Class

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities

Exhibit B-2-6

Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned (the “Transferee”) intends to purchase $            Note Balance of Class     Notes (the “Notes”) from the Transferor named in the Transfer Certificate to which this Transferee Certification is attached. In connection with the registration of the transfer of such Notes, the Transferee hereby executes and delivers to each of you this “Transferee Certification” in which the Transferee certifies to each of you the information set forth herein.

1. The Transferee (i) is acquiring such Notes in an offshore transaction in accordance with Rule 904 of Regulation S, (ii) is acquiring such Notes for its own account, (iii) is not acquiring, and has not entered into any discussions regarding its acquisition of, such Notes while it is in the United States of America or any of its territories or possessions, (iv) understands that such Notes are being sold without registration under the Securities Act by reason of an exemption that depends, in part, on the accuracy of these representations, (v) understands that such Notes may not, absent an applicable exemption, be transferred without registration and/or qualification under the Securities Act and applicable state securities laws and the laws of any other applicable jurisdiction and (vi) understands that prior to the end of the Distribution Compliance Period, interests in a Regulation S Note may only be held through Euroclear or Clearstream.

2. The Transferee understands that the Notes have not been registered under the Securities Act and, therefore, cannot be offered or sold in the United States or to U.S. persons (as defined in Rule 902(k) promulgated under the Securities Act) unless they are registered under the Securities Act or unless an exemption from registration is available. Accordingly, the certificates representing the Notes will bear a legend stating that the Notes have not been registered under the Securities Act and setting forth certain of the restrictions on transfer of the Notes. The Transferee understands that the Issuer has no obligation to register the Notes under the Securities Act or to comply with the requirements for any exemption from the registration requirements of the Securities Act.

3. The Transferee understands that the Notes (or any interest therein) may be resold, pledged or transferred only (a) to a person whom the Transferee reasonably believes after due inquiry is, and who has certified that it is, a “qualified institutional buyer” (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (b) to a transferee that is a non-U.S. person acquiring such interest in an “offshore transaction” (as defined in Regulation S) in compliance with the provisions of Regulation S, if the transfer is otherwise made in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction. In addition, such transfer may be subject to additional restrictions and is subject to compliance with certain procedures, as set forth in Section 6.5 of the Indenture referred to above.

4. The Transferee has been furnished with all information that it requested regarding (a) the Notes and distributions thereon and (b) the Indenture.

Exhibit B-2-7

5. The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Notes; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee (or any account or which it is pursuing) is able to bear the economic risk of an investment in the Notes and can afford a complete loss of such investment.

6. [For Notes other than Specified Notes (unless otherwise specified in the related Supplement)] Either (i) the Transferee is not, and is not acquiring, holding or transferring the Notes on behalf of or with assets of, an “employee benefit plan” as defined in section 3(3) of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by section 3(42) of ERISA (the “Plan Asset Regulations”), which employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental, non-U.S. or church plan which is subject to any U.S. federal, state, local or other law that is substantially similar to Title I of ERISA or section 4975 of the Code (“Similar Law”), or (ii) (A) as of the date of the transfer or purchase, the Note is rated at least investment grade, it believes that such Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Note and (B) the Transferee’s acquisition, holding and disposition of the Notes will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions affected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan, will not violate any such substantially similar U.S. federal, state, local or other law). [For Specified Notes (unless otherwise specified in the related Supplement)] The Transferee is not, and is not acquiring, holding or transferring the Notes on behalf of or with assets of, an “employee benefit plan” as defined in section 3(3) of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by section 3(42) of ERISA, which employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental, non-U.S. or church plan which is subject to any Similar Law.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Indenture, pursuant to which the Notes were issued.

Exhibit B-2-8

IN WITNESS WHEREOF, the undersigned has caused this Transferee Certification to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:

Name:

Title:

Exhibit B-2-9

Exhibit C

Form of Notice to MBS Trustee/Notice of Assignment of Receivables

Exhibit C-1

FORM OF NOTICE OF ADVANCING FACILITY

[                    ]

[Trustee]

[                             ]

[                             ]

Re:	Nationstar Mortgage LLC, as Servicer under the Servicing Agreements – Financing Arrangements

Ladies and Gentlemen:

This letter provides notice (as contemplated by Section 9-404(a)(2) of the Uniform Commercial Code as in effect in the State of New York) to you, as trustee of the pooling and servicing agreements, servicing agreements, indentures, and/or subservicer agreements, each of which is executed by Nationstar Mortgage LLC (the “Servicer”) (or its predecessor) as the servicer or subservicer thereunder (the “Servicing Agreements”), related to the transactions identified on Schedule A attached hereto (such transactions, the “Transactions”), of the Servicer’s intent to enter into an Advance Facility (as such term is defined in the Applicable Provisions with respect to each Servicing Agreement) (the “NRART Advance Facility”). Pursuant to the NRART Advance Facility, the Servicer will sell and assign its rights to (i) certain servicing fees under the Servicing Agreements (the “Deferred Servicing Fee Receivables”) and (ii) reimbursement for Monthly Advances and Servicing Advances in respect of, and as such terms are defined in, each Servicing Agreement (together with the Deferred Servicing Fee Receivables, the “Receivables”) in accordance with the terms and provisions of the applicable section with respect to each Servicing Agreements (such provisions, the “Applicable Provisions”).

Pursuant to a Receivables Sale Agreement dated as of March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), executed by and among Nationstar, Advance Purchaser LLC (“Advance Purchaser”), and New Residential Advance Depositor LLC (the “Depositor”), Nationstar intends to sell and assign Receivables to Advance Purchaser from time to time, and Advance Purchaser intends to sell and assign Receivables to the Depositor from time to time. Pursuant to a Receivables Pooling Agreement dated as of March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Pooling Agreement”), executed by and between New Residential Advance Receivables Trust (the “Issuer”), as purchaser, and the Depositor, as seller, the Depositor intends to sell and assign Receivables to the Issuer from time to time. Pursuant to the terms of an Indenture dated as March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), executed by and among the Issuer, Advance Purchaser, as administrator and as servicer (on and after the respective MSR Transfer Dates), Nationstar, as a subservicer (on and after the respective MSR Transfer Dates) and as servicer (prior to the respective MSR Transfer Dates), Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”), calculation agent, paying agent and securities intermediary, and Credit Suisse AG, New York Branch, as an Administrative Agent, Barclays Bank PLC, as an Administrative Agent, Morgan Stanley Bank, N.A., as an Administrative Agent, Natixis, New York Branch, as an Administrative Agent, and the other Administrative Agents from time to time party thereto, the Issuer will issue certain notes (the “Notes”) and will grant security interests in the Receivables and certain other related property to the Indenture Trustee for the benefit of the holders of the Notes. The Indenture Trustee, on behalf of the holders of the Notes will be the “Advancing Person” (or such term of substantially similar import howsoever denominated) pursuant to the Applicable Provisions with respect to each Servicing Agreement. The assignment of the Receivables and the right of the Advancing Person to receive payment with respect thereto will remain effective until such time as (i) all outstanding obligations under the NRART Advance

Exhibit C-2

Facility, including all amounts owed under the Notes, are paid in full and (ii) the Revolving Period has ended (as such terms is defined in the Indenture) or the provision of such other notice of termination pursuant to the terms and provisions of the Receivables Sale Agreement, Receivables Pooling Agreement and the Indenture.

In addition, please note that any future notice of an intention to enter into an advance facility or credit facility will not be effective with respect to the Transactions and any other transactions with respect to which the Servicer’s (as that term is defined in the Indenture) rights to payment for Receivables are financed under the NRART Advance Facility until such time as (a) (i) all outstanding obligations under the NRART Advance Facility, including all amounts owed under the Notes, are paid in full and (ii) the end of the Revolving Periods (as such term is defined in the Indenture) for all Notes has occurred or (b) provision by the Advancing Person of a notice to you, in respect of each Transaction to which you are a party, to the effect that the sale and assignment of the Receivables referred to herein has been terminated.

[Prior the date hereof, the Servicer delivered one or more notices (the “Prior Notices”) to you to the effect that the Servicer had entered into an Advance Facility with respect to the Transactions (such Advance Facility, the “Prior Advance Facility”) in respect of which [            ] was the “Advancing Person” (in such capacity, the “Prior Advancing Person”). By its signature below, the Prior Advancing Person gives notice to you, in respect of each Transaction to which you are a party, that the sale and assignment of the Receivables in connection with the Prior Advance Facility has been terminated. The Prior Notices are hereby reaffirmed in respect of each Servicing Agreement referenced in each Prior Notice other than those related to the Transactions.]

Thank you for your cooperation.

[Signature Pages Follow]

Exhibit C-3

Very truly yours,

NATIONSTAR MORTGAGE LLC

By:
Name:\
Title:

Exhibit C-4

FORM OF NOTICE OF ADVANCING FACILITY

[                    ]

[Trustee]

[                        ]

[                        ]

Re:	Nationstar Mortgage LLC, as Servicer under the Servicing Agreements – Financing Arrangements

Ladies and Gentlemen:

This letter provides notice (as contemplated by Section 9-404(a)(2) of the Uniform Commercial Code as in effect in the State of New York) to you, as trustee of the pooling and servicing agreements, servicing agreements, indentures, and/or subservicer agreements, each of which is executed by Nationstar Mortgage LLC (the “Servicer”) (or its predecessor) as the servicer or subservicer thereunder (the “Servicing Agreements”), related to the transactions identified on Schedule A attached hereto (such transactions, the “Transactions”), of the Servicer’s intent to enter into an Advance Facility (as such term is defined in the Applicable Provisions with respect to each Servicing Agreement) (the “NRART Advance Facility”). Pursuant to the NRART Advance Facility, the Servicer will sell and assign its rights to (i) certain servicing fees under the Servicing Agreements (the “Deferred Servicing Fee Receivables”) and (ii) reimbursement for Monthly Advances and Servicing Advances in respect of, and as such terms are defined in, each Servicing Agreement (together with the Deferred Servicing Fee Receivables, the “Receivables”) in accordance with the terms and provisions of the applicable section with respect to each Servicing Agreements (such provisions, the “Applicable Provisions”).

Pursuant to a Receivables Sale Agreement dated as of March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), executed by and among Nationstar, Advance Purchaser LLC (“Advance Purchaser”), and New Residential Advance Depositor LLC (the “Depositor”), Nationstar intends to sell and assign Receivables to Advance Purchaser from time to time, and Advance Purchaser intends to sell and assign Receivables to the Depositor from time to time. Pursuant to a Receivables Pooling Agreement dated as of March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Pooling Agreement”), executed by and between New Residential Advance Receivables Trust (the “Issuer”), as purchaser, and the Depositor, as seller, the Depositor intends to sell and assign Receivables to the Issuer from time to time. Pursuant to the terms of an Indenture dated as March 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), executed by and among the Issuer, Advance Purchaser, as administrator and as servicer (on and after the respective MSR Transfer Dates), Nationstar, as a subservicer (on and after the respective MSR Transfer Dates) and as servicer (prior to the respective MSR Transfer Dates), Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”), calculation agent, paying agent and securities intermediary, and Credit Suisse AG, New York Branch, as an Administrative Agent, Barclays Bank PLC, as an Administrative Agent, Morgan Stanley Bank, N.A., as an Administrative Agent, Natixis, New York Branch, as an Administrative Agent, and the other Administrative Agents from time to time party thereto, the Issuer will issue certain notes (the “Notes”) and will grant security interests in the Receivables and certain other related property to the Indenture Trustee for the benefit of the holders of the Notes. The Indenture Trustee, on behalf of the holders of the Notes will be the “Advancing Person” (or such term of substantially similar import howsoever denominated) pursuant to the Applicable Provisions with respect to each Servicing Agreement. The assignment of the Receivables and the right of the Advancing Person to receive payment with respect thereto will remain effective until such time as (i) all outstanding obligations under the NRART Advance

Exhibit C-5

Facility, including all amounts owed under the Notes, are paid in full and (ii) the Revolving Period has ended (as such terms is defined in the Indenture) or the provision of such other notice of termination pursuant to the terms and provisions of the Receivables Sale Agreement, Receivables Pooling Agreement and the Indenture.

In addition, please note that any future notice of an intention to enter into an advance facility or credit facility will not be effective with respect to the Transactions and any other transactions with respect to which the Servicer’s (as that term is defined in the Indenture) rights to payment for Receivables are financed under the NRART Advance Facility until such time as (a) (i) all outstanding obligations under the NRART Advance Facility, including all amounts owed under the Notes, are paid in full and (ii) the end of the Revolving Periods (as such term is defined in the Indenture) for all Notes has occurred or (b) provision by the Advancing Person of a notice to you, in respect of each Transaction to which you are a party, to the effect that the sale and assignment of the Receivables referred to herein has been terminated.

[Prior the date hereof, the Servicer delivered one or more notices (the “Prior Notices”) to you to the effect that the Servicer had entered into an Advance Facility with respect to the Transactions (such Advance Facility, the “Prior Advance Facility”) in respect of which [            ] was the “Advancing Person” (in such capacity, the “Prior Advancing Person”). By its signature below, the Prior Advancing Person gives notice to you, in respect of each Transaction to which you are a party, that the sale and assignment of the Receivables in connection with the Prior Advance Facility has been terminated. The Prior Notices are hereby reaffirmed in respect of each Servicing Agreement referenced in each Prior Notice other than those related to the Transactions.]

Thank you for your cooperation.

[Signature Pages Follow]

Exhibit C-6

Very truly yours,

NATIONSTAR MORTGAGE LLC

By:
Name:
Title:

Exhibit C-7

Exhibit D

AGREED UPON PROCEDURES

Please see Annex A to the Verification Agent Engagement Letter, dated as of March 18, 2014, between the Verification Agent and Advance Purchaser LLC, as acknowledged or supplemented from time to time

Exhibit D-1

Exhibit E

FORM OF ADDITIONAL TRANSFEREE CERTIFICATION REQUIRED UNDER

SECTION 6.5(M) OF THE INDENTURE

TRANSFEREE CERTIFICATION

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/
Subservicer/
Sub-Administrator	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser

Exhibit E-1

LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned (the “Transferee”) intends to purchase a beneficial interest in a Class 1 Specified Note representing $        principal balance of a Class 1 Specified Note from         [the Transferor named in the Transfer Certificate to which this Transferee Certification is attached]. In connection with the transfer of such beneficial interest in a Class 1 Specified Note (the “Transfer”), the Transferee does hereby certify that:

(i) Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the Notes, other interest (direct or indirect) in the Issuer, or any interest created under the Indenture and (II) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class 1 Specified Note to permit any partnership to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Internal Revenue Code.

(ii) It is not acquiring any beneficial interest in the Class 1 Specified Note and it will not sell, transfer, assign, participate, or otherwise dispose of any or beneficial interest in the Class 1 Specified Note and it will not cause any beneficial interest in the Class 1 Specified Note to be marketed, in each case on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof),” each within the meaning of Section 7704(b) of the Internal Revenue Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii) Its beneficial interest in the Class 1 Specified Notes is not and will not be in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in the Indenture, and it does not and will not hold any beneficial interest in the Class 1 Specified Note on behalf of any Person whose beneficial interest in the Class 1 Specified Note is in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in the Indenture. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 1 Specified Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class 1 Specified Note, in each case if the effect of doing so would be that the beneficial interest of any Person in a Class 1 Specified Note would be in an amount that is less than the minimum denomination for the Class 1 Specified Notes set forth in the Indenture.

Exhibit E-2

(iv) It will not transfer any beneficial interest in the Class 1 Specified Note ( directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee shall have executed and delivered to the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit E of the Indenture.

(v) It will not use the Class 1 Specified Note as collateral for the issuance of any securities that could cause the Trust to become subject to taxation as a taxable mortgage pool taxable as a corporation, publicly traded partnership taxable as a corporation or association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is a Class 1 Specified Note, provided the terms of such repurchase transaction are generally consistent with prevailing market practice.

(vi) It will not take any action and will not allow any other action that could cause the Trust to become taxable as a corporation for U.S. federal income tax purposes.

(vii) The Transferee understands that tax counsel to the Trust has provided an opinion substantially to the effect that the Trust will not be taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations herein.

(viii) This Transferee Certification has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.

(ix) It acknowledges that the Depositor, the Issuer, the Trustee, the Note Registrar and others will rely on the truth and accuracy of the foregoing representations and warranties, and agrees that if it becomes aware that any of the foregoing made by it or deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT ANY TRANSFER TO OR BY THE UNDERSIGNED IN VIOLATION OF ANY OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO OR BY THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR ANY OTHER PERSON.

Exhibit E-3

[TRANSFEREE]

By:

Name:

Title:

Exhibit E-4

Exhibit F

FORM OF ADDITIONAL TRANSFEREE CERTIFICATION REQUIRED UNDER

SECTION 6.5(N) OF THE INDENTURE

TRANSFEREE CERTIFICATION

Issuer	New Residential Advance Receivables Trust
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Servicer/	Nationstar Mortgage LLC
Subservicer	350 Highland Drive
Lewisville, TX 75067
Attention: Jason Wiley

Nationstar Mortgage LLC
350 Highland Drive
Lewisville, TX 75067
Attention: Amar Patel

Servicer/	Advance Purchaser LLC
Administrator	c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Depositor	New Residential Advance Depositor LLC
c/o New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Attention: Susan Givens

Indenture Trustee	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager, New Residential Advance Receivables Trust, Series [ ]

Re:	$[ ] New Residential Advance Receivables Trust, Advance Receivables Backed Notes, Series 20 - , Class

Exhibit F-1

Reference is hereby made to the Indenture, dated as of March 18, 2014 (as may be amended from time to time, the “Indenture”), among New Residential Advance Receivables Trust, as Issuer, Nationstar Mortgage LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates) and Wells Fargo Bank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, Credit Suisse AG, New York Branch, as Administrative Agent, Barclays Bank PLC, as Administrative Agent, Morgan Stanley Bank, N.A., as Administrative Agent, Natixis, New York Branch, as Administrative Agent and the “Administrative Agents” from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned (the “Transferee”) intends to purchase a beneficial interest in a Class 2 Specified Note representing $            principal balance of a Class 2 Specified Note from             [the Transferor named in the Transfer Certificate to which this Transferee Certification is attached]. In connection with the transfer of such beneficial interest in a Class 2 Specified Note (the “Transfer”), the Transferee does hereby certify that:

(i) Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the Notes, other interest (direct or indirect) in the Issuer, or any interest created under the Indenture and (II) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class 2 Specified Note to permit any partnership to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Internal Revenue Code.

(ii) It is not acquiring any beneficial interest in the Class 2 Specified Note and it will not sell, transfer, assign, participate, or otherwise dispose of any or beneficial interest in the Class 2 Specified Note and it will not cause any beneficial interest in the Class 2 Specified Note to be marketed, in each case on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof),” each within the meaning of Section 7704(b) of the Internal Revenue Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii) Its beneficial interest in the Class 2 Specified Notes is not and will not be in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in the Indenture, and it does not and will not hold any beneficial interest in the Class 2 Specified Note on behalf of any Person whose beneficial interest in the Class 2 Specified Note is in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in the Indenture. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class 2 Specified Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class 2 Specified Note, in each case if the effect of doing so would be that the beneficial interest of any Person in a Class 2 Specified Note would be in an amount that is less than the minimum denomination for the Class 2 Specified Notes set forth in the Indenture.

Exhibit F-2

(iv) It will not transfer any beneficial interest in the Class 2 Specified Note ( directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee shall have executed and delivered to the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit F of the Indenture.

(v) It will not use the Class 2 Specified Note as collateral for the issuance of any securities that could cause the Trust to become subject to taxation as a taxable mortgage pool taxable as a corporation, publicly traded partnership taxable as a corporation or association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is a Class 2 Specified Note, provided the terms of such repurchase transaction are generally consistent with prevailing market practice.

(vi) It will not take any action and will not allow any other action that could cause the Trust to become taxable as a corporation for U.S. federal income tax purposes.

(vii) It is a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code and will not transfer to, or cause such Class 2 Specified Note to be transferred to, any person other than a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(viii) The Transferee understands that tax counsel to the Trust has provided an opinion substantially to the effect that the Trust will not be taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations herein.

(ix) This Transferee Certification has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.

(x) It acknowledges that the Depositor, the Issuer, the Trustee, the Note Registrar and others will rely on the truth and accuracy of the foregoing representations and warranties, and agrees that if it becomes aware that any of the foregoing made by it or deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT ANY TRANSFER TO OR BY THE UNDERSIGNED IN VIOLATION OF ANY OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO OR BY THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR ANY OTHER PERSON.

Exhibit F-3

[TRANSFEREE]

By:

Name:

Title:

Exhibit F-4

Exhibit G-1

AUTHORIZED REPRESENTATIVES OF THE INDENTURE TRUSTEE,

CALCULATION AGENT, PAYING AGENT AND

SECURITIES INTERMEDIARY

Name:	Title:	Signature:

KRISTEN ANN CRONIN	VICE PRESIDENT	/s/ KRISTEN ANN CRONIN

Gregory Housner	Assistant Vice President	/s/ Gregory Housner

Exhibit G-1-1

Exhibit G-2

AUTHORIZED REPRESENTATIVES OF NATIONSTAR

Name:	Title:	Signature:

Amar Patel	EVP	/s/ Amar Patel

Pedro Alvarez	SVP	/s/ Pedro Alvarez

Ellen Coleman	EVP	/s/ Ellen Coleman

Exhibit G-2-1

Exhibit G-3(A)

AUTHORIZED REPRESENTATIVES OF CREDIT SUISSE AG, NEW YORK BRANCH

Name:	Title:	Signature:

Jason Ruchelsman	Vice President	/s/ Jason Ruchelsman

Jason Muncy	Director	/s/ Jason Muncy

Exhibit G-3(A)-1

Exhibit G-3(B)

AUTHORIZED REPRESENTATIVES OF BARCLAYS BANK PLC

Name:	Title:	Signature:

MARTIN ATTEA	MANAGING DIRECTOR	/s/ MARTIN ATTEA

JOSEPH O’DOHERTY	MANAGING DIRECTOR	/s/ JOSEPH O’DOHERTY

Exhibit G-3(B)-1

Exhibit G-3(C)

AUTHORIZED REPRESENTATIVES OF MORGAN STANLEY BANK, N.A.

Name:	Title:	Signature:

Geoffrey Kott	Authorized Signatory	/s/ Geoffrey Kott

Exhibit G-3(C)-1

Exhibit G-3(D)

AUTHORIZED REPRESENTATIVES OF NATIXIS, NEW YORK BRANCH

Name:	Title:	Signature:

David Bondy	Managing Director	/s/ David Bondy

Chad Johnson	Managing Director	/s/ Chad Johnson

Henry Sandlass	Managing Director	/s/ Henry Sandlass

Brock Wolf	Executive Director	/s/ Brock Wolf

Exhibit G-3(D)-1

Exhibit G-4

AUTHORIZED REPRESENTATIVES OF THE ISSUER

Exhibit G-4-1

Name	Office	Signature

William J. Farrell	Executive Vice President	/s/ William J. Farrell

John M. Beeson, Jr.	Senior Vice President	/s/ John M. Beeson, Jr.

Cynthia L. Corliss	Senior Vice President	/s/ Cynthia L. Corliss

Patrick Trainor	Senior Vice President	/s/ Patrick Trainor

Daniel R. Fisher	Group Vice President	/s/ Daniel R. Fisher

Joseph L. Nardi	Group Vice President	/s/ Joseph L. Nardi

Stefanie A. Armijo	Administrative Vice President	/s/ Stefanie A. Armijo

Nadine L. Black	Administrative Vice President	/s/ Nadine L. Black

Robert D. Brown	Administrative Vice President	/s/ Robert D. Brown

John A. Hayes, III	Administrative Vice President	/s/ John A. Hayes, III

Roseline K. Maney	Administrative Vice President	/s/ Roseline K. Maney

Timothy Mowdy	Administrative Vice President	/s/ Timothy Mowdy

Sandra R. Ortiz	Administrative Vice President	/s/ Sandra R. Ortiz

Mary Kay Pupillo	Administrative Vice President	/s/ Mary Kay Pupillo

Nicholas D. Tally	Administrative Vice President	/s/ Nicholas D. Tally

Nicholas A. Adams	Vice President	/s/ Nicholas A. Adams

Adnan Ahmad	Vice President	/s/ Adnan Ahmad

Mary Alice Avery	Vice President	/s/ Mary Alice Avery

Joseph Baker	Vice President	/s/ Joseph Baker

Adam K. Berman	Vice President	/s/ Adam K. Berman

Robert H. Bockrath, II	Vice President	/s/ Robert H. Bockrath, II

Brian Buchanan	Vice President	/s/ Brian Buchanan

Steven M. Cimalore	Vice President	/s/ Steven M. Cimalore

Joseph Clark	Vice President	/s/ Joseph Clark

James C. Deitrick	Vice President	/s/ James C. Deitrick

Patrick J. Donahue	Vice President	/s/ Patrick J. Donahue

Robert J. Donaldson	Vice President	/s/ Robert J. Donaldson

Patricia A. Evans	Vice President	/s/ Patricia A. Evans

Joseph B. Feil	Vice President	/s/ Joseph B. Feil

Kenneth A. Feinfield	Vice President	/s/ Kenneth A. Feinfield

Robert C. Fiedler	Vice President	/s/ Robert C. Fiedler

Peter F. Finkel	Vice President	/s/ Peter F. Finkel

Nancy L. George	Vice President	/s/ Nancy L. George

2

Nancy D. Gray	Vice President	/s/ Nancy D. Gray

Douglas Grochowski	Vice President	/s/ Douglas Grochowski

Jared J. Grunig	Vice President	/s/ Jared J. Grunig

Daniel G. Hamilton	Vice President	/s/ Daniel G. Hamilton

Donald C. Hargadon	Vice President	/s/ Donald C. Hargadon

Gregory Hasty	Vice President	/s/ Gregory Hasty

Pamela Hazelip	Vice President	/s/ Pamela Hazelip

Charles Hicks	Vice President	/s/ Charles Hicks

Garry Hills	Vice President	/s/ Garry Hills

Rex F. Hood	Vice President	/s/ Rex F. Hood

Rebecca L. Howell	Vice President	/s/ Rebecca L. Howell

Joshua G. James	Vice President	/s/ Joshua G. James

Nancy James	Vice President	/s/ Nancy James

Tira L. Johnson	Vice President	/s/ Tira L. Johnson

Jeffrey Kassels	Vice President	/s/ Jeffrey Kassels

Richard F. Klumpp	Vice President	/s/ Richard F. Klumpp

Eleanor D. Kress	Vice President	/s/ Eleanor D. Kress

3

Ronald J. Kruppa	Vice President	/s/ Ronald J. Kruppa

Renee A. Kuhl	Vice President	/s/ Renee A. Kuhl

Baron W. Legault	Vice President	/s/ Baron W. Legault

Camilla J. Lindsey	Vice President	/s/ Camilla J. Lindsey

Larry R. Long	Vice President	/s/ Larry R. Long

Jennifer A. Luce	Vice President	/s/ Jennifer A. Luce

Victoria L. Manrique	Vice President	/s/ Victoria L. Manrique

Jeanie Mar	Vice President	/s/ Jeanie Mar

Jennifer E. Matz	Vice President	/s/ Jennifer E. Matz

Frank W. McDonald	Vice President	/s/ Frank W. McDonald

Aaron G. McManus	Vice President	/s/ Aaron G. McManus

Alphonse C. Miller	Vice President	/s/ Alphonse C. Miller

Boyd S. Minnix	Vice President	/s/ Boyd S. Minnix

Dante M. Monakil	Vice President	/s/ Dante M. Monakil

Christopher J. Monigle	Vice President	/s/ Christopher J. Monigle

Kimberlee A. Montana	Vice President	/s/ Kimberlee A. Montana

W. Thomas Morris, II	Vice President	/s/ W. Thomas Morris, II

4

John Mulvena	Vice President	/s/ John Mulvena

Joseph P. O’Donnell	Vice President	/s/ Joseph P. O’Donnell

Jeanne M. Oller	Vice President	/s/ Jeanne M. Oller

Michael W. Orendorf	Vice President	/s/ Michael W. Orendorf

Erik Overcash	Vice President	/s/ Erik Overcash

Prital K. Patel	Vice President	/s/ Prital K. Patel

Robert J. Perkins	Vice President	/s/ Robert J. Perkins

Jolene Perry	Vice President	/s/ Jolene Perry

Margaret Pulgini	Vice President	/s/ Margaret Pulgini

Miguel Rodriguez	Vice President	/s/ Miguel Rodriguez

Jeffery Rose	Vice President	/s/ Jeffery Rose

Joann A. Rozell	Vice President	/s/ Joann A. Rozell

Erik L. Saville	Vice President	/s/ Erik L. Saville

Jane Y. Schweiger	Vice President	/s/ Jane Y. Schweiger

Adam Scozzafava	Vice President	/s/ Adam Scozzafava

Robert Sher	Vice President	/s/ Robert Sher

Christopher J. Slaybaugh	Vice President	/s/ Christopher J. Slaybaugh

5

Jay Smith IV	Vice President	/s/ Jay Smith IV

Aaron Soper	Vice President	/s/ Aaron Soper

Erwin Soriano	Vice President	/s/ Erwin Soriano

W. Chris Sponenberg	Vice President	/s/ W. Chris Sponenberg

Mary C. St. Amand	Vice President	/s/ Mary C. St. Amand

Lynn Mary Steiner	Vice President	/s/ Lynn Mary Steiner

Mary Alice Stopyra	Vice President	/s/ Mary Alice Stopyra

Erin Tkachenko	Vice President	/s/ Erin Tkachenko

Boris Treyger	Vice President	/s/ Boris Treyger

David A. Vanaskey, Jr.	Vice President	/s/ David A. Vanaskey, Jr.

Heather K. Vander Linden	Vice President	/s/ Heather K. Vander Linden

Adam R. Vogelsong	Vice President	/s/ Adam R. Vogelsong

Brooks Von Arx, Jr.	Vice President	/s/ Brooks Von Arx, Jr.

Mindy Walser	Vice President	/s/ Mindy Walser

Andrew Wassing	Vice President	/s/ Andrew Wassing

Steven J. Wattie	Vice President	/s/ Steven J. Wattie

Leigh H. Weiss	Vice President	/s/ Leigh H. Weiss

6

Raymond H. Werkmeister, III	Vice President	/s/ Raymond H. Werkmeister, III

Michelle M. Wojciechowicz	Vice President	/s/ Michelle M. Wojciechowicz

Patrick J. Wood	Vice President	/s/ Patrick J. Wood

Anita R. Woolery	Vice President	/s/ Anita R. Woolery

David B. Young	Vice President	/s/ David B. Young

M. Anthony Argenio	Assistant Vice President	/s/ M. Anthony Argenio

Maureen A. Auld	Assistant Vice President	/s/ Maureen A. Auld

Steven M. Barone	Assistant Vice President	/s/ Steven M. Barone

Julie Ann Black	Assistant Vice President	/s/ Julie Ann Black

Stevie Blackston	Assistant Vice President	/s/ Stevie Blackston

Mark H. Brzoska	Assistant Vice President	/s/ Mark H. Brzoska

Colin M. Casner	Assistant Vice President	/s/ Colin M. Casner

Dorri Costello	Assistant Vice President	/s/ Dorri Costello

Karin W. Cranz	Assistant Vice President	/s/ Karin W. Cranz

Drew H. Davis	Assistant Vice President	/s/ Drew H. Davis

7

Kevin M. Ebert	Assistant Vice President	/s/ Kevin M. Ebert

Sandra V. Ferreyra	Assistant Vice President	/s/ Sandra V. Ferreyra

Diane C. Gibellino	Assistant Vice President	/s/ Diane C. Gibellino

Gregory Golden	Assistant Vice President	/s/ Gregory Golden

Bethany L. Gould	Assistant Vice President	/s/ Bethany L. Gould

Michael J. Grillo	Assistant Vice President	/s/ Michael J. Grillo

Nancy E. Hagner	Assistant Vice President	/s/ Nancy E. Hagner

Robert P. Hines, Jr.	Assistant Vice President	/s/ Robert P. Hines, Jr.

Yvette L. Howell	Assistant Vice President	/s/ Yvette L. Howell

Jason Johnson	Assistant Vice President	/s/ Jason Johnson

Joshua C. Jones	Assistant Vice President	/s/ Joshua C. Jones

June T. Jones	Assistant Vice President	/s/ June T. Jones

Geoffrey J. Lewis	Assistant Vice President	/s/ Geoffrey J. Lewis

Virginia Machamer	Assistant Vice President	/s/ Virginia Machamer

Melissa A. Marion	Assistant Vice President	/s/ Melissa A. Marion

8

Venus L. Matson	Assistant Vice President	/s/ Venus L. Matson

Chad May	Assistant Vice President	/s/ Chad May

Meghan H. McCauley	Assistant Vice President	/s/ Meghan H. McCauley

Sally M. Molina	Assistant Vice President	/s/ Sally M. Molina

Michael G. Oller, Jr.	Assistant Vice President	/s/ Michael G. Oller, Jr.

Susan T. O’Neal	Assistant Vice President	/s/ Susan T. O’Neal

Jose L. Paredes	Assistant Vice President	/s/ Jose L. Paredes

Rita Marie Ritrovato	Assistant Vice President	/s/ Rita Marie Ritrovato

Kristin L. Schillinger	Assistant Vice President	/s/ Kristin L. Schillinger

Ruth K. Shiffler	Assistant Vice President	/s/ Ruth K. Shiffler

Rachel L. Simpson	Assistant Vice President	/s/ Rachel L. Simpson

David W. Snyder	Assistant Vice President	/s/ David W. Snyder

Jacqueline E. Solone	Assistant Vice President	/s/ Jacqueline E. Solone

Dara L. Sowden	Assistant Vice President	/s/ Dara L. Sowden

Joan H. Stapley	Assistant Vice President	/s/ Joan H. Stapley

Joseph M. Still	Assistant Vice President	/s/ Joseph M. Still

9

Stephen R. Sturgeon	Assistant Vice President	/s/ Stephen R. Sturgeon

Michael H. Wass	Assistant Vice President	/s/ Michael H. Wass

Farrah F. Welsh	Assistant Vice President	/s/ Farrah F. Welsh

Russell T. Whitley	Assistant Vice President	/s/ Russell T. Whitley

Alecia Anderson	Banking Officer	/s/ Alecia Anderson

Jennifer K. Anderson	Banking Officer	/s/ Jennifer K. Anderson

Mark E. Bermingham	Banking Officer	/s/ Mark E. Bermingham

Alisha M. Clendaniel	Banking Officer	/s/ Alisha M. Clendaniel

Artis B. Cummings	Banking Officer	/s/ Artis B. Cummings

Hallie Field	Banking Officer	/s/ Hallie Field

Donald Haverstick	Banking Officer	/s/ Donald Haverstick

Robin D. Henry	Banking Officer	/s/ Robin D. Henry

Cora Holland-Koller	Banking Officer	/s/ Cora Holland-Koller

Irene A. Lennon	Banking Officer	/s/ Irene A. Lennon

Jon M. McDowell	Banking Officer	/s/ Jon M. McDowell

10

Marco Medina	Banking Officer	/s/ Marco Medina

J. Christopher Murphy	Banking Officer	/s/ J. Christopher Murphy

Zdravka S. Panchev	Banking Officer	/s/ Zdravka S. Panchev

Melinda Morales Romay	Banking Officer	/s/ Melinda Morales Romay

Jennifer L. Wieszcholek	Banking Officer	/s/ Jennifer L. Wieszcholek

11

Exhibit G-5

AUTHORIZED REPRESENTATIVES OF ADVANCE PURCHASER LLC

Name:	Title:	Signature:

Susan Givens	CFO	/s/ Susan Givens

Cameron MacDougall	Secretary

Michael Nierenberg	CEO

Exhibit G-5-1

Exhibit H

Disclaimer

[INSERT DATE NO LATER THAN 30 DAYS PRIOR TO THE PROPOSED FUNDING DATE

WITH RESPECT TO ANY DEFERRED SERVICING FEE RECEIVABLES]

Re: Nationstar Mortgage LLC - Current and Future Excess Spread Agreements

Reference is hereby made to: (i) the Current Excess Spread Agreements listed on Schedule I hereto (the “Current Spread Agreements”), between Nationstar Mortgage LLC (“Nationstar”) and the Purchasers listed on Schedule I hereto (each, a “Purchaser”), (ii) the Future Spread Agreements listed on Schedule I hereto (the “Future Spread Agreements” and together with the Current Spread Agreements, the “Spread Agreements”), between Nationstar and the Purchasers and (iii) the Receivables Sale Agreements listed on Schedule II hereto (the “Sale Agreements”) between Nationstar, the Depositors listed on Schedule II hereto and Advance Purchaser LLC (“Advance Purchaser”), as applicable. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Sale Agreements.

Pursuant to the Spread Agreements, Nationstar has sold the Current Excess Servicing Spread (as defined therein) and has sold and will sell on an ongoing basis Future Excess Servicing Spread (as defined therein and, together with the Current Excess Servicing Spread, the “Excess Spread”) relating to the Mortgage Loans (as defined therein) to the applicable Purchaser.

Pursuant to the Sale Agreements, Nationstar has sold and/or contributed and will continue to sell and/or contribute on an ongoing basis, among other things, rights to reimbursement for P&I Advances and payment for Deferred Servicing Fee Receivables (as defined below) to Advance Purchaser or the applicable Depositor, as applicable, which has then directly or indirectly sold and/or contributed and will continue to sell and/or contribute on an ongoing basis such rights to reimbursement for P&I Advances and Deferred Servicing Fee Receivables to the applicable “Issuer” referenced in the applicable Sale Agreement (each, an “Issuer”). Each Issuer has pledged such rights to reimbursement for P&I Advances and Deferred Servicing Fee Receivables to an Indenture Trustee on behalf of certain noteholders.

For purpose hereof, (i) a “Deferred Servicing Fee Receivable” is a Receivable representing the right to receive payment for any “Deferred Servicing Fee” (as defined below) pursuant to the terms and provisions of a Designated Servicing Agreement and (ii) a “Deferred Servicing Fee” is the right to payment for accrued but unpaid servicing fees earned by Nationstar (or any predecessor servicer) that are accrued and unpaid on the related monthly remittance date following the related due date.

Exhibit H-1

Pursuant to the Spread Agreements, the monthly servicing fees received by Nationstar with respect to the Mortgage Loans (the “Servicing Fees”) are deposited into custodial accounts (the “Spread Accounts”) for the purpose of distributing the Excess Spread to the Purchasers and the Base Fees and Retained Servicing Spread (as defined in the Purchase Agreements) to Nationstar. The Servicing Fees deposited into the Spread Accounts are received either from (i) interest payments on the Mortgage Loans or (ii) interest advances made by Nationstar in its capacity as servicer of the Mortgage Loans. Upon deposit into the Spread Account of monthly Servicing Fees that are received from interest advances made by Nationstar, such Servicing Fee is converted into a P&I Advance (which may be accounted for, for administrative convenience for Nationstar, as a Deferred Servicing Fee Receivable and not a P&I Advance in connection with any reporting with any applicable counterparty to any applicable Designated Servicing Agreement). Pursuant to the applicable Designated Servicing Agreement, Nationstar is entitled to reimbursement of such P&I Advance and/or payment of such Deferred Servicing Fee Receivable from subsequent payments on the related Mortgage Loan or, subject to certain exceptions, from payments on other Mortgage Loans.

For the avoidance of doubt, Nationstar, each Purchaser, Advance Purchaser and each Depositor hereby acknowledge and agree (on behalf of themselves and their assignees and successors in interest) that the Purchaser has no right, title or interest in any P&I Advances or Deferred Servicing Fee Receivables that have been sold and/or contributed to Advance Purchaser or a Depositor, as applicable, on or prior to the date hereof.

This Side Letter may not be amended, nor may any provision hereof be waived or modified, except by an instrument in writing signed by each signatory hereto. This Side Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Side Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

THIS SIDE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Side Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

[Signature Pages Follow]

Exhibit H-2

Agreed and Accepted as of the Date First Above Written:

MSR XII LLC Purchaser	MSR XIII LLC Purchaser

By:	By:
Name:	Name:
Title:	Title:

MSR XXIV 1 LLC Purchaser	MSR XXIV 2 LLC Purchaser

By:	By:
Name:	Name:
Title:	Title:

Exhibit H-3

Agreed and Accepted as of the Date First Above Written:

NATIONSTAR MORTGAGE LLC
Seller

By:
Name:
Title:

NATIONSTAR ADVANCE FUNDING III LLC
Depositor

By:
Name:
Title:

NATIONSTAR SERVICER ADVANCE FACILITY TRANSFEROR, LLC 2013-BOFA
Depositor

By:
Name:
Title:

Exhibit H-4

Agreed and Accepted as of the Date First Above Written:

ADVANCE PURCHASER LLC

By:
Name:
Title:

NRZ SERVICER ADVANCE FACILITY TRANSFEROR CS, LLC
Depositor

By:
Name:
Title:

NRZ SERVICER ADVANCE FACILITY TRANSFEROR BANA, LLC
Depositor

By:
Name:
Title:

Exhibit H-5

Schedule I

Spread Agreements

1.	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of June 7, 2012, between Nationstar Mortgage LLC, as Seller, and NIC MSR II LLC, as Purchaser.

2.	Amended and Restated Future Spread Agreement for Non-Agency Mortgage Loans, dated as of June 7, 2012, between Nationstar Mortgage LLC, as Seller, and NIC MSR II LLC, as Purchaser.

3.	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC, as Seller, and MSR XII LLC, as Purchaser.

4.	Future Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC, as Seller, and MSR XII LLC, as Purchaser.

5.	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC, as Seller, and MSR XIII LLC, as Purchaser.

6.	Future Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of January 6, 2013, between Nationstar Mortgage LLC, as Seller, and MSR XIII LLC, as Purchaser.

7.	Current Excess Servicing Spread Acquisition Agreement For Non-Agency Mortgage Loans, dated and effective as of November 4, 2013, by and among Nationstar Mortgage LLC, as Seller, and MSR XXIII 1 LLC, MSR XXIII 2 LLC and MSR XXIII LLC, as Purchasers.

8.	Future Excess Servicing Spread Acquisition Agreement For Non-Agency Mortgage Loans, dated and effective as of November 4, 2013, by and among Nationstar Mortgage LLC, as Seller, and MSR XXIII 1 LLC, MSR XXIII 2 LLC and MSR XXIII LLC, as Purchasers.

9.	Current Excess Servicing Spread Acquisition Agreement For Non-Agency Mortgage Loans, dated and effective as of December 3, 2013, by and among Nationstar Mortgage LLC, as Seller, and MSR XXIV 1 LLC, MSR XXIV 2 LLC and MSR XXIV LLC, as Purchasers.

10.	Future Excess Servicing Spread Acquisition Agreement For Non-Agency Mortgage Loans, dated and effective as of December 3, 2013, by and among Nationstar Mortgage LLC, as Seller, and MSR XXIV 1 LLC, MSR XXIV 2 LLC and MSR XXIV LLC, as Purchasers.

Exhibit H-6

Schedule II

Sale Agreements

1.	Receivables Sale Agreement, dated as of June 7, 2013, between Nationstar Mortgage LLC, as Seller, and Nationstar Advance Funding III LLC, as Depositor.

2.	Amended and Restated Receivables Sale Agreement, dated as of December 17, 2013, between Nationstar Mortgage LLC, as Seller, and NRZ Servicer Advance Facility Transferor CS, LLC, as Depositor.

3.	Receivables Sale Agreement, dated as of July 1, 2013, between Nationstar Mortgage LLC, as Seller, and Nationstar Servicer Advance Facility Transferor, LLC 2013-BofA, as Depositor.

4.	Receivables Sale Agreement, dated as of February 28, 2014, between Nationstar Mortgage LLC, as Seller, Advance Purchaser LLC as Receivables Seller and as Servicer (on and after the respective MSR Transfer Dates) and NRZ Advance Facility Transferor BANA, LLC, as Depositor.

5.	Receivables Sale Agreement, dated as of March 18, 2014, between Nationstar Mortgage LLC, as Seller, Advance Purchaser LLC as Receivables Seller and as Servicer (on and after the respective MSR Transfer Dates) and New Residential Advance Depositor LLC, as Depositor.

Exhibit H-7

Schedule I

[PURCHASE AGREEMENTS]

Exhibit H-8

SCHEDULE II

SALE AGREEMENT(S)

Receivables Sale Agreement dated as of March 18, 2014 between Nationstar Mortgage LLC, as initial Receivables Seller (prior to the respective MSR Transfer Dates), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, as Receivables Seller and as Servicer (on and after the respective MSR Transfer Dates), and New Residential Advance Depositor LLC, as Depositor.

Exhibit H-9

Exhibit I

NOTICE OF TRANSFER OF MORTGAGE SERVICING RIGHTS

[Date]

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services, New Residential Advance Receivables Trust

Re: NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

On             , 20    (the “MSR Transfer Date”), Nationstar Mortgage LLC (“Nationstar”) sold to Advance Purchaser LLC (“Advance Purchaser”) all of the servicing rights and obligations of Nationstar under the Designated Servicing Agreements set forth on Schedule A attached hereto (the “MSR Transfer”).

All required consents and rating agency letters required under such Designated Servicing Agreements for the MSR Transfer were obtained on or before the MSR Transfer Date.

NATIONSTAR MORTGAGE LLC

By:
Name:
Title:

[ ]

By:
Name:
Title:

Exhibit I-1

Schedule A to

Notice of Transfer of Mortgage Servicing Rights

Exhibit I-2